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TABLE OF CONTENTS 2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FIRSTCITY FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies: FirstCity Financial Corporation common stock, $.01 par value per share
2)
Aggregate number of securities to which transaction applies:
10,556,197 shares of common stock (including restricted shares), which represents the total number of shares of FirstCity Financial Corporation common stock outstanding as of January 28, 2013, and 624,750 shares of common stock underlying outstanding options with an exercise price of $10.00 per share or less.
3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The proposed maximum aggregate value of the transaction for purposes of calculating the filing fee is $107,092,608. The proposed maximum aggregate value of the transaction was calculated based upon the sum of (A) 10,556,197 shares of common stock (including restricted shares), which represents the total number of shares of FirstCity Financial Corporation common stock outstanding as of January 28, 2013, multiplied by the merger consideration of $10.00 per share, plus (B) (1) 624,750 shares of common stock underlying outstanding options with an exercise price of $10.00 per share or less, as of January 28, 2013, multiplied by (2) the excess of the per share merger consideration over the weighted average exercise price of $7.55. The amount of the filing fee, calculated in accordance with Rule 0-11(c) and the Fee Rate Advisory #1 for Fiscal Year 2013, equals the product of 0.00013640 multiplied by the proposed maximum aggregate value of the transaction.
	4)	Proposed maximum aggregate value of transaction: $107,092,608
	5)	Total fee paid: $14,608
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION
DATED FEBRUARY 1, 2013

6400 Imperial Drive
Waco, Texas 76712

To the Stockholders of FirstCity Financial Corporation:

        You are cordially invited to attend a special meeting of stockholders of FirstCity Financial Corporation, a Delaware corporation ("FirstCity," the "Company," "we," "us," or "our"), at [            ], on [                        ], 2013, at [            ] a.m. local time. At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of December 20, 2012 (as it may be amended from time to time, the "Merger Agreement"), by and among the Company, Hotspurs Holdings LLC, a Delaware limited liability company ("Parent"), and Hotspurs Acquisition Corporation, a Delaware corporation ("Merger Subsidiary"). Parent and Merger Subsidiary are affiliates of certain private investment funds governed by Värde Partners, Inc. ("Värde") and managed by Värde Management, L.P., an alternative investment fund manager. In addition, you will be asked to consider and vote, on an advisory (non-binding) basis, on a proposal to approve the compensation to be paid to our named executive officers in connection with the Merger (as defined below), as described in the section entitled "Advisory Vote on 'Golden Parachute Compensation"' and a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

        Pursuant to the Merger Agreement, Merger Subsidiary will merge with and into the Company, with the Company continuing as the surviving corporation (the "Merger"). The Merger may be deemed a going private transaction with Parent, Merger Subsidiary and Värde. If the Merger is completed, each share of the Company's common stock (other than shares held by the Company, Parent or any of their wholly owned subsidiaries and shares held by stockholders who have perfected their appraisal rights under Delaware law) will be converted into the right to receive $10.00 in cash, without interest (the "Merger Consideration"), and subject to reduction for any required withholding taxes, on the terms and subject to the conditions set forth in the Merger Agreement. As a result of the Merger, the Company will become a private company that is wholly owned by Parent.

        A strategic review committee (the "SRC"), consisting of three independent directors, unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to, and in the best interests of, the Company's stockholders, including the unaffiliated stockholders, and recommended to the Company's board of directors (the "Board") that the Board approve the Merger Agreement and the transactions contemplated thereby, including the Merger. In determining to make its recommendation to the Board, the SRC considered the factors more fully described in the section entitled "Special Factors—Recommendation of the SRC and the Board of Directors; Reasons for Recommending Approval of the Merger."

        Based in part on the recommendation of the SRC, the Board, consisting of eight directors, seven of whom are independent, reviewed and unanimously (i) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, (ii) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to, and in the best interests of, the Company's stockholders, including the unaffiliated stockholders, and (iii) recommended that the Company's stockholders vote to adopt the Merger Agreement.

        When you consider the recommendation of the Board, you should be aware that some of the Company's directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of our stockholders generally. Our directors and certain of our executive officers entered into a support agreement with Parent, pursuant to which they agreed to vote all of their shares of the Company's common stock in favor of the adoption of the Merger Agreement, among other things. See "Special Factors—Support Agreement" beginning on page 57. In addition, we encourage you to read the accompanying proxy statement carefully as it sets forth detailed information about the Merger Agreement, the Merger and other important information related to the Merger. A copy of the Merger Agreement is included as Annex A to the attached proxy statement.

        Your vote is very important, regardless of the number of shares you own.    The Merger cannot be completed unless the holders of a majority of the outstanding shares of our common stock vote in favor of the adoption of the Merger Agreement. The failure of any stockholder to vote on the proposal to adopt the Merger Agreement will have the same effect as a vote against the adoption of the Merger Agreement. Whether or not you plan to attend the special meeting, please submit a proxy to vote your shares promptly by using the telephone or Internet or by completing, signing, dating and returning the enclosed proxy card in the accompanying reply envelope. Instructions regarding all three methods of voting are provided on the proxy card.

        If your shares are held in "street name" by your bank, broker or other nominee, your bank, broker or other nominee will be unable to vote your shares on the Merger Agreement or any of the other proposals without instructions from you. You should instruct your bank, broker or other nominee to vote your shares by following the procedures provided by your bank, broker, dealer or other nominee.

  THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE:

    •
    "FOR" THE ADOPTION OF THE MERGER AGREEMENT;

    •
    "FOR" THE APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION TO BE PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER; AND

    •
    "FOR" THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

        Thank you in advance for your consideration of this matter.

                                                                                                  Sincerely,

                                                                                                  James T. Sartain
                                                                                                  President and Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the accompanying proxy statement. Any representation to the contrary is a criminal offense.

        The accompanying proxy statement and proxy card are dated [                        ], 2013 and are first being mailed to stockholders on or about [                        ], 2013.

6400 Imperial Drive
Waco, Texas 76712
(254) 761-2800

 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on [                        ], 2013

To the Stockholders of FirstCity Financial Corporation:

        NOTICE IS HEREBY GIVEN that a special meeting of stockholders of FirstCity Financial Corporation, a Delaware corporation ("FirstCity," the "Company," "we," "us," or "our"), will be held at [            ], on [                        ], 2013, at [                        ] a.m. local time, for the following purposes:

  1.
  To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of December 20, 2012 (as it may be amended from time to time, the "Merger Agreement"), by and among the Company, Hotspurs Holdings LLC, a Delaware limited liability company ("Parent"), and Hotspurs Acquisition Corporation, a Delaware corporation ("Merger Subsidiary"). Pursuant to the Merger Agreement, Merger Subsidiary will merge with and into the Company, with the Company continuing as the surviving corporation (the "Merger"). Parent and Merger Subsidiary are affiliates of certain private investment funds governed by Värde Partners, Inc. ("Värde") and managed by Värde Management, L.P., an alternative investment fund manager;

  2.
  To approve, on an advisory (non-binding) basis, the compensation to be paid to the Company's named executive officers in connection with the Merger, as discussed in the section entitled "Advisory Vote on 'Golden Parachute Compensation"' beginning on page 87;

  3.
  To consider and vote on a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the Merger Agreement; and

  4.
  To consider and act upon such other business as may properly come before the special meeting or any adjournment or postponement thereof.

        Only holders of record of our common stock at the close of business on [                        ] , 2013, the record date established for the special meeting, are entitled to notice of, and to vote at, the special meeting or at any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the special meeting will be available for inspection at the special meeting and during ordinary business hours for a period of ten days prior to the special meeting at the Company's executive offices located at 6400 Imperial Drive, Waco, Texas 76712.

        We encourage you to read the accompanying proxy statement carefully as it sets forth detailed information about the Merger Agreement, the Merger and other important information related to the Merger. A copy of the Merger Agreement is included as Annex A to the attached proxy statement.

        Under Delaware law, if the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement will have the right to seek appraisal of the "fair value" of their shares as determined by the Delaware Court of Chancery, but only if they submit a written demand for such an appraisal prior to the vote on the Merger Agreement and strictly comply with the other Delaware law requirements explained in the attached proxy statement.

        Your vote is very important, regardless of the number of shares you own. We encourage you to submit your proxy for voting at the special meeting by telephone or on the Internet, or by completing, signing, dating and returning your proxy card as promptly as possible in the accompanying reply envelope, whether or not you plan to attend the special meeting. If you are unable to attend in person and you return your properly executed proxy card in time for the special meeting, your shares will be voted at the special meeting in accordance with your instructions as reflected in your proxy. Properly executed proxies that do not contain voting instructions will be voted "FOR" the adoption of the Merger Agreement, "FOR" the approval, on an advisory (non-binding) basis, of the compensation to be paid to the Company's named executive officers in connection with the Merger and "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies. If you attend the special meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card.

  THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE:

    •
    "FOR" THE ADOPTION OF THE MERGER AGREEMENT;

    •
    "FOR" THE APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION TO BE PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER; AND

    •
    "FOR" THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

                                                                                             By Order of the Board of Directors,

                                                                                             Lotte D. Bostick
                                                                                             Secretary

[                        ], 2013
Waco, Texas

i

ii

SUMMARY TERM SHEET

        The following summary term sheet, together with the "Questions and Answers About the Merger and the Special Meeting," summarizes the material information contained in this proxy statement. The Company encourages you to read this proxy statement and the documents the Company has incorporated by reference before voting. The Company has included section references to direct you to a more complete description of the topics described in this summary. In this proxy statement, the terms "FirstCity," the "Company," "we," "our," and "us" refer to FirstCity Financial Corporation and its consolidated subsidiaries, unless the context requires otherwise.

 Purpose of the Stockholder Vote

        You are being asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger (as amended from time to time, the "Merger Agreement"), dated as of December 20, 2012, by and among FirstCity Financial Corporation, Hotspurs Holdings LLC ("Parent") and Hotspurs Acquisition Corporation ("Merger Subsidiary"). The Merger Agreement provides for the merger of Merger Subsidiary with and into the Company with the Company continuing as the surviving corporation (the "Merger"). See "The Special Meeting" beginning on page 64 and "The Merger Agreement" beginning on page 69.

The Parties

        The Company is a multi-national specialty financial services company headquartered in Waco, Texas with offices throughout the United States and Mexico and a presence in Europe and South America. The Company engages in two major business segments, a portfolio asset acquisition and resolution business segment and a special situations platform business segment.

        Parent and Merger Subsidiary were formed to effect the Merger. Both Parent and Merger Subsidiary are indirect subsidiaries of Värde Partners, Inc. ("Värde"), an alternative investment fund manager with over $7.5 billion in assets under management. Värde's expertise is in credit, distressed and special situation investing in a wide range of assets, including corporate securities, consumer loans, structured securities, real estate, and capital equipment. See "Important Information Concerning FirstCity" beginning on page 91 and "Important Information Concerning Parent, Merger Subsidiary and the Värde Filing Persons" beginning on page 101.

        Since 2009, almost all of the Company's portfolio asset acquisitions have been made jointly with Värde Investment Partners, L.P., an affiliate of Parent ("VIP"), pursuant to an Investment Agreement described herein. Such joint portfolio acquisitions account for a significant portion of the Company's portfolio assets. See "Special Factors—Background of the Merger—Relationship with VIP" beginning on page 15. As a result, Värde may be deemed an affiliate (as defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the Company and the Merger may be deemed a going private transaction with Parent, Merger Subsidiary and Värde.

The Merger

        In the Merger, Merger Subsidiary will be merged with and into the Company, with the Company continuing as the surviving corporation. Immediately following the Merger, the Company, as the surviving corporation in the Merger, will be a private company that is wholly owned by Parent. See "Special Factors—Effects of the Merger" beginning on page 50 and "The Merger Agreement" beginning on page 69. The Merger Agreement is attached as Annex A to this proxy statement. You should read the Merger Agreement carefully because it, and not this proxy statement, is the legal document that governs the Merger.

 The Merger Consideration

        The Merger Agreement provides that holders of outstanding shares of the Company's common stock (other than the Company, Parent or any of their wholly owned subsidiaries and stockholders who have perfected their appraisal rights under Delaware law) will receive $10.00 in cash, without interest (the "Merger Consideration"), and subject to reduction for any required withholding taxes, for each share of the Company's common stock if the Merger is completed. See "The Merger Agreement—Merger Consideration" beginning on page 70.

Effects of the Merger

        As a result of the Merger, the Company's stockholders will no longer hold an equity interest in the Company and the Company will become a private company that is wholly owned by Parent, the Company's common stock will no longer be listed on The NASDAQ Global Select Market, and the registration of the Company's common stock under Section 12 of the Exchange Act will be terminated. In addition, as a result of the Merger, each share of the Company's common stock that is issued and outstanding immediately prior to the effective time of the Merger (other than shares held by the Company, Parent or any of their wholly owned subsidiaries and stockholders who have perfected their appraisal rights under Delaware law) will be cancelled and converted into the right to receive the Merger Consideration, on the terms and subject to the conditions set forth in the Merger Agreement. See "Special Factors—Effects of the Merger" beginning on page 50.

Interests of Certain Persons in the Merger

        In considering the proposed transactions, you should be aware that some of the Company's stockholders, directors, officers and employees have interests in the Merger that may be different from, or in addition to, your interests as a stockholder generally, including:

  •
  accelerated vesting and cash-out of in-the-money stock options and accelerated vesting of restricted stock held by executive officers, non-employee directors and employees of the Company;

  •
  certain of the Company's executive officers are parties to agreements with Parent or the Company that provide for employment and consulting arrangements and severance benefits in the event of certain qualifying terminations of employment following the Merger;

  •
  certain of the Company's executive officers as of the effective time of the Merger will become the initial executive officers of the surviving corporation; and

  •
  continued indemnification and advancement rights and directors' and officers' liability insurance to be provided by the surviving corporation to former directors and officers of the Company.

    See "Special Factors—Interests of Certain Persons in the Merger" beginning on page 52.

Required Vote; Support Agreement

        Stockholders of the Company holding a majority of the outstanding shares of the Company's common stock must vote for the adoption of the Merger Agreement for the Merger to occur. In addition, the Merger Agreement provides that such stockholder approval is a condition to the consummation of the Merger. A failure to vote your shares of common stock or an abstention from voting will have the same effect as a vote against the Merger. See "The Special Meeting—Required Vote" beginning on page 65.

        Based on the number of shares of the Company's common stock outstanding on the record date, [                        ] shares of common stock must be voted in favor of the proposal to adopt the Merger Agreement for the proposal to be approved.

        On December 20, 2012, our directors and certain of our executive officers entered into a support agreement (the "Support Agreement") with Parent, pursuant to which they agreed to vote all of their shares of the Company's common stock in favor of the adoption of the Merger Agreement, among other things. The directors and certain executive officers who are parties to the Support Agreement collectively owned approximately [            ]% of the outstanding shares of the Company's common stock on the record date. See "Special Factors—Support Agreement" beginning on page 57.

Recommendations

        The strategic review committee (the "SRC"), consisting of three independent directors, unanimously determined that the Merger Agreement is advisable and fair to, and in the best interests of, the Company's stockholders, including the unaffiliated stockholders, and recommended to the Company's board of directors (the "Board") that the Board approve the Merger Agreement and the transactions contemplated thereby, including the Merger. The Board consists of eight directors, seven of whom are independent. After considering the unanimous recommendation of the SRC and the factors considered by the SRC, the Board unanimously:

  •
  determined that the Merger Agreement is advisable and fair to, and in the best interests of, the Company's stockholders, including the unaffiliated stockholders;

  •
  approved the Merger Agreement; and

  •
  recommended that the Company's stockholders vote to adopt the Merger Agreement.

        See "Special Factors—Recommendation of the SRC and Board of Directors; Reasons for Recommending Approval of the Merger" beginning on page 30.

        Each of Parent, Merger Subsidiary and the Värde Filing Persons (as described below) believes that the Merger is substantively and procedurally fair to unaffiliated stockholders of the Company. See "Special Factors—Position of Parent, Merger Subsidiary and the Värde Filing Persons as to the Fairness of the Merger" beginning on page 42.

Reasons for Recommending Approval of the Merger

        The SRC and the Board, in the course of their deliberations and making the recommendations with respect to the Merger, considered a number of factors prior to determining that the Merger Agreement is advisable and fair to, and in the best interests of the Company's stockholders, including the unaffiliated stockholders. These factors included reasons that the SRC and the Board viewed as being generally positive or favorable to substantive and procedural fairness, as well as certain reasons that the SRC and the Board considered to be generally negative or unfavorable to substantive and procedural unfairness. See "Special Factors—Recommendation of the SRC and Board of Directors; Reasons for Recommending Approval of the Merger" beginning on page 30.

Opinion of the Company's Financial Advisor

        In connection with the Merger, the Company's financial advisor, Lazard Middle Market LLC ("LMM"), delivered an opinion, dated December 20, 2012, to the Board as to the fairness, from a financial point of view and as of such date, of the Merger Consideration to be paid to holders of Company common stock (other than Värde, Parent, Merger Subsidiary and their respective affiliates and holders of Company common stock who are entitled to and properly demand an appraisal of their shares of Company common stock, such holders referred to collectively as "excluded holders"). The full text of LMM's opinion, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by LMM in connection with its opinion, is attached to this proxy statement as Annex B. LMM's engagement and its opinion were for the benefit of the Board (in its capacity as such) and LMM's opinion was rendered to the Board in connection with its evaluation of the Merger Consideration from a financial point of view and did not address any other aspects of the Merger. LMM's opinion did not address the relative merits of the Merger as compared to any other transaction or business strategy in which the Company might engage or the merits of the underlying decision by the Company to engage in the Merger. LMM's opinion was not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Merger or any related matter. See "Special Factors—Opinion of the Company's Financial Advisor" beginning on page 37.

Conditions to the Completion of the Merger

        The Company will complete the Merger only if the conditions set forth in the Merger Agreement are satisfied or waived. These conditions include, among others:

  •
  the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of the Company's common stock, as described in "The Special Meeting—Required Vote";

  •
  the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act");

  •
  the absence of any law or other order from a governmental authority that makes the Merger illegal or otherwise restrains or prohibits the consummation of the Merger; and

  •
  since the date of the Merger Agreement, the absence of any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect (as defined in the Merger Agreement).

        At any time before the Merger, to the extent legally permitted, the Company, Parent and Merger Subsidiary may waive compliance with any of the conditions contained in the Merger Agreement without the approval of their respective stockholders or members. As of the date of this proxy statement, none of the Company, Parent and Merger Subsidiary expects that any condition will be waived.

        Parent and Merger Subsidiary's receipt of financing is not a condition to the completion of the Merger. See "The Merger Agreement—Conditions to the Completion of the Merger" beginning on page 82.

Termination of the Merger Agreement

        The Merger Agreement may be terminated, and the Merger may be abandoned at any time prior to the effective time of the Merger, whether before or after the Company's stockholders adopt the Merger Agreement by the required vote:

  •
  by mutual written consent of Parent and the Company;

  •
  by either Parent or the Company, if the Merger is not consummated by July 31, 2013; or

  •
  by either Parent or the Company upon the occurrence of certain events specified in the Merger Agreement.

    See "The Merger Agreement—Termination of the Merger Agreement" beginning on page 84.

Termination Fees, Guarantee and Expense Reimbursement

        Under the terms of the Merger Agreement, Parent has agreed, under certain circumstances in connection with the termination of the Merger Agreement, to pay the Company a termination fee of $5 million and to reimburse up to $1 million of expenses incurred by the Company in connection with the Merger. In order to induce the Company to enter into the Merger Agreement, certain funds affiliated with Värde provided the Company a limited guarantee (the "Limited Guarantee") of Parent's obligation to pay a termination fee of $5 million and to reimburse the Company up to $1 million of expenses under certain circumstances in connection with the termination of the Merger Agreement.

        In addition, the Company has agreed, under certain circumstances in connection with the termination of the Merger Agreement, to pay Parent a termination fee of $2 million and to reimburse Parent and Merger Subsidiary up to $1 million of expenses incurred by them in connection with the Merger. See "The Merger Agreement—Termination Fees and Expense Reimbursement; Remedies" beginning on page 85.

Equity Commitment Letter

        Simultaneous with entering into the Merger Agreement, Parent entered into an equity commitment letter (the "Equity Commitment Letter") with certain funds affiliated with Värde, pursuant to which the funds committed to contribute to Parent, at or prior to the consummation of the Merger, an aggregate amount of approximately $107.1 million in cash, in exchange for equity of Parent. The Company is not a party to the Equity Commitment Letter but it is an express third-party beneficiary of the letter and has the express right under the Merger Agreement to specific performance of the equity financing upon the occurrence of certain conditions, including the failure of Parent and Merger Subsidiary to effect the closing of the Merger. See "Special Factors—Equity Commitment Letter" beginning on page 58.

Appraisal Rights

        If you do not vote in favor of adoption of the Merger Agreement and you fulfill several procedural requirements, Delaware law entitles you to a judicial appraisal of the "fair value" of your shares. The "fair value" of shares of the Company's common stock would be determined by a court pursuant to Delaware law. Any stockholder that wishes to exercise appraisal rights must not vote in favor of the adoption of the Merger Agreement and must comply with all of the requirements provided by Delaware law. The procedures are summarized in "Rights of Appraisal" beginning on page 105 and the relevant text of the Delaware appraisal statute is attached as Annex C to this proxy statement. The Company encourages you to read the statute carefully and to consult with legal counsel if you desire to exercise your appraisal rights.

 Tax Consequences

        In general, your receipt of cash pursuant to the Merger Agreement will be a taxable transaction to you. Tax matters are complicated. The tax consequences of the Merger to you will depend upon your own personal circumstances. You should consult your tax advisors for a full understanding of the U.S. federal, state, local, foreign and other tax consequences of the Merger to you. See "Special Factors—Material United States Federal Income Tax Considerations" beginning on page 59.

Governmental and Regulatory Approvals

        To effect the Merger, a certificate of merger must be filed with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law (the "DGCL").

        Under the HSR Act, the Merger may not be completed until the Company and Parent each file a notification and report form under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "DOJ") and the applicable waiting period has expired or been terminated. The Company and Parent filed the notification and report forms under the HSR Act with the FTC and the DOJ on January 8, 2013, and early termination was granted on January 24, 2013. See "Special Factors—Governmental and Regulatory Approvals" beginning on page 62.

 Litigation

        On January 13, 2013, a putative class action lawsuit was filed in the District Court in McLennan County, Texas against the Company, its directors, Parent, Merger Subsidiary and Värde purportedly on behalf of the Company's stockholders, under the caption Eric J. Drayer v. James T. Sartain, et. al., Cause No. 2013-246-5. The lawsuit alleges, among other things, that the director defendants breached their fiduciary duties to the Company's stockholders in connection with Värde's proposal and that Värde, Parent and Merger Subsidiary have aided and abetted such breaches. The plaintiff seeks declaratory and injunctive relief, rescission of the transaction or rescissory damages, an accounting of all damages, profits and special benefits and reasonable attorneys' and experts' fees.

        On January 29, 2013, a putative class action lawsuit was filed in the Court of Chancery of the State of Delaware against the Company, its directors, Parent, Merger Subsidiary and Värde purportedly on behalf of the Company's stockholders, under the caption Paul Perry v. FirstCity Financial Corporation, et. al., Case No. 8259-VCG. The lawsuit alleges, among other things, that the director defendants breached their fiduciary duties to the Company's stockholders by entering into the Merger Agreement and that the Company, Värde, Parent and Merger Subsidiary have aided and abetted such breaches. The plaintiff seeks declaratory and injunctive relief, rescission of the transaction, an accounting of all damages, profits and special benefits and reasonable attorneys' and experts' fees.

        The Company believes that the claims in these lawsuits are without merit and intends to vigorously defend itself against them. However, there can be no assurance as to the outcome of these lawsuits. See "Special Factors—Litigation" beginning on page 63.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

        The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger Agreement, the Merger and the special meeting. Please refer to the "Summary Term Sheet" and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, all of which you should read carefully.

Q:
When and Where Is the Special Meeting?
A:
We will hold a special meeting of stockholders of the Company on [                        ], 2013 at [                        ] a.m., local time, at [                                    ] .

Q:
What Am I Being Asked to Vote On?
A:
You are being asked to vote to adopt the Merger Agreement, pursuant to which each outstanding share of the Company's common stock (other than shares held by the Company, Parent or any of their wholly owned subsidiaries and shares held by stockholders who have perfected their appraisal rights under Delaware law) will be converted into the right to receive the Merger Consideration. As a result of the Merger, the Company will become a private company that is wholly owned by Parent.

  You are also being asked to approve, on an advisory (non-binding) basis, the compensation to be paid to the Company's named executive officers in connection with the Merger.

  In addition, in the event that there are not sufficient votes to adopt the Merger Agreement at the special meeting or any adjournment or postponement thereof, you will be asked to consider and approve a proposal which might be made to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q:
What Vote Is Required to Adopt the Merger Agreement?
A:
For us to complete the Merger, the holders of a majority of the outstanding shares of our common stock must vote in favor of the adoption of the Merger Agreement. A stockholder's failure to vote shares of common stock or an abstention from voting will have the same effect as a vote against the adoption of the Merger Agreement.

Q:
What Vote is Required to Approve, on an Advisory (Non-Binding) Basis, the Compensation to be Paid to the Company's Named Executive Officers in Connection With the Merger?
A:
The proposal to approve, on an advisory (non-binding) basis, the compensation to be paid to the Company's named executive officers in connection with the Merger requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote who are present, in person or by proxy, at the special meeting, provided that a quorum is present at the special meeting. Because this vote is non-binding, even if the Company's stockholders do not approve this proposal, the Company currently expects that such compensation will be paid to the extent payment is contractually required.

Q:
What Vote Is Required to Approve a Proposal to Adjourn the Special Meeting, if Necessary or Appropriate, to Solicit Additional Proxies?
A:
The proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote who are present, in person or by proxy, at the special meeting, provided that a quorum is present at the special meeting.

Q:
Does the Company's Board of Directors Recommend Adoption of the Merger Agreement?
A:
Yes. The Board unanimously recommends that the Company's stockholders vote to adopt the Merger Agreement. The SRC, consisting of three independent directors, reviewed and considered the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Merger, and unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to, and in the best interests of, the Company's stockholders, including the unaffiliated stockholders, and recommended to the Board that it approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

  After extensive discussions and based in part on the recommendation of the SRC, the Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to, and in the best interests of, the Company's stockholders, including the unaffiliated stockholders, (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and (iii) recommended that the Company's stockholders vote to adopt the Merger Agreement. The Board consists of eight directors, seven of whom are independent.

  In addition, the Board unanimously recommends that the Company's stockholders approve the proposal to approve, on an advisory (non-binding) basis, the compensation to be paid to the Company's named executive officers in connection with the Merger and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q:
How Will the Company's Directors and Executive Officers Vote on the Merger Agreement?
A:
All of our directors and executive officers that currently hold shares of the Company's common stock have informed us that, as of the date of this proxy statement, they intend to vote all of their shares of common stock in favor of the adoption of the Merger Agreement. In addition, on December 20, 2012, each of our directors and certain of our executive officers entered into the Support Agreement with Parent pursuant to which they agreed to vote all of their shares of the Company's common stock in favor of the adoption of the Merger Agreement, among other things. As of [                        ], 2013, the record date for the special meeting, our directors and executive officers owned, in the aggregate, [                        ] shares of common stock entitled to vote at the special meeting (approximately [            ]% of the common stock entitled to vote at the special meeting).

Q:
What Is the Record Date for the Special Meeting?
A:
The record date for the special meeting is the close of business on [                        ], 2013. Only holders of the Company's common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof. As of the record date, the Company had [                        ] shares of common stock outstanding.

Q:
What Constitutes a Quorum for the Special Meeting?
A:
The required quorum for the transaction of business at the special meeting is the presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock that are entitled to vote at the special meeting. In the event that there are not sufficient stockholders present to constitute a quorum, the special meeting may be adjourned by the stockholders entitled to vote at the special meeting, present in person or by proxy, or, if no stockholder entitled to vote is present, any officer of the Company, in order to permit further solicitation of proxies in order to establish a quorum.

Q:
How Do I Cast My Vote if I am a Holder of Record?
A:
If you were a holder of record on the close of business on [                        ], you may vote in person at the special meeting or by submitting a proxy by completing, signing and mailing your proxy card or by submitting a proxy via telephone or the Internet. You can submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying reply envelope. Holders of record may also vote by telephone or the Internet by following the instructions on the proxy card.

  Whether or not you plan to attend the special meeting, you should sign and mail your proxy card or submit your proxy via telephone or the Internet as promptly as possible. If you fail to vote your shares, it will have the same effect as a vote "AGAINST" the adoption of the Merger Agreement.

  If you properly transmit your proxy, but do not indicate how you want to vote, your shares will be voted "FOR" the adoption of the Merger Agreement, "FOR" the approval, on an advisory (non-binding) basis, of the compensation to be paid to the Company's named executive officers in connection with the Merger and "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q:
Should I Send in My Stock Certificates Now?
A:
No. If the Merger is completed, you will receive written instructions for exchanging your common stock certificates for cash.

Q:
If My Shares Are Held in "Street Name" by My Broker, Will My Broker Vote My Shares for Me?
A:
Your broker will vote your shares for you only if you provide your broker with your specific voting instructions. You should follow the directions provided by your broker to vote your shares, including telephone and Internet voting instructions. Without your instructions your shares of common stock will not be voted, which will have the same effect as a vote "AGAINST" the adoption of the Merger Agreement. Please make certain to return your proxy or voting instruction card for each separate account you maintain to ensure that all of your shares are voted.

Q:
May I Change My Vote After I Have Mailed My Signed Proxy Card?
A:
Yes. You may change your vote by executing and submitting by mail, telephone or the Internet a new, later dated proxy in each case before the proxy is voted at the special meeting or by delivering a written notice before the special meeting stating that you would like to revoke your proxy addressed as follows: FirstCity Financial Corporation, P.O. Box 8216, Waco, Texas 76714-8216, Attention: Lotte Bostick, Secretary. If your shares are held in street name, you must contact your broker or bank and follow the directions provided to change your voting instructions.

  You may also revoke your proxy by attending the special meeting and voting your shares in person. If your shares are held in "street name" (that is, they are held in the name of a broker, bank or other nominee), you must obtain a proxy from such broker, bank or other nominee and bring it to the meeting.

Q:
What Will I Be Entitled to Receive in the Merger?
A:
If the Merger is completed, you will be entitled to receive $10.00 in cash, without interest and subject to reduction for any required withholding taxes, for each share of common stock that you own, unless you properly exercise and perfect your appraisal rights under Section 262 of the DGCL ("Section 262"). You will not be entitled to receive shares of the surviving corporation or of Parent or any of its affiliates.

  For a more detailed description of the material U.S. federal income tax consequences of the Merger, please see "Special Factors—Material United States Federal Income Tax Considerations" beginning on page 59.

Q:
How Will the Company's Stock Options be Treated in the Merger?
A:
Each outstanding option to purchase shares of common stock granted under or pursuant to the Company's equity incentive plans or any other agreement, whether or not then exercisable, will become fully vested and exercisable immediately prior to the effective time of the Merger and cancelled as of the effective time of the Merger. At the effective time of the Merger, the holder of such stock option will be entitled to receive, payable as soon as practicable, but in no event later than 20 business days after the effective time of the Merger, an amount in cash, without interest, equal to (i) the excess, if any, of the Merger Consideration over the per share exercise price of such stock option multiplied by (ii) the aggregate number of shares of common stock into which such stock option was exercisable immediately prior to the effective time of the Merger; provided that if the per share exercise price of any stock option is equal to or greater than the Merger Consideration, such stock option will be cancelled without any cash payment being made in respect thereof.

Q:
How Will the Company's Restricted Stock be Treated in the Merger?
A:
Each outstanding share of restricted stock, to the extent not previously vested, will become fully vested immediately prior to the effective time of the Merger. At the effective time of the Merger, the holder of such restricted stock (to the extent that it has not perfected its appraisal rights under Delaware law) will be entitled to the Merger Consideration in the same manner as the holders of common stock.

Q:
When Do You Expect the Merger to be Completed?
A:
We are working to complete the Merger as quickly as possible after the special meeting if the Merger Agreement is adopted by stockholders at the special meeting. We hope to complete the Merger during the first half of 2013, although there can be no assurance that we will be able to do so.

Q:
What Happens if I Sell My Shares of Common Stock Before the Special Meeting?
A:
The record date for the special meeting will be earlier than the date of the Merger. If you transfer your shares of common stock after the record date but before the special meeting, you will, unless other arrangements are made, retain your right to vote at the special meeting but will not be entitled to receive the Merger Consideration.

Q:
What Effects Will the Merger Have on the Company?
A:
Upon completion of the Merger, the Company will cease to be a publicly traded company and will become a private company that is wholly owned by Parent. Following the completion of the Merger, the registration of our common stock and our reporting obligations with respect to our common stock under the Exchange Act, are expected to be terminated. In addition, upon the completion of the Merger, our common stock will no longer be listed on The NASDAQ Global Select Market or any other stock exchange or quotation system.

Q:
What Happens if the Merger is Not Consummated?
A:
If the Merger Agreement is not adopted by our stockholders or if the Merger is not consummated for any other reason, you will not receive any payment for your shares in connection with the Merger. Instead, we will remain an independent public company and our common stock will continue to be listed and traded on The NASDAQ Global Select Market. In addition, if the Merger is not consummated, we expect that management will operate our business in a manner similar to the manner in which it currently is being operated and that our stockholders will continue to be subject to the same risks and opportunities as they currently are.

  If the Merger is not consummated, under specified circumstances we may be required to pay Parent a termination fee and reimburse Parent and Merger Subsidiary for certain of their expenses, as described under "The Merger Agreement—Termination Fees and Expense Reimbursement; Remedies" beginning on page 85.

Q:
Who will count the votes?
A:
A representative of the Company's transfer agent, American Stock Transfer & Trust Company, will tabulate the votes and act as an inspector of election.

Q:
Who Can Help Answer My Questions?
A:
If you have any questions about the Merger or the other proposals to be voted on at the special meeting after reading this proxy statement, or if you need additional copies of this proxy statement or require assistance in voting your shares, please contact us at: FirstCity Financial Corporation, P.O. Box 8216, Waco, Texas 76714-8216, Attention: Lotte Bostick, Secretary (telephone 254-761-2800).

 CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This proxy statement, including information included or incorporated by reference in this document, contains certain forward-looking statements within the meaning of federal securities laws. All statements, other than statements of historical fact, are forward-looking statements, including statements regarding the Company's expected financial position, future financial performance, overall trends, liquidity and capital needs, and other statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In this context, words such as "anticipates," "believes," "expects," "estimates," "plans," "intends," "could," "should," "will," "may" and similar words or expressions are intended to identify forward-looking statements and are not historical facts.

        These forward-looking statements involve risks, uncertainties and assumptions that, if they never materialize or prove incorrect, could cause the Company's results to differ materially from those expressed or implied by such forward-looking statements. Risks, uncertainties and assumptions that may affect the Company's business, operating results and financial condition include, but are not limited to, the following:

  •
  The occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

  •
  The outcome of, or any expenses associated with, any legal proceedings, regulatory proceedings or enforcement matters that have been or may be instituted against the Company and other persons relating to the Merger;

  •
  The inability to complete the Merger due to the failure to obtain stockholder approval or the failure to satisfy the other conditions to the completion of the Merger, including the expiration or termination of the waiting period under the HSR Act;

  •
  The failure by the Investors (as defined herein) to provide equity financing as set forth in the Equity Commitment Letter;

  •
  Contractual restrictions on the conduct of the Company's business included in the Merger Agreement, and the potential difficulties in employee retention as a result of the Merger, disruption of the Company's business and operations or any impact on the Company's relationships with third parties as a result of the Merger;

  •
  The ability to recognize the benefits of the Merger;

  •
  Any delay in consummating or failure to consummate the Merger or the possible adverse effect on the Company's business and the price of the Company's common stock if the Merger is not completed in a timely manner or at all;

  •
  The amount of costs, fees, expenses and charges related to the Merger;

  •
  The possibility that alternative acquisition proposals will or will not be made; and

  •
  Legislative developments, including changes in tax and other laws.

        The Company is also subject to other risks detailed herein or detailed from time to time in the Company's filings with the Securities and Exchange Commission (the "SEC"), including the risks included in the Company's most recent Quarterly Reports on Form 10-Q and Annual Report on Form 10-K which are incorporated by reference into this proxy statement, but the safe harbor provisions included in the Quarterly Reports on Form 10-Q and Annual Report on Form 10-K that are incorporated by reference into this proxy statement do not apply to any forward-looking statements the Company makes in connection with the Merger. These risks are not intended to be exhaustive and the order in which the risks appear is not intended as an indication of their relative weight or importance.

The Company operates in continually changing business environments, and new risk factors emerge from time to time. The Company cannot predict these new risk factors, nor can the Company assess the impact, if any, of these new risk factors on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements.

        You are cautioned that the Company's forward-looking statements could be wrong in light of these and other risks, uncertainties and assumptions, which change over time. Actual results, developments and outcomes may differ materially from those expressed in, or implied by, the Company's forward-looking statements. The forward-looking statements speak only as of the date the statement is made, and the Company has no obligation to publicly update or revise its forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made, except that, as required by Rule 13e-3(d)(2) under the Exchange Act or otherwise by law, the Company will amend this proxy statement to reflect any material changes to the forward-looking statements included herein.

SPECIAL FACTORS

Background of the Merger

  Introduction

        As part of its ongoing evaluation of the Company's business, the Board and senior management regularly review and assess opportunities to increase stockholder value and achieve long-term strategic goals, including, among other things, strategic alliances, potential opportunities for business combinations, internal restructurings and investments and other strategic reviews.

        As a specialty finance company, the Company depends on third-party financing to fund (i) acquisitions of distressed asset portfolios in the U.S. and Europe and equity investments in acquisition entities in connection with its portfolio asset acquisition and resolution business (referred to as the "core business") and (ii) capital investments in other companies in connection with its special situations platform business acquisitions (referred to as the "non-core business"). Since 1986, the Company has acquired for its own account or through investment entities formed with co-investors more than $12.2 billion face value amount of portfolio assets, with the Company's equity investment of approximately $1.0 billion, focusing principally on commercial real estate loans and commercial and industrial loan portfolios.

        Following the economic crisis in 2008, management believed that the purchasing environment for distressed loan portfolios was more attractive than it had been at any time in the Company's history due to the conditions listed below. Management believed that the following factors would increase the trend of financial institutions, government agencies and other sellers to package and sell asset portfolios to investors, generally at a discount as a means of disposing of under-performing and non-performing loans or other surplus or non-strategic assets:

  •
  an increase generally in the amount of loans that were considered under-performing or non-performing following the economic crisis;

  •
  the fact that the sale by financial institutions of under-performing and non-performing loans would improve their regulatory capital position;

  •
  the opportunities that might arise if any of the significant corporate real estate loans maturing within a few years were not repaid or refinanced; and

  •
  the opportunities that might arise in Europe as a result of European banks selling non-performing loans following the debt crisis there.

        Historically, the Company's primary sources of funding for purchasing distressed loan portfolios were loans under credit facilities with third-party lenders, other special purpose short-term borrowings, funds generated from operations, equity distributions from acquisition entities and other subsidiaries and interest and principal payments on subordinated intercompany debt. A substantial majority of the Company's portfolio investments prior to July 2010 were funded through loan facilities provided by Bank of Scotland and BoS(USA), Inc.

        Although Bank of Scotland had provided financing to the Company for several years, following Lloyds Banking Group's acquisition of Bank of Scotland, Bank of Scotland and BoS(USA), Inc. placed the Company's revolving loan facility in a wind-down structure. In June 2010, the facilities with Bank of Scotland and BoS(USA), Inc. were restructured into one facility with a principal amount of $270 million ("Reducing Note Facility") under which Bank of Scotland and BoS(USA), Inc. had no further obligations to provide financing to the Company. The Reducing Note Facility permitted a monthly cash leak-through to the Company to cover the overhead of the ongoing business and a cash flow leak-through of 20% of cash flows up to a maximum amount of $20 million after the payment of interest and overhead allowance. The lack of a corporate line of credit substantially restricted the

Company's ability to acquire loan portfolios. As a result, the Company's source of funding for acquisitions was primarily limited to its unencumbered cash flow from operations and the cash flow leak-through, and the Company began to seek alternative sources of funding, which ultimately proved to be unachievable as the Company was never able to replace this source of funding.

        Due to a lack of funding, the Company was unable to pursue an aggressive acquisition strategy for its own account and almost all of the Company's new acquisitions were off-balance sheet in the form of minority interests (ranging from 10% to 20%) in acquisition entities controlled by larger firms. The Company was unable to obtain financing to purchase investments for its own account on reasonable terms. As a result, the Company's balance sheet began to shrink as its existing portfolios matured and new acquisitions were off-balance sheet and the value of its servicing platform diminished.

  Relationship with VIP

        The Company and VIP, an affiliate of Parent, began jointly investing through acquisition entities in April 2009 as to specific transactions, with no investment obligation on either party. The Company and VIP formed five acquisition entities together prior to the effective date of the Investment Agreement (the "Investment Agreement," as explained below), including an entity (owned 15% by the Company and 85% by VIP) to acquire a portfolio of non-performing and under-performing assets from a third-party bank for a purchase price of approximately $114.2 million. In connection with that portfolio acquisition, the Company and VIP entered into an investment agreement with the third-party bank pursuant to which they acquired 127,500 and 722,500 shares, respectively, of common stock of the third-party bank for an aggregate purchase price of approximately $4.25 million. The Company and VIP also entered into a related registration rights agreement with the third-party bank. On January 25, 2013, VIP sold all of its shares of common stock of the third-party bank.

        In May 2010, the Company and VIP began arms' length discussions for an exclusive arrangement pursuant to which VIP would have an option to participate in all distressed asset acquisitions sourced by the Company with a value exceeding a certain dollar amount. These discussions resulted in the execution of the Investment Agreement by the Company and VIP pursuant to which VIP could invest, at its discretion, in distressed loan portfolios and similar investment opportunities with the Company, subject to the terms and conditions contained in the Investment Agreement. Through this arrangement, the Company would have access to funding for acquisitions of distressed asset portfolios and would be able increase its servicing base. However, the Company's interest in any acquired asset portfolios would be a minority interest in the acquisition entity and "off-balance sheet," meaning that the portfolio assets would not be consolidated on the Company's balance sheet. The primary terms of the Investment Agreement are:

  •
  The Company acts as the exclusive servicer for the investment portfolios;

  •
  The Company provides VIP with a right of first refusal with regard to distressed asset investment opportunities in excess of $3 million sourced by the Company;

  •
  The Company, at its determination, co-invests between 5% and 25% in each investment;

  •
  The Company receives a monthly fee of $200,000 and VIP pays the Company's pro rata share of due diligence expenses incurred in connection with proposed investments based upon its respective equity percentage of the acquisition entity;

  •
  The Company receives a base servicing fee (based on investment portfolio collections) and is eligible to receive additional incentive-based servicing fees (depending on the performance of the portfolios acquired); and

  •
  The Company is eligible to receive incentive-based management fees (depending on the aggregate amount and performance of the portfolios acquired).

        The Investment Agreement has a termination date of June 30, 2015, subject to certain renewals or earlier termination. The cash flows from the assets and equity interests in investments made pursuant to the Investment Agreement are not subject to the security interest requirements of the Company's credit facilities.

        The Investment Agreement and each limited liability company agreement (for entities created by the Company and VIP pursuant to the Investment Agreement) contain provisions that restrict the Company and VIP from disclosing certain information related to the limited liability companies, the assets of the limited liability companies and other investments made by the Company and VIP, either directly or indirectly through the limited liability companies formed by the Company and VIP.

        Each servicing agreement entered into between the Company and the entities formed by the Company and VIP pursuant to the Investment Agreement provides that the servicing agreement terminates upon a change of control of the Company, unless the termination is waived by VIP. Each servicing agreement sets forth the manner in which the related assets will be serviced and budgets within which procedures the Company, as servicer, must operate. These servicing procedures and budgets cannot be materially modified without the approval of the acquisition entity which acquired the assets.

        Each limited liability company agreement governing the entities formed pursuant to the Investment Agreement provides VIP with an option, in the event that the related servicing agreement is terminated due to a change of control of the Company, to purchase all of the Company's membership interest in the limited liability company for a price equal to the projected net cash flows of the limited liability company discounted at a rate of 15%.

        On June 29, 2010, in connection with entering into the Investment Agreement, affiliates of Värde purchased 150,000 shares of the Company's common stock from the Company (currently approximately 1.4% of the Company's outstanding shares of common stock) in a private placement at a price of $5.93 per share, which was the closing price of the Company's common stock on June 28, 2010.

        Since entering into the Investment Agreement, almost all of the Company's U.S. portfolio acquisitions have been made with VIP and consist of a minority ownership in acquisition entities that own distressed loan portfolios as well as servicing rights with respect to the loans. Since the Company's interest in these acquisitions is a minority equity interest in the acquisition entity, the portfolio assets acquired by the entity are not consolidated on the Company's balance sheet. Specifically, for the nine months ended September 30, 2012:

  •
  The Company's total revenues and other income, including equity income from unconsolidated subsidiaries, were approximately $64.0 million, of which approximately $45.0 million (or 71%) was derived from owning and servicing portfolio assets. Approximately $22.0 million, or 34%, of the Company's total revenues and other income, including equity income from unconsolidated subsidiaries, and 48% of the Company's total revenues and other income, including equity income from unconsolidated subsidiaries, derived from owning and servicing portfolio assets, was attributable to the relationship with VIP.

In addition, at September 30, 2012:

  •
  The Company's total assets were approximately $282.0 million, of which approximately $142.0 million (or 50%) was attributable to consolidated and unconsolidated investments in portfolio assets. Approximately $58.0 million, or 21% of the Company's total assets and 41% of the Company's investments in consolidated and unconsolidated portfolio assets, was attributable to its relationship with VIP.

        Also, in 2011, the Company sold substantially all of its portfolio assets related to its German platform (held in eight consolidated entities) to a newly formed entity that was jointly owned by affiliates of VIP and the Company for an aggregate sale price of €16,231,621 (approximately $22.1 million) of which €14,083,537 (approximately $19.2 million) was in the form of a cash payment and €2,184,084 (approximately $2.9 million) was in the form of preferred equity certificates issued by the jointly held entity. The preferred equity certificates issued to the Company from the jointly held entity represented a 13.23% interest in such entity.

        Additionally, VIP regularly monitors the performance of the Company under the Investment Agreement and related servicing agreements. Senior management of the Company and VIP also meet periodically (and no less than quarterly) to discuss performance, due diligence and operational matters related to the portfolio assets jointly owned. During these meetings, VIP and the Company frequently discuss improvements that could be made to the Company's acquisition and servicing operations with respect to the portfolio assets jointly owned by the Company and VIP. On a periodic basis (and no less than quarterly), VIP also prepares a detailed asset management report that senior management of the Company employs in executing its operational strategies related to such jointly owned portfolio assets. VIP does not have any control or input with respect to matters related to portfolio assets acquired by the Company alone or with other investors or as to its Small Business Administration lending platform, special situations platform or other operations.

  Debt Restructuring and Initial Strategic Review Discussions

        At a Board meeting on August 15, 2011, the Board discussed the potential restructuring of its Reducing Note Facility payable to Bank of Scotland and BoS(USA), Inc., which then had an outstanding principal balance of $199 million, to reduce both the principal amount and interest payable. In addition, the Board discussed the Company's balance sheet and strategic focus, including a desire, given the lack of funding the Company had, to focus on the Company's core business of acquiring distressed loan portfolios in the U.S. and Europe and potentially selling, at the appropriate time, some of the Company's other assets. The Board recognized that to enhance long-term stockholder value, the Company needed to be in a position to acquire assets for its own account as opposed to acquisitions through acquisition entities in which it had a minority interest. In management's update to the Board on acquisitions made by the Company in 2011, James T. Sartain, the Company's Chief Executive Officer, noted for the Board that of the approximately $220 million portfolio assets sourced by the Company for purchase by the Company and its acquisition entities, the Company's investment was approximately $38 million (representing the dollar value of assets purchased directly by the Company and the dollar value of minority equity investments in acquisition entities that purchased assets).

        From time to time, the Company had discussions generally about strategic transactions, including the negotiation of acquisition entities to acquire distressed loan portfolios, with a representative of an investment asset management firm, with which the Company had in the past purchased a loan portfolio. In September 2011, a representative of this firm asked to meet with Mr. Sartain. The representative brought a representative of a private equity firm to the meeting (both firms referred to collectively as "Party A"), and the parties discussed generally the possibility of a strategic transaction which could provide the Company access to funding, including a recapitalization or other transaction. Given the Company's lack of funding, capital and inability to find third-party financing at reasonable rates, the Company and Party A signed a confidentiality agreement. During the next few months, the Company provided preliminary due diligence materials to Party A.

        At a Board meeting on November 9, 2011, the Board generally discussed the Company's current and future business strategies and prospects and the Board's views for the future of the Company's operating business, including the difficulties caused by the lack of adequate funding, the Company's high leverage and the fact that almost all of its recent acquisitions had been off-balance sheet investments with VIP in which the Company had only a minority interest. The Board discussed the effect of these factors on the Company's financial condition and results of operations, including the fact that the Company's balance sheet was shrinking because most of the new portfolio acquisitions were being made with VIP through minority-owned entities and the Company was not able to fund portfolio acquisitions for its own account that it believed were necessary for the Company's growth.

        The Board believed that it should evaluate potential strategic alternatives in addition to continuing its current operations to enhance stockholder value. At the November 9, 2011 meeting, the Board discussed on a preliminary basis the potential for: a capital markets transaction; a liquidation of the Company; and the sale of the Company to a strategic or financial buyer. The Board believed that maintaining the status quo would be difficult given the lack of funding, the Company's high leverage and the fact that most of the Company's recent acquisitions were off-balance sheet minority investments with VIP. The Board acknowledged that the balance sheet shrinkage was a negative factor in obtaining new funding. The Board believed that although a successful equity or debt offering had the potential to improve the Company's long-term franchise value by allowing the Company to purchase assets for its own account, the execution risk of a capital markets transaction would be high, the transaction would initially be non-accretive to stockholders, any significant issuance of common stock would be dilutive to existing stockholders and the Board believed an offering had only a small probability of success due to the Company's financial condition. In addition, an equity transaction that did not allow existing stockholders to retain ownership of the majority of shares of the Company's common stock would require the consent of VIP under the Investment Agreement due to the change of control provisions. The Board believed that liquidation of the Company would not enhance stockholder value because (i) any distributions to stockholders through liquidation would be diminished by the costs of liquidation, especially given that costs as an SEC reporting entity would continue, (ii) the public announcement of a liquidation would reduce the Company's platform value and (iii) the Company's stockholders would not be able to benefit from any future business opportunities. In addition, the Company's platform value would be diminished in liquidation. A sale of the Company to either a strategic or financial buyer was another option. Following this discussion, the Board determined to postpone action on a strategic review until the Reducing Note Facility with Bank of Scotland and BoS(USA), Inc. was restructured. Representatives from Haynes and Boone, LLP, the Company's outside legal counsel ("Haynes and Boone"), generally discussed with the Board the process in connection with a strategic review to enhance stockholder value, including whether to form a committee of the Board and hire a financial advisor to assist in an evaluation of potential strategic alternatives for the Company.

        On November 22, 2011, representatives of the Company, the Company's chief executive officer and another director, discussed with senior management of Värde, the Company's financial condition and potential strategic alternatives for the Company, including maintaining the status quo, a capital markets transaction, a possible sale of the Company to a third party and liquidation. No specific further actions resulted from this meeting.

        On December 20, 2011, the Company completed the restructuring of its debt payable to Bank of Scotland and BoS(USA), Inc. and, as a result, the Company's debt obligations to Bank of Scotland were reduced and divided into two separate loan facilities with Bank of Scotland and BoS(USA), Inc. In connection with the debt refinancing, the Company also closed on a new credit facility with Bank of America, applying the net proceeds to the debt owed to Bank of Scotland and BoS(USA), Inc.

        The debt restructuring did not provide the Company with any funding for additional acquisitions, and following the restructuring, the Company continued to have significant debt on its balance sheet ($190.0 million as of December 31, 2011). In addition, the majority of the Company's assets remained pledged to secure bank debt, making it more difficult to obtain third-party financing. As of December 31, 2011, the Company had $34.8 million of cash on its consolidated balance sheet, but $20.4 million of this cash could only be used to settle liabilities of certain consolidated variable interest entities and was not available for use in general operations.

        For the year ended December 31, 2011:

  •
  as a result of the lack of funding, the Company's total earning assets declined by 23% and portfolio assets, declined by 35% as compared to the year ended December 31, 2010;

  •
  the Company acquired for its own balance sheet only $58 million face amount in portfolio assets while the acquisition entities with VIP (in which the Company had a minority equity interest) purchased $287 million of portfolio assets;

  •
  setting aside the one-time gain associated with the debt restructuring with Bank of Scotland and BoS(USA), Inc., servicing revenues were 25% lower than 2011 revenues and 21% lower than 2010 revenues, excluding a one-time gain of $4.6 million relating to a business combination;

  •
  excluding the one-time gain from the debt restructuring and a $4.6 million one-time gain from a business combination, 2011 net income was 135% lower than 2010 net income; and

  •
  after applying the gain from the debt restructuring against the Company's net operating losses, the Company had almost depleted its net operating losses, which would result in the Company having to pay income taxes in the future and future income tax payments would further reduce cash flows.

        Additionally, for years, the Company's stock has traded generally at a discount to book value and has been thinly traded without either significant institutional analyst coverage or substantive institutional sponsorship. On December 30, 2011, the Company's closing stock price of $8.50 per share generally approximated the price at which shares traded eight years previously.

  Formation of SRC and Review of Potential Strategic Alternatives

        On December 21, 2011, the Board resumed its review of potential strategic alternatives. Management reported that to date efforts to secure funding for the Company had not been successful. The Board discussed the strategic review process with representatives of Haynes and Boone, including the process for engaging a financial advisor. Mr. Sartain advised the Board that the Company would continue pursuing funding alternatives.

        At a Board meeting held on January 6, 2012, representatives of Haynes and Boone reviewed the Board's fiduciary duties and other considerations in connection with an evaluation of potential strategic alternatives, including a potential sale of the Company as a whole. The Board determined that although all of its members were independent except for Mr. Sartain, the use of a committee would administratively facilitate a strategic review process. The Board authorized the formation of a strategic review committee with an initial limited mandate to interview financial advisors and make a recommendation to the Board with respect to hiring a financial advisor. The Board designated each of William P. Hendry, Robert E. Garrison, II and F. Clayton Miller, all independent members of the Board, as members of the SRC, with Mr. Hendry serving as Chairman. In addition, the Board determined to postpone consideration of any transaction with Party A until the Company had engaged a financial advisor and established a strategic review process.

        The SRC subsequently interviewed several financial advisors and recommended that the Company engage LMM as its financial advisor based on, among other things, LMM's reputation, experience and focus on middle market companies. The SRC also noted that LMM had not been engaged previously by the Company.

        On January 27, 2012, certain members of the Company's senior management, including Mr. Sartain, Mark B. Horrell, James C. Holmes, Terry R. DeWitt, J. Bryan Baker and Jim W. Moore, engaged Baker Botts LLP ("Baker Botts") to represent their interests as senior management in connection with a potential strategic transaction.

        At a Board meeting on February 1, 2012, based in part on the recommendation of the SRC, the Board determined to engage LMM as the Company's financial advisor and the Company subsequently engaged LMM. At the beginning of the meeting, the Board noted that potential bidders may be interested in entering into arrangements with Mr. Sartain, as President and Chief Executive Officer, in connection with a potential sale, and after further discussion and in view of the actual or apparent conflicts of interest that could arise in the future, the Board determined, and Mr. Sartain agreed, that Mr. Sartain should recuse himself as appropriate from Board deliberations and votes. To compensate the SRC for its time and effort in interviewing financial advisors, the Board approved compensation for each committee member in the amount of a $3,000 fee, plus expenses.

        At a Board meeting on February 28, 2012, the Board met to discuss the status of the strategic review process. Representatives of the Company's management and legal and financial advisors were also present. After discussion with outside legal counsel, the Board determined that it was not necessary to form a special committee to conduct the strategic review process and approve or reject any strategic transaction because seven of the eight directors were independent and, although the Board believed that a potential acquirer may want to enter into post-closing employment arrangements with Mr. Sartain, the Board would require full disclosure regarding any potential conflicts of interest in a strategic transaction involving Mr. Sartain. The entire Board would continue to act through a majority of disinterested directors with the assistance of the SRC to facilitate the process administratively. The Board expanded the authority of the SRC to administer the strategic review process with LMM's assistance and to make recommendations to the Board. The SRC was not given the authority to approve or disapprove any transaction.

        On February 29, 2012, Party A requested additional time to complete due diligence and additional due diligence items in anticipation of making a proposal to acquire the Company.

        At a Board meeting on March 3, 2012, the Board discussed the status of the strategic review process. Representatives of the Company's management and legal and financial advisors were also present. After discussion, the Board determined to allow Party A to continue due diligence; provided that Party A was advised that it should not make a proposal until the Board had completed its review of potential strategic alternatives.

        On March 23, 2012, the Board met again to discuss the status of the strategic review process. Representatives of the Company's management and legal and financial advisors were also present. LMM reviewed with the Board various financial matters relating to the Company, its industry and potential strategic alternatives, including maintaining the status quo, capital markets offerings, select asset sales, raising a fund and becoming the external fund manager, a full sale of the Company, and hypothetical liquidation and other preliminary financial analyses. The preliminary financial analyses reviewed included analyses of selected public companies, selected precedent transactions involving commercial finance and receivables management companies and a discounted cash flow analysis based on the Company's projections prepared by management reflecting a growth scenario for the Company with market-based financing, which preliminary financial analyses indicated an overall implied equity value per share reference range for the Company of approximately $6.71 to $14.13 per share. The Board also reviewed certain other financial and market perspectives on the Company, including the Company's implied trading multiples based on various financial metrics, the Company's historical market prices, premiums paid in selected precedent transactions and hypothetical balance sheet fair market and liquidation values, which indicated an overall implied equity value per share reference range for the Company of approximately $5.79 to $11.64 per share. The Board noted that, although the Company's projections that were used in these financial analyses assumed that the Company obtained market-based financing on commercially reasonable terms, such financing had been unavailable to the Company for an extended period. LMM reviewed with the Board various other matters based on discussions conducted with the Company's management and publicly available information, including the Company's historical operating performance, historical and current funding structure, current position in the marketplace, business opportunities presented to the Company, its small capitalization, lack of research coverage and illiquidity of the Company's common stock, management's five-year forecast and outlook for the Company and the Company's balance sheet and recent asset sales. The Board also discussed the process for an exploratory third-party solicitation process. The Board considered that the Company, which operates a specialty finance business, is dependent on third-party financing for growth and the absence of growth in the assets of a specialty finance business is generally viewed as a run-off portfolio, which often negatively affects enterprise value. The Board also considered that in its present condition the Company would likely not be able to effectively leverage its established brand and reputation to capitalize on market opportunities. The Company's participation was increasingly limited to minority interests in off-balance sheet entities. Therefore, the Company's balance sheet would shrink and the Company would likely accrue nominal economic benefit from future acquisitions. The Board also discussed the potential difficulty in raising sufficient equity through a capital markets transaction given the fact that the Company's common stock was trading at a discount to its book value, is thinly traded and lacks institutional analyst coverage or sponsorship. Given these factors, the Board discussed the Company's ability to execute on management's business plan and achieve its financial forecast as an independent company in the absence of obtaining additional capital on reasonable terms. The Board determined to adjourn and consider the matters discussed at this meeting before taking any action.

        At a Board meeting on March 28, 2012, the Board again reviewed potential strategic alternatives for the Company. Representatives of the Company's management and legal and financial advisors also were present. LMM reviewed with the Board an update to the previously discussed preliminary financial analyses, including information regarding selected public companies, selected precedent transactions and discounted cash flow analyses based on the Company's growth scenario projections, which updated preliminary financial analyses indicated an overall implied equity value per share reference range for the Company of approximately $6.69 to $14.13 per share. The Board again reviewed certain other financial and market perspectives on the Company, including the Company's implied trading multiples based on various financial metrics, the Company's historical market prices, premiums paid in selected transactions and hypothetical balance sheet fair market and liquidation values, which indicated an overall implied equity value per share reference range for the Company of approximately $5.79 to $12.60 per share. The Board also discussed undertaking a potential third-party solicitation process in connection with its review of potential strategic alternatives.

        In April 2012, the independent members of the Board and the SRC engaged Morris, Nichols, Arsht & Tunnell, LLP ("Morris Nichols") as special Delaware counsel.

        On April 10, 2012, by unanimous written consent, the Board expanded the authority of the SRC to review and evaluate, with the assistance of management and legal and financial advisors, potential strategic alternatives for the Company, including a potential sale of the Company's stock or assets. However, the Board retained its authority to approve or reject any possible transaction. In addition, the Board determined to modify as follows the compensation of the SRC based on its significant work in connection with the process: the Chair would receive $15,000 per month and the other two members would each receive $10,000 per month. No payments were conditioned on the recommendation or consummation of any strategic alternative.

        At a Board meeting on April 20, 2012, the Board determined that although the Company was not for sale, selected third parties should be contacted to determine their potential interest in a transaction with the Company. The Board also discussed the necessity of having VIP consent under the Investment Agreement and related agreements to the disclosure of certain information to potential participants in the Company's third-party solicitation process.

        At a Board meeting on May 5, 2012, the Board authorized a third-party solicitation process of parties that were identified by Board members, management and LMM as potentially having an interest in specialty finance companies and a potential strategic transaction with the Company. The Board, however, maintained its position that the Company was not for sale at that time. The Board contemplated a third-party solicitation process consisting of two rounds whereby parties would first enter into a standard confidentiality agreement, submit preliminary indications of interest and conduct preliminary due diligence. In the second round, parties would be given access to additional due diligence materials, including information relating to the Company's investments with VIP, if they executed an expanded confidentiality agreement, and then submit final proposals.

        In May and June 2012, 32 parties were contacted and received informational material and a form confidentiality agreement. Subsequently, 15 parties entered into confidentiality agreements with the Company and were provided with access to the Company's data room containing preliminary due diligence materials.

        In May 2012, Party A requested an exclusivity period with the Company to discuss a transaction, but Party A was informed by the Company that it should participate in the Company's third-party solicitation process and sign a confidentiality agreement with the Company if it desired to submit a proposal. Party A subsequently declined to do so.

        On May 11, 2012, at the request of the Company, VIP agreed in writing to grant a waiver of the confidentiality provisions in the Investment Agreement so long as, with respect to potential investors initially indicating interest, (i) the Company provided such investors with specific information relating to the Company's investments with VIP set forth in such waiver and (ii) such investors executed a form of confidentiality agreement set forth in the waiver and certified that they met certain net worth requirements. VIP also agreed that the Company could provide certain other information relating to the Company's investments with VIP to potential investors that executed a more restrictive confidentiality agreement and submitted information to the Company evidencing that such investor could consummate a transaction. The Company agreed not to make certain amendments to the confidentiality agreements with potential investors without VIP's consent and to guarantee the collection of any judgment rendered in favor of VIP in connection with any breach of a confidentiality agreement by a potential investor. In June 2012, the Company also requested a waiver from VIP of its rights under the servicing agreements on a change of control of the Company, but VIP declined to provide such a waiver.

        At a Board meeting on June 15, 2012, the Board was updated on the status of the third-party solicitation process. Representatives of management and legal and financial advisors were also present.

        On June 26, 2012, the potential bidders received first round bid process letters requesting that indications of interest be submitted on or before July 31, 2012. The letters instructed bidders to include in their indications of interest, the proposed purchase price, rationale for the acquisition, material assumptions, sources of funds, timing, transaction experience, due diligence requirements, regulatory approvals and clearances and conditions to closing, among other things.

        In July 2012, the Company gave management presentations to 11 participants in the process, including Värde.

        On July 31, 2012, four parties, including Värde, submitted written indications of interest in response to the June 26, 2012 process letter. Subject to specific qualifications and conditions, in their respective preliminary proposals: (i) Party B indicated that it was interested in pursuing an acquisition of the Company at a purchase price range of $10.42 to $10.89 per share; (ii) Party C indicated that it was interested in pursuing an acquisition of the Company at a purchase price range of $10.42 to $11.84 per share; (iii) Party D indicated that it was interested in pursuing an acquisition of the Company at a purchase price range of $9.62 to $10.12 per share; and (iv) Värde indicated that it was interested in pursuing an acquisition of the Company at a purchase price range of $8.50 to $9.00 per share. As per the process letter, these proposals, including the purchase price range, were preliminary, subject to the completion of additional due diligence and did not include specific financing proposals or certain other transaction terms.

        On August 3, 2012, the SRC convened a meeting to review the status of the process and the indications of interest that had been submitted. The Company's legal and financial advisors attended the meeting. The SRC was informed that 32 parties had been contacted, of which 15 had executed confidentiality agreements, 11 had received a management presentation and four, including Värde, had submitted an indication of interest. At that time, two other parties stated that they wanted to remain in the process but neither subsequently submitted an indication of interest. The SRC discussed the terms of the indications of interest, including that Party C's offer was conditioned on a significant equity rollover by management and committed to provide additional funding to the Company in connection with its ongoing operations. Each of the indications of interest stated that third-party financing would not be required for the transaction. Party D requested reimbursement of all expenses if definitive agreements were executed or up to $100,000 for reimbursement of expenses if definitive agreements were not executed. The SRC also discussed the Company's continuing funding issues and agreed to continue evaluating strategic alternatives in addition to a potential sale transaction. The SRC determined that members of management should not have discussions with potential bidders regarding post-closing employment arrangements until the SRC authorized such discussions. In addition, the SRC generally discussed potential severance arrangements but determined not to enter into any definitive arrangements with management until later in the strategic review process.

        At a Board meeting on August 6, 2012, the Board reviewed and discussed the four indications of interest received. Although Värde's bid was not the highest, Värde had stated in its indication of interest that it would be willing to consider a price increase if the Company could retire at a discount a portion of the current unpaid principal balance of the credit facility with Bank of Scotland. After considering the four indications of interest, the Board decided to invite each of Party B, Party C, Party D and Värde to participate in the second round of the process.

        On August 7, 2012, the four remaining bidders, Party B, Party C, Party D and Värde, received the Company's second round bid process letter requesting final bids on or before September 10, 2012. As contemplated by the Board at the beginning of the process, parties participating in the second round were requested to enter into an expanded confidentiality agreement in the form previously agreed to with VIP to receive access to additional due diligence information relating to the Company's investments with VIP. Party C was unable to reach agreement with the Company on the terms of the confidentiality agreement, in part because of the net worth requirements included therein, and withdrew from the process. Party B and Party D entered into the required expanded confidentiality agreement and were granted access to additional due diligence materials and offered in-person management meetings.

        At a Board meeting on August 14, 2012, the Board continued to discuss the three interested bidders as well as other funding alternatives.

        Over several months beginning in August 2012 and continuing through the execution of the merger agreement, one or more members of the SRC engaged in numerous informal telephone conferences and discussions with the Company's legal and financial advisors regarding the status of the third-party solicitation process.

        Throughout August and September 2012, the three remaining bidders conducted additional due diligence, and Party B and Värde participated in onsite due diligence sessions. Party D declined to attend an onsite due diligence session. During September 2012, Party A presented a term sheet to the Company for a recapitalization transaction involving mezzanine debt. The SRC carefully reviewed the terms proposed by Party A and concluded that the terms were unattractive and did not warrant review at a full Board meeting. In particular, the SRC determined not to pursue this possible recapitalization because the SRC believed the proposal, if implemented, would not resolve the Company's funding and balance sheet concerns and the terms were otherwise not acceptable because the interest rates required by Party A were too high. Party A was notified that its proposal was unacceptable.

        During September and October 2012, the SRC and the Company continued to have extensive discussions regarding certain sales of non-core assets and the Bank of Scotland consent in connection with the strategic review process.

        Between September 10 and September 21, 2012, three parties submitted revised indications of interest: (i) Party B was interested in acquiring the Company at a price of $8.90 per share; (ii) Party D was interested in acquiring the Company at a price of $9.35 per share; and (iii) Värde was interested in acquiring the Company at a price of $8.25 per share. Värde advised that it had substantially completed its business and financial due diligence review of the Company and required only limited confirmatory legal due diligence in order to finalize its proposal. Both Party B and Party D stated that they had significant additional due diligence to conduct and Party D requested exclusivity and expense reimbursement as a condition to its ongoing participation.

        On September 13, 2012, a member of the SRC, together with LMM, met with Party D to discuss its proposal. The SRC member informed Party D that the Company would not enter into exclusive negotiations with Party D at that time as the solicitation process was not in its final stages and Party D's proposal, including its price, was not attractive enough to warrant exclusive negotiations. Party D declined to continue to participate in the process on a nonexclusive basis.

        The Board met on September 22, 2012 to discuss the status of the process. Representatives of the Company's management and legal and financial advisors were present. The Board was updated on the three revised indications of interest received and Party C's and Party D's withdrawal from the process. The Board also was informed that Värde's proposal was subject to change if the Company's credit facilities did not continue on substantially the same terms following a sale transaction and was conditioned on retaining certain members of the Company's senior management. Party B had completed substantial due diligence but was still reviewing certain legal aspects relating to the Company. The Board discussed potential next steps in the Company's strategic review process, including discussions with the interested parties as well as other potential strategic alternatives such as maintaining the status quo, attempting to raise additional capital and divestiture of non-core assets.

        On September 24, 2012, the SRC directed LMM to contact both remaining parties, Party B and Värde, to request that they increase their proposed purchase prices.

        On September 24, 2012, Mr. Hendry, Chairman of the SRC, together with LMM, met with principals of Party B to discuss Party B's proposal. Party B agreed to expedite its due diligence investigation in order to submit a revised final bid.

        Also on September 24, 2012, in accordance with the directives of the SRC, LMM contacted Värde and requested that Värde increase its proposed purchase price. At this point, Värde declined to increase its bid.

        From September 25, 2012 through October 5, 2012, representatives of Party B and the Company had extensive discussions to further Party B's due diligence and understanding of the Company's U.S. portfolio.

        On October 1 and 2, 2012, representatives of Party B and the SRC traveled to Paris, France to conduct onsite due diligence on the Company's interest in a foreign entity.

        On October 12, 2012, representatives of the Company and Party B met to provide Party B with an update regarding recent developments in the Company's business, including contemplated asset divestitures and the potential impact on the Company's capital structure. Party B also was requested to submit a final bid in seven days.

        On October 19, 2012, Party B submitted a revised proposal of $102 million less reimbursement for certain undefined fees, which included several contingencies related to the completion of certain asset sales by the Company.

        On October 22, 2012, at the request of the SRC, LMM contacted Värde to brief it on recent developments, including progress on the sale initiatives involving certain assets and the accommodations articulated by Bank of Scotland with respect to the Company's outstanding debt. Värde indicated a strong interest in the Company and asked to have the opportunity to review its prior proposal and bid based on recent developments.

        On October 23, 2012, Värde submitted a revised proposal of $9.50 per fully-diluted share, which was promptly increased to $9.69 per share upon confirming the Company's share count calculation. The proposal implied aggregate consideration of approximately $103.5 million and had limited conditions. Värde confirmed that it had substantially completed its due diligence.

        On October 24, 2012, at the request of the SRC, LMM met with Party B to discuss and request a clarification of its bid. In accordance with the SRC's instructions, LMM informed Party B that its bid should be expressed on a fully-diluted per share basis and increased and that its proposed transaction structure should be clarified and contingencies should be minimized.

        Also on October 24, 2012, at the request of the SRC, representatives of Haynes and Boone discussed Party B's bid with legal counsel to Party B.

        On October 25, 2012, the SRC, together with LMM, met with Värde and its financial advisor to discuss Värde's bid. The discussion covered the proposed price, conditions, remaining due diligence, transaction structure, timeline and Värde's intended plan for employees and management of the Company.

        On October 26, 2012, representatives of the Company and Värde engaged in several communications in order to clarify the terms of Värde's bid.

        On October 26, 2012, Värde submitted a revised proposal of $9.75 per fully-diluted share for aggregate cash consideration of approximately $104.3 million. Värde's proposal was conditioned upon the Company making certain divestitures prior to closing, the continuation of the Company's credit facilities on substantially the same terms following a sale transaction and the retention of each of Messrs. Dewitt, Holmes and Horrell (individually, a "Continuing Executive" and collectively, the "Continuing Executives"). Värde proposed entering into three-year employment agreements with the Continuing Executives with their current base salary, a discretionary bonus and a 1.67% equity ownership stake for each of them in Parent after the merger, subject to increase based on certain performance metrics and applicable vesting requirements. Värde also proposed severance arrangements for certain non-continuing members of executive management based on 2010 compensation. At this time, Värde had not discussed any of the proposed arrangements with any members of the Company's executive management, and neither the SRC nor the Board discussed any of the specific terms of the proposed arrangements with any members of executive management. Värde also delivered its final confirmatory due diligence request.

        On October 27, 2012, the SRC met to discuss the proposals. Representatives of legal and financial advisors were present. The SRC determined that a member of the SRC would meet in person with representatives of Värde to (i) request an increase in Värde's proposed purchase price to $10.00 per fully diluted share, (ii) request a reduction or elimination of certain closing conditions, (iii) discuss the timeline, and (iv) discuss severance terms for executives who would not be continuing with the Company post-closing.

        Also on October 27, 2012, a member of the SRC met with representatives of Värde to discuss its bid. Following the meeting, Värde submitted a final revised proposal of $10.00 per fully-diluted share for aggregate cash consideration of approximately $107.1 million.

        On October 28, 2012, at a meeting of the SRC, the SRC was updated with a summary of the final stages of the strategic review process, including Värde's final proposal to acquire the Company for a cash purchase price of $10.00 per fully diluted share and Party B's proposal, which had not been finalized, but was considered by the SRC to be inferior in terms of price and more conditional than the SRC deemed acceptable. In addition, Party B needed additional time to complete its due diligence. The SRC believed there was uncertainty as to Party B's ability to consummate a transaction on a timely basis. Värde's proposal was conditioned on the Company making certain divestitures prior to closing, the continuation of the Company's credit facilities on substantially the same terms following a sale transaction and the retention of certain members of the Company's senior management. Värde requested that the Company execute a 60-day exclusivity agreement if the proposal was acceptable. However, neither the Board nor the SRC discussed any specific terms with respect to executive management retention at this time.

        Also on October 28, 2012, at a meeting of the Board, after reviewing the proposals from Värde and Party B, the Board determined to pursue Värde's final proposal and enter into an exclusivity agreement with Värde. Värde and the Company executed an exclusivity agreement on November 2, 2012 for an initial period through November 16, 2012.

        On November 1, 2012, representatives of Värde met with the Continuing Executives to discuss the Company's future strategy. There was no discussion at the meeting with the Continuing Executives regarding their continued employment with the Company following the transaction.

        On November 2, 2012, representatives of Haynes and Boone delivered a draft merger agreement to representatives of Värde's outside legal counsel, Mayer Brown LLP ("Mayer Brown"). The initial draft included a two-step structure requiring Värde to commence a tender offer for the Company's common stock which, if successful, would be followed by a second-step merger.

        In early November 2012, Värde formed Parent and Merger Subsidiary and representatives of Parent's legal counsel, Mayer Brown, and Haynes and Boone discussed whether the transaction could be subject to the going private rules given Parent's existing contractual relationships with the Company. The parties determined to continue to analyze the applicability of the going private rules.

        On November 7, 2012, the Company entered into an agreement to sell its ownership interest in UBN, SAS, an acquisition entity that owns MCS et Associes in France for €20,000,000 (approximately $26.3 million), which sale Parent had indicated would be a condition to its acquisition of the Company. The sale was completed on December 17, 2012.

        On November 9, 2012, representatives of Mayer Brown sent to representatives of Haynes and Boone comments to the initial draft of the merger agreement.

        On November 14, 2012, representatives of Mayer Brown and representatives of Haynes and Boone had an initial call to discuss the terms of the merger agreement.

        On November 16, 2012, the Board approved an extension of the exclusivity agreement to November 26, 2012, and Värde and the Company, through their representatives, agreed to such extension. Accordingly, on November 19, 2012, Värde and the Company executed an extension to the exclusivity agreement.

        On November 18, 2012, representatives of Haynes and Boone delivered a revised merger agreement to representatives of Mayer Brown.

        On November 20, 2012, at a Board meeting, management presented revised financial projections relating to the Company. In light of a number of recent unsuccessful attempts to obtain access, on commercially reasonable terms, to financing from commercial lenders, financial services firms and third party lenders, management determined it was appropriate to revise its earlier financial projections. These financial projections were revised to include the assumption that the Company could not obtain financing on commercially reasonable terms and reflected a liquidation scenario. After discussion, the Board approved the financial projections and authorized their use in connection with the proposed transaction and by LMM.

        Also on November 20, 2012, representatives of Haynes and Boone and Mayer Brown had a conference call to discuss the open issues remaining in the draft merger agreement, including, among other things, limitation on remedies and specific performance, matching rights with respect to competing unsolicited bids and the timing of various divestiture transactions by the Company with respect to the signing of the merger agreement and the closing of the merger. Representatives of Mayer Brown also distributed an initial draft of an equity commitment letter, which called for certain funds affiliated with Värde to provide equity financing for the merger in exchange for equity interests in Parent.

        On November 21, 2012 and November 23, 2012, representatives of the SRC and Parent, together with the Company's and Parent's respective advisors, had conference calls to discuss the potential applicability of the going private rules and the open issues remaining in the draft merger agreement, including, among other things, limitation on remedies and specific performance, matching rights with respect to competing unsolicited bids and the timing of various divestiture transactions by the Company with respect to the signing of the merger agreement and the closing of the merger.

        In connection with these conference calls, on November 23, 2012, representatives of Mayer Brown provided additional comments to the merger agreement.

        At a Board meeting on November 26, 2012, the SRC updated the Board on the process and status of negotiations with Parent. After discussion, the Board determined to extend Parent's exclusivity for a period not to exceed two weeks from November 26, 2012.

        On November 27, 2012, for purposes of its credit facility, Bank of America provided a consent with respect to the proposed acquisition of the Company by Parent.

        On December 3, 2012, representatives of Haynes and Boone and Mayer Brown had a conference call to discuss the open issues remaining in the merger agreement, including, among other things, the strength of the equity commitment and the Company's right to enforce it as a third-party beneficiary, Parent's ability to sue in the event of a willful and material breach by the Company, the covenants related to the conduct of the Company's business, matching rights with respect to competing unsolicited bids and the timing of various divestiture transactions by the Company and the representation with respect to the Company's portfolio assets.

        On December 5, 2012, representatives of Mayer Brown circulated additional comments to the merger agreement and distributed drafts of a limited guarantee, which contemplated a guarantee by certain funds affiliated with Värde of the termination fee and expense reimbursement to be paid by Parent under the merger agreement, and a support agreement pursuant to which Parent requested that all directors and certain executive officers agree to vote in favor of adoption of the merger agreement.

        On December 6, 2012, for purposes of its credit facility, Bank of Scotland, the Company and certain of its affiliates entered into a consent relating to the Reducing Note Facility with respect to the proposed acquisition of the Company by Parent.

        On December 7, 2012, an affiliate of Värde and the Company executed an extension to the exclusivity agreement to extend exclusivity through December 18, 2012.

        In early December 2012, the SRC agreed that Parent could begin discussing management arrangements with the Continuing Executives, as these members of executive management would be the only members of executive management retained after the merger. Following discussions, Parent and such parties came to a general understanding regarding their potential future employment.

        Also in early December 2012, the parties determined to comply with the going private rules in connection with the transaction and change the structure of the transaction to a one-step merger in light of the fact that the transaction would not be able to close prior to December 31, 2012.

        During mid-December and through December 20, 2012, Baker Botts provided comments and entered into negotiations with counsel to the Company and Parent on behalf of certain members of executive management with respect to the support agreement, management agreements, separation agreements and the retirement and consulting agreement.

        On December 10, 2012, Parent distributed a form of severance arrangement for J. Bryan Baker, Joe S. Greak and Jim W. Moore to members of the SRC.

        At a Board meeting on December 10, 2012, representatives of Haynes and Boone updated the Board as to the status of negotiations with Parent.

        On December 11, 2012, representatives of Mayer Brown sent to representatives of Haynes and Boone a form of employment agreement and framework for compensation relating to the Continuing Executives.

        On December 12, 2012, representatives of Haynes and Boone sent drafts of the merger agreement and related documents, including summaries thereof, to the members of the Board of Directors by overnight mail.

        Also on December 12, 2012, the Compensation Committee of the Board engaged Exequity LLP to review compensation and severance arrangements with the Company's management.

        As of December 14, 2012, the parties continued work toward finalizing the transaction agreements.

        At a Board meeting on December 17, 2012, representatives of Haynes and Boone updated the Board on the status of the negotiations and summarized for the Board the terms of the merger agreement and related agreements. In particular, the Board discussed with representatives of Haynes and Boone the no-shop provision, the termination provisions and remedies available for breaches of the merger agreement, including a termination fee and a reverse termination fee. In addition, representatives of Haynes and Boone described various requirements in connection with a going private transaction subject to Rule 13e-3 under the Exchange Act, including the requirement to state whether or not the merger is conditioned on a majority of the minority vote as well as whether the transaction, and not just the offer price, is fair to unaffiliated stockholders. The Board noted that in this transaction, because Parent's affiliates owned only 150,000 shares of the Company's outstanding common stock, requiring a majority of the minority vote would not materially increase the protections to unaffiliated stockholders. Also at the Board meeting, LMM informed the Board that certain affiliates of LMM (but not the LMM deal team involved in the financial advisory engagement for the Company) in the past had provided investment banking services to Värde and certain of its affiliates unrelated to the merger, for which services Värde and certain of its affiliates paid to affiliates of LMM during the two-year period prior to such date aggregate fees of approximately $5 million. The Board and LMM further discussed the services and fees paid by Värde and certain of its affiliates.

        At a Board meeting on December 20, 2012, the Board discussed the proposed transaction with Parent, the Company's present financial condition and potential alternatives to the sale. Representatives of legal counsel, Haynes and Boone and Morris Nichols, and the Company's financial advisor, LMM, were also present at the meeting.

        The Board noted that although the Company had moderate cash flow in 2012, a portion of the cash flow was from non-recurring sales of non-core assets and such cash flow was insufficient to sustain the Company's growth. The Board believed that a liquidation process was not attractive because, even though stockholders might receive distributions in a liquidation, an announcement of an intention to liquidate would reduce the value of the Company because its operating performance would likely be adversely affected by employee attrition. The Board recognized that the lack of funding had resulted in the Board not being able to expand the financial performance of the Company, and without growth, the underlying value of the Company was eroding and it was becoming less likely that the Company could obtain funding. The Board believed that the fact that the Company's stock traded in the micro-cap market further exacerbated the Company's inability to obtain funding because larger companies were perceived to have more valuable servicing platforms. The Board also discussed with management and LMM the Board's view that the Company's value as a viable company was dependent on having a capital base to acquire new assets for its own account and without acquisitions of earning assets, the Company's value would erode, making it more difficult to obtain liquidity. It was noted that, based on then current debt markets and the Company's financial condition, it would probably be difficult for the Company to obtain financing on terms similar to the facility with Bank of Scotland.

        Also at this meeting, representatives of Haynes and Boone discussed the Board's fiduciary duties in connection with the proposed transaction and reported that there had not been any material changes to the transaction documents since their distribution to the Board prior to the Board meeting on December 17, 2012. The Board then discussed certain provisions of the merger agreement, including the no-shop provision and the negative covenants on the operation of the Company's business pending closing. Also at this meeting, LMM reviewed with the Board its financial analysis of the merger consideration and rendered to the Board an oral opinion, confirmed by delivery of a written opinion dated December 20, 2012, to the effect that, as of that date and based upon and subject to the assumptions, factors and qualifications set forth in such opinion, the merger consideration to be paid to holders of Company common stock (other than excluded holders) was fair, from a financial point of view, to such holders. Representatives of Exequity LLP joined the Board meeting by telephone and advised the Board that, in its view, the proposed arrangements with management were within market for change of control transactions.

        Following this discussion, the Board meeting was adjourned to allow the SRC to meet and discuss its recommendation to the Board. The SRC met and, after discussion, determined that the merger agreement and the transactions contemplated thereby, including the merger, were advisable and fair to, and in the best interests of, the Company's stockholders, including the unaffiliated stockholders, and recommended to the Board that the Board approve the merger agreement and the transactions contemplated thereby, including the merger as well as the terms of the equity commitment letter, the limited guarantee, the support agreement, the management agreements with Continuing Executives, the retirement and consulting agreement with Mr. Sartain and the separation agreements.

        The Board meeting then reconvened and based in part on the recommendation of the SRC, the Board determined that the merger agreement and the transactions contemplated thereby, including the merger, was advisable and fair to, and in the best interests of, the Company's stockholders, including the unaffiliated stockholders, and approved the merger agreement as well as the terms of the equity commitment letter, the limited guarantee, the support agreement, the management agreements with Continuing Executives, the retirement and consulting agreement with Mr. Sartain and the separation agreements. In addition, the Board unanimously determined that due to the nominal stock ownership by Parent's affiliates, a majority of the minority vote requirement would not materially increase the protections for the Company's unaffiliated stockholders. Mr. Sartain abstained from the vote with respect to the approval of his arrangement with Parent.

 Recommendation of the SRC and Board of Directors; Reasons for Recommending Approval of the Merger

  The SRC

        The SRC, by unanimous vote at a meeting held on December 20, 2012, and after consideration of the factors described below, resolved that the Merger Agreement and the transactions contemplated thereby, including the Merger, were advisable and fair to, and in the best interests of, the Company's stockholders, including the unaffiliated stockholders, and resolved to recommend that (i) the Board determine that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to, and in the best interests of, the Company's stockholders, including the unaffiliated stockholders, and (ii) the Board recommend that the Company's stockholders vote to adopt the Merger Agreement.

        In the course of its deliberations and making the determination and the recommendations to the Board described above, the SRC considered a number of factors. These factors included reasons that the SRC viewed as being generally positive or favorable to substantive and procedural fairness, as well as certain reasons that the SRC considered to be generally negative or unfavorable to substantive and procedural unfairness. The material factors are summarized below.

        The SRC viewed the following factors as being generally positive or favorable in its deliberations and making its determination and the recommendations:

  •
  the Company's strength, platform value, results of operations and financial condition have been undermined over recent years due to a lack of funding, a relatively complex corporate financing structure and a business case that is difficult for investors to understand;

  •
  despite the Company's position as a specialist in a large, opportunity-rich environment for investors in distressed asset portfolios, the Company has been unable to acquire significant portfolios for its own account due to a lack of funding;

  •
  despite efforts to obtain financing from both financial institutions and other investors, the Company has not been successful in obtaining funding on commercially reasonable terms;

  •
  without funding, the Company's balance sheet is shrinking because as the Company's current portfolio assets mature or are otherwise resolved, the Company is forced to retire debt instead of reinvesting in a similar amount in new portfolio assets;

  •
  the perceived value of specialty finance companies, such as the Company, is primarily based on the growth of the earning assets, and a specialty finance company that is not growing is generally viewed as a run-off portfolio with less value, and this perception in turn has made it more difficult for the Company to obtain funding;

  •
  the Company's ability to purchase distressed assets has been further undermined due to increased competition from investment firms that have access to significant capital;

  •
  the cash consideration in the Merger provides certainty of value and the fact that the Merger Consideration represented a 20.5% premium to the closing price of the Company's common stock on December 20, 2012, the last trading day before the public announcement of the Merger Agreement, and a 22.8% premium over the 30-day average closing price of the Company's common stock of $8.14 per share as of December 20, 2012;

  •
  the fact that the extensive negotiations by the SRC with Parent resulted, among other things, in an increase in price to $10.00 per share from an initial proposed price in the range of $8.50 to $9.00 per share;

  •
  the fact that the Merger Consideration is all cash, which allows stockholders to immediately realize certain value for all of their shares of common stock and provides liquidity with respect to a stock that is thinly traded;

  •
  the fact that the Board and the SRC had been considering strategic alternatives for over a year and conducted an extensive process to determine the potential interest in a strategic transaction;

  •
  the fact that, after a review of potential strategic alternatives by the SRC and the Board, with the assistance of the Company's management and legal and financial advisors, including the possibility of remaining independent, combinations with other merger partners, the possibility of equity or debt public or private offerings, the possibility of select asset sales or a liquidation, the SRC and the Board believed that the $10.00 per share Merger Consideration was more favorable to the Company's stockholders than other alternatives given the potential risks, rewards and uncertainties associated with those alternatives as set forth in more detail below:

  •
  the SRC and the Board considered continuing operations as a stand-alone entity, but determined that without sufficient capital from a strategic transaction, as the balance sheet continued to shrink, it would become even more difficult to obtain funding and long-term stockholder value would continue to erode;

  •
  the SRC and the Board considered issuing additional equity or debt to provide funding for operations, but given the thin trading of and general lack of investor interest in the Company's common stock, and the Company's financial condition with insufficient capital and a shrinking balance sheet, the SRC and the Board believed that it was unlikely that investors would provide sufficient capital to maintain the franchise value of the Company and that any such transaction would likely be significantly dilutive to the Company's stockholders; and

  •
  the SRC and the Board considered liquidation as an option but the Board believed that liquidation would not maximize stockholder value because of the costs of liquidation, including the costs of remaining a public company, and the belief that the Company's value would be diminished once it had announced a liquidation due to the difficulties of realizing full values of residual assets in an expedited fashion;

  •
  the fact that the Company's stockholders would recognize significant value through the Merger Consideration and would no longer be subject to market, economic and other risks that arise from owning an equity interest in a public company which includes the risk that the market price for the common stock could be adversely impacted by earnings fluctuations that may result from changes in the Company's operations or the Company's industry generally;

  •
  the fact that the Board had determined in December 2011 to focus on its core business of portfolio acquisition and servicing and proceed with the orderly sale of its non-core businesses, but even after selling certain assets in 2012 for approximately $8.7 million, the Company did not have sufficient capital to sustain long-term growth;

  •
  the fact that the Board requested and received the opinion and financial presentation of LMM, dated December 20, 2012, to the Board as to the fairness, from a financial point of view and as of such date, of the Merger Consideration to be paid to holders of Company common stock (other than excluded holders), which opinion was based on and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by LMM as more fully described below under the caption "Special Factors—Opinion of the Company's Financial Advisor;"

  •
  the likelihood that the Merger would be completed based on, among other things (not in any relative order of importance):

  •
  the fact that Parent had entered into the Equity Commitment Letter for the transaction and did not require third-party debt financing for the transaction, the limited number and nature of conditions to the equity financing, the reputation of the financing sources and the obligation of Parent to use its reasonable best efforts to obtain the equity financing, each of which, in the reasonable judgment of the SRC and the Board, increases the likelihood of such financing being completed;

  •
  the likelihood and anticipated timing of completing the proposed Merger in light of the scope of the conditions to completion;

  •
  the fact that the Merger Agreement provides that, in the event of a failure of the Merger to be consummated under certain circumstances, Parent will pay the Company a $5 million termination fee and reimburse up to $1 million in expenses, without the Company having to establish any damages, and the limited guarantee of such payment obligation by the Investors; and

  •
  the Company's ability, under certain circumstances pursuant to the Merger Agreement and the Equity Commitment Letter, to seek specific performance of Parent's obligation to cause the Investors to make the equity contributions to Parent pursuant to the Equity Commitment Letter and of Parent's obligation to effect the transactions contemplated by the Merger Agreement;

  •
  the other terms of the Merger Agreement and related agreements, including:

  •
  the ability of the Company to furnish information to and engage in discussions or negotiations with a third-party under certain circumstances;

  •
  the Board's ability, under certain circumstances, to withdraw or modify its recommendation regarding the Merger;

  •
  the Company's ability, under certain circumstances, to terminate the Merger Agreement to enter into an agreement providing for a superior proposal; provided, that the Company complies with its obligations to pay to Parent a $2 million termination fee, and reimburse Parent and Merger Subsidiary for up to $1 million in expenses; and

  •
  the termination fee and expenses payable to Parent under certain circumstances, including as described above, in connection with the termination of the Merger Agreement, which the Board concluded were reasonable in the context of termination fees and expenses payable in comparable transactions and in light of the overall terms of the Merger Agreement;

  •
  the fact that all of the Company's stockholders will receive the same consideration per share of common stock;

  •
  the availability of appraisal rights to the Company's stockholders who comply with all of the required procedures under Section 262 for exercising such rights, which rights allow such stockholders to seek appraisal of the fair value of their shares in lieu of receiving the Merger Consideration; and

  •
  the Merger will provide liquidity without incurring brokerage and other costs typically associated with market sales for the unaffiliated stockholders whose ability to sell shares of the Company's common stock is adversely affected by the historically low trading volume of the shares.

        In the course of its deliberations and making its recommendations described above, the SRC considered the following factors relating to the procedural safeguards that the SRC believes were present to ensure the fairness of the Merger to the Company's stockholders, including the unaffiliated stockholders, each of which the SRC believes supports the making of its recommendations:

  •
  the $10.00 per share cash consideration and the other terms and conditions of the Merger Agreement resulted from extensive negotiations between Parent and its advisors, on the one hand, and the SRC and its advisors, on the other hand;

  •
  the fact that seven of the eight members of the Board of Directors are independent directors who are not employees or officers of the Company or affiliates of Parent, Merger Subsidiary or the Värde Filing Persons;

  •
  the fact that the SRC is comprised of three independent directors who are not employees or officers of the Company or affiliates of Parent, Merger Subsidiary or the Värde Filing Persons;

  •
  the fact that, other than the receipt of Board and SRC fees (which are not contingent upon the consummation of the Merger or a recommendation of the Merger), customary director and officer insurance and settlement of options and vesting of restricted stock, seven of the eight members of the Board and each of the SRC members do not have interests in the Merger different from, or in addition to, those of unaffiliated stockholders;

  •
  the fact that the discussions related to the Merger and the consideration and negotiation of the price and other terms of the proposed Merger were conducted with the oversight of the SRC and the Board;

  •
  the fact that Mr. Sartain, the only director of the Company who is also an officer of the Company, abstained from the vote with respect to the retirement and consulting agreement due to his interest in such agreement;

  •
  the fact that the retirement and consulting agreement, management agreements and separation agreements (collectively, the "Executive Arrangements") were not negotiated nor were the general terms disclosed until the $10.00 price per share Merger Consideration had been negotiated between the SRC and Parent;

  •
  the fact that the Compensation Committee of the Board hired Exequity LLP, an independent compensation consultant, to review the terms of the Executive Arrangements and Exequity LLP concluded that the Executive Arrangements were within market for change of control transactions;

  •
  the fact that the SRC was actively involved in the Company's strategic process for many months and that the SRC and the Board (i) were advised by Haynes and Boone, the Company's legal counsel, Morris Nichols, as Delaware counsel to the independent members of the Board (including the SRC), and LMM, the Company's financial advisor, (ii) conducted extensive deliberations and discussions with the Company's management and such advisors and (iii) conducted extensive negotiations with Parent regarding the terms of the Merger Agreement and the proposed Merger;

  •
  the fact that the SRC and the Board discussed whether the adoption of the Merger Agreement should require the affirmative vote of a majority of the outstanding shares held by unaffiliated stockholders, and following such discussion, determined not to require this vote because of the insignificant number of shares held by Parent, Merger Subsidiary and the Värde Filing Persons;

  •
  the ability of the Company's stockholders who comply with all of the required procedures within applicable time periods under Delaware law to seek appraisal of the "fair value" of their shares;

  •
  the Company's ability, under certain circumstances, to consider and respond to an unsolicited written acquisition proposal, furnish confidential information to, and engaged in discussions or negotiations with, the person or parties making such a proposal, if the SRC, prior to taking such actions, determines in good faith that such acquisition proposal either constitutes a superior proposal or could reasonably be expected to result in a superior proposal;

  •
  the Company's ability, under certain circumstances, prior to stockholder approval having been obtained for the merger proposal, to terminate the merger agreement in order to enter into an agreement providing for a superior proposal, provided it complies with its relevant obligations, including, if applicable, paying to Parent the applicable termination fee and certain expenses;

  •
  the Board's ability in certain circumstances to change, qualify, withdraw or modify its recommendation that the stockholders vote to adopt the merger agreement; and

  •
  that while, pursuant to the Support Agreement, the parties to the Support Agreement have committed to vote in favor of approving the Merger Agreement and the Merger, such commitments terminate automatically upon termination of the Merger Agreement in accordance with its terms, including termination by the Company to accept a superior proposal and in other circumstances specified in the Support Agreement.

        In the course of its deliberations and making the recommendations described above, the SRC considered the following factors to be generally negative or unfavorable in its deliberations and making its recommendations:

  •
  the risk that the proposed Merger might not be completed in a timely manner or at all, including the risk that the Merger will not occur if the equity financing is not obtained;

  •
  the risks and costs to the Company if the proposed Merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential disruptive effect on the Company's various business relationships, including its relations with affiliates of Parent pursuant to existing contractual relationships;

  •
  the fact that following the completion of the Merger, unaffiliated stockholders would not be able to participate in the future growth or earnings of the Company;

  •
  the restrictions on the Company's operations prior to completion of the Merger, which may delay or prevent the Company from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company pending the completion of the Merger;

  •
  the possibility that the $2 million termination fee, and reimbursement of up to $1 million in expenses, payable by the Company upon the termination of the Merger Agreement under certain circumstances may discourage other potential acquirers from making a competing proposal for a transaction with the Company;

  •
  the fact that if the proposed Merger is not completed, the Company will be required to pay its own expenses associated with the negotiation of the Merger Agreement, and the transactions contemplated thereby, as well as, under certain circumstances, to pay Parent a $2 million termination fee, and reimburse Parent and Merger Subsidiary up to $1 million in expenses in connection with the termination of the Merger Agreement;

  •
  the fact that Parent and Merger Subsidiary are newly formed entities with essentially no assets other than the equity commitment of the Investors, and that the Company's remedy in the event of breach of the Merger Agreement by Parent or Merger Subsidiary may be limited to receipt of the $5 million termination fee, plus up to $1 million in expenses, and that under certain circumstances the Company may not be entitled to a termination fee or other damages at all;

  •
  the fact that an all cash transaction would be taxable to the Company's stockholders that are U.S. holders for U.S. federal income tax purposes; and

  •
  the terms of the participation in the Merger by Messrs. Sartain, Horrell, Holmes and DeWitt and the fact that they may have interests in the transaction that are different from, or in addition to, those of unaffiliated stockholders.

        The SRC did not consider the Company's going concern value as a factor because the SRC believed that there were questions about the Company's ability to continue as a going concern in the absence of obtaining significant funding, and the SRC did not believe that the Company would be able to obtain such funding in light of its financial condition. The SRC had discussed with management whether there was franchise value related to the servicing entity as an ongoing entity, but management informed the SRC that historically the Company's servicing business had operated at a loss. The SRC reviewed management's projections which were based on a run-off scenario in which the Company would not purchase additional assets but would collect and resolve its existing portfolio assets and liquidate the business by 2016.

        The SRC did not consider the purchase prices paid in transactions described under "Certain Purchases and Sales of FirstCity Common Stock," because such transactions occurred after the SRC made its recommendations concerning the Merger Agreement and the transactions contemplated thereby, including the Merger. The SRC noted that Parent, Merger Subsidiary, the Värde Filing Persons and the Company had not purchased any shares of the Company's common stock during the last two years.

        Further, the SRC did not consider net book value a material indicator of the value of the Company because it believed that net book value reflects historical costs and is not a material indicator of the value of the Company's common stock. The Company's net book value per share was $12.23 as of September 30, 2012.

        The SRC was not aware of any firm offer for a merger, sale of all or a substantial part of the Company's assets or a purchase of a controlling amount of the Company's securities having been received by the Company from anyone other than Parent in the two years preceding the signing of the Merger Agreement.

        The SRC also considered the current and historical market prices of the Company's common stock. Specifically, the SRC considered the fact that the Merger Consideration represented a 20.5% premium to the closing price of the Company's common stock on December 20, 2012, the last trading day before the public announcement of the Merger Agreement, and a 22.8% premium over the 30-day average closing price of the Company's common stock of $8.14 per share as of December 20, 2012.

        The foregoing discussion of the information and factors considered by the SRC addresses the material factors considered by the SRC in its deliberations of the Merger Agreement. In view of the variety of factors considered in connection with its evaluation of the Merger Agreement and the Merger, the SRC did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in its deliberations or in making its recommendations. In addition, individual SRC members may have given different weights to factors. The SRC did not structure the transaction to require approval of a majority of unaffiliated stockholders or retain an unaffiliated representative to act solely on behalf of unaffiliated stockholders for purposes of negotiating the Merger Agreement. Nonetheless, the SRC recommended the Board approve the Merger Agreement and the transactions contemplated thereby, including the Merger, based upon the totality of the information presented to and considered by it. The SRC conducted extensive discussions of, among other things, the factors described above, and unanimously determined that the Merger Agreement is advisable and fair to, and in the best interests of, the Company's stockholders, including the unaffiliated stockholders, and determined to recommend that the Board approve the Merger

Agreement and the transactions contemplated thereby, including the Merger, and recommend that the stockholders of the Company vote to adopt the Merger Agreement.

  The Board of Directors

        Although seven of the eight members of the Board are independent from Parent and its affiliates, the Board created the SRC for administrative purposes to oversee the strategic review process, including to evaluate and negotiate a potential strategic transaction, including the Merger, and to make recommendations to the Board to approve or reject a strategic transaction. The Board authorized the SRC to make recommendations to the Board, but the SRC did not have authority to approve or reject a strategic transaction. In addition, because the Board contemplated that any potential acquirer might be interested in retaining certain members of management in a sale, including Mr. Sartain, in early 2012, the Board determined that Mr. Sartain was not independent and should recuse himself from deliberations and votes relating to the strategic process. Although Mr. Sartain voted to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, he abstained from the vote as it related to the retirement and consulting agreement due to his interest therein.

        On December 20, 2012, after extensive discussion and based on the recommendations of the SRC and the factors considered by the SRC as described above, the Board, by unanimous vote, (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to, and in the best interests of, the Company's stockholders, including the unaffiliated stockholders, (ii) approved the Executive Arrangements, the Support Agreement, the Limited Guarantee and the Equity Commitment Letter and (iii) recommended that the Company's stockholders vote to adopt the Merger Agreement.

        In determining that the Merger Agreement is advisable and fair to, and in the best interests of, the Company's stockholders, including the unaffiliated stockholders, and approving the Merger Agreement and the transactions contemplated thereby, including the Merger, the Board considered a number of factors, including the following material factors:

  1.
  The recommendations of the SRC; and

  2.
  The factors described above that were considered by the SRC, including the factors that the SRC considered positive or favorable, the factors that the SRC considered relating to procedural safeguards and the factors that the SRC considered negative or unfavorable, of which the Board adopted in determining that the Merger Agreement is advisable and fair to, and in the best interests of the Company's stockholders, including the unaffiliated stockholders.

        The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive, but includes the material factors considered by the Board. These factors included reasons that the Board viewed as being generally positive or favorable to substantive and procedural fairness, as well as certain reasons that the Board viewed as being generally negative or unfavorable to substantive and procedural unfairness. In view of the variety of factors considered in connection with its evaluation of the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendations. In addition, individual directors may have given different weights to different factors. Those factors generally figured positively or favorably.

        Despite the fact that the SRC did not have the authority to approve or reject any strategic transaction, the Board believes the Merger is procedurally fair based on the factors described above.

 Opinion of the Company's Financial Advisor

        LMM is acting as the Company's financial advisor in connection with the Merger. As part of that engagement, the Board requested that LMM evaluate the fairness, from a financial point of view, of the Merger Consideration to be paid to holders of Company common stock (other than excluded holders). On December 20, 2012, at a meeting of the Board held to evaluate the Merger, LMM rendered to the Board an oral opinion, confirmed by delivery of a written opinion dated December 20, 2012, to the effect that, as of that date and based upon and subject to the assumptions, factors and qualifications set forth in such opinion, the Merger Consideration to be paid to holders of Company common stock (other than excluded holders) was fair, from a financial point of view, to such holders.

        The full text of LMM's written opinion, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by LMM in connection with its opinion, is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. LMM's engagement and its opinion were for the benefit of the Board (in its capacity as such) and such opinion was rendered to the Board in connection with its evaluation of the Merger Consideration from a financial point of view and did not address any other aspects of the Merger. LMM's opinion did not address the relative merits of the Merger as compared to any other transaction or business strategy in which the Company might engage or the merits of the underlying decision by the Company to engage in the Merger. LMM's opinion was not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Merger or any related matter.

        In connection with its opinion, LMM:

  •
  reviewed the financial terms and conditions of a draft, dated December 20, 2012, of the Merger Agreement;

  •
  reviewed certain publicly available historical business and financial information relating to the Company;

  •
  reviewed various financial forecasts and other estimates and data provided to LMM by the Company relating to the Company's business and discussed certain sensitivities to such financial forecasts and other estimates and data with the Company's senior management, in each case as approved for LMM's use by the Board;

  •
  held discussions with members of the Company's senior management with respect to the business and prospects of the Company;

  •
  reviewed public information with respect to certain other companies in lines of business LMM believed to be generally relevant in evaluating the business of the Company;

  •
  reviewed the financial terms of certain business combinations involving companies in lines of business LMM believed to be generally relevant in evaluating the business of the Company;

  •
  reviewed historical stock prices and trading volumes of Company common stock; and

  •
  conducted such other financial studies, analyses and investigations as LMM deemed appropriate.

        LMM assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. LMM did not conduct any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or concerning the solvency or fair value of the Company, and LMM was not furnished with any such valuation or appraisal. With respect to the financial forecasts and other estimates and data (including related sensitivities) utilized by LMM in its analyses, LMM assumed, with the Company's consent, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of the Company. LMM assumed no responsibility for and expressed no view as to any forecasts, estimates or data or the assumptions on which they were based. In addition, LMM relied, at the Company's direction, on the assessments of the Company's management and the Board as to (i) the liquidity needs of and capital resources available to the Company to fund its operations and potential for new investments and (ii) the planned divestitures by the Company or its affiliates of certain assets and the expected timing of and proceeds to be received from such divestitures. LMM is not an expert in the evaluation of loan and lease portfolios or allowances for related losses and LMM was not requested to, and it did not, conduct a review of individual credit files or make an analysis of, nor did LMM express any opinion or view as to, the adequacy or sufficiency of the Company's or any other entity's allowances for losses or any other related matters. LMM's opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to LMM as of, the date of its opinion. LMM assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of its opinion. LMM did not express any opinion as to the price at which shares of Company common stock would trade at any time subsequent to the announcement of the Merger.

        In rendering its opinion, LMM assumed, with the Company's consent, that the Merger would be consummated on the terms described in the Merger Agreement, without any waiver or modification of any material terms or conditions. Representatives of the Company advised LMM, and LMM assumed, that the Merger Agreement, when executed, would conform to the draft reviewed by LMM in all material respects. LMM also assumed, with the Company's consent, that obtaining the necessary governmental, regulatory or third-party approvals and consents for the Merger would not have an adverse effect on the Company or the Merger. LMM did not express any opinion as to any tax or other consequences that might result from the Merger, nor did LMM's opinion address any legal, tax, regulatory or accounting matters, as to which LMM understood that the Company obtained such advice as it deemed necessary from qualified professionals. LMM expressed no view or opinion as to any terms or other aspects of the Merger (other than the Merger Consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the Merger or any terms, aspects or implications of any support agreements or other agreements or arrangements entered into in connection with, or contemplated by, the Merger. In addition, LMM expressed no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Merger, or class of such persons, relative to the Merger Consideration or otherwise. The issuance of LMM's opinion was approved by LMM's opinion committee. Except as described in this summary, the Company imposed no other instructions or limitations on LMM with respect to the investigations made or the procedures followed by it in rendering its opinion.

        In preparing its opinion to the Board, LMM performed a variety of financial and comparative analyses. The following is a brief summary of the material financial and comparative analyses that LMM deemed to be appropriate for this type of transaction and that were reviewed with the Board by LMM in connection with rendering its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to partial or summary description. In arriving at its opinion, LMM considered the results of all of the analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis considered by it. Rather, LMM made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses. Accordingly, LMM believes that its financial analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

        In its financial analyses, LMM considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company. No company or transaction used in LMM's financial analyses is identical to the Company or the Merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies and transactions analyzed. The estimates contained in LMM's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, LMM's analyses are inherently subject to substantial uncertainty.

        The financial analyses summarized below include information presented in tabular format. In order to fully understand LMM's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of LMM's financial analyses.

        Selected Public Companies Analysis.    LMM reviewed publicly available financial information of the following 20 selected publicly traded companies with market capitalizations of under $750 million as of December 19, 2012, four of which are commercial finance companies, three of which are receivables management companies, three of which are specialty commercial real estate (CRE) services companies and 10 of which are business development companies (BDC):

Selected Commercial Finance Companies	Selected Receivables Management Companies
• Marlin Business Services Corp.	• Asset Acceptance Capital Corp.
• MicroFinancial Incorporated	• Asta Funding, Inc.
• Mitcham Industries, Inc.	• Encore Capital Group, Inc.
• NewStar Financial, Inc.
Selected Specialty CRE Services Companies	Selected Business Development Companies
• Federal Agricultural Mortgage Corp.	• Fidus Investment Corporation
• Resource America, Inc.	• Gladstone Capital Corporation
• Walker & Dunlop, Inc.	• Gladstone Investment Corporation
• Horizon Technology Finance Corporation
• Kohlberg Capital Corporation
• Medley Capital Corporation
• NGP Capital Resources Company
• PennantPark Floating Rate Capital Ltd.
• Solar Senior Capital Ltd.
• THL Credit, Inc.

LMM reviewed closing stock prices of the selected companies on December 19, 2012 as multiples of tangible book value per share as of September 30, 2012 and calendar year 2012 estimated earnings per share ("EPS"). The overall observed low, median, average and high multiples for the selected companies of tangible book value per share as of September 30, 2012 were 0.73x, 1.07x, 1.13x and 1.99x, respectively, and of calendar year 2012 estimated EPS multiples were 7.0x, 11.2x, 12.5x and 29.9x, respectively. LMM then applied selected multiple ranges of tangible book value per share as of September 30, 2012 of 0.73x to 1.07x and calendar year 2012 estimated EPS of 7.0x to 11.2x derived from the selected companies to corresponding data of the Company, including the Company's estimated EPS as adjusted to exclude the full-year earnings impact of recent and near-term planned divestitures per the Company's management. Financial data of the selected companies were based on publicly available research analysts' estimates, public filings and other publicly available information. Financial data of the Company were based on the Company's public filings and internal estimates of the Company's management. This analysis indicated the following approximate implied per share equity value reference ranges for the Company, as compared to the Merger Consideration:

Implied Per Share Equity Value Reference Ranges Based on:
Tangible Book Value	EPS	Merger Consideration
$8.83–$12.75	$8.45–$13.27	$10.00

        Selected Precedent Transactions Analysis.    LMM reviewed, to the extent publicly available, financial information relating to the following eight selected all-cash U.S transactions announced between January 1, 2003 and December 19, 2012 involving commercial mortgage banking companies, diversified commercial lending companies, diversified mortgage lending companies, diversified specialty lending companies, niche commercial lending companies and business development corporations:

Date Announced	Acquiror	Target
06/07/12	• Walker & Dunlop, Inc.	• CW Capital, LLC
10/22/09	• EverBank Financial Corp	• Tygris Commercial Finance Group, Inc.
06/08/05	• MuniMae, LLC	• Glaser Financial Group Inc.
01/29/04	• Sumitomo Corporation	• Oxford Finance Corporation
09/15/03	• Rabobank Nederland /FI	• Lend Lease Agri-Business, Inc.
08/14/03	• Wachovia Corporation	• Lend Lease Mortgage Capital
07/25/03	• Hudson United Bancorp	• Flatiron Credit Company, Inc.
05/07/03	• General Motors Acceptance Corp.	• Lend Lease's U.S. Debt Advisory Group/CapMark

LMM reviewed the purchase prices paid for the target companies in the selected transactions as a multiple of tangible book value per share as of the most recently completed quarter (except in the case of the Lend Lease Agri-Business, Inc., Lend Lease Mortgage Capital and Lend Lease's U.S. Debt Advisory Group/CapMark transactions in which tangible book value per share was not publicly disclosed and for which book value per share was utilized). The overall low, median, average and high tangible book value per share multiples observed for the selected transactions were 0.52x, 1.07x, 1.18x and 2.23x. LMM then applied a selected multiple range of tangible book value per share of 0.52x to 1.07x derived from the selected transactions to the Company's tangible book value per share as of September 30, 2012. Financial data of the selected transactions were based on publicly available research analysts' estimates, public filings and other publicly available information. Financial data of the Company were based on the Company's public filings. This analysis indicated the following approximate implied per share equity value reference range for the Company, as compared to the Merger Consideration:

Implied Per Share Equity Value Reference Range	Per Share Merger Consideration
$6.35–$12.75	$10.00

        Discounted Cash Flow Analysis.    LMM performed a discounted cash flow analysis to calculate the estimated present values of after-tax cash flows that the Company was projected to generate during fiscal years ending December 31, 2013 through the projected terminal year for the Company of December 31, 2016 based on internal estimates of the Company's management assuming, consistent with such estimates, that no interim dividends would be paid to the Company's stockholders and alternatively assuming, based on certain sensitivities approved by the Board for LMM's use, the payment of annual dividends in excess of working capital and reduction of the Company's annual operating cash flow. The cash flows were then discounted to present value as of December 31, 2012 using discount rates ranging from 15.0% to 18.0%. This analysis indicated the following approximate overall implied per share equity value reference range for the Company, as compared to the Merger Consideration:

Implied Per Share Equity Value Reference Range	Per Share Merger Consideration
$7.42–$10.66	$10.00

        Other.    LMM also noted certain additional factors that were not considered part of LMM's financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:

  •
  premiums paid in selected all-cash transactions involving financial services targets with equity values of $75 million to $500 million, including average implied premiums based on the target company's closing stock prices one day, one week and four weeks prior to announcement of the relevant transaction of approximately 33%, 30% and 29%, respectively, that indicated, after applying a selected range of implied premiums of 20% to 40% to the closing price of Company common stock as of December 19, 2012, an implied per share equity value reference range for the Company of approximately $9.92 to $11.58; and

  •
  historical trading performance of Company common stock during the 52-week period ended December 19, 2012, which indicated overall low and high closing prices for Company common stock during such period of $6.88 to $10.00 per share.

  Miscellaneous

        In connection with LMM's services as the Company's financial advisor, the Company has agreed to pay LMM an aggregate fee currently estimated to be approximately $1.6 million, $150,000 of which was paid in connection with LMM's engagement, $125,000 of which was paid upon delivery of LMM's presentation following completion of the Company's initial strategic review, $250,000 of which was paid upon delivery of LMM's opinion, and approximately $1.1 million of which is payable contingent on completion of the Merger. The Company also has agreed to reimburse LMM for reasonable expenses, including fees and expenses of LMM's legal counsel, and to indemnify LMM and related parties against liabilities and other items, including liabilities under U.S. federal securities laws, arising out of or related to its engagement.

        Certain affiliates of LMM, including Lazard Frères & Co. LLC, the parent of LMM, referred to as Lazard, in the past have provided investment banking services to Värde and certain of its affiliates unrelated to the Merger, for which services compensation has been and may be received, including acting as financial advisor to Värde in connection with the debt restructuring of and acquisition of a majority interest in Crest Nicholson plc in 2011 and as placement agent and/or financial advisor to Värde and certain of its affiliates for various other transactions. In addition, an executive of an affiliate of Lazard is Chairman of the Board of Directors of Crest Nicholson plc. In the ordinary course of their respective businesses, Lazard, LFCM Holdings LLC (an entity indirectly owned in large part by managing directors of Lazard) and certain of their and LMM's respective affiliates may actively trade securities of the Company and certain of its affiliates or certain affiliates and/or portfolio companies of Värde for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities, and also may trade and hold securities on behalf of the Company, Värde and certain of their respective affiliates and/or portfolio companies.

        The Company selected LMM to act as its financial advisor in connection with the Merger based on LMM's qualifications, experience and reputation. LMM is part of the Lazard Group, an internationally recognized investment banking firm providing a broad range of financial advisory services and, as part of its investment banking business, is regularly engaged in valuations of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts and valuations for other purposes. The consideration payable in the Merger was determined through negotiations between the Company and Värde and was approved by the Board. LMM was not requested to, and it did not, recommend the specific consideration payable in the Merger or that any given consideration constituted the only appropriate consideration for the Merger. The decision to enter into the Merger Agreement was solely that of the Board and LMM's opinion and financial analyses were only one of many factors taken into consideration by the Board in its evaluation of the Merger. Consequently, the financial analyses described above should not be viewed as determinative of the views of the Board or management with respect to the Merger or the consideration payable in the Merger or as to whether the Board would have been willing to determine that a different consideration was fair.

Position of Parent, Merger Subsidiary and the Värde Filing Persons as to the Fairness of the Merger

        Under a potential interpretation of the SEC rules governing "going-private" transactions, each of Parent, Merger Subsidiary and the Värde Filing Persons may be deemed to be affiliates of the Company and required to express their beliefs as to the fairness of the Merger to the unaffiliated stockholders of the Company. Parent, Merger Subsidiary and the Värde Filing Persons are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of Parent, Merger Subsidiary and the Värde Filing Persons should not be construed as a recommendation to any the Company stockholder as to how that stockholder should vote on the proposal to adopt the Merger Agreement.

        Parent and Merger Subsidiary attempted to negotiate the terms of a transaction that would be most favorable to them, and not to the stockholders of the Company, and, accordingly, did not negotiate the Merger Agreement with a goal of obtaining terms that were fair to such stockholders. None of Parent, Merger Subsidiary or the Värde Filing Persons believes that it has or had any fiduciary duty to the Company or its stockholders, including with respect to the Merger and its terms.

        None of Parent, Merger Subsidiary and the Värde Filing Persons participated in the deliberation process of the SRC or the Board, or in the conclusions of the SRC and the Board, as to the substantive and procedural fairness of the Merger to the unaffiliated stockholders of the Company, nor did they undertake any independent evaluation of the fairness of the Merger or engage a financial advisor for such purpose. Parent engaged Sandler O'Neill+Partners, L.P. ("Sandler O'Neil") to provide certain negotiation advisory services in connection with a potential transaction involving the Company. Sandler O'Neil was not asked to deliver and none of the Parent, Merger Subsidiary, the Värde Filing Persons, the SRC or the Board has received any report, opinion or appraisal as to the fairness, from a financial point of view or otherwise, of the Merger Consideration to be paid or received, as the case may be, in connection with the Merger. Nevertheless, based on the knowledge and review by Parent, Merger Subsidiary and the Värde Filing Persons of available information regarding the Company and discussions with members of the Board and the Company's senior management regarding the Company and its business and the factors considered by, and the review and resulting conclusions of, the SRC and the Board discussed in this proxy statement in "Special Factors—Recommendation of the SRC and Board of Directors; Reasons for Recommending Approval of the Merger" beginning on page 30 (which review and resulting conclusions the Parent, Merger Subsidiary and the Värde Filing Persons expressly adopt), they believe that the proposed Merger is substantively and procedurally fair to the unaffiliated stockholders of the Company on the basis of the factors discussed below.

        Parent, Merger Subsidiary and the Värde Filing Persons believe that the proposed Merger is substantively fair to the unaffiliated stockholders of the Company based on the following factors:

  •
  the Company's strength, platform value, results of operations and financial condition have been undermined over recent years due to a lack of funding, a relatively complex corporate financing structure and a business case that is difficult for investors to understand;

  •
  despite the Company's position as a specialist in a large, opportunity-rich environment for investors in distressed asset portfolios, the Company has been unable to acquire significant portfolios for its own account due to a lack of funding;

  •
  despite efforts to obtain financing from both financial institutions and other investors, the Company has not been successful in obtaining funding on commercially reasonable terms;

  •
  without funding, the Company's balance sheet is shrinking because as the Company's current portfolio assets mature or are otherwise resolved, the Company is forced to retire debt instead of reinvesting a similar amount in new portfolio assets;

  •
  the perceived value of specialty finance companies, such as the Company, is primarily based on the growth of earning assets, and a specialty finance company that is not growing is generally viewed as a run-off portfolio with less value, and this perception in turn has made it more difficult for the Company to obtain funding;

  •
  the Company's ability to purchase distressed assets has been further undermined due to increased competition from investment firms that have access to significant capital;

  •
  the cash consideration in the Merger provides certainty of value and fact that the Merger Consideration represented a 20.5% premium over the closing price of the common stock on December 20, 2012, the last trading day before the public announcement of the Merger Agreement, and a 22.8% premium over the 30-day average closing price of the Company's common stock of $8.14 per share as of December 20, 2012;

  •
  the fact that the extensive negotiations by the SRC with Parent resulted, among other things, in an increase in price to $10.00 per share from an initial proposed price in the range of $8.50 to $9.00 per share;

  •
  the financial and other terms and conditions of the Merger Agreement were the product of extensive negotiations between the SRC and its advisors, on the one hand, and Parent and its advisors on the other hand;

  •
  the fact that Parent, Merger Subsidiary and the Värde Filing Persons understood that the Company had conducted an extensive process of soliciting bids in multiple rounds of bidding and the fact that the Board and the SRC had been considering strategic alternatives for over a year, and ultimately approved Parent's offer;

  •
  the fact that the Merger Consideration is all cash, which allows stockholders to immediately realize a certain value for all of their shares of common stock and provides liquidity with respect to a stock that is thinly traded;

  •
  the fact that the Company's stockholders would recognize significant value through the Merger Consideration and would no longer be subject to the market, economic and other risks that arise from owning an equity interest in a public company which include the risk that the market price for the common stock could be adversely impacted by earnings fluctuations that may result from changes in the Company's operations and in the Company's industry generally;

  •
  the likelihood that the Merger would be completed based on, among other things (not in any relative order of importance):

  •
  the fact that Parent had entered into the Equity Commitment Letter for the transaction and did not require third-party debt financing for the transaction, the limited number and nature of conditions to the equity financing and the obligation of Parent to use its reasonable best efforts to obtain the equity financing, each of which increases the likelihood of such financing being completed;

  •
  the likelihood and anticipated timing of completing the proposed Merger in light of the scope of the conditions to completion;

  •
  the fact that the Merger Agreement provides that, in the event of a failure of the Merger to be consummated under certain circumstances, Parent will pay the Company a $5 million termination fee and reimburse up to $1 million in expenses, without the Company having to establish any damages, and the limited guarantee of such payment obligation by the Investors; and

  •
  the Company's ability, under certain circumstances pursuant to the Merger Agreement and the Equity Commitment Letter, to seek specific performance of Parent's obligation to cause the Investors to make the equity contributions to Parent pursuant to the Equity Commitment Letter and of Parent's obligation to effect the transactions contemplated by the Merger Agreement;

  •
  the other terms of the Merger Agreement and related agreements, including:

  •
  the ability of the Company to furnish information to and engage in discussions or negotiations with a third-party under certain circumstances;

  •
  the Board's ability, under certain circumstances, to withdraw or modify its recommendation regarding the Merger; and

  •
  the Company's ability, under certain circumstances, to terminate the Merger Agreement to enter into an agreement providing for a superior proposal; provided, that the Company complies with its obligations to pay to Parent a $2 million termination fee, and reimburse Parent and Merger Subsidiary for up to $1 million in expenses;

  •
  the fact that all of the Company's stockholders will receive the same consideration per share of common stock;

  •
  the availability of appraisal rights to the Company's stockholders who comply with all of the required procedures under Section 262 for exercising such rights, which rights allow such holders to seek appraisal of the fair value of their shares in lieu of receiving the Merger Consideration; and

  •
  the Merger will provide liquidity without incurring brokerage and other costs typically associated with market sales for the unaffiliated stockholders whose ability to sell shares of the Company's common stock is adversely effected by the historically low trading volume of the shares.

        Parent, Merger Subsidiary and the Värde Filing Persons believe that the proposed Merger is procedurally fair to the unaffiliated stockholders based on the following factors:

  •
  $10.00 per share cash consideration and the other terms and conditions of the Merger Agreement resulted from extensive negotiations between Parent and its advisors, on the one hand, and the SRC and its advisors, on the other hand;

  •
  the fact that seven of the eight members of the Board are independent directors who are not employees or officers of the Company or affiliates of Parent, Merger Subsidiary or the Värde Filing Persons;

  •
  the fact that the SRC is comprised of three independent directors who are not employees or officers of the Company or affiliates of Parent, Merger Subsidiary or the Värde Filing Persons;

  •
  the fact that, other than the receipt of Board and SRC fees (which are not contingent upon the consummation of the Merger or a recommendation of the Merger), customary director and officer insurance and settlement of options and vesting of restricted stock, seven of the eight members of the Board and each of the SRC members do not have interests in the Merger different from, or in addition to, those of unaffiliated stockholders;

  •
  the fact that the discussions related to the Merger and the consideration and negotiation of the price and other terms of the proposed Merger was conducted under the oversight of the SRC and the Board;

  •
  the fact that Mr. Sartain, the only director of the Company who is also an officer of the Company, abstained from the vote with respect to the retirement and consulting agreement due to his interest in such agreement;

  •
  the fact that the Executive Arrangements were not negotiated nor were the general terms disclosed until the $10.00 price per share Merger Consideration had been negotiated between the SRC and Parent;

  •
  the fact that the Compensation Committee of the Board hired Exequity LLP, an independent compensation consultant, to review the terms of the Executive Arrangements and Exequity LLP concluded that the Executive Arrangements were within market for change of control transactions;

  •
  the fact that the SRC was actively involved in the Company's strategic process for many months and that the SRC and the Board (i) were advised by legal and financial advisors, (ii) conducted extensive deliberations and discussions with the Company's management and such advisors and (iii) conducted extensive negotiations with Parent regarding the terms of the Merger Agreement and the proposed Merger;

  •
  the fact that the Board requested and received an opinion from the Company's financial advisor, dated December 20, 2012, to the Board as to the fairness, from a financial point of view and as of such date, of the Merger Consideration to be paid to holders of Company common stock (other than excluded holders);

  •
  the fact that the SRC and the Board discussed whether the adoption of the Merger Agreement should require the affirmative vote of a majority of the outstanding shares held by unaffiliated stockholders, and following such discussion, determined not to require this vote because of the insignificant number of shares held by Parent, Merger Subsidiary and the Värde Filing Persons;

  •
  the ability of stockholders who comply with all of the required procedures within applicable time periods under Delaware law to seek appraisal of the "fair value" of their shares;

  •
  the Company's ability, under certain circumstances, to consider and respond to an unsolicited written acquisition proposal, to furnish confidential information to, and engage in discussions or negotiations with, the person or parties making such a proposal, if the SRC, prior to taking such actions, determines in good faith that such acquisition proposal either constitutes a superior proposal or could reasonably be expected to result in a superior proposal;

  •
  the Company's ability, under certain circumstances, prior to stockholder approval having been obtained for the merger proposal, to terminate the Merger Agreement in order to enter into an agreement providing for a superior proposal, provided it complies with its relevant obligations, including paying to Parent the applicable termination fee and certain expenses;

  •
  the Board's ability in certain circumstances to change, qualify, withdraw or modify its recommendation that the stockholders vote to adopt the Merger Agreement;

  •
  that while, pursuant to the Support Agreement, the parties to the Support Agreement have committed to vote in favor of approving the Merger Agreement and the Merger, such commitments terminate automatically upon termination of the Merger Agreement in accordance with its terms, including termination by the Company to accept a superior proposal and in other circumstances specified in the Support Agreement; and

  •
  the Board unanimously, which includes a majority of directors who are not employees of the Company, approved the Merger and entry into the Merger Agreement and resolved to recommend the Merger Agreement for adoption by the Company's stockholders.

        Parent, Merger Subsidiary and the Värde Filing Persons also did not consider the liquidation value of the Company's assets as indicative of the Company's value due to the fact that the Company is being sold as an ongoing business and the liquidation value is irrelevant to a determination as to whether the Merger is fair to the unaffiliated stockholders. Parent, Merger Subsidiary and the Värde Filing Persons did not establish a pre-merger going concern value for the Company's equity as a public company for the purposes of determining the fairness of the Merger Consideration to the unaffiliated stockholders because, following the Merger, the Company will have a different operating strategy, with the goal of more efficiently pursuing different opportunities and risks as a private company. Also, Parent, Merger Subsidiary and the Värde Filing Persons did not consider the going concern value because Parent, Merger Subsidiary and the Värde Filing Persons believed that there were questions about the Company's ability to continue as a going concern in the absence of obtaining significant funding, and Parent, Merger Subsidiary and the Värde Filing Persons did not believe that the Company would be able to obtain such funding in light of its financial condition. Parent, Merger Subsidiary and the Värde Filing Persons did not consider whether there was franchise value related to the servicing entity as an ongoing entity, because historically the Company's servicing business had operated at a loss.

        Parent, Merger Subsidiary and the Värde Filing Persons did not consider the purchase prices paid in transactions described under "Certain Purchases and Sales of FirstCity Common Stock," because such transactions occurred after Parent, Merger Subsidiary and the Company had entered into the Merger Agreement. In addition, Parent, Merger Subsidiary and the Värde Filing Persons did not purchase any shares of the Company's common stock during the last two years.

        Parent, Merger Subsidiary and the Värde Filing Persons were not aware of any firm offer for a merger, sale of all or a substantial part of the Company's assets or a purchase of a controlling amount of the Company's securities having been received by the Company from anyone other than Parent in the two years preceding the signing of the Merger Agreement.

        The foregoing discussion of the information and factors considered by Parent, Merger Subsidiary and the Värde Filing Persons in connection with the fairness of the Merger is not intended to be exhaustive but is believed to include all material factors considered by Parent, Merger Subsidiary and the Värde Filing Persons. Parent, Merger Subsidiary and the Värde Filing Persons did not find it practicable to assign, and did not, assign or otherwise attach, relative weights to the individual factors in reaching their position as to the fairness of the Merger. Rather, their fairness determinations were made after consideration of all of the foregoing factors as a whole. Parent, Merger Subsidiary and the Värde Filing Persons believe the foregoing factors provide a reasonable basis for their belief that the Merger is substantively and procedurally fair to the unaffiliated stockholders. This belief should not, however, be construed as a recommendation to any of the Company's stockholders to adopt the Merger Agreement. Parent, Merger Subsidiary and the Värde Filing Persons do not make any recommendation as to how stockholders of the Company should vote their shares of the Company's common stock relating to the proposal to adopt the Merger Agreement.

Reasons of Parent, Merger Subsidiary and the Värde Filing Persons for the Merger

        Under a potential interpretation of the SEC rules governing "going-private" transactions, each of Parent, Merger Subsidiary and the Värde Filing Persons may be deemed to be affiliates of the Company and required to express their beliefs as to the purposes and reasons for the Merger to the unaffiliated stockholders of the Company. Parent, Merger Subsidiary and the Värde Filing Persons are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of Parent, Merger Subsidiary and the Värde Filing Persons should not be construed as a recommendation to any Company stockholder as to how that stockholder should vote on the proposal to adopt the Merger Agreement.

        If the Merger is completed, the Company will become a wholly owned subsidiary of Parent. For Parent and Merger Subsidiary, the purpose of the Merger is to effectuate the transactions contemplated by the Merger Agreement. For the Värde Filing Persons, the purpose of the Merger is to allow the Investors to indirectly own equity interests in the Company and to bear the rewards and risks of such ownership after the shares of common stock cease to be publicly traded.

        Parent, Merger Subsidiary and the Värde Filing Persons believe that it is best for the Company to operate as a privately held entity in order to provide the Company with greater operational flexibility and to allow the Company to focus on continuing improvements to its business without the constraints and distractions caused by the public equity market's valuation of its common stock. Parent, Merger Subsidiary and the Värde Filing Persons also believe that the Merger will provide the Company with flexibility to pursue certain strategic actions that it would not be practicable to pursue as a public company, including the ability to pursue business initiatives without focusing on the short-term market reaction of the Company's public stockholders with respect to such initiatives or the collective risk tolerance of such public stockholders as it relates to such initiatives. Moreover, Parent, Merger Subsidiary and the Värde Filing Persons believe that the Company's ability to capitalize on future market opportunities can be improved through the participation of Parent in the strategic direction of the Company. Parent, Merger Subsidiary and the Värde Filing Persons are proposing that the Company become a privately held entity at this time in order to realize the benefits of being a private entity as soon as possible and because, after considering all the factors described under "Special Factors—Recommendation of the SRC and Board of Directors; Reasons for Recommending Approval of the Merger" beginning on page 30, the SRC and, upon the recommendation of the SRC, the Board unanimously accepted the proposal made by Värde and approved the Merger Agreement and the transactions contemplated thereby, including the Merger.

        Parent, Merger Subsidiary and the Värde Filing Persons believe that structuring the transaction as a merger is preferable to other transaction structures because (i) it will enable Parent to acquire all of the outstanding common stock at the same time and (ii) it represents an opportunity for the Company's unaffiliated stockholders to receive fair value for their shares of common stock. Further, following the effective time of the Merger, the Continuing Executives are expected to participate in an equity compensation program with respect to up to 10% of Parent's limited liability company interests. Parent, Merger Subsidiary and the Värde Filing Persons considered certain alternative transaction structures with respect to the acquisition of the Company, including structuring the transaction as a tender offer. However, allowed Parent, Merger Subsidiary and the Värde Filing Persons believe that no other structure, including a tender offer would provide the ability to take advantage of the factors discussed in (i) and (ii) above to the same extent as a merger. In addition, a tender offer structure was rejected, among other reasons, because of the risks associated with the tender of less than the desired amount of the common stock, certain legal issues associated with a tender offer, and the possible necessity to finance separate purchases of common stock and implementing a second-step merger to acquire any shares of common stock not tendered into any such tender offer.

Projected Financial Information

        The Company does not, as a matter of course, make public projections as to future performance or earnings beyond the current fiscal year and is especially wary of making projections for extended earnings periods due to the unpredictability of the underlying assumptions and estimates. However, financial forecasts prepared by management were made available to the SRC and the Board and were also provided to the Company's financial advisor. These forecasts are summarized below.

        Summaries of the forecasts are being included in this proxy statement not to influence your decision whether to vote for or against the proposal to adopt the Merger Agreement, but because such projected financial information was available to the SRC and the Board. Projections of this type are based on estimates and assumptions that are inherently subject to significant economic, industry and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the Company's control. Since the projections cover multiple years, such information by its nature becomes less predictive with each successive year. Accordingly, there can be no assurance that the projected results would be realized or that actual results would not be significantly higher or lower than projected. In light of the uncertainties inherent in forward-looking information of any kind, we caution against placing undue reliance on any of the information summarized below. For information concerning the variety of factors which may cause the future financial results of the Company to materially vary from such projected results, see "Cautionary Statement Concerning Forward-Looking Information" beginning on page 12. The Company does not intend to update or review any of the financial projections included in the forecasts to reflect circumstances existing after the date such projections were prepared or to reflect the occurrence of future events. None of the financial projections included in the forecasts should be viewed as a representation by the Company, the SRC, the Board or any of their advisors or representatives that the forecasts reflected therein will be achieved.

        The financial projections included in the forecasts were prepared solely for internal use in connection with the strategic review and not for publication or with a view of complying with the published guidelines of the SEC regarding prospective financial information. The projected financial information included in this proxy statement has been prepared by, and is the responsibility of, the Company's management. The Company's independent registered public accounting firm, KPMG LLP, has not examined, compiled or performed any procedures with respect to the accompanying projected financial information and, accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto. The KPMG LLP report incorporated by reference in this proxy statement relates to the Company's historical financial information. It does not extend to the projected financial information and should not be read to do so. None of the financial projections included in the forecast were prepared for purposes of the proposed Merger and hence do not give any effect to the Merger. There can be no assurance that the assumptions made in preparing the projections summarized below will prove accurate, and the future financial results of the Company as summarized below may differ materially from those reflected in such projections.

 Summary Projected Consolidated Financial Data

	Year Ended December 31,
	2012E	2013E	2014E	2015E	2016E
	(dollars in millions)
Adjusted net revenues(1)	$81.5	$53.8	$45.0	$18.4	$6.9
Adjusted net income(2)	$19.6	$11.4	$7.8	$1.4	$(3.8)
Non-cash assets(3)	$179.4	$71.5	$46.4	$14.3	$0.0
Debt outstanding(4)	$70.8	$8.7	$8.7	$0.1	$0.0
Distributions(5)	$14.0	$71.0	$32.0	$21.0	$14.0

(1)
"Adjusted net revenues" is equivalent to "Total revenues" in SEC filings plus "Equity income from unconsolidated subsidiaries", "Gain on business combinations", and "Gain on sale of subsidiaries" but excludes non-operating items. The following presents a reconciliation of "Adjusted net revenues" to "Total revenues," which is the most directly comparable measure calculated in accordance with generally accepted accounting principles in the United States ("GAAP") (dollars in millions):

	Year Ended December 31,
	2012E	2013E	2014E	2015E	2016E
	(dollars in millions)
Total revenues	$64.9	$32.8	$34.0	$13.4	$6.9
Equity income from unconsolidated subsidiaries	$15.0	$13.0	$8.0	$4.0	$0.0
Gain on business combinations	$0.9	$0.0	$0.0	$0.0	$0.0
Gain on sale of subsidiaries	$0.7	$8.0	$3.0	$1.0	$0.0
Adjusted net revenues	$81.5	$53.8	$45.0	$18.4	$6.9

The Company includes "Equity income from unconsolidated subsidiaries," "Gain on business combinations" and "Gain on sale of subsidiaries" in "Adjusted net revenues" as the Company's revenues are a function of buying and selling assets of all types. "Adjusted net revenues" should be considered supplemental to, and not a substitute or superior to "Total revenues" as calculated and reported in accordance with GAAP.

(2)
"Adjusted net income" is equivalent to "Net earnings attributable to FirstCity" in SEC filings.

(3)
"Non-cash assets" includes GAAP balance sheet assets other than "Cash and equivalents."

(4)
"Debt outstanding" consists of "Notes payable to banks and other" and "Notes payable to affiliates" from the Company's balance sheet.

(5)
The Company would distribute available cash to its stockholders each year. Using a discount rate of 20%, the net present value of the $152.0 million total distributions is $95.24 million, or $9.02 per share.

  Summary of Material Assumptions Underlying the Forecasts

        Set forth below are the material assumptions underlying the projected financial information included in the forecasts.

        General.    The Company would have ongoing capital constraints with an assumption of limited access to funding due principally to high proportion of the Company's consolidated earning assets remaining encumbered by existing financing facilities and continued uncertainty in accessing additional capital. The projections are based on a liquidation scenario and assume that the change of control provisions in the Company's agreements with VIP have been triggered.

        Portfolio Investments Segment.    The Company would manage and recover (collect) its current portfolio investments according to the Company's collection assumptions based solely on the Company's proprietary internal collections models.

        Special Situations Segment.    The Company would manage and realize over time its existing special situations investments in accordance with the Company's internal estimates of timing and realized (terminal) value.

        Interim Asset Divestitures.    The Company would sell certain assets over the next year.

        Fixed Operating Overhead.    The Company would make material reductions in operating expenses beginning in 2013 and ongoing expense rationalization in accordance with reduced origination activities.

        Financing/Capitalization.    Current debt obligations and financing facilities are amortized in accordance with contractual terms, and as cash flows from pledged assets are realized.

        Accounting.    The Company's net operating losses are substantially used and exhausted before December 31, 2012, and the Company will begin paying corporate income taxes in 2013. No material changes in accounting methods or practices.

        Distributions.    The Company would distribute available cash to its stockholders each year.

        Servicing Fees.    The change of control provisions of the servicing agreements with the entities formed by the Company and VIP would be triggered by the Company's liquidation and the Company would no longer receive servicing fees from these servicing agreements.

Effects of the Merger

        If the Merger Agreement is adopted by the Company's stockholders and the other conditions to the closing of the Merger are either satisfied or waived, Merger Subsidiary will be merged with and into the Company with the Company continuing as the surviving corporation. If the Merger is completed, each share of the Company's common stock that is issued and outstanding immediately prior to the effective time of the Merger (other than shares held by the Company, Parent or any of their wholly owned subsidiaries and shares held by stockholders who have perfected their appraisal rights under Delaware law) will be cancelled and converted into the right to receive the Merger Consideration, on the terms and subject to the conditions set forth in the Merger Agreement.

        Each outstanding option to purchase shares of common stock granted under the Company's equity incentive plans or any other agreement, whether or not then vested or exercisable, will become fully vested and exercisable immediately prior to the effective time of the Merger and cancelled as of the effective time of the Merger. The holders of such stock options will be entitled to receive an amount in cash, without interest, equal to (i) the excess, if any, of the Merger Consideration over the per share exercise price of such stock option multiplied by (ii) the aggregate number of shares into which such stock option was exercisable immediately prior to the effective time of the Merger. Each outstanding share of restricted stock, to the extent not previously vested, will become fully vested immediately prior the effective time of the Merger. At the effective time of the Merger, the holders of such restricted stock (to the extent that they have not perfected their appraisal rights under Delaware law) will be entitled to receive the right to receive the Merger Consideration (less applicable withholding taxes).

        In addition, some of the Company's directors, officers and employees have interests in the Merger that may be different from, or in addition to, interests of a Company stockholder generally, including:

  •
  accelerated vesting and cash-out of in-the-money stock options and accelerated vesting of restricted stock held by executive officers, non-employee directors and employees of the Company;

  •
  certain of the Company's executive officers are parties to agreements with Parent or the Company that provide for employment and consulting arrangements and severance benefits in the event of certain qualifying terminations of employment following the Merger;

  •
  certain of the Company's executive officers as of the effective time of the Merger will become the initial executive officers of the surviving corporation; and

  •
  continued indemnification and advancement rights and directors' and officers' liability insurance to be provided by the surviving corporation to former directors and officers of the Company.

        See "Special Factors—Interests of Certain Persons in the Merger" beginning on page 52.

        Following the completion of the Merger, all of the equity interests in the Company will be owned indirectly through Parent by the Investors and Continuing Executives. If the Merger is completed, the Investors and Continuing Executives will be the sole beneficiaries of the Company's future earnings and growth, if any, and they will be the only ones entitled to vote on corporate matters affecting the Company following the Merger. Similarly, the Investors and Continuing Executives will also bear the risks of ongoing operations, including the risk of any decrease in the value of the Company after the Merger.

        The Company's common stock is currently registered under the Exchange Act and is quoted on The NASDAQ Global Select Market under the symbol "FCFC." As a result of the Merger, the Company will be a privately held corporation, and there will be no public market for its common stock. After the Merger, the Company's common stock will cease to be quoted on The NASDAQ Global Select Market and the registration of the Company's common stock under the Exchange Act is expected to be terminated. Termination of registration of the Company's common stock under the Exchange Act will reduce the information required to be furnished by the Company to the Company's stockholders and the SEC, and would make certain provisions of the Exchange Act, such as the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement of furnishing a proxy statement in connection with stockholders' meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to the Company.

        After completion of the Merger, the board of directors of Merger Subsidiary will become the board of directors of the surviving corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified. The officers of the Company immediately prior to the effective time of the Merger will become the officers of the surviving corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified. The certificate of incorporation of the Company will be amended and restated in its entirety as a result of the Merger and the bylaws of Merger Subsidiary will become the bylaws of the surviving corporation.

Effects of the Merger on FirstCity's Net Book Value and Net Income

        Following the Merger, Parent will own 100% of the outstanding common stock of the Company and will have a corresponding interest in the Company's net book value and net earnings. Each stockholder of Parent will have an interest in the Company's net book value and net earnings in proportion to such stockholder's ownership interest in Parent. The Company's net earnings for the fiscal year ended December 31, 2011 were approximately $33.0 million and the Company's net book value as of December 31, 2011 was approximately $112.0 million. The Company's net earnings for the nine months ended September 30, 2012 were approximately $19.4 million and the Company's net book value as of September 30, 2012 was approximately $129.1 million.

        The table below sets forth the direct and indirect interests in the Company's net book value and net earnings of Parent, Värde, the Investors and certain affiliates of Värde prior to and immediately after the Merger, based on the net book value at December 31, 2011 and September 30, 2012, and net earnings for the year ended December 31, 2011 and the nine months ended September 30, 2012.

	Ownership of the Company Prior to the Merger					Ownership of the Company After the Merger
	% Ownership	Net book value at September 30, 2012	Net book value at December 31, 2011	Net income for the nine months ended September 30, 2012	Net income for the year ended December 31, 2012	% Ownership	Net book value at September 30, 2012	Net book Value at December 31, 2011	Net income for the nine months ended September 30, 2012	Net income for the year ended December 31, 2012
	(thousands of dollars)
Parent	0.0%	$—	$—	$—	$—	100.0%	$129,066	$111,976	$19,422	$33,041
Värde Partners, Inc.	0.0%	—	—	—	—	0.0%	—	—	—	—
The Värde Fund X (Master), L.P.	0.3%	367	318	55	94	0.0%	—	—	—	—
Värde Investment Partners, L.P.	0.0%	37	32	6	9	0.0%	—	—	—	—
Värde Investment Partners (Offshore) Master, L.P.	0.0%	—	—	—	—	0.0%	—	—	—	—
The Värde Fund VI-A, L.P.	0.0%	55	48	8	14	0.0%	—	—	—	—
The Värde Fund V-B, L.P.	0.0%	37	32	6	9	0.0%	—	—	—	—
The Värde Fund VII-B, L.P.	0.0%	18	16	3	5	0.0%	—	—	—	—
The Värde Fund VIII, L.P.	0.2%	293	255	44	75	0.0%	—	—	—	—
The Värde Fund IX, L.P.	0.7%	899	780	135	230	0.0%	—	—	—	—
The Värde Fund IX-A, L.P.	0.1%	128	111	19	33	0.0%	—	—	—	—

Interests of Certain Persons in the Merger

        In considering the recommendation of the Board that you vote to adopt the Merger Agreement, the Company's unaffiliated stockholders should be aware that the Company's executive officers and directors have interests in the Merger that are different from, or in addition to, the interests of the Company's unaffiliated stockholders generally. The members of the Board were aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Company's stockholders adopt the Merger Agreement. See "Special Factors—Background of the Merger" beginning on page 14, and "Special Factors—Recommendation of the SRC and Board of Directors; Reasons for Recommending Approval of the Merger" beginning on page 30.

        The Company's stockholders should take these interests into account in deciding whether to vote "FOR" the adoption of the Merger Agreement.

  Stock Options and Restricted Stock Awards

        Under the Merger Agreement, stock options and restricted stock grants held by the Company's directors and executive officers as of the effective time of the Merger will be treated as follows.

        Stock Options.    Each outstanding option to purchase shares of common stock granted under or pursuant to the Company's equity incentive plans or any other agreement, whether or not then vested or exercisable, will become fully vested and exercisable immediately prior to the effective time of the Merger and cancelled as of the effective time of the Merger. At the effective time of the Merger, the holder of such stock option will be entitled to receive, payable as soon as practicable, but in no event later than 20 business days after the effective time of the Merger, an amount in cash, without interest, equal to (i) the excess, if any, of the Merger Consideration over the per share exercise price of such stock option multiplied by (ii) the aggregate number of shares of common stock into which such stock option was exercisable immediately prior to the effective time of the Merger; provided that if the per-share exercise price of any stock option is equal to or greater than the Merger Consideration, such stock option will be cancelled without any cash payment being made in respect thereof.

        Restricted Stock.    Each outstanding share of restricted stock, to the extent not previously vested, will become fully vested immediately prior to the effective time of the Merger. At the effective time of the Merger, the holder of such restricted stock (to the extent that they have not perfected their appraisal rights under Delaware law) will be entitled to the right to receive the Merger Consideration in the same manner as the holders of common stock.

        Any payments to option holders or holders of restricted stock will be reduced by the amount of any required withholding taxes.

        For additional information concerning the approximate cash proceeds that each of the Company's executive officers and directors will receive in connection with the Merger (without accounting for any applicable withholding taxes), based on their ownership of our common stock, stock options and restricted stock as of [      ], please see "Special Factors—Interests of Certain Persons in the Merger—Consideration to be Received Pursuant to the Merger" beginning on page 56.

  Retirement and Consulting Agreement

        On December 20, 2012, the Company and Värde entered into a retirement and consulting agreement (the "Retirement Agreement") with Mr. Sartain. The Retirement Agreement shall become effective on the closing of the Merger, provided that Mr. Sartain remains employed by the Company through the closing. The Retirement Agreement is also conditioned upon and shall become effective only upon the consummation of the transactions contemplated by the Merger Agreement.

        Pursuant to the Retirement Agreement, Mr. Sartain's employment with the Company and its affiliates will terminate as of the closing of the Merger and he will cease to be an officer or director of the Company and its affiliates effective as of the closing of the Merger. In connection with his termination, Mr. Sartain will be entitled to severance compensation and other payments including, but not limited to, payment for (i) any accrued but unpaid wages or compensation owed to him by the Company for periods ending prior to the termination date, (ii) any compensation or benefits under employee benefit plans and arrangements that have accrued to him, including the payment of approximately $77,000 for accrued and unused vacation, which shall be reduced for any vacation time used from January 1, 2013 through the termination date, (iii) in a lump sum cash payment, the annual bonus amount he would have been entitled to receive under the Company's 2012 bonus plan had his termination date not occurred, to the extent not already paid, and (iv) a lump sum cash payment of $1.25 million.

        In consideration of the foregoing severance payments (other than the amounts described in subsections (i) and (ii) above), Mr. Sartain will be required to execute a mutual release and waiver on or after the effective date of the Retirement Agreement and the Company will also execute such release and waiver. The Retirement Agreement provides, and Mr. Sartain's severance payments are conditioned upon compliance with, a customary confidentiality covenant covering any non-public information concerning the Company and its affiliates (including Värde) that was acquired by him during his course of employment (and consulting period) and a customary non-solicitation provision covering a period of 12 months from and after his termination date.

        Pursuant to the Retirement Agreement, Mr. Sartain has also agreed to serve as a consultant to Värde from the closing of the Merger until the six-month anniversary of the closing; provided, however, that Värde and Mr. Sartain may extend the consulting agreement in 30-day increments. In exchange for a consulting fee of approximately $16,667 per month, Mr. Sartain has agreed to provide consulting services to Värde related to strategic matters and operations relating to the Company as requested by Värde and certain other matters.

  Management Agreements with Key Executives

        On December 20, 2012, Parent entered into management agreements (the "Management Agreements") with each of the Continuing Executives setting forth the terms and conditions of each Continuing Executive's employment with the Company after the closing of the Merger. Each Management Agreement will become effective as of the closing of the Merger and remain in effect until the third anniversary of the closing date, unless earlier terminated in accordance with its terms.

        The Management Agreements provide that, following the closing of the Merger, Mr. Horrell will serve as Chief Executive Officer, Mr. DeWitt will serve as a Senior Executive, and Mr. Holmes will serve as a Senior Executive. As compensation for such services, the Company will pay the Continuing Executives base salaries of $300,000 per year, and each Continuing Executive will be eligible to receive an annual discretionary cash bonus and grants of equity compensation reserved for senior managers, subject to the terms and conditions thereof, including an initial grant at the closing of the Merger equal to 1 2/3% of the total limited liability company interests of Parent, which is subject to increase to 3 1/3% of the total limited liability company interests of Parent based on certain performance metrics and applicable vesting requirements. The Management Agreements provide that if a Continuing Executive terminates his employment with the Company other than for good reason (as defined in the agreement) before the third anniversary of the effective date of the Merger, the Continuing Executive shall forfeit all of his equity compensation.

        Each Management Agreement provides for termination of employment upon the occurrence of certain specified events including death, disability or for cause. Upon termination for any reason, a Continuing Executive is entitled to (i) the base salary earned by him before the effective date of termination, (ii) any accrued, but unpaid, vacation benefits, and (iii) any previously authorized but unreimbursed business expenses. Upon a termination without cause or for good reason, or upon a termination by the Company of a Continuing Executive's employment at the expiration of such Continuing Executive's Management Agreement, such Continuing Executive is also entitled to (i) a cash payment equal to 100% of his base salary, and (ii) subject to certain conditions, a single sum cash payment equal to 140% of the aggregate premiums for six months of coverage under the Company's group health plan.

        The severance payments under each Management Agreement are conditioned upon such Continuing Executive's compliance with a customary confidentiality covenant covering certain information concerning the Company, a covenant not to compete during his employment with the Company or for a period of 12 months following the termination of his employment, a non-solicitation covenant effective during his employment and for a period of 18 months following the termination of his employment, a release of claims against the Company, its subsidiaries, affiliates, officers, directors, employees and shareholders, and a non-disparagement covenant relating to the Company, its products, services or employees.

  Separation Agreements

        On December 20, 2012, at the request of Parent in connection with entering into the Merger Agreement, the Company entered into separation agreements (the "Separation Agreements") with each of Messrs. Baker, Greak and Moore (individually, an "Executive" and collectively, the "Executives"). Each Separation Agreement shall become effective on the closing of the Merger, provided that the Executive remains employed by the Company through the closing. Each Separation Agreement is also conditioned upon and shall become effective only upon the consummation of the transactions contemplated by the Merger Agreement.

        Pursuant to the Separation Agreements, Mr. Baker's employment with the Company will continue for six months following the closing of the Merger, Mr. Moore's employment with the Company will continue for 90 days following the closing of the Merger and Mr. Greak's employment with the Company will terminate effective as of the closing of the Merger; provided, however, that the Company and Mr. Baker may extend his period of employment for an additional period that is mutually agreed upon between the parties. The Company and each of Messrs. Baker and Moore are entitled to terminate their employment under the Separation Agreements upon at least 30 days' advance written notice. Messrs. Baker and Moore are also entitled to their respective base salaries and employee benefits that were in effect immediately prior to the date of the Separation Agreements and the Company's indemnification obligations to such executives shall continue during the period of their employment following the closing of the Merger.

        Pursuant to the Separation Agreements, each of the Executives is entitled to severance compensation and other payments including, but not limited to, payment for (i) any accrued but unpaid wages or compensation owed to the Executive by the Company for periods ending on or prior to the termination date, (ii) any compensation and benefits under employee benefit plans and arrangements that have accrued to such Executive, including payment for any accrued and unused vacation as of the termination date and (iii) in a lump sum cash payment, the annual bonus amount such Executive would have been entitled to receive under the Company's 2012 bonus plan had the termination date not occurred, to the extent not already paid to the Executive. Messrs. Baker, Moore and Greak are also entitled to lump sum cash payments of $475,000, $540,000 and $275,000, respectively. If Messrs. Baker and Moore are terminated for reasons other than cause prior to the six-month and 90-day anniversary, respectively, of the closing of the Merger, each such Executive will be entitled to an additional lump sum cash payment equal to the base salary that he would have received had he remained employed by the Company through such date. Each of the Executives will also cease to be an officer or director of the Company and its affiliates effective as of the Executive's termination date.

        In consideration of the foregoing severance payments (other than amounts described in paragraphs (i) and (ii) above), each of the Executives will be required execute a mutual release and waiver on or before such Executive's termination date and the Company will also execute such release and waiver applicable to each Executive. The Separation Agreements include, and each Executive's severance payments are conditioned upon compliance with, a customary confidentiality covenant covering any non-public information concerning the Company and its affiliates that was acquired by the Executive during his course of employment and a customary non-solicitation provision covering any employee of the Company or its affiliates and any present supplier, contractor, partner or investor of the Company or any of its affiliates for a period of 12 months from and after such Executive's termination date, subject to certain exceptions.

  Employee Arrangements

        The Merger Agreement provides that, for the one-year period following the effective time of the Merger, Parent shall or shall cause the surviving corporation to provide to individuals who were employees of the Company and its subsidiaries (including the Company's executive officers) immediately prior to the effective time of the Merger, and who continue employment with the surviving corporation, Parent, or an affiliate or subsidiary of the Company or Parent from and after the effective time of the Merger, compensation (including wages and cash and equity incentive compensation opportunities) and employee benefits substantially no less favorable in the aggregate than the compensation and employee benefits, respectively, to which they were entitled immediately before the effective time of the Merger. In addition, Parent has agreed to recognize the service of employees with the Company or any of its subsidiaries prior to the Merger as service with Parent, Parent's subsidiaries or any of their affiliates in connection with any employee benefit plan maintained by Parent, Parent's subsidiaries, or any of their affiliates in which such employees become eligible to participate after the effective time of the Merger to the same extent as if such services had been rendered to Parent or any of its affiliates for a similar purpose (other than for purposes of benefit accrual). However, the preceding does not create any third party rights, amend any plans of the Company, Parent, Parent's subsidiaries, or any of their affiliates', require Parent to continue any benefit plan of the Company beyond the time when it otherwise lawfully could be terminated or provide any employees with any rights to continued employment, severance pay or similar benefits following any termination of employment. See "The Merger Agreement—Other Covenants and Agreements—Employee Matters" beginning on page 81.

  SRC Compensation

        The members of the SRC of the Board receive the following compensation: (i) the payment of a one-time $3,000 fee for the interview of the Company's financial advisor, plus expenses; and (ii) the payment of a $10,000 monthly fee to each member of the SRC for his service on the committee. In addition, the chairman of the SRC receives an additional $5,000 monthly fee for his services as chairman of the committee. In total, the members of the SRC have been paid the following amounts as compensation for their service on the SRC as of the date of this proxy statement: Mr. Hendry—$154,000; Mr. Garrison—$102,000 and Mr. Miller—$102,000.

  Indemnification of Directors and Officers; Directors' and Officers' Insurance

        As described below under "The Merger Agreement—Other Covenants and Agreements—Indemnification and Insurance," the Merger Agreement provides that Parent and, when applicable, the surviving corporation, will indemnify, defend and hold harmless to the fullest extent permitted by law and pursuant to any rights under any corporate document of the Company or certain specified agreements the current and former officers and directors of the Company and its subsidiaries against all losses, claims, damages, fines penalties and liabilities in respect of acts or omissions occurring at or prior to the effective time of the Merger, including amounts paid in settlement or compromise with the approval of the Parent. The Merger Agreement also provides that Parent will cause the surviving corporation to obtain a directors' and officers' liability insurance "tail" policy for a period of six years after the effective time of the Merger with respect to acts or omissions occurring prior to the effective time of the Merger with respect to the current and former officers and directors of the Company and its subsidiaries with such coverage levels no less favorable to such indemnified persons than those of the current policies of the directors' and officers' liability insurance maintained by the Company, so long as the annual premium for such policies do not exceed 300% of the last annual premium paid by the Company for such existing policies.

  Consideration to be Received Pursuant to the Merger

        The following table sets forth, for each of the Company's executive officers and directors, the approximate consideration that each of them will receive in connection with the Merger (without accounting for any applicable withholding taxes), based on their ownership of our common stock, stock options and restricted stock as of January 28, 2013:

	Merger Consideration to be Received for Common Stock ($)(1)	Merger Consideration to be Received for Vested Options ($)	Merger Consideration to be Received for Unvested Options ($)	Merger Consideration to be Received for Unvested Restricted Common Stock ($)	Cash Compensation ($)		Total ($)
Executive Officers
J. Bryan Baker	$272,600	$15,350	$88,500	$229,680		$625,000(2)	$1,231,130
Terry R. DeWitt	$1,738,270	$26,863	$123,038	$320,740	$	—(3)	$2,208,910
Joe S. Greak	$—	$3,838	$53,963	$—		$275,000(2)	$332,800
James C. Holmes	$771,240	$19,188	$100,013	$320,740	$	—(3)	$1,211,180
Mark B. Horrell	$40,170	$19,188	$57,563	$320,740	$	—(3)	$437,660
Jim W. Moore	$357,780	$26,863	$80,588	$315,960		$615,000(2)	$1,396,190
James T. Sartain	$5,701,550	$38,375	$218,250	$344,850		$1,326,922(4)	$7,629,947
Directors
Richard E. Bean	$3,185,420	$—	$28,450	$37,500		$—	$3,251,370
Dane Fulmer	$967,090	$—	$25,750	$37,500		$—	$1,030,340
Robert E. Garrison, II	$1,397,590	$—	$25,950	$37,500		$—	$1,461,040
William P. Hendry	$38,940	$—	$—	$37,500		$—	$76,440
D. Michael Hunter	$437,090	$—	$52,500	$37,500		$—	$527,090
F. Clayton Miller	$87,090	$—	$52,500	$37,500		$—	$177,090
C. Ivan Wilson	$442,290	$—	$96,250	$37,500		$—	$576,040

(1)
Includes Merger Consideration to be received for shares of vested restricted stock.

(2)
Represents the cash compensation to be paid under the Separation Agreements that were entered into between Messrs. Baker, Greak and Moore and the Company in connection with the Merger Agreement.

(3)
Represents the cash compensation to be paid under the Management Agreements that were entered into between Messrs. DeWitt, Holmes and Horrell and Parent in connection with the Merger Agreement.

(4)
Represents the cash compensation to be paid under the Retirement Agreement that was entered into between Mr. Sartain, the Company and Parent in connection with the Merger Agreement.

Support Agreement

        As of December 20, 2012, James T. Sartain, J. Bryan Baker, Jim W. Moore, Terry DeWitt, Mark Horrell, James Holmes, William P. Hendry, C. Ivan Wilson, Richard E. Bean, Dane Fulmer, Robert E. Garrison II, D. Michael Hunter and F. Clayton Miller (in their capacities as stockholders of the Company) entered into the Support Agreement with Parent, pursuant to which they each agreed to, among other things, vote their shares in favor of the adoption of the Merger Agreement and the approval of any proposal to adjourn or postpone a meeting, if there are not sufficient votes for the adoption of the Merger Agreement at the special meeting, and against certain other actions, proposals, transactions or agreements that would be detrimental to the consummation of the Merger. The directors and executive officers who are parties to the Support Agreement collectively owned approximately [      ]% of the outstanding shares of the Company's common stock as of the record date.

        In addition, the directors and executive officers who are parties to the Support Agreement have agreed, subject to certain exceptions, not to transfer, sell, assign, gift, hedge, pledge or otherwise dispose or enter into any contract, option or other agreement, arrangement or understanding with respect to any transfer of any or all of such stockholder's shares of the Company's common stock, stock options or shares of restricted stock. The Support Agreement will terminate automatically upon the earlier of (i) the termination of the Merger Agreement, (ii) the effective time of the Merger, (iii) the date of any material modification, waiver or amendment to any provision of the Merger Agreement that reduces the amount, changes the form or otherwise adversely affects the consideration payable to the stockholder pursuant to the Merger Agreement as in effect on the date of execution, and (iv) the mutual written consent of all of the parties to the Support Agreement.

Equity Commitment Letter

        On December 20, 2012, the Investors entered into the Equity Commitment Letter with Parent pursuant to which the Investors committed to contribute to Parent, at or prior to the consummation of the Merger, an aggregate of approximately $107.1 million in cash, in exchange for which the Investors will receive limited liability company interests of Parent. The equity commitment of the Investors is subject to the following conditions:

  •
  the execution and delivery of the Merger Agreement;

  •
  the satisfaction or waiver of the conditions to Parent and Merger Subsidiary's obligations to effect the closing contained in the Merger Agreement; and

  •
  the substantially simultaneous closing of the Merger.

        The Company is not a party to the Equity Commitment Letter but it is an express third-party beneficiary and has the express right to specific performance of the equity financing. Pursuant to the Merger Agreement, the Company may specifically enforce the Investors' obligations under the Equity Commitment Letter upon the occurrence of certain conditions, including the failure of Parent and Merger Subsidiary to effect the closing of the Merger.

        The Equity Commitment Letter will terminate upon the earlier of (i) the closing of the Merger, (ii) a valid termination of the Merger Agreement, (iii) the funding of the aggregate commitment by the Investors as contemplated by the Merger Agreement, (iv) the payment by the Investors of their guaranteed obligations under the Limited Guarantee (as described below), (v) the assertion by the Company or any of its affiliates of any claim against the Investors or their related parties (other than Parent or Merger Subsidiary) under the Equity Commitment Letter, the Merger Agreement, the Limited Guarantee or any of the transactions contemplated thereby, except for seeking a claim for specific performance of the equity financing or (vi) July 31, 2013.

        While Parent obtained the Equity Commitment Letter to provide financing for the transactions contemplated by the Merger Agreement, the consummation of the Merger is not subject to a financing condition. There are no current plans or arrangements for alternative equity financing in the event that the expected financing becomes unavailable.

Limited Guarantee

        On December 20, 2012, in order to induce the Company to enter into the Merger Agreement, the Investors provided the Company with the Limited Guarantee, which guaranteed Parent's obligation to pay a termination fee of $5 million and to reimburse the Company up to $1 million of expenses (the "Guaranteed Obligations") under certain circumstances in connection with the termination of the Merger Agreement.

        Under the terms of the Equity Commitment Letter and the Limited Guarantee, the Company is entitled to pursue specific performance of the equity financing and the payment of the Guaranteed Obligations; provided, however, that the Company will not be entitled to specific performance of the Merger Agreement, the Equity Commitment Letter or the Limited Guarantee after it has received payment of the Guaranteed Obligations and under no circumstances will the Company be entitled to receive both the grant of specific performance of the equity financing to consummate the Merger and the payment of the Guaranteed Obligations.

        The Limited Guarantee will terminate upon the earlier of (i) the effective time of the Merger, (ii) a valid termination of the Merger Agreement, (iii) six months after the termination of the Merger Agreement by the Company in any circumstance under which the Parent would be required to make a payment of the Guaranteed Obligations or (iv) the payment of the Guaranteed Obligations; provided, however, if on the termination date of the Limited Guarantee, any proceeding to enforce the Limited Guarantee has been commenced or the Company has provided the Investors with written notice of a claim under the Limited Guarantee, the Investors' obligations under the Limited Guarantee shall survive termination until such proceeding or claim is resolved.

Securities Purchase Agreement

        On June 29, 2010, the Company and VIP entered into a Securities Purchase Agreement (the "Purchase Agreement") wherein VIP agreed to acquire 150,000 newly-issued shares of the Company's common stock, at a price of $5.93 per share, for an aggregate purchase price of $889,500. The per share purchase price for the shares reflected the closing trading price of the Company's common stock on June 28, 2010. The Purchase Agreement provides VIP with the right to require the Company to register the resale of the shares in the event that the Company proposes to register any of its equity securities under the Securities Act of 1933, as amended, in connection with the public offering of such securities, subject to certain limitations and exceptions. The Company agreed to pay all fees and expenses incident to any such registration of the shares. In addition to the foregoing, the Purchase Agreement contains customary representations, warranties and covenants of the Company and VIP.

Material United States Federal Income Tax Considerations

        The following summary is a general discussion of the material U.S. federal income tax consequences to holders of the Company's common stock whose shares of common stock are converted into the right to receive cash in the Merger (the "Holders"). This summary is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations, judicial authority, and administrative rulings, all of which are subject to change, possibly with retroactive effect. Any such change could alter the tax consequences to the Holders as described herein. No ruling from the Internal Revenue Service ("IRS") has been or will be sought with respect to any aspect of the Merger. This summary is for the general information of the Holders only and does not purport to be a complete analysis of all potential tax effects of the Merger. For example, it does not consider the effect of any applicable state, local, or foreign income tax laws, or of any non-income tax laws. In addition, this discussion does not address the tax consequences of transactions effectuated prior to or after the completion of the Merger (whether or not such transactions occur in connection with the Merger), including, without limitation, the acquisition or disposition of shares of common stock other than pursuant to the Merger, or the tax consequences to holders of stock options issued by the Company which are cancelled or converted, as the case may be, in connection with the Merger. Furthermore, this summary only applies to Holders that hold their shares of common stock as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, it does not address all aspects of U.S. federal income taxation that may affect particular Holders in light of their particular circumstances, including Holders:

  •
  who are subject to special tax rules, such as dealers or brokers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting, mutual funds, regulated investment companies, real estate investment trusts, partnerships, financial institutions, insurance companies, tax-exempt entities, certain expatriates or former long-term residents of the United States, or persons that have a functional currency other than the U.S. dollar;

  •
  who hold their shares of common stock through a partnership or another pass-through entity;

  •
  who are subject to the alternative minimum tax provisions of the Code;

  •
  who acquired their shares of common stock in connection with stock option or stock purchase plans or in other compensatory transactions; or

  •
  who hold their shares of common stock as part of a hedging, straddle, or other risk reduction strategy.

        If a partnership holds shares of the Company's common stock, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. We encourage partners of partnerships holding the Company's common stock to consult their own tax advisors.

  U.S. Holders

        For purposes of this summary, a "U.S. Holder" is a Holder that is, for U.S. federal income tax purposes:

  •
  An individual citizen or resident of the United States;

  •
  A corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state of the United States, or the District of Columbia;

  •
  An estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  A trust, (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has validly elected to be treated as a U.S. person for U.S. federal income tax purposes.

        The conversion of the Company's common stock into the right to receive cash in the Merger will be a taxable transaction for U.S. Holders. Generally, this means that each U.S. Holder will recognize capital gain or loss equal to the difference between the amount of cash received by such U.S. Holder in the Merger and the U.S. Holder's adjusted tax basis in its shares of common stock (generally the purchase price paid by the U.S. Holder to acquire such shares of common stock). For this purpose, U.S. Holders who acquired different blocks of shares of common stock at different times for different prices must calculate gain or loss separately for each identifiable block of shares of common stock surrendered in the Merger. Any such capital gain or loss will be long-term capital gain or loss if the holding period for the shares of common stock exceeds one year as of the date of the completion of the Merger. For non-corporate U.S. Holders, short-term capital gains are taxable at the ordinary income tax rate of up to 39.6% and long-term capital gains generally are taxable at a reduced rate (either 20% for individuals in the 39.6% income tax bracket or up to 15% for other individuals). The deductibility of capital losses is subject to certain limitations. Certain U.S. Holders may be subject to an additional 3.8% tax on "net investment income," which generally includes capital gains from the sale of stock.

        U.S. Holders may be subject to "backup withholding" at a rate of 28% with respect to the cash received in the Merger for the U.S. Holder's shares of common stock. Backup withholding will generally not apply, however, to a U.S. Holder who furnishes the disbursing agent with a correct taxpayer identification number on Form W-9 (and who does not subsequently become subject to backup withholding) or who otherwise establishes a basis for exemption from backup withholding (such as a corporation). Each U.S. Holder should complete and sign an IRS Form W-9 in order to provide the information and certification necessary to avoid the imposition of backup withholding, unless an exemption applies and is established in a manner satisfactory to the disbursing agent. Any amounts withheld from payments to a U.S. Holder under the backup withholding rules generally will be allowed as a credit against the U.S. Holder's U.S. federal income tax liability, provided that the U.S. Holder furnishes the required information to the IRS. U.S. Holders who fail to provide the correct taxpayer identification numbers and the appropriate certifications, or to establish an exemption as described above, will be subject to backup withholding on cash they receive in the Merger and may be subject to a penalty imposed by the IRS. If the disbursing agent withholds on a payment to a U.S. Holder and the withholding results in an overpayment of taxes by that U.S. Holder, a refund may be obtained from the IRS, provided that the U.S. Holder furnishes the required information to the IRS.

  Non-U.S. Holders

        The following is a summary of the material U.S. federal income tax consequences that will apply to Non-U.S. Holders of the Company's common stock exchanged in the Merger. For purposes of this discussion, a "Non-U.S. Holder" is a beneficial owner of any shares of the Company's common stock (other than a partnership or any entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder as described above.

        The receipt of cash in exchange for shares of common stock pursuant to the Merger by a Non-U.S. Holder generally will be exempt from U.S. federal income tax unless:

  •
  The gain is effectively connected with a trade or business carried on by such Non-U.S. Holder within the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment in the United States);

  •
  Such Non-U.S. Holder is an individual, holds common stock as a capital asset, is present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist; or

  •
  The Company is or has been a United States real property holding corporation for U.S. federal income tax purposes and such Non-U.S. Holder held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of the Company's common stock.

        In the case of a corporate Non-U.S. Holder, "effectively connected" gains that are recognized may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if such Non-U.S. Holder is eligible for the benefits of an income tax treaty that provides for a lower rate.

        The Company has not been, is not and does not anticipate becoming, a United States real property holding corporation for U.S. federal income tax purposes.

        In general, a Non-U.S. Holder will not be subject to backup withholding or information reporting with respect to cash received in exchange for the Non-U.S. Holder's shares of common stock in the Merger if the Non-U.S. Holder certifies the Non-U.S. Holder's non-U.S. status on a properly executed Form W-8BEN (or a Form W-8ECI if the gain is effectively connected with the conduct of a U.S. trade or business). If the Non-U.S. Holder's shares of common stock are held through a foreign partnership or other flow-through entity, certain other documentation requirements also apply to the partnership or other flow-through entity. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be credited against a Non-U.S. Holder's U.S. federal income tax liability, and the Non U.S. Holder may obtain a refund of any amounts withheld in excess of its U.S. federal income tax liability provided that the Non-U.S. Holder furnishes the required information to the IRS in a timely manner.

        BECAUSE YOUR INDIVIDUAL CIRCUMSTANCES MAY DIFFER, WE ENCOURAGE YOU TO CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE FEDERAL ESTATE OR

GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Estimated Fees and Expenses

        The Company has paid or will be responsible for paying certain expenses in connection with the proposed Merger. The estimated fees and expenses in connection with the Merger are as follows:

Description	Amount
Financial Advisor Fees	$	[ ]
Legal, Accounting and Other Professional Fees	$	[ ]
Proxy Solicitation, Printing and Mailing Costs	$	[ ]
Filing Fees	$	[ ]
Transfer Agent and Paying Agent Fees and Expenses	$	[ ]
Miscellaneous	$	[ ]

Total fees and expenses	$	[ ]

        The estimated fees and expenses will not reduce the aggregate Merger Consideration to be received by our stockholders.

        The estimate for legal, accounting and other professional fees set forth in the table above does not include any amounts attributable to any existing or future litigation challenging the Merger. See "Special Factors—Litigation" beginning on page 63.

        If the Merger Agreement is terminated under certain circumstances or if the Merger is not consummated, the Company may be required to reimburse Parent and Merger Subsidiary for certain out-of-pocket costs and expenses pursuant to the terms of the Merger Agreement, and such costs and expense are not reflected in the table above. See "The Merger Agreement—Termination Fees and Expense Reimbursement; Remedies" beginning on page 85.

Accounting Treatment of the Merger

        The Merger will be accounted for as a "purchase transaction" for financial accounting purposes.

Governmental and Regulatory Approvals

        In connection with the Merger, a certificate of merger must be filed with the Secretary of State of the State of Delaware in accordance with the DGCL at the closing of the Merger.

        Under the HSR Act, the Merger may not be completed until the Company and Parent each file a notification and report form under the HSR Act with the FTC and the Antitrust Division of the DOJ and the applicable waiting period has expired or been terminated. The Company and Parent filed the notification and report forms under the HSR Act with the FTC and the DOJ on January 8, 2013 and early termination was granted on January 24, 2013.

        At any time before or after consummation of the Merger, notwithstanding any termination of the waiting period under the HSR Act, the Antitrust Division of the DOJ, the FTC or another antitrust and competition authority could take such action under applicable antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of the Company or Parent's affiliates. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

 Provisions for Unaffiliated Stockholders

        No provision has been made to grant the Company's unaffiliated stockholders access to the corporate files of the Company, Parent, Merger Subsidiary, or Värde or any of their respective affiliates, or to obtain counsel or appraisal services at the expense of the Company, any other such party or affiliate.

Litigation

        On January 13, 2013, a putative class action lawsuit was filed in the District Court in McLennan County, Texas against the Company, its directors, Parent, Merger Subsidiary and Värde purportedly on behalf of the Company's stockholders, under the caption Eric J. Drayer v. James T. Sartain, et. al., Cause No. 2013-246-5. The lawsuit alleges, among other things, that the director defendants breached their fiduciary duties to the Company's stockholders in connection with Värde's proposal and that Värde, Parent and Merger Subsidiary have aided and abetted such breaches. The plaintiff seeks declaratory and injunctive relief, rescission of the transaction or rescissory damages, an accounting of all damages, profits and special benefits and reasonable attorneys' and experts' fees.

        On January 29, 2013, a putative class action lawsuit was filed in the Court of Chancery of the State of Delaware against the Company, its directors, Parent, Merger Subsidiary and Värde purportedly on behalf of the Company's stockholders, under the caption Paul Perry v. FirstCity Financial Corporation, et. al., Case No. 8259-VCG. The lawsuit alleges, among other things, that the director defendants breach their fiduciary duties to the Company's stockholders by entering into the Merger Agreement and that the Company, Värde, Parent and Merger Subsidiary have aided and abetted such breaches. The plaintiff seeks declaratory and injunctive relief, rescission of the transaction, an accounting of all damages, profits and special benefits and reasonable attorneys' and experts' fees.

        The Company believes that the claims in these lawsuits are without merit and intends to vigorously defend itself against them. However, there can be no assurance as to the outcome of these lawsuits.

THE SPECIAL MEETING

Date, Time and Place

        This proxy statement is being furnished to the Company's stockholders as part of the solicitation of proxies by the Board for use at the special meeting to be held on [                        ], 2013 starting at [                        ] a.m. local time at [                        ], or at any adjournment or postponement thereof.

        The purpose of the special meeting is for the Company's stockholders to consider and vote upon the following proposals:

  •
  The adoption of the Merger Agreement;

  •
  The approval, on an advisory (non-binding) basis, of the compensation to be paid to the Company's named executive officers in connection with the Merger;

  •
  The adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the Merger Agreement; and

  •
  To consider and act upon such other business as may properly come before the special meeting or any adjournment or postponement thereof.

        The Company's stockholders holding a majority of the outstanding shares of the Company's common stock must vote for the adoption of the Merger Agreement for the Merger to occur. If the Company's stockholders fail to adopt the Merger Agreement, the Merger will not occur. A copy of the Merger Agreement is attached to this proxy statement as Annex A.

        In addition, in accordance with Section 14A of the Exchange Act, the Company is providing its stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation to be paid to the Company's named executive officers in connection with the Merger. The table in the section of this proxy statement entitled "Advisory Vote on 'Golden Parachute Compensation"' beginning on page 87, describes the value of such compensation. The advisory (non-binding) vote on executive compensation payable in connection with the Merger is a vote separate and apart from the vote to adopt the Merger Agreement. Accordingly, a stockholder may vote to approve the executive compensation and vote not to adopt the Merger Agreement, or vice versa. Because the vote is advisory in nature only, it will not be binding on either the Company or Parent. If the Merger Agreement is adopted, the Company will be contractually obligated to pay the compensation, subject only to the conditions applicable thereto, regardless of the outcome of the advisory vote.

Record Date and Quorum

        The close of business on [                        ], 2013 is the record date for determination of the stockholders entitled to receive notice of, and to vote at, the special meeting, or any postponement or adjournment thereof. On the record date, [                        ] shares of common stock were outstanding. Each share of the Company's common stock entitles its holder to one vote on all matters properly coming before the special meeting.

        The presence at the special meeting, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock that are entitled to vote at the special meeting will constitute a quorum, permitting the Company to conduct business at the special meeting. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment or postponement of the special meeting. Proxies received but marked as abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present.

 Required Vote

        For the Company to complete the Merger, the holders of a majority of the outstanding shares of the Company's common stock must vote in favor of the adoption of the Merger Agreement. In addition, the Merger Agreement provides that such stockholder approval is also a condition to the consummation of the Merger. Abstentions, the failure to vote your shares of common stock and broker non-votes will have the same effect as a vote "AGAINST" the adoption of the Merger Agreement.

        Approval of the advisory (non-binding) proposal on executive compensation to be paid to the Company's named executive officers in connection with the Merger and the proposal for adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies each require the affirmative vote of the holders of a majority of the outstanding shares of common stock who are present, in person or by proxy, at the special meeting. Abstentions will have the same effect as a vote "AGAINST" each proposal but the failure to vote your shares will have no effect on the outcome of either proposal unless the shares are counted as present at the special meeting. Broker non-votes will have no effect on the outcome of each proposal.

Stock Ownership and Interests of Certain Persons

        On December 20, 2012, our directors and certain of our executive officers entered into the Support Agreement with Parent, pursuant to which they agreed to vote all of their shares of the Company's common stock in favor of the adoption of the Merger Agreement, among other things. As of the record date, the Company's directors and executive officers owned approximately [            ]% of the outstanding shares of the Company's common stock. The Company's directors and executive officers have informed the Company that, as of the date of this proxy statement, they intend to vote all of their shares of common stock "FOR" the adoption of the Merger Agreement, because they believe that the Merger Agreement is in the best interests of the Company's stockholders, including the unaffiliated stockholders.

        None of the Company's directors and executive officers has made a recommendation with respect to the proposed transaction other than as set forth in this proxy statement. You should be aware that some of the Company's directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of the Company's stockholders generally. See "Special Factors—Interests of Certain Persons in the Merger" beginning on page 52.

Voting; Proxies; Revocation

        If you hold shares in your name as a stockholder of record on the record date, then you received this proxy statement and a proxy card from us. You may submit a proxy for your shares by Internet, telephone, or mail without attending the special meeting. To submit a proxy by Internet or telephone 24 hours a day, seven days a week, follow the instructions on the proxy card. To submit a proxy by mail, complete, sign, and date the proxy card and return it in the enclosed envelope provided. Internet and telephone proxy facilities for stockholders of record will close at [                        ] a.m., local time on [                        ], 2013. If you hold shares in "street name" through a broker, bank, or other nominee, then you received this proxy statement from the nominee, along with the nominee's voting instructions. You should instruct your broker, bank, or other nominee on how to vote your shares of common stock using the voting instructions provided to you by your broker, banker or other nominee.

        If you submit a proxy by telephone or Internet or by returning a signed proxy card by mail, your shares will be voted at the special meeting as you indicate on your proxy card or by such other method. If you sign your proxy card without indicating your vote, your shares will be voted "FOR" the adoption of the Merger Agreement, "FOR" the approval, on an advisory (non-binding) basis of the compensation to be paid to the Company's named executive officers in connection with the Merger, and "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies, and in accordance with the recommendations of the Board on any other matters properly brought before the stockholders at the special meeting for a vote. If you fail to return your proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting (unless you are a record holder as of the record date and attend the special meeting in person) and will have the same effect as a vote "AGAINST" the adoption of the Merger Agreement, but will not affect the vote regarding the approval, on an advisory (non-binding) basis, of the compensation to be paid to the Company's named executive officers in connection with the Merger or the vote regarding the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

        Proxies received at any time before the special meeting, and not changed or revoked before being voted, will be voted at the special meeting. You have the right to change or revoke your proxy at any time before the vote is taken at the special meeting if you hold your shares through a broker, bank, trustee or other nominee, by following the directions received from your broker, bank or other nominee to change or revoke those instructions.

        You have the right to change or revoke your proxy at any time before the vote is taken at the special meeting if you hold your shares in your name as a stockholder of record by:

  •
  delivering to FirstCity Financial Corporation, P.O. Box 8216, Waco, Texas 76714-8216, Attention: Lotte Bostick, Secretary, a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

  •
  attending the special meeting and voting in person (your attendance at the meeting will not, by itself, change or revoke your proxy-you must vote in person at the meeting to change or revoke a prior proxy);

  •
  submitting a later-dated proxy card; or

  •
  submitting a proxy again at a later time by telephone or Internet prior to the time at which the telephone and Internet proxy facilities close by following the procedures applicable to those methods of submitting a proxy.

        If your shares are registered differently and are in more than one account, you may receive more than one proxy card or voting instruction form. Please complete, sign, date and return all of the proxy cards and voting instruction forms you receive regarding this special meeting (or submit your proxy for all shares by telephone or Internet) to ensure that all of your shares are voted.

        A representative of the Company's transfer agent, American Stock Transfer & Trust Company, will tabulate the votes cast by proxy or in person at the special meeting.

        PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD. IF THE MERGER IS COMPLETED, A SEPARATE LETTER OF TRANSMITTAL WILL BE MAILED TO YOU IF YOU ARE A STOCKHOLDER OF RECORD THAT WILL ENABLE YOU TO RECEIVE THE $10.00 PER SHARE MERGER CONSIDERATION IN EXCHANGE FOR YOUR STOCK CERTIFICATES.

 Abstentions

        Abstentions will be included in the calculation of the number of shares of common stock represented at the special meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement, "AGAINST" the approval, on an advisory (non-binding) basis of the compensation to be paid to the Company's named executive officers in connection with the Merger, and "AGAINST" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

 Solicitation of Proxies

        The Company will bear the cost of solicitation of proxies. These costs include the preparation, assembly and mailing of this proxy statement, the notice of the special meeting of stockholders and the enclosed proxy card and the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of the Company's outstanding common stock. The Company's directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by mail, personal conversation, e-mail, telephone, or via the Internet on behalf of the Company.

 THE PARTIES TO THE MERGER

FirstCity Financial Corporation

        FirstCity Financial Corporation is a Delaware corporation with principal executive offices located at 6400 Imperial Drive, Waco, Texas 76712, and its telephone number is (254) 761-2800. See "Important Information Concerning FirstCity" beginning on page 91 for further information about the Company.

Parent and Merger Subsidiary

        Parent is a Delaware limited liability company. Merger Subsidiary is a Delaware corporation and a wholly owned subsidiary of Parent. The Investors are expected to fund all or a portion of the equity financing of Parent at the closing of the Merger and, accordingly, the Investors will own all or a part of the limited liability company interests of Parent (other than limited liability company interests issued to the Continuing Executives pursuant to the equity compensation program). Parent and Merger Subsidiary were formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement. Neither Parent nor Merger Subsidiary has engaged in any business except for the activities incident to its formation and in connection with the transactions contemplated by the Merger Agreement. Upon consummation of the Merger, Merger Subsidiary will cease to exist and the Company will continue as the surviving corporation and a wholly owned subsidiary of Parent. The business address and telephone number of both Parent and Merger Subsidiary is 8500 Normandale Lake Blvd., Suite 1500, Minneapolis, MN 55437, telephone +1-952-893-1554. See "Important Information Concerning Parent, Merger Subsidiary and the Värde Filing Persons" beginning on page 101 for further information about Parent and Merger Subsidiary.

THE MERGER AGREEMENT

        The following discussion of the Merger Agreement is only a summary of its material terms and may not include all of the information that is important to a particular stockholder. Stockholders are urged to read the Merger Agreement, a copy of which has been included as Annex A to this proxy statement and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the Merger Agreement and not the summary set forth in this section or any other information contained in this proxy statement, and such summaries are qualified in their entirety by reference to the complete text of the Merger Agreement.

        The Merger Agreement has been included to provide you with information regarding its terms and provisions. The Merger Agreement contains, among other things, representations, warranties and covenants of the Company, Parent and Merger Subsidiary, which are solely for the benefit of the parties to the Merger Agreement. These representations, warranties and covenants may be subject to important limitations and qualifications agreed to by the contracting parties, including being qualified by confidential disclosures exchanged between the parties, and qualifications with respect to materiality and knowledge. Furthermore, these representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the parties to the Merger Agreement rather than establishing matters as facts and may be subject to a contractual standard of materiality or material adverse effect different from that generally applicable to public disclosures to stockholders. The disclosure letter to the Merger Agreement contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Factual disclosures about the Company, Parent, Merger Subsidiary or their respective affiliates contained in this proxy statement or in the Company's public reports filed with the SEC, which are available without charge at www.sec.gov, may supplement, update or modify the factual disclosures about the Company, Parent, Merger Subsidiary or their respective affiliates contained in the Merger Agreement.

The Merger

        The Merger Agreement provides for the merger of Merger Subsidiary, a wholly owned subsidiary of Parent, with and into FirstCity Financial Corporation upon the terms and subject to the conditions set forth in the Merger Agreement. After the Merger, FirstCity Financial Corporation will continue as the surviving corporation and become a wholly owned subsidiary of Parent.

        The surviving corporation will be a privately held corporation and the Company's current stockholders, other than the Continuing Executives who will hold an ownership interest in Parent, will cease to have any ownership interest in the surviving corporation or rights as stockholders. Therefore, such current stockholders will not participate in any future earnings or growth of the surviving corporation and will not benefit from any appreciation in value of the surviving corporation.

        At the effective time of the Merger, the directors of Merger Subsidiary will become the directors of the surviving corporation and the current officers of FirstCity Financial Corporation will become the officers of the surviving corporation. The certificate of incorporation and bylaws of FirstCity Financial Corporation will be amended and restated in their entirety as a result of the Merger, such that the certificate of incorporation set forth as Exhibit A to the Merger Agreement will be the certificate of incorporation of the surviving corporation and the bylaws of Merger Subsidiary will be the bylaws of the surviving corporation. After the Merger, the Company's common stock will be delisted from The NASDAQ Global Select Market and deregistered under the Exchange Act.

Effective Time

        The Merger will be effective at the time a certificate of merger is filed with the Secretary of State of the State of Delaware or such later time as may be agreed upon by the Company and Parent and specified in the certificate of merger as the effective time of the Merger. Unless otherwise agreed by the Company and Parent, the closing of the Merger will occur on the second business day after the satisfaction or waiver of the conditions described in this proxy statement under "The Merger Agreement—Conditions to the Completion of the Merger," beginning on page 82.

Merger Consideration

        Except as noted below, each issued and outstanding share of the Company's common stock will be converted into the right to receive $10.00 in cash, without interest. The following shares of common stock will not be converted into the right to receive the Merger Consideration in connection with the Merger:

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  shares owned by the Company (as treasury stock or otherwise) or any of its wholly-owned subsidiaries, will be automatically cancelled and no consideration will be paid with respect thereto;

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  shares owned by Parent or any of its wholly owned subsidiaries will be automatically cancelled and no consideration will be paid with respect thereto; and

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  so long as the requirements of Delaware law are satisfied, shares held by stockholders who have properly demanded and perfected, and have not timely withdrawn, their dissenters' rights with respect to such shares in accordance with Delaware law will be cancelled, and the holders of those shares will have only the rights granted by Delaware law. See "Rights of Appraisal" and Annex C of this proxy statement.

        At the effective time of the Merger, each holder of a certificate formerly representing any shares of common stock of book-entry shares will no longer have any rights with respect to the shares, except for the right to receive the Merger Consideration upon surrender thereof.

Payment Procedures

        Parent will appoint a disbursing agent to receive the aggregate Merger Consideration for the benefit of the holders of shares of the Company's common stock. At or prior to the effective time of the Merger, Parent will deposit or cause to be deposited with the disbursing agent cash in an amount equal to the aggregate Merger Consideration payable in respect of all of the common stock (such aggregate amount as deposited with the disbursing agent, the "Exchange Fund"). If for any reason (including losses) the Exchange Fund is inadequate to pay the amounts to which holders of shares of common stock are entitled under the Merger Agreement, Parent shall deposit additional cash with the disbursing agent sufficient to make all payments required under the Merger Agreement.

        At the effective time of the Merger, the Company will close its stock transfer books. After that time, there will be no further registration or transfer of shares of the Company's common stock that were outstanding immediately prior to the effective time of the Merger.

        Promptly after the effective time of the Merger, but in any event within 10 business days thereafter, Parent will instruct the disbursing agent to mail to each holder of record of the Company's shares as of the effective time of the Merger a letter of transmittal and instructions advising each holder how to exchange its certificates or uncertificated shares for the Merger Consideration. The disbursing agent will pay each holder of certificates its Merger Consideration after such holder has (a) surrendered its certificates to the disbursing agent and (b) provided to the disbursing agent its completed and signed letter of transmittal and any other items reasonably required by the disbursing agent and the disbursing agent will pay each holder of uncertificated shares its Merger Consideration upon the receipt of an "agents message." Interest will not accrue or be paid in respect of the Merger Consideration. Holders of uncertificated shares will not be required to deliver a letter of transmittal, and shall receive the Merger Consideration payable with respect to such holder's uncertificated shares upon adherence to the procedures established by the disbursing agent. The disbursing agent and the surviving corporation are entitled to reduce the amount of any Merger Consideration paid to holders by any applicable withholding taxes. HOLDERS SHOULD NOT FORWARD THEIR STOCK CERTIFICATES TO THE DISBURSING AGENT WITHOUT A LETTER OF TRANSMITTAL, AND HOLDERS SHOULD NOT RETURN THEIR STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

        Any portion of the Exchange Fund that is not claimed within six months following the effective time of the Merger will be returned to Parent upon demand. Subject to any applicable abandoned property, escheat or other similar property laws, after that point, holders of the Company's common stock will be entitled to look only to the surviving corporation with respect to any Merger Consideration that may be payable upon surrender of any certificates.

        If any holder has lost its certificate, or if the certificate has been stolen or destroyed, such holder will be required to provide an affidavit to that fact, and, if required Parent, post a bond as an indemnity against any claim that may be made against such certificate. The letter of transmittal instructions will tell such holder what to do in these circumstances.

Treatment of Stock Options and Restricted Common Stock

Stock Options

        Under the Merger Agreement, each outstanding option to purchase shares of common stock granted under or pursuant to the Company's equity incentive plans or any other agreement, whether or not then exercisable, will become fully vested and exercisable immediately prior to the effective time of the Merger and cancelled as of the effective time of the Merger. At the effective time of the Merger, the holder of such stock option will be entitled to receive, payable as soon as practicable, but in no event later than 20 business days after the effective time of the Merger, an amount in cash, without interest, equal to (i) the excess, if any, of the Merger Consideration over the per share exercise price of such stock option multiplied by (ii) the aggregate number of shares of common stock into which such stock option was exercisable immediately prior to the effective time of the Merger; provided that if the per-share exercise price of any stock option is equal to or greater than the Merger Consideration, such stock option will be cancelled without any cash payment being made in respect thereof.

Restricted Stock

        Under the Merger Agreement, each outstanding share of restricted stock, to the extent not previously vested, will become fully vested immediately prior to the effective time of the Merger. At the effective time of the Merger, the holder of such restricted stock (to the extent that they have not perfected their appraisal rights under Delaware law) will be entitled to the right to receive the Merger Consideration in the same manner as the holders of common stock.

        Any payments to option holders or holders of restricted stock will be reduced by the amount of any required withholding taxes.

Representations and Warranties

        The Company's representations and warranties relate to, among other things:

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  due organization, good standing and qualification;

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  delivery of certain organizational documents and absence of changes therein;

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  the Company's capitalization, the absence of voting agreements and certain related matters;

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  the Company's subsidiaries and not owning equity securities in any other person other than its subsidiaries;

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  the Company's corporate authority and authorization to enter into, and enforceability of, the Merger Agreement, determinations and recommendations by the Board, and the required stockholder vote to consummate the Merger;

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  required regulatory filings and consents and approvals of governmental authorities;

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  absence of conflicts with, violations of or defaults under, organizational documents, other contracts, and applicable judgments or laws;

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  documents filed with or furnished to the SEC, the accuracy of the information in those documents, including the Company's financial statements, and the furnishing by the Company to Parent of certain SEC comment letters;

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  conduct of business in all material respects in the ordinary course of business consistent with past practice and the absence of a Company Material Adverse Effect;

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  the absence of violations of the Foreign Corrupt Practices Act of 1977 or similar laws;

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  material contracts (including the enforceability thereof and compliance therewith);

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  adequacy and possession of licenses, permits and registrations; compliance with laws and obligations related to such licenses, permits and registrations;

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  authorizations of governmental entities;

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  absence of unresolved violations with any governmental entity;

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  absence of litigation, proceedings and government orders;

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  employee benefit and labor matters;

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  tax matters;

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  environmental matters;

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  insurance matters;

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  intellectual property;

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  real and personal property;

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  application of certain anti-takeover statutes;

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  transactions with affiliates;

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  absence of brokers' and finders' fees;

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  the opinion of the Company's financial advisor;

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  information supplied by the Company in relation to this proxy statement or the Schedule 13E-3;

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  the Company's portfolio assets of underperforming loans, leases and real estate, acquired at a discount and absence of impairment charges greater than $10 million related to such portfolio assets; and

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  non-reliance on any representation or warranty, express or implied, made by Parent, Merger Subsidiary or any of their respective representatives, other than those set forth in the Merger Agreement.

        The Merger Agreement also contains various representations and warranties made by each of Parent and Merger Subsidiary relating to, among other things:

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  their due organization, good standing and qualification;

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  their corporate authority and authorization to enter into, and enforceability of, the Merger Agreement;

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  required regulatory filings and consents and approvals of governmental authorities;

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  absence of conflicts with, violations of or defaults under, organizational documents, other contracts and applicable judgments or laws;

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  absence of litigation, proceedings and government orders;

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  delivery of a copy of the Equity Commitment Letter to the Company and the enforceability and absence of default under the Equity Commitment Letter;

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  the sufficiency of the equity financing to pay the aggregate Merger Consideration and any other amounts required to be paid by Parent or Merger Subsidiary in connection with the consummation of the transactions contemplated by the Merger Agreement;

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  delivery of the Limited Guarantee and the enforceability and absence of default of the guarantors under the Limited Guarantee;

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  absence of arrangements with management or the Board of the Company, other than the Management Agreements and the Support Agreement;

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  information supplied by Parent or Merger Subsidiary in relation to this proxy statement or the Schedule 13E-3;

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  Parent or Merger Subsidiary not being "interested stockholders" in the Company, as defined in Section 203 of the DGCL;

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  the absence of brokers' and finders' fees; and

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  non-reliance on any representation or warranty, express or implied, made by the Company or any of its representatives, other than those set forth in the Merger Agreement.

        The representations and warranties of the parties will expire upon the effective time of the Merger.

        Some of the representations and warranties in the Merger Agreement are qualified by materiality qualifications or a "material adverse effect" clause. For purposes of the Merger Agreement, a "Company Material Adverse Effect" means, with respect to the Company:

  any change, effect, event, circumstance or occurrence that (a) is materially adverse to the current or future business, assets, properties, liabilities or obligations, results of operations or financial condition of the Company and its subsidiaries (of which the Company's owns, directly or indirectly, 50% or more of the stock or other equity or partnership interests), taken as a whole or (b) would materially impair the ability of the Company to consummate the transactions contemplated by the Merger Agreement; provided, that for purposes of clause (a) none of the following shall constitute, or shall be considered in determining whether there has occurred, and no event, circumstance, change or effect resulting from or arising out of any of the following shall constitute, a Company Material Adverse Effect: (i) changes in general economic, regulatory or business conditions in the United States generally or in world capital markets, to the extent such changes or conditions do not adversely affect the Company and its subsidiaries, taken as a whole, in a disproportionate manner relative to other similarly situated participants in the industries or markets in which they operate, (ii) changes in general economic conditions that affect the industries in which the Company and its subsidiaries conduct their business, to the extent such changes do not adversely affect the Company and its subsidiaries, taken as a whole, in a disproportionate manner relative to other similarly situated participants in the industries or markets in which they operate, (iii) any outbreak of hostilities or war (including acts of terrorism) or natural disasters, in each case, in the

  United States or elsewhere in which the Company and its subsidiaries conduct their business, to the extent such events do not adversely affect the Company and its subsidiaries, taken as a whole, in a disproportionate manner relative to other similarly situated participants in the industries or markets in which they operate, (iv) changes that affect the financial services industry generally (including regulatory changes affecting the financial services industry generally), to the extent such changes do not adversely affect the Company and its subsidiaries, taken as a whole, in a disproportionate manner relative to other similarly situated participants in the financial services industry, (v) any change in the trading prices or trading volume of the Company's capital stock, in the Company's credit rating or in any analyst's recommendations with respect to the Company (provided, that the facts and circumstances giving rise to such changes shall not be excluded under this clause (v)), (vi) any failure by the Company to meet any published or internally prepared earnings or other financial projections, performance measures or operating statistics (whether such projections or predictions were made by the Company or independent third parties) (provided, that the facts and circumstances giving rise to such failure shall not be excluded under this clause (vi)), (vii) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other applicable law of or by any national, regional, state or local governmental entity in the United States or elsewhere in the world where the Company or any of its subsidiaries operate to the extent that such adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal does not adversely affect the Company and its subsidiaries, taken as a whole, in a disproportionate manner relative to other similarly situated participants in the industries or markets in which they operate, (viii) any changes in GAAP or accounting standards or interpretations thereof, to the extent such changes do not adversely affect the Company and its subsidiaries, taken as a whole, in a disproportionate manner relative to other similarly situated participants in the industries or markets in which they operate, (ix) the Company's failure to maintain the listing of the Company's shares of common stock on The NASDAQ Global Select Market as a result of the trading price of the Company's shares of common stock(provided, that the facts and circumstances giving rise to such failures shall not be excluded under this clause (ix)) or (x) any change or effect from the announcement or pendency of the Merger Agreement or the Merger.

Conduct of Business Prior to Closing

        The Company has agreed in the Merger Agreement that, until the effective time of the Merger, except as expressly required by the Merger Agreement or law, or as consented to by Parent (which consent will not be unreasonably withheld, conditioned or delayed), the Company will, and will cause each of the Company's subsidiaries to:

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  conduct its business in the ordinary course of business consistent with past practice in all material respects;

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  use reasonable best efforts to maintain and preserve intact its business organization, assets, insurance coverage and advantageous business relationships and to retain the services of its key officers and key employees, preserve the good will of persons with whom it has material business relationships in each case, in all material respects in the ordinary course of business consistent with past practices; and

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  take no action which would materially adversely affect or materially delay the ability of any of the parties to the Merger Agreement from obtaining any necessary approvals of any regulatory agency or other governmental authority required for the transactions contemplated by the Merger Agreement, performing its covenants and agreements under the Merger Agreement or consummating the transactions contemplated thereby or otherwise materially delay or prohibit consummation of the Merger or other transactions contemplated by the Merger Agreement.

        The Company has also agreed in the Merger Agreement that, until the effective time, subject to certain exceptions in the Company's disclosure letter, except as expressly required by the Merger Agreement or with Parent's written consent (which consent will not be unreasonably withheld, conditioned or delayed), the Company will not, and will not permit its subsidiaries to, subject to certain exceptions:

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  increase the compensation payable or to become payable to former or current directors, officers, employees or consultants (including year-end bonuses), except in the ordinary course of business consistent with past practice, or with respect to executive bonuses, as previously determined by the Board;

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  enter into or amend any employment, severance, termination or similar agreement with any former or current officer, director, employee or consultant;

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  establish, adopt, enter into or amend any Company benefit plan;

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  grant or increase any severance, retention or termination pay;

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  amend or increase the amount of, or accelerate the payment or vesting of, any benefit or amount under any Company benefit plan or other policy or arrangement;

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  execute or materially amend any consulting or indemnification agreement between the Company or any of its subsidiaries and any of their respective directors, officers, agents, consultants or employees, or any material collective bargaining agreement or other material obligation to any labor organization or employee incurred or entered into by the Company or any of its subsidiaries;

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  contribute, transfer or otherwise provide any cash, securities or other property to any grantee, trust, escrow or other arrangement that has the effect of providing or setting aside assets for benefits payable pursuant to any termination, severance, retention or other change in control agreement;

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  declare, set aside or pay any dividend or distribution, with respect to outstanding equity securities of the Company or any of its subsidiaries, except if the Company or its subsidiaries owning the equity securities receive its or their proportionate share;

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  effect any reorganization or recapitalization or reclassify, combine, split, redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any outstanding shares of the Company's capital stock or any other equity interests of the Company or any of the Company's subsidiaries;

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  issue, deliver, grant or sell any equity securities of the Company or its subsidiaries (except for issuances required upon the exercise of stock options and the vesting of any restricted stock units on the date of the Merger Agreement in accordance with their terms), amend or otherwise modify the terms of any outstanding equity securities the effect of which will be to make such terms more favorable to the holders thereof or enter into any voting agreement with respect to such equity securities;

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  merge, consolidate or combine with any entity or dissolve or liquidate; acquire by merging or consolidating with, purchasing substantial equity securities in, purchasing all or a substantial portion of the assets of, or in any other manner, any business or any entity or otherwise acquire or agree to acquire any assets of any other entity (other than the purchase of portfolio assets in the ordinary course of business consistent with past practice and not to exceed $3,000,000 in a single transaction and not to exceed $7,500,000 in the aggregate); enter into any material partnership, joint venture agreement or similar agreement or make any loans, advances or capital contributions to, or investments in any entity other than with Värde and certain of its affiliates;

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  sell, transfer, lease, exchange or otherwise dispose of, or grant any lien with respect to, any of the material properties or assets of the Company or any of its subsidiaries;

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  amend the certificate of formation, bylaws or other organizational documents of the Company or its subsidiaries;

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  make any change in accounting methods or principals;

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  make or rescind any material tax election or adopt or change any material accounting method related to taxes;

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  file an amendment to or revoke any material tax return;

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  waive restrictions on assessments or collections, or settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes;

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  request any opinions or rulings, authorize indemnities, enter into or amend any agreement or settlement with any governmental authority respecting taxes;

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  enter into any transaction outside the ordinary course of business if such transaction could reasonably be expected to give rise to a tax liability in excess of $25,000;

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  incur, create, assume, modify, guarantee or otherwise become liable for any obligation for borrowed money, purchase money indebtedness or any obligation of any other entity, whether or not evidenced by a note, bond, debenture, guarantee, indemnity or similar instrument, except for other obligations not exceeding $250,000 in the aggregate outstanding at any one time and certain other exceptions;

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  make or commit to make any capital expenditures in excess of $250,000 in the aggregate during any fiscal quarter (net of any capital expenditures made by Regional Rail, LLC, East Penn Railroad LLC or Middletown & New Jersey Railroad, LLC or entities whose equity securities are owned, directly or indirectly, in whole or part by subsidiaries of FirstCity Denver Investment Corp., in each case so long as any such capital commitments made are funded solely out of the retained earnings of such entity);

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  enter into or amend any agreement between the Company or any of its subsidiaries and any agent, sales representative or similar person;

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  transfer to any entity intellectual property owned by the Company and necessary to carry on the Company's business in all material respects;

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  pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) prior to the same being due in excess of $50,000 in the aggregate, other than, among other reasons, (i) in connection with the resolution of a portfolio asset in the ordinary course of business or (ii) in connection with the resolution of pending litigation with respect to any entity formed by the subsidiaries of the Company with VFC Member LLC, Värde Partners, Inc., any of its controlled affiliates, VFC Partners 5 LLC or VFC Properties 5 LLC;

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  enter into any "non-compete" or similar agreement that could reasonably be expected to materially restrict the businesses of the surviving corporation;

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  fail to use reasonable best efforts to maintain the Company's current insurance policies;

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  fail to file on a timely basis all applications and other documents necessary to maintain, renew or extend any material authorizations or any other required governmental approvals;

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  enter into, renew, modify, amend or terminate any material contract other than with Värde Partners, Inc., any of its controlled affiliates, VFC Partners 5 LLC or VFC Properties 5 LLC, or waive, delay the exercise of, release or assign any material rights or claims thereunder except in connection with a certain sales of assets by the Company as permitted in the Merger Agreement or in the ordinary course of business consistent with past practice;

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  adopt any stockholder rights plan or similar arrangement;

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  take, cause to be taken or omit to take any action that is intended or could reasonably be expected to, individually or in the aggregate, result in any of the Company's representations or warranties becoming untrue or inaccurate in any material respect or result in any of the conditions to the Merger being materially delayed or not being satisfied;

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  settle, compromise or otherwise resolve any litigation, investigation, arbitration or proceeding other than those that do not involve the payment of monetary damages in excess of $50,000, subject to certain other exceptions; or

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  agree in writing to take any of the foregoing actions.

No Solicitation

        The Company and its subsidiaries must, and are required to cause their directors, officers, employees, consultants, accountants, legal counsel, financing sources, investment bankers, agents, controlling persons and other representatives (collectively referred to as "representatives") to not to, directly or indirectly:

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  solicit, initiate, knowingly facilitate, knowingly encourage or inquire with respect to the submission of any Acquisition Proposal (as defined below);

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  participate in discussions or negotiations with any person with respect to or furnish to any person any non-public information in connection with any Acquisition Proposal;

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  other than confidentiality agreements as permitted by the Merger Agreement, enter into any letter of intent or similar agreement with respect to any Acquisition Proposal; or

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  waive any standstill agreement or voting restriction with respect to the Company's common stock, unless otherwise permitted.

        Under the Merger Agreement, "Acquisition Proposal" means any inquiry, contract, proposal or offer relating to any of the following: (i) any merger, share exchange, tender offer for capital stock, recapitalization, consolidation or other business combination transaction directly or indirectly involving the Company or any of its subsidiaries, (ii) the acquisition in any manner, directly or indirectly, of any business segment of the Company or its subsidiaries that generates 15% or more of the Company's consolidated net revenues or net income or assets representing 15% or more of the book value of the assets of the Company and its subsidiaries, taken as a whole, in each case in a single transaction or a series of related transactions, (iii) any proposal for the issuance or sale by the Company of 15% or more of the Company's common stock or (iv) any direct or indirect acquisition of beneficial ownership (as defined under Section 13(d) of the Exchange Act) of 15% or more of the shares of the Company's common stock whether in a single transaction or a series of related transactions.

        Under the Merger Agreement, "Superior Proposal" means a bona fide written Acquisition Proposal that did not result from a breach of the non-solicitation covenant made by a third-party on terms which the Board determines in good faith by a vote of a majority of the entire Board (after consultation with the Company's legal and financial advisors), taking into account all legal, financial, regulatory and other aspects of the proposal and the entity making such proposal, that such proposal (i) would, if consummated in accordance with its terms, be more favorable, from a financial point of view, to the holders of the Company's common stock than the transactions contemplated by the Merger Agreement (after giving effect to all adjustments to the terms thereof which may be offered by Parent), (ii) contains conditions which are all reasonably capable of being satisfied in a timely manner and (iii) is not subject to any financing contingency or to the extent financing for such proposal is required, that such financing is then committed; provided, that for purposes of this definition of "Superior Proposal," the references to "15%" in the definition of "Acquisition Proposal" shall be deemed to be references to "50%."

        The Company and its subsidiaries must, and are required to cause their representatives to, immediately cease and cause to be terminated any and all solicitations or other activity with respect to any Acquisition Proposal or any inquiry that may reasonably be expect to lead to an Acquisition Proposal, promptly request from any person or entity that received confidential information concerning the Company and its subsidiaries related to an Acquisition Proposal to promptly return or destroy all such confidential information and use reasonable best efforts to enforce, and not amend, terminate, modify or grant any waiver under, any confidentiality, standstill or other agreement to which the Company is a party.

        Notwithstanding the limitations described above, if, at any time prior to the filing of the certificate of merger with the Delaware Secretary of State, the Company receives an unsolicited third-party proposal with respect to an Acquisition Proposal (i) that did not result from a breach of the Merger Agreement, including the obligations set forth above, (ii) from a third-party that is not subject to a standstill agreement with the Company or any of its subsidiaries, (iii) that the Board in good faith determines (after consultation with the Company's legal and financial advisors) constitutes or could reasonably be expected to result in a Superior Proposal and (after consultation with the Company's legal advisor) that the failure to take such action could reasonably be expected to result in a breach of the directors' fiduciary obligations to the stockholders of the Company under applicable laws, and (iv) the Company has entered into a confidentiality agreement with such third-party and made available to Parent the same information, then the Company or its Board may:

  •
  engage in discussions or negotiations with such third-party; or

  •
  furnish information and afford access to the properties, assets or books and records of the Company and its subsidiaries to such third-party.

        In such a case, the Company must as promptly as practicable to provide Parent any information related to the Acquisition Proposal and a copy of the Acquisition Proposal. The Company must comply with other information requirements with respect to keeping Parent informed as to the Acquisition Proposal.

        Although the Board has recommended that all stockholders adopt the Merger Agreement, if prior to obtaining the stockholder approval, the Company receives an Acquisition Proposal that the Board determines in good faith (after consultation with the Company's legal and financial advisors) constitutes a Superior Proposal, the Board may change its recommendation and/or terminate the Merger Agreement to enter into a definitive agreement with respect to such Superior Proposal; provided, however, that the Board may not take such actions unless:

  •
  the Board has determined in good faith (after consultation with the Company's legal advisors) that failure to take such action would reasonably be expected to result in a breach of its fiduciary duties;

  •
  the Board has provided prior written notice to Parent at least three business days in advance of such change of recommendation or such termination, of its intention to effect a change of recommendation in response to such Superior Proposal or terminate the Merger Agreement to enter into a definitive agreement with respect to such Superior Proposal, which notice must contain a copy of such Superior Proposal (including the identity of the person making such Superior Proposal) and related transaction documents;

  •
  the Company and its representatives must, during such three business day notice period, negotiate with Parent and its representatives in good faith to make such adjustments in the terms and conditions of the Merger Agreement and the transactions contemplated by the Merger Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal; and

  •
  in the event of any material amendment to such Superior Proposal, the Company will be required to provide Parent with a new notice of a Superior Proposal, and a new notice period of 24 hours will begin.

        In addition, notwithstanding the change of recommendation procedure with respect to a Superior Proposal, if prior to obtaining the stockholder approval, in response to an Intervening Event (as defined below), the Board may change its recommendation if it has determined in good faith (after consultation with the Company's legal advisors) that a failure to change its recommendation would reasonably be expected to result in a breach of its fiduciary duties; provided that the Company provide Parent with similar matching rights as set forth above in order for Parent to improve its offer in light of the Intervening Event.

        Under the Merger Agreement, "Intervening Event" means a material event, fact, circumstance, development or occurrence that is unknown to or by the Board as of the date of the Merger Agreement (or if known, the material consequences of which were not known by the Board and were not reasonably foreseeable, in each case, as of the date of the Merger Agreement), which material event, fact, circumstance, development or occurrence or material consequence becomes known to or by the Board prior to obtaining the stockholder approval; provided, however, that, in no event shall the receipt, existence or terms of an Acquisition Proposal or any matter relating thereto or consequence thereof constitute an Intervening Event.

Other Covenants and Agreements

  Notice of Certain Events

        Both the Company and Parent must give prompt notice to the other party of (i) any notice or other communication that states that the consent of an entity or person is or may be required in connection with the transactions contemplated by the Merger Agreement; (ii) any notice or other communication from any governmental authority in connection with the transactions contemplated by the Merger Agreement; (iii) any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of such party, threatened against, relating to or involving or otherwise affecting such party or any of its subsidiaries that would be required to be disclosed under the Merger Agreement or which relate to the consummation of the transactions contemplated by the Merger Agreement; and (iv) any fact or occurrence that makes any of such party's representations contained in the Merger Agreement untrue in any material respect or causes any material breach of such party's obligations under the Merger Agreement.

  Financing

        Each of Parent and Merger Subsidiary will use its reasonable best efforts to obtain the equity financing on the terms and conditions described in the Equity Commitment Letter, including using reasonable best efforts to comply with the obligations under the Equity Commitment Letter and satisfy all conditions set forth under the Equity Commitment Letter. Parent will not amend the Equity Commitment Letter without the prior written consent of the Company.

        In the event all conditions in the Equity Commitment Letter have been satisfied and all conditions to the Merger have been satisfied or waived, Parent will use its reasonable best efforts to cause the funding of the equity commitment financing. The Company and its affiliates will have no responsibility with respect to the equity commitment financing or any alternative financing that Parent and Merger Subsidiary may raise in connection with transactions contemplated by the Merger Agreement. See "Special Factors—Equity Commitment Letter" beginning on page 58.

  Parent Guarantee

        Parent will take all action necessary (i) to cause Merger Subsidiary to perform its obligations under the Merger Agreement and to consummate the Merger on the terms and conditions set forth in the Merger Agreement and (ii) to ensure that Merger Subsidiary shall not conduct any business or make any investments other than as specifically contemplated by the Merger Agreement. Parent will not, and will not permit Merger Subsidiary to, take any action that would result in the breach of any representation and warranty of Parent under the Merger Agreement such that the Company would have termination rights pursuant to the Merger Agreement.

  Indemnification and Insurance

        From an after the effective time of the Merger, Parent and, when applicable, the surviving corporation, will indemnify, defend and hold harmless the current and former officers and directors of the Company and its subsidiaries (each an "Indemnitee") against all losses, claims, damages, fines, penalties and liabilities in respect of acts or omissions occurring at or prior to the effective time of the Merger, including, but not limited to, amounts paid in settlement or compromise with the approval of Parent. All rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring prior to the effective time of the Merger under any corporate document of the Company or certain specified agreements will survive the Merger and will continue in full force and effect in accordance with their terms. Parent and, when applicable, the surviving corporation, will provide advancement of expenses to each Indemnitee against and from any costs or expenses arising out of, relating to or incurred in connection with any such legal proceeding. Such advanced expenses, will be made within 20 days after the receipt by Parent and, when applicable, the surviving corporation, of statements requesting such advances and will not include amounts paid in settlement by any Indemnitee or the amount of judgments or fines against any Indemnitee. The surviving corporation will only settle a legal proceeding involving an Indemnitee if such settlement includes an unconditional release of such Indemnitee from all liability arising out of such legal proceeding or the Indemnitee otherwise consents.

        Parent will cause the surviving corporation to obtain a directors' and officers' liability insurance "tail" policy for a period of six years after the effective time of the Merger with respect to acts or omissions occurring prior to the effective time of the Merger with respect to the Indemnitees with such coverage levels no less favorable to such indemnified persons than those of the current policies of the directors' and officers' liability insurance maintained by the Company, so long as the annual premium for such policies do not exceed 300% of the last annual premium paid by the Company for such existing policies.

  Employee Matters

        For the one-year period following the effective time of the Merger, Parent will cause the surviving corporation to provide to employees of the Company and its subsidiaries who remain employees of the surviving corporation and any of its subsidiaries after the effective time of the Merger, compensation and employee benefits that are substantially no less favorable in the aggregate to the compensation and employee benefits being provided to such employees immediately prior to the effective time of the Merger under the current applicable benefit plans. In general, Parent has agreed to recognize the service of employees with the Company and its subsidiaries prior to the Merger as service with Parent and its subsidiaries in connection with any employee benefit plan maintained by Parent or its subsidiaries which is made available following the Merger other than for purposes of benefit accrual. However, the preceding does not create any third party rights, amend any plans of the Company, Parent, Parent's subsidiaries, or any of their affiliates', require Parent to continue any benefit plan that otherwise lawfully could be terminated or provide any employees with any rights to continued employment, severance or similar benefits following termination of any employment.

  Future Transactions

        Prior to the effective time of the Merger, the Company will use its reasonable best efforts to cause American Business Lending, Inc. and FirstCity Business Lending Corporation to enter into a definitive agreement with CapitalSpring Finance Company, LLC with respect to the sale of the capital stock of American Business Lending, Inc. by FirstCity Business Lending Corporation to CapitalSpring Finance Company, LLC on terms and conditions substantially similar in all material respects to the terms and conditions for such transaction contemplated by that certain letter of intent dated October 3, 2012 by and among CapitalSpring Finance Company, LLC, American Business Lending, Inc. and FirstCity Business Lending Corporation (and in any event, the cash consideration to be paid to FirstCity Business Lending Corporation shall not be less than the amount of such consideration contemplated by such letter of intent).

Other Covenants

        The Merger Agreement contains additional agreements between the Company and Parent relating to, among other things:

  •
  Parent's access to the Company's properties, books and records, contracts, commitments, officers, and employees between the date of the Merger Agreement and the closing (subject to all applicable legal or contractual obligations and restrictions and confidentiality);

  •
  the special meeting of the Company's stockholders and the recommendation of the Board with respect to the stockholders vote to adopt the Merger Agreement;

  •
  the filing of this proxy statement and the Rule 13e-3 transaction statement on Schedule 13E-3 with the SEC (and cooperation in response to any comments or any requests for additional information from the SEC with respect to either statement);

  •
  reasonable best efforts to obtain consents and regulatory and governmental approvals, including the making of filings under the HSR Act;

  •
  coordination of press releases and other public announcements;

  •
  the delisting of the Company's shares of common stock from The NASDAQ Global Select Market;

  •
  defense of stockholder litigation in connection with the Merger;

  •
  taking of actions necessary to avoid any restrictions on the Merger as a result of state takeover statutes;

  •
  amendment of stock options and stock awards;

  •
  take reasonable steps necessary to cause the disposition of the Company's equity securities held by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 under the Exchange Act; and

  •
  delivery of a certificate in accordance with Treasury Regulation Section 1.897-2(h).

Conditions to the Completion of the Merger

        The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction or waiver of the following conditions on or prior to the closing of the Merger:

  •
  the adoption of the Merger Agreement by the Company's stockholders;

  •
  the expiration or termination of the applicable waiting period under the HSR Act; and

  •
  the absence of any law or order from a governmental authority that makes the Merger illegal or otherwise restrains or prohibits the consummation of the Merger.

        In addition to the conditions for all parties to the Merger Agreement, the obligations of Parent and Merger Subsidiary to complete the Merger are subject to the satisfaction or waiver of the following conditions at or prior to the closing of the Merger:

  •
  the representations and warranties made by the Company regarding:

  •
  its corporate power and authority to execute and deliver the Merger Agreement and its Board's approval and recommendation regarding the Merger Agreement must be true and correct as of the date of the Merger Agreement and at and as of the closing date as if made on the closing date;

  •
  the absence of any change, effect, event, circumstance or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect must be true and correct as of the date of the Merger Agreement and at and as of the closing date as if made on the closing date;

  •
  the Merger and related transactions not being subject to Section 203 of the DGCL or any other state takeover statute must be true and correct as of the date of the Merger Agreement and at and as of the closing date as if made on the closing date;

  •
  the absence of brokers or finders used by the Company, other than the Company's financial advisor, must be true and correct as of the date of the Merger Agreement and at and as of the closing date as if made on the closing date;

  •
  its capitalization, the absence of voting agreements and certain related matters (disregarding all qualifications and limitations as to materiality) must be true and correct in all material respects as of the date of the Merger Agreement and at and as of the closing date as if made on the closing date (except to the extent such representations and warranties are made as of a specific date, in which case such representations and warranties must be true and correct as of such date) except for de minimis inaccuracies;

  •
  its SEC reports and financial statements (disregarding all qualifications and limitations as to materiality) must be true and correct in all material respects as of the date of the Merger Agreement and at and as of the closing date as if made on the closing date (except to the extent such representations and warranties are made as of a specific date, in which case such representations and warranties must be true and correct in all material respects as of such date);

    •
    all other matters (disregarding all qualifications and limitations as to materiality) shall be true and correct as of the date of the Merger Agreement and as of the closing date as though made on and as of the closing date except, in each case:

    •
    those representations and warranties that address matters only as of a particular date or period of time and only need to be true as of such date or period; or

    •
    where the failure of such representations to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;
  •
  the Company's performance, in all material respects, of its covenants or obligations required to be performed by or complied with by the Company under the Merger Agreement at or prior to the closing of the Merger;

  •
  since the date of the Merger Agreement, the absence of any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect; and

  •
  the receipt by Parent of a certificate signed by an executive officer of the Company stating that certain of the conditions described above have been satisfied.

        In addition to the conditions for all parties to the Merger Agreement, the Company's obligation to complete the Merger is subject to the satisfaction or waiver of the following conditions at or prior to the closing of the Merger:

  •
  the representations and warranties made by Parent and Merger Subsidiary regarding:

  •
  their corporate power and authority to execute and deliver the Merger Agreement and the Parent's Board of Directors' approval of the Merger Agreement must be true and correct as of the date of the Merger Agreement and at and as of the closing date as if made on the closing date;

  •
  the absence of brokers or finders used by Parent and Merger Subsidiary, other than Sandler O'Neill, must be true and correct as of the date of the Merger Agreement and at and as of the closing date as if made on the closing date;

  •
  all other matters (disregarding all qualifications and limitations as to materiality) shall be true and correct as of the date of the Merger Agreement and as of the closing date as though made on and as of the closing date, except, in each case:

  •
  those representations and warranties that address matters only as of a particular date or period of time and only need to be true as of such date or period; or

  •
  where the failure of such representations to be true and correct has not, and would not reasonably be expected to, individually or in the aggregate, materially impede the consummation of the transactions contemplated by the Merger Agreement;

  •
  Parent's and Merger Subsidiary's performance, in all material respects, of their covenants or obligations required to be performed by or complied with by it under the Merger Agreement at or prior to the closing of the Merger; and

  •
  the receipt by the Company of a certificate signed by an executive officer of Parent stating that certain of the conditions described above have been satisfied.

        None of the parties to the Merger Agreement may rely on the failure of any of the above conditions to be satisfied, either as a basis for not consummating the Merger or terminating the Merger Agreement and abandoning the Merger, if such failure was caused in any material respect by such party's breach of any provision of the Merger Agreement or failure to use reasonable best efforts required from such party to consummate the Merger and the other transactions contemplated by the Merger Agreement.

Termination of the Merger Agreement

        The Company and Parent may agree in writing to terminate the Merger Agreement without completing the Merger at any time, even after the Company's stockholders have approved the Merger Agreement. The Merger Agreement may also be terminated upon written notice in certain other circumstances, including:

  •
  by either the Company or Parent:

  •
  if the effective time of the Merger has not occurred on or before July 31, 2013, except that the right to terminate will not be available to any party whose breach or failure to fulfill its material obligations under the Merger Agreement has been the cause of the failure to satisfy any condition to the obligations of either party under the Merger Agreement; or

  •
  if a law or final and non-appealable governmental order restrains or otherwise prohibits the transactions contemplated in the Merger Agreement, so long as the party seeking to terminate has used its reasonable best efforts to challenge the governmental order and that the right to terminate will not be available to any party whose breach under the Merger Agreement results in any applicable law making the consummation of the Merger illegal or the imposition of any order that prohibits the consummation of the Merger;

  •
  by the Company:

  •
  if Parent or Merger Subsidiary breaches or fails to perform in any material respect any of its covenants contained in the Merger Agreement or breaches any of its representations or warranties in any material respect, which such breach or failure is incurable or, if curable, not cured within 30 days of written notice of such breach or failure by the Company, provided that the Company cannot be in material breach of its obligations under the Merger Agreement at the time of such notice;

  •
  if (i) the Company has not violated any of its non-solicitation covenants, (ii) the Company has received a Superior Proposal and has complied with the relevant procedures under the Merger Agreement, (iii) the Board has approved the termination of the Merger Agreement and the Company promptly enters into a definitive agreement providing for the implementation of the Superior Proposal, and (iv) the Company pays to Parent the termination fee contemplated in the Merger Agreement; or

  •
  if the stockholder approval has been obtained and all other conditions to the obligations of the parties to effect the Merger (other than as specified in the Merger Agreement) have been satisfied, the Company has notified Parent of the commencement of the three business day period contemplated in the Merger Agreement and Parent and Merger Subsidiary have failed to consummate the Merger by the earlier of the end of such three business day period and July 31, 2013;

  •
  by Parent:

  •
  if the Company breaches covenants contained in the Merger Agreement or breaches any of its representations or warranties, which such breach is incurable or, if curable, not cured within 30 days of written notice of such breach by Parent, provided that neither Parent nor

      Merger Subsidiary can be in material breach of its obligations under the Merger Agreement at the time of such notice; or

    •
    if (i) the Board has changed its recommendation in favor of the Merger, (ii) the Company or the Board approved an Acquisition Proposal, (iii) a tender offer or exchange offer commenced by a third-party is not rejected by the Board within 10 business days after commencement, (iv) the Company has breached its non-solicitation obligations in any material respect, (v) the Company fails to include the Board's recommendation in favor of the Merger in this proxy statement, or (vi) the Company or the Board authorizes or publicly proposes to do any of the actions specified above.

Termination Fees and Expense Reimbursement; Remedies

        The Company will be obligated to pay to Parent a termination fee of $2 million and reimburse Parent and Merger Subsidiary of up to $1 million in expenses if:

  •
  following an Acquisition Proposal, the Merger Agreement is terminated by the Company or Parent because of a failure to close by July 31, 2013, the Company's breach of a representation or warranty or the Company's breach of a covenant (as each is described above under "The Merger Agreement—Termination of the Merger Agreement"), and within 12 months, the Company (1) enters into a definitive agreement to engage in a transaction that constitutes an Acquisition Proposal or (2) consummates an Acquisition Proposal (provided, that for purposes of this provision, the references to "15%" in the definition of Acquisition Proposal shall be deemed to be references to "50%");

  •
  the Merger Agreement is terminated by the Company if (i) the Company has not violated any of its non-solicitation covenants, (ii) the Company has received a Superior Proposal and has complied with the relevant procedures under the Merger Agreement, and (iii) the Board has approved the termination of the Merger Agreement and the Company promptly enters into a definitive agreement providing for the implementation of the Superior Proposal; or

  •
  the Merger Agreement is terminated by Parent if (i) the Board has changed its recommendation in favor of the Merger, (ii) the Company or the Board approved an Acquisition Proposal, (iii) a tender offer or exchange offer commenced by a third-party is not rejected by the Board within 10 business days after commencement, (iv) the Company has breached its non-solicitation obligations in any material respect, (v) the Company fails to include the Board's recommendation in favor of the Merger in this proxy statement, or (vi) the Company or the Board authorizes or publicly proposes to do any of the actions specified above.

        Parent will be obligated to pay the Company a termination fee of $5 million and reimburse the Company up to $1 million in expenses if:

  •
  the Merger Agreement is terminated by the Company because Parent or Merger Subsidiary breaches or fails to perform in any material respect any of its covenants contained in the Merger Agreement or breaches any of its representations or warranties in any material respect, which such breach or failure is incurable or, if curable, not cured within 30 days of written notice of such breach or failure by the Company, provided that the Company cannot be in material breach of its obligations under the Merger Agreement at the time of such notice; or

  •
  the Merger Agreement is terminated by the Company after the stockholder approval has been obtained and all other conditions to the obligations of the parties to effect the Merger (other than as specified in the Merger Agreement) have been satisfied, if the Company has notified Parent of the commencement of the three business day period contemplated in the Merger Agreement and Parent and Merger Subsidiary have failed to consummate the Merger by the earlier of the end of such three business day period and July 31, 2013.

        Except for specific performance and monetary damages with respect to liabilities or damages that were the result of fraud on the part of Parent or Merger Subsidiary in connection with the Merger Agreement, the Company's sole remedy with respect to the Merger Agreement are its termination rights and Parent's payment of the termination fee and reimbursement of expenses. The Company will not be entitled to specific performance of the Merger Agreement, the Limited Guarantee or the Equity Commitment Letter after the Company has received from Parent the termination fee and reimbursement of expenses and under no circumstances will the Company be entitled to receive both a grant of specific performance to effect the consummation of the Merger and the termination fee and reimbursement of expenses from Parent.

        Except for specific performance and monetary damages with respect to liabilities or damages that were the result of fraud on the part of the Company in connection with the Merger Agreement or the Company's willful and material breach of its non-solicitation obligations, Parent's and Merger Subsidiary's sole remedy with respect to the Merger Agreement are its termination rights and the Company's payment of the termination fee and reimbursement of expenses. Parent will not be entitled to specific performance of the Merger Agreement after Parent has received from the Company the termination fee and reimbursement of expenses and under no circumstances will Parent or Merger Subsidiary be entitled to receive both a grant of specific performance to effect the consummation of the Merger and the termination fee and reimbursement of expenses from the Company. Parent and Merger Subsidiary's sole and exclusive remedy against the Company for any willful and material breach of its non-solicitation obligations of the Merger Agreement will be limited to actual losses and damages reasonably incurred by Parent and Merger Subsidiary (including reasonable attorneys' fees), and the Company will not be liable or otherwise responsible for any other losses and damages that arise from any breach of any covenant or agreement in the Merger Agreement under any and all theories of liability.

Specific Performance

        In the event of a breach or threatened breach of any covenant or obligation in the Merger Agreement, subject to the immediately following paragraph, the non-breaching party will be entitled to seek to obtain an order of specific performance to enforce the observance and performance of such covenant or obligation or an injunction restraining such breach or threatened breach.

        Notwithstanding the foregoing, the Company will be entitled to specific performance to cause Parent to draw down the full proceeds of the equity financing only if (i) all conditions to Parent and Merger Subsidiary's obligations to close the Merger have been satisfied at a time when the closing would have occurred but for the failure of the equity financing to be funded (other than those conditions that are to be satisfied by actions taken at the closing), (ii) Parent and Merger Subsidiary fail to effect the closing, and (iii) the Company has confirmed that if specific performance is granted and the equity financing is funded, then the closing of the Merger will occur.

ADVISORY VOTE ON "GOLDEN PARACHUTE COMPENSATION"

"Golden Parachute Compensation"

        The information set forth in the table below sets forth the amount of compensation to be paid to each named executive officer of the Company that is based on or otherwise related to the Merger, assuming that the Merger was consummated on January 28, 2013. Unless otherwise indicated, the payments and benefits set forth below are (i) "single-trigger," meaning the payments will be made in connection with the consummation of the Merger, and (ii) payable in a lump sum. For additional details regarding the terms of the payments described below, see "Special Factors—Interests of Certain Persons in the Merger" beginning on page 52.

Name	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)	Perquisites/ Benefits ($)	Tax Reimbursement ($)	Other ($)	Total ($)
James T. Sartain President and Chief Executive Officer	$1,250,000	$601,475	$—	$—	$—	$—	$1,928,475
Terry R. DeWitt Senior Vice President	$—	$470,640	$—	$—	$—	$—	$470,640
James C. Holmes Senior Vice President	$—	$439,940	$—	$—	$—	$—	$439,940

(1)
The cash amount payable to Mr. Sartain consists entirely of a cash severance payment.

(2)
As described in more detail in "Special Factors—Interests of Certain Persons in the Merger—Stock Options and Restricted Stock Awards," all unvested stock options and restricted stock awards held by Messrs. Sartain, DeWitt and Holmes will be vested and settled upon the consummation of the Merger. Set forth below are the values of each type of equity-based award that will be payable in connection with the Merger.

Name	Stock Options ($)	Restricted Stock Awards ($)
James T. Sartain	$256,625	$344,850
Terry R. DeWitt	$149,900	$320,740
James C. Holmes	$119,200	$320,740

Vote Required and Board of Directors Recommendation

        In accordance with Section 14A of the Exchange Act, the Company is providing its stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation to be paid to its named executive officers in connection with the Merger, the value of which is set forth in the table above. As required by Section 14A of the Exchange Act, the Company is asking its stockholders to vote on the adoption of the following resolution:

  RESOLVED, that the compensation to be paid to the Company's named executive officers in connection with the Merger, as disclosed in the table in the section of the proxy statement entitled "Advisory Vote on 'Golden Parachute Compensation'—'Golden Parachute Compensation,' " including the accompanying narrative discussion, is hereby APPROVED.

        The vote on executive compensation payable in connection with the Merger is a vote separate and apart from the vote to adopt the Merger Agreement. Accordingly, you may vote to approve the executive compensation and vote not to adopt the Merger Agreement or vice versa. Because the vote is advisory in nature only, it will not be binding on the Company. Accordingly, because the Company is contractually obligated to pay the compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the Merger Agreement is adopted and regardless of the outcome of the advisory vote.

        Approval of the advisory resolution on executive compensation payable to the Company's named executive officers in connection with the Merger requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote who are present, in person or by proxy, at the special meeting. Abstentions will have the same effect as a vote "AGAINST" the proposal but the failure to vote your shares of common stock or a broker non-vote will have no effect on the outcome of the proposal.

        The Board unanimously recommends that the Company's stockholders approve on an advisory (non-binding) basis, the compensation to be paid to the Company's named executive officers in connection with the Merger, by voting "FOR" the above proposal.

 ADJOURNMENT PROPOSAL

        If the requisite stockholder vote to adopt the Merger Agreement has not been received at the time of the special meeting, the Company may choose to adjourn the special meeting and solicit additional proxies in favor of the adoption of the Merger Agreement. Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment may be made without notice, other than announcement at the special meeting (unless the Board, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum shall be present, in person or by proxy. Approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote who are present, in person or by proxy at the special meeting, provided that a quorum is present at the special meeting.

        Any signed proxies received by the Company in which no voting instructions are provided on such matter will be voted in favor of an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the Company's stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

 OTHER BUSINESS

        We know of no other business that will be presented for consideration at the special meeting. If any other matters properly come before the special meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent at their discretion. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

 IMPORTANT INFORMATION CONCERNING FIRSTCITY

        FirstCity Financial Corporation, a Delaware corporation, is a multi-national specialty financial services company headquartered in Waco, Texas with offices throughout the United States and Mexico as well as a presence in Europe and South America. The Company engages in two major business segments, the portfolio asset acquisition and resolution business segment and the special situations platform business segment.

        The portfolio asset acquisition and resolution business has been the Company's core business segment since it commenced operations in 1986. In the portfolio asset acquisition and resolution business, the Company acquires portfolios of under-performing and non-performing loans and, to a lesser extent, performing loans and other assets, generally at a discount to their legal principal balances or appraised values, and services and resolves these assets in an effort to maximize the present value of the ultimate cash recoveries.

        The Company engages in its special situations platform business through its majority ownership in a special-purpose investment subsidiary that was formed in April 2007. Through its special situations platform business, the Company provides investment capital to privately-held middle market companies through flexible capital structuring arrangements to generate an attractive risk-adjusted return. These capital investments primarily take the form of senior and junior financing arrangements, but also include direct equity investments and common equity warrants. In addition, the Company's special situations platform business engages in leveraged buyouts and distressed debt transactions.

        The Company's common stock trades on The NASDAQ Global Select Market under the symbol "FCFC." The Company became a publicly-held institution in July 1995 through its acquisition, by merger (the "FCBOT Merger"), of First City Bancorporation of Texas, Inc. ("FCBOT"), a former bank holding company that had been engaged in a proceeding under Chapter 11 of the U.S. Bankruptcy Code since November 1992. As a result of the FCBOT Merger, the Company's common stock, $.01 par value per share, became publicly held.

        The Company's principal executive office is located at 6400 Imperial Drive, Waco, TX 76712, and its telephone number is (254) 761-2800. A detailed description of the Company's business is contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, each of which is incorporated by reference into this proxy statement. See "Additional Information" beginning on page 114.

DIRECTORS AND EXECUTIVE OFFICERS OF FIRSTCITY

        FirstCity's Board presently consists of eight members. The persons listed below are the executive officers and directors of FirstCity as of the date of this proxy statement. Each executive officer will serve until a successor is elected by the Board or until the earlier of his or her resignation or removal. None of these persons or FirstCity has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), and none of these persons has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws. All of the directors and executive officers of FirstCity are citizens of the United States and can be reached c/o FirstCity Financial Corporation, Waco, Texas P.O. Box 8216, Waco, Texas 76714-8216.

        William P. Hendry has served on the Board as a director of FirstCity since August 2010, and Chairman of the Board since August 2011. Mr. Hendry has more than 30 years of experience in the banking industry and headed Bank of Scotland's operations in the United States before it was acquired in 2009 by Lloyds Banking Group. He launched W.P. Hendry and Associates in February 2009, a bank consulting firm that handles complex business and lending issues. Mr. Hendry has held senior banking positions in Scotland, Northern Ireland, Canada, the Middle East, Africa and the United States. Mr. Hendry has extensive experience in mergers and acquisitions, most notably at Drive Financial Services (a national subprime auto lender) where he led HBOS plc's investment analysis group in 2000, then became Chairman of the Board until the business was sold to Banco Santander in 2006. Mr. Hendry holds an MBA from the University of Strathclyde and completed advanced management programs at Wharton Business School and Harvard Business School. Mr. Hendry is an experienced leader whose numerous management positions and global experiences in the financial services sector have provided him with an abundance of skills and valuable insight in handling complex financial transactions and issues, all of which makes him well qualified to serve on the Board.

        C. Ivan Wilson has served as Vice Chairman of the Board of FirstCity since the FCBOT Merger in July 1995. From February 1998 to June 1998, Mr. Wilson was Chairman, President and Chief Executive Officer of Mercantile Bank, N.A., Corpus Christi, Texas, a national banking organization. Mr. Wilson was Chairman of the Board and Chief Executive Officer of FCBOT from 1991 to the FCBOT Merger. Prior to 1991, Mr. Wilson was the Chief Executive Officer of FirstCity, Texas-Corpus Christi, one of FCBOT's banking subsidiaries. Mr. Wilson currently serves on the board of directors of Driscoll Children's Hospital based in South Texas, and previously served as the hospital's board chairman for 10 years through September 2011. Mr. Wilson was selected to serve as a director of FirstCity because of his significant understanding of the Company's business and his extensive experience in the financial services industry.

        James T. Sartain has served on the Board as a director and as President of FirstCity since the FCBOT Merger and as Chief Executive Officer since January 2001. Prior to January 2001, Mr. Sartain was President and Chief Operating Officer of FirstCity. From 1988 to the FCBOT Merger, Mr. Sartain was President and Chief Operating Officer of J-Hawk Corporation. Mr. Sartain was selected to serve as a director of FirstCity because of his understanding and deep institutional knowledge of the Company's business, his extensive employment experience with FirstCity and his significant industry and management expertise.

        Richard E. Bean has served on the Board as a director of FirstCity since the FCBOT Merger, and also served as the Chairman of the Board from 2005 until August 2011. Mr. Bean has served as a director and Executive Vice President of Pearce Industries, Inc., a privately-held company that markets a variety of oilfield equipment and construction machinery since 1976. Mr. Bean served as Chief Financial Officer of Pearce Industries from 1976 to 2004. Mr. Bean served as a member of the Portfolio Committee of the FirstCity Liquidating Trust from the FCBOT Merger through the termination of the FirstCity Liquidating Trust in January 2004. Prior to the FCBOT Merger, Mr. Bean was Chairman of the Official Committee of Equity Security Holders of FCBOT. Mr. Bean is currently a director, Chairman of the Audit Committee, and Chairman of the Compensation Committee of WCA Waste Corporation, a publicly-owned solid waste collection and disposal company, and previously served as a director and Chairman of the Audit Committee of The Edelman Financial Group Inc., a financial services firm (formerly known as Sanders Morris Harris Group Inc.). Mr. Bean is also a stockholder and director of several private closely-held corporations. Mr. Bean received a M.B.A. in Accounting and a Bachelor of Business Administration in Finance from the University of Texas at Austin and has been a Certified Public Accountant since 1968. Mr. Bean was selected to serve as a director of FirstCity due to his wide-ranging experience, his depth of knowledge of FirstCity and his extensive financial experience. Mr. Bean qualifies as an "audit committee financial expert" under the SEC's guidelines.

        Dane Fulmer has served on the Board as a director of FirstCity since May 1999. Mr. Fulmer has served as an independent consultant that provides risk management services since 2008. From August 1995 until January 2004, Mr. Fulmer served as Executive Vice President and Director of Risk Management for John Taylor Financial Group, a broker/dealer and investment advisory firm that Mr. Fulmer co-founded in 1995. From July 1991 until August 1995, Mr. Fulmer served as Executive Vice President of Merchants Investment Center, a broker/dealer and investment advisory firm, and as portfolio manager for Merchants National, the parent company. Mr. Fulmer's experience includes management of investment securities for commercial banks and corporations, and he has over 40 years of experience in managing financial assets. Mr. Fulmer's investment management expertise and extensive experience identifying and evaluating risks in corporate operations provides FirstCity with a skilled investment advisor and invaluable resource for assessing and managing risks and planning for corporate strategy.

        Robert E. Garrison, II has served on the Board as a director of FirstCity since May 1999. Mr. Garrison currently serves as a director and Chairman of the Audit Committee of Crown Castle International (a publicly-owned company that is an independent owner and operator of shared wireless infrastructures), and as a director of Prosperity Bank (a bank subsidiary of Prosperity Bancshares, Inc., a publicly-owned financial holding company). Mr. Garrison previously served as President and Chief Executive Officer of Sanders Morris Harris Group ("SMHG"), a publicly-owned financial services company (currently known as The Edelman Financial Group Inc.), from January 1999 until May 2002 and as President until May 2009, and he also served as Chairman of the Executive Committee of SMHG from May 2009 until his retirement in December 2011. In addition, Mr. Garrison previously served as Executive Vice President and a director of Harris Webb & Garrison, and also served as Chairman, Chief Executive Officer, and a director of Pinnacle Management & Trust Co. (Mr. Garrison co-founded both of these investment companies in 1994). Mr. Garrison is also a stockholder and director of several private closely-held corporations. Mr. Garrison has over 40 years of experience in the securities industry and is a chartered financial analyst. As the Chairman of the Audit Committee of a public company and former principal executive officer of another public company, Mr. Garrison provides invaluable insight and guidance on the issues of corporate strategy and risk management.

        D. Michael Hunter has served on the Board as a director of FirstCity since August 2005. From March 2005 until April 2008, Mr. Hunter served as the Vice Chairman of the Board of Directors of Prosperity Bancshares, Inc. (a publicly-owned financial holding company) and served as a director of Prosperity Bank. Mr. Hunter previously served as Chairman, President and Chief Executive Officer and a director of First Capital Bankers, Inc. from 1995 until its merger with and into Prosperity Bancshares, Inc. in March 2005. Mr. Hunter also served as Chairman and Chief Executive Officer of First Capital Bank from 1995 until March 2005. Prior to 1995, Mr. Hunter served as President and Chief Operating Officer of Victoria Bancshares, Inc. and Victoria Bank & Trust Company from 1988 to June 1994. Prior to 1988, Mr. Hunter served 24 years with FCBOT. Mr. Hunter is an experienced leader of major banking organizations and brings to the Board strong executive management skills and experience serving on the boards of other public companies.

        F. Clayton Miller has served on the Board as a director of FirstCity since February 2006. Mr. Miller is a founding partner at Stone Arch Capital, a private equity fund based in Minneapolis, Minnesota. From 1998 to 2004, Mr. Miller was the Managing Partner of Churchill Equity Partners, the private equity arm of Churchill Capital, Inc. Mr. Miller is a graduate of the University of Michigan (B.A.) and Northwestern University School of Law (J.D., cum laude), and received a degree from the Harvard Business School (M.B.A., with honors). Mr. Miller has over 20 years of private equity investing and legal experience. Mr. Miller brings to the Board of Directors keen business and financial judgment and an extensive understanding of the Company's industry, as well as significant leadership experience.

        Jim W. Moore has served as Senior Vice President since January 2013. Mr. Moore previously served as Executive Vice President, Chief Operating Officer, and the Director of Servicing from June 2008 to January 2013. Mr. Moore rejoined FirstCity in January 2008 after spending the previous seven years with Santander Consumer USA Inc., formerly known as Drive Financial Services LP ("Drive"), a national subprime auto lender. Mr. Moore served in various capacities at Drive including Director of Securitizations, Chief Financial Officer, and Treasurer. Mr. Moore had a long-term association with FirstCity as a senior-level officer prior to the formation of Drive, which resulted as part of a sale to Bank of Scotland and reorganizations of FirstCity which occurred in 2000 and 2004. Mr. Moore's past experiences also include serving as the President of three different Texas commercial banks. Mr. Moore has more than 35 years of financial services and banking experience.

        J. Bryan Baker has served as Senior Vice President and Chief Financial Officer of FirstCity since June 2000. Mr. Baker's previous positions with FirstCity included Vice President and Treasurer from August 1999 to June 2000, Vice President and Controller from November 1996 to August 1999, and Vice President and Assistant Controller from 1995 to November 1996. From 1990 to 1995, Mr. Baker was employed at a Central Texas-based public accounting firm, where he was involved in both auditing and consulting. From 1988 to 1990, he served as the Controller of a Texas commercial bank holding company. Mr. Baker is a certified public accountant.

        Terry R. DeWitt has served as Senior Vice President responsible for FirstCity's due diligence and investment evaluation since the FCBOT Merger, and he currently serves as the Director of Acquisitions. Mr. DeWitt served as Senior Vice President responsible for due diligence and investment evaluation of J-Hawk Corporation from 1992 to the FCBOT Merger. Prior to 1992, Mr. DeWitt served in executive management roles, including President, with three different Texas commercial banks. Mr. DeWitt has more than 25 years of financial services and banking experience.

        Joe S. Greak has served as Senior Vice President and Director of Tax of FirstCity since the FCBOT Merger. Mr. Greak was the Tax Manager of FCBOT from 1993 through the date of the FCBOT Merger. From 1992 to 1993, Mr. Greak was the Tax Manager of New First City-Houston, N.A. Prior to 1992, he was Senior Vice President and Tax Director of First City, Texas-Houston, N.A. Mr. Greak is a certified public accountant.

        James C. Holmes has served as Senior Vice President of FirstCity since the FCBOT Merger, and currently serves as the Treasurer (since 1993) and Director of Finance (since 2008). Mr. Holmes has served in executive management positions at FirstCity in U.S. acquisitions, servicing and operations since the FCBOT Merger. Prior to the FCBOT Merger, he served as Senior Vice President and Treasurer of J-Hawk Corporation. From 1988 to 1991, Mr. Holmes served as Vice President in commercial lending for a Texas commercial bank. Mr. Holmes has more than 25 years of experience in the financial services and banking sector.

        Mark B. Horrell has served as Executive Vice President and Chief Operating Officer of FirstCity since January 2013 and previously served as Senior Vice President of FirstCity from August 2011 to January 2013 and as Vice President from November 2009 to August 2011. Mr. Horrell joined FirstCity in May 2008 as a Due Diligence Officer. Mr. Horrell currently serves as the co-head of the U.S. acquisition platform. Prior to his employment at FirstCity, Mr. Horrell spent 10 years as an organizing partner, principal and portfolio manager in various private investment fund vehicles focused on the purchase and management of a wide array of securities including fixed income and equity investment instruments. Prior to his fund creation and management tenure, Mr. Horrell served for 15 years as a commercial banker in various capacities at an Oklahoma commercial bank, including Investment Portfolio Manager and Loan Review Manager. Mr. Horrell is a former certified public accountant and registered investment advisor.

 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        The following table sets forth selected historical consolidated financial data of the Company for the periods indicated. The selected financial data set forth below as of December 31, 2011 and 2010 and for the fiscal years ended December 31, 2011 and 2010 has been derived from the audited consolidated financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which are incorporated by reference in this proxy statement. The selected financial data for the nine months ended September 30, 2012 and 2011 has been derived from the unaudited interim consolidated financial statements contained in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, which are incorporated by reference in this proxy statement. In the opinion of management, the unaudited interim information reflects all adjustments necessary for the fair presentation of the results of operations and financial condition of the Company for the nine-month periods ended September 30, 2012 and 2011. Results of the interim periods should not be considered indicative of results for any other periods or for the fiscal year. The data set forth below should be read in conjunction with the Company's consolidated financial statements for the fiscal years ended December 31, 2011 and December 31, 2010 and the fiscal quarters ended September 30, 2012 and September 30, 2011, and notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" related thereto contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

	Nine Months Ended September 30,		Year Ended December 31,
	2012	2011	2011	2010
	(in thousands, except per share data)
Statement of Operations Data:
Total revenues	$52,895	$57,947	$74,317	$85,564
Total costs and expenses	45,172	46,375	68,599	80,550
Earnings before other revenue and income taxes	7,723	11,572	5,718	5,014
Equity income from unconsolidated subsidiaries	10,797	7,931	2,231	14,609
Gain on business combinations	935	433	433	4,595
Gain on debt extinguishment	—	—	26,543	—
Gain on sale of subsidiaries	746	5	1,818	—
Income from lawsuit settlement	—	—	—	—
Earnings from continuing operations before income taxes	20,201	19,941	36,743	24,218
Income tax expense (benefit)	779	2,047	3,702	2,252
Earnings from continuing operations, net of tax	19,422	17,894	33,041	21,966
Income from discontinued operations	—	—	—	3,962
Net earnings	19,422	17,894	33,041	25,928
Less: Net income attributable to noncontrolling interests	4,803	9,011	8,824	13,425
Net earnings attributable to FirstCity	14,619	8,883	24,217	12,503
Basic earnings per share of common stock:
Earnings from continuing operations	1.39	0.86	2.34	0.85
Discontinued operations	—	—	—	0.39

Net earnings	$1.39	$0.86	$2.34	$1.24

Diluted earnings per share of common stock:
Earnings from continuing operations	1.38	0.86	2.33	0.84
Discontinued operations	—	—	—	0.39

Net earnings	$1.38	$0.86	$2.33	$1.23

	Nine Months Ended September 30,		Year Ended December 31,
	2012	2011	2011	2010
	(in thousands, except per share data)
Balance Sheet Data:
Cash and cash equivalents	41,656	47,142	34,802	46,597
Total Portfolio Assets	66,694	146,406	123,946	216,061
Total loans receivable, net	35,694	52,180	45,696	56,815
Total assets	282,469	410,837	356,346	460,404
Total liabilities	143,574	276,409	218,943	335,664
FirstCity stockholders' equity	129,066	99,983	111,976	88,342
Noncontrolling interests	9,829	34,445	25,427	36,398
Total equity	138,895	134,428	137,403	124,740
Cash Flow Data:
Cash provided (used) by:
Operating activities	(2,301)	(11,377)	(21,801)	(35,642)
Investing activities	85,840	87,757	114,401	55,344
Financing activities	(76,784)	(76,334)	(103,914)	(59,623)

Ratio of Earnings to Fixed Charges

        The following table sets forth the Company's ratio of earnings to fixed charges for the periods indicated.

	Nine Months Ended September 30,		Year Ended December 31,
	2012	2011	2011	2010
	(in thousands)
Earnings
Earnings from continuing operations before income taxes	$20,201	$19,941	$36,743	$24,218
Fixed charges	4,474	11,436	14,715	16,313
Total earnings	$24,675	$31,377	$51,458	$40,531
Fixed charges
Interest expense	$4,474	$11,436	$14,715	$16,313
Total fixed charges	$4,474	$11,436	$14,715	$16,313
Ratio of earnings to fixed charges	5.52	2.74	3.50	2.48

Book Value Per Share

        As of September 30, 2012, our net book value per share was $12.23.

Financial Information of Parent

        No separate financial information is provided for Parent because Parent is a newly formed entity formed in connection with the Merger and has no independent operations. No pro forma data giving effect to the Merger has been provided. The Company does not believe that such information is material to stockholders in evaluating the Merger and the Merger Agreement because (i) the Merger Consideration is all cash and (ii) if the Merger is completed, the Company's common stock will cease to be publicly traded.

COMMON STOCK MARKET PRICE AND DIVIDEND INFORMATION

        The Company's common stock is traded on The NASDAQ Global Select Market under the symbol "FCFC." The following table sets forth the high and low sales prices for the Company's common stock, as reported by The NASDAQ Global Select Market, for the periods indicated:

	Market Price
	High	Low
2013
First Quarter through January 31, 2013	$9.96	$9.70
2012
First Quarter	$10.09	$7.25
Second Quarter	$10.83	$7.81
Third Quarter	$9.20	$7.28
Fourth Quarter	$9.81	$7.00
2011
First Quarter	$8.20	$6.25
Second Quarter	$7.44	$6.30
Third Quarter	$7.24	$6.09
Fourth Quarter	$8.50	$5.79

Closing Trading Prices

        On December 20, 2012, the last trading day prior to the public announcement of the execution of the Merger Agreement, the closing price of the Company's common stock was $8.30. On January 31, 2013, the most recent practicable trading date prior to the date of this proxy statement, the closing price of the Company's common stock was $9.84. You are urged to obtain a current market price quotation for the Company's common stock.

Dividend Policy

        The Company has never declared or paid a dividend on shares of its common stock. The Company currently intends to retain future earnings to finance its growth and development and therefore does not anticipate that it will declare or pay any dividends on common stock in the foreseeable future.

Prior Public Offerings

        There have been no underwritten public offerings of the Company's common stock during the past three years.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the Company's common stock owned on [                        ], 2013 (the "Measurement Date") by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the Company's common stock outstanding as of such date, (ii) each of the Company's directors, (iii) each of the Company's executive officers, and (iv) all of the Company's directors and executive officers as a group. Except as otherwise indicated, all shares of common stock shown in the table below are held with sole voting and investment power. In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of that person or entity, shares that may be acquired within 60 days of the Measurement Date upon the exercise of options granted under the Company's stock option and awards plan are deemed to be outstanding for such person or entity (but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other person or entity).

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(2)		Percent of Class
	Directors and Executive Officers(1):
Common Stock	James T. Sartain	690,640	(3)	6.49%
Common Stock	Richard E. Bean	347,292		3.28%
Common Stock	Terry R. DeWitt	263,151		2.48%
Common Stock	Robert E. Garrison, II	163,509		1.55%
Common Stock	James C. Holmes	158,948		1.50%
Common Stock	Dane Fulmer	119,209		1.13%
Common Stock	Jim W. Moore	93,624		*
Common Stock	J. Bryan Baker	96,228		*
Common Stock	C. Ivan Wilson	82,979		*
Common Stock	D. Michael Hunter	72,459		*
Common Stock	Mark Horrell	54,841		*
Common Stock	Joe S. Greak	34,750		*
Common Stock	F. Clayton Miller	32,459		*
Common Stock	William P. Hendry	7,644		*
Common Stock	All directors and executive officers as a group (14 persons)	2,217,733		20.13%
	Certain Other Beneficial Owners:
Common Stock	Heartland Advisors, Inc. and William J. Nasgovitz	1,545,800	(4)	14.64%
	789 North Water St.
	Milwaukee, WI 53202
Common Stock	First Manhattan Co.	1,025,639	(4)	9.72%
	437 Madison Avenue
	New York, NY 10022
Common Stock	Dimensional Fund Advisors LP	664,536	(4)	6.30%
	Palisades West, Building One
	6300 Bee Cave Road
	Austin, TX 78746
Common Stock	Värde Partners, Inc. and affiliates(4)(5)	2,332,983	(4)(5)	21.2%
	8500 Normandale Lake Blvd., Suite 1500
	Minneapolis, MN 55437

*
Less than 1%.

(1)
The business mailing address of each such person is P. O. Box 8216, Waco, Texas 76714.

(2)
Includes shares that may be acquired within 60 days of the Measurement Date upon the exercise of options granted under the Company's stock option and award plans as follows: James T. Sartain—86,000; Richard E. Bean—25,000; Terry R. DeWitt—57,250; Robert E. Garrison, II—20,000; James C. Holmes—49,750; Dane Fulmer—18,750; Jim W. Moore—26,250; J. Bryan Baker—46,000; C. Ivan Wilson—35,000; D. Michael Hunter—25,000; Mark Horrell—18,750; Joe S. Greak—34,750; F. Clayton Miller—20,000; and all directors and executive officers as a group (14 persons)—462,500.

(3)
Includes 222,407 shares which are pledged as collateral to secure a revolving line-of-credit extended by an unaffiliated creditor.

(4)
Based on information contained in statements filed with the SEC by the respective reporting persons and certain of their affiliates, the amounts as to which the beneficial owners have sole voting power, shared voting power, sole investment power, or shared investment power are as follows:

			Voting		Investment
Name	Schedule	Date	Sole	Shared	Sole	Shared
Heartland Advisors, Inc. and William J. Nasgovitz	13G/A	12/31/2011	—	1,460,600	—	1,545,800
First Manhattan Co.	13G/A	12/31/2011	23,900	902,803	23,900	1,001,739
Dimensional Fund Advisors LP	13G/A	12/31/2011	658,838	—	664,536	—
Hotspurs Holdings LLC	13D	12/20/2012	—	2,182,983	—	—
The Värde Fund X (Master), L.P.	13D	12/20/2012	—	1,863,706	—	30,000
The Värde Fund X (GP), L.P.	13D	12/20/2012	—	1,863,706	—	30,000
The Värde Fund X GP, LLC	13D	12/20/2012	—	1,863,706	—	30,000
The Värde Fund V-B, L.P.	13D	12/20/2012	—	3,000	—	3,000
Värde Fund V GP, LLC	13D	12/20/2012	—	3,000	—	3,000
Värde Fund VI-A, L.P.	13D	12/20/2012	—	69,989	—	4,500
Värde Fund VII-B, L.P.	13D	12/20/2012	—	1,500	—	1,500
Värde Investment Partners, L.P.	13D	12/20/2012	—	177,639	—	3,000
Värde Investment Partners (Offshore) Master, L.P.	13D	12/20/2012	—	109,149	—	—
Värde Investment Partners, G.P., LLC	13D	12/20/2012	—	358,277	—	9,000
The Värde Fund VIII, L.P.	13D	12/20/2012	—	24,000	—	24,000
Värde Fund VIII G.P., LLC	13D	12/20/2012	—	24,000	—	24,000
The Värde Fund IX, L.P.	13D	12/20/2012	—	73,500	—	73,500
The Värde Fund IX-A, L.P.	13D	12/20/2012	—	10,500	—	10,500
Värde Fund IX G.P., LLC	13D	12/20/2012	—	84,000	—	84,000
Värde Partners, L.P.	13D	12/20/2012	—	2,332,983	—	150,000
Värde Partners, Inc.	13D	12/20/2012	—	2,332,983	—	150,000
George G. Hicks	13D	12/20/2012	—	2,332,983	—	150,000
Marcia L. Page	13D	12/20/2012	—	2,332,983	—	150,000
Gregory S. McMillan	13D	12/20/2012	—	2,332,983	—	150,000
(5)
Messrs. Sartain, Baker, Moore, DeWitt, Horrell, Holmes, Hendry, Wilson, Bean, Fulmer, Garrison, Hunter and Miller are parties to the Support Agreement with Parent. See "Special Factors—Support Agreement" beginning on page 57 of this proxy statement for a description of the Support Agreement, which description is incorporated by reference herein. Pursuant to the Support Agreement, these stockholders (in their capacities as stockholders) have agreed to vote an aggregate of 1,543,712 shares of common stock and 211,521 shares of restricted stock held by the stockholders in favor of the adoption of the Merger Agreement.

IMPORTANT INFORMATION CONCERNING PARENT, MERGER SUBSIDIARY
AND THE VÄRDE FILING PERSONS

Parent and Merger Subsidiary

        Parent is a Delaware limited liability company. The Investors are expected to fund all or a portion of the equity financing of Parent at the closing of the Merger and, accordingly, the Investors will own all or a part of the limited liability company interests of Parent (other than limited liability company interests issued to the Continuing Executives pursuant to the equity compensation program).

        Merger Subsidiary is a Delaware corporation and a wholly owned subsidiary of Parent.

        The business address and telephone number of both Parent and Merger Subsidiary is 8500 Normandale Lake Blvd., Suite 1500, Minneapolis, MN 55437, telephone +1-952-893-1554. Both Parent and Merger Subsidiary are affiliates of the Värde Filing Persons and were formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement. Neither Parent nor Merger Subsidiary has engaged in any business except for the activities incident to its formation and in connection with the transactions contemplated by the Merger Agreement. Upon consummation of the Merger, Merger Subsidiary will cease to exist and the Company will continue as the surviving corporation and a wholly owned subsidiary of Parent.

        The table below provides information required for each executive officer and director of Parent and Merger Subsidiary. The business address and telephone number of each executive officer and director listed below is 8500 Normandale Lake Blvd., Suite 1500, Minneapolis, MN 55437, telephone +1-952-893-1554. Each person identified below is a citizen of the United States of America.

Name	Principal occupation or employment and address of any corporation or other organization in which such employment is conducted and the five-year employment history of such director and executive officer
Jason R. Spaeth	President, Chief Executive Officer and Director of Parent and Merger Subsidiary since November 2012. See "—Värde Filing Persons" beginning on page 102 for additional information.
Jeffrey A. Thuringer
Vice President and Director of Parent and Merger Subsidiary since November 2012. For the past five years Mr. Thuringer has served in various roles and is currently a Managing Director of Värde Partners, Inc.
Christopher N. Giles
Vice President and Director of Parent and Merger Subsidiary since November 2012. For the past five years Mr. Giles has served in various roles and is currently a Senior Managing Director of Värde Partners, Inc.
David J. Parrin	Chief Financial Officer of Parent and Merger Subsidiary since November 2012. See "—Värde Filing Persons" beginning on page 102 for additional information.
Kathleen C. Ricke
Secretary of Parent and Merger Subsidiary since November 2012. For the past five years Ms. Ricke has served in various roles and is currently the Managing Paralegal and Global Corporate Secretary of Värde Partners, Inc.

Name	Principal occupation or employment and address of any corporation or other organization in which such employment is conducted and the five-year employment history of such director and executive officer
David A. Marple	Assistant Secretary of Parent and Merger Subsidiary since November 2012. See "—Värde Filing Persons" beginning on page 102 for additional information.
Carrie L. Seele
Assistant Secretary of Parent and Merger Subsidiary since November 2012. Since September 2011, Ms. Seele has served as, and currently is, the Associate General Counsel of Värde Partners, Inc.. From September 2002 through September 2010, Ms. Seele was an associate and thereafter a shareholder with the law firm of Fredrikson & Byron P.A., 200 South 6th Street, Minneapolis, MN 55402.

        During the last five years, neither the Parent or Merger Subsidiary nor, to the knowledge of Parent or Merger Subsidiary, Parent, Merger Subsidiary or any of the executive officers or directors identified in the table immediately above (i) has been convicted in any criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Värde Filing Persons

        Parent is owned directly by (1) The Värde Fund X (Master), L.P., a Delaware limited partnership ("Fund X"), whose general partner is The Värde Fund X (GP), L.P., a Delaware limited partnership ("Fund X GP"), and The Värde Fund X GP, LLC, a Delaware limited liability company ("Fund X LLC"), is the general partner of Fund X GP; (2) The Värde Fund VI-A, L.P., a Delaware limited partnership ("Fund VI-A"); (3) Värde Investment Partners, L.P., a Delaware limited partnership; and (4) Värde Investment Partners (Offshore) Master, L.P., a Cayman Islands exempted limited partnership ("VIP Offshore"). Fund X, Fund VI-A, VIP and VIP Offshore are each referred to as an "Investor" and collectively referred to as the "Investors".

        Värde Investment Partners G.P., LLC, a Delaware limited liability company ("VIP GP"), is the general partner of Fund VI-A, VIP and VIP Offshore. Värde Partners, L.P., a Delaware limited partnership (the "Managing Member"), is the managing member of Fund X LLC and VIP GP. Värde Partners, Inc., a Delaware corporation ("Värde GP"), is the general partner of the Managing Member. George G. Hicks ("Mr. Hicks") and Marcia L. Page ("Ms. Page") are stockholders and principals of Värde GP and Gregory S. McMillan ("Mr. McMillan") is a stockholder, senior consultant and retired principal of Värde GP. Fund X, Fund X GP, Fund X LLC, Fund VI-A, VIP, VIP Offshore, VIP GP, Managing Member, Värde GP, Mr. Hicks, Ms. Page and Mr. McMillan are each referred to as a "Värde Filing Person" and collectively referred to as the "Värde Filing Persons".

        The principal business of each of the Värde Filing Persons is investment in financial assets and/or investment management. The business address and telephone number of each of the Värde Filing Persons is 8500 Normandale Lake Blvd., Suite 1500, Minneapolis, MN 55437, telephone +1-952-893-1554.

        For each of Mr. Hicks and Ms. Page the present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted is Värde GP, 8500 Normandale Lake Blvd., Suite 1500, Minneapolis, MN 55437, telephone +1-952-893-1554, and for Mr. McMillan, in his capacity as a stockholder and senior consultant to Värde GP, is 8500 Normandale Lake Blvd., Suite 1500, Minneapolis, MN 55437, telephone +1-952-893-1554.

        The table below provides information required for each executive officer and director of Värde GP. Unless otherwise noted below, the business address and telephone number of each executive officer and director listed below is 8500 Normandale Lake Blvd., Suite 1500, Minneapolis, MN 55437, telephone +1-952-893-1554.

Name	Principal occupation or employment and address of any corporation or other organization in which such employment is conducted and the five-year employment history of such director and executive officer
George G. Hicks	For the past five years Mr. Hicks has been and currently is Principal of Värde Partners, Inc.
Marcia L. Page	For the past five years Ms. Page has been and currently is Principal of Värde Partners, Inc.
Gregory S. McMillan	Retired Principal of Värde Partners, Inc. since 2008. Prior to 2008, Mr. McMillan was Principal of Värde Partners, Inc. Currently, Mr. McMillan serves as senior consultant to Värde Partners, Inc.
Jeremy D. Hedberg	For the past five years Mr. Hedberg has been and currently is Principal of Värde Partners, Inc.
Jason R. Spaeth	For the past five years Mr. Spaeth has been and currently is Principal of Värde Partners, Inc.
Rick J. Noel	For the past five years Mr. Noel has been and currently is Principal of Värde Partners, Inc., 50 New Bond Street, Level 2, London, England W1S 1BJ, telephone +44(0) 20 7808 3370.
Andrew P. Lenk	For the past five years Mr. Lenk has served in various roles and is currently Principal of Värde Partners, Inc.
Ilfryn C. Carstairs
For the past five years Mr. Carstairs has served in various roles and is currently Principal of Värde Partners, Inc., 50 New Bond Street, Level 2, London, England W1S 1BJ, telephone +44(0)20 7808 3370.
Ali M. Haroon	For the past five years Mr. Haroon has served in various roles and is currently Principal of Värde Partners, Inc., 6 Battery Road #15-05, Singapore 049909, telephone +65 6579 0800.
Brad P. Bauer	For the past five years Mr. Bauer has served in various roles and is currently Principal of Värde Partners, Inc.
David A. Marple
Since April 2008, Mr. Marple has served as, and current is, the General Counsel of Värde Partners, Inc. Prior to April 2008, Mr. Marple held various legal positions with Residential Capital Corporation, including being its General Counsel. Residential Capital Corporation is headquartered at 8400 Normandale Lake Boulevard, Minneapolis, MN 55437.

Name	Principal occupation or employment and address of any corporation or other organization in which such employment is conducted and the five-year employment history of such director and executive officer
Katie S. Kloster	Since March 2010, Ms. Kloster has served as, and currently is, the Chief Compliance Officer of Värde Partners, Inc. From 2004 through March 2010, Ms. Kloster was the Chief Compliance Officer and a Vice President of Thrivent Financial for Lutherans, 625 4th Avenue South, Minneapolis, MN 55415.
David J. Parrin
Since February 2010, Mr. Parrin has served in various roles and is currently the Chief Financial Officer of Värde Partners, Inc. From 2002 through 2009, Mr. Parrin was the Chief Financial Officer of Moneygram International, Inc., 1550 Utica Avenue, Suite 100, Minneapolis, MN 55416.

        During the last five years, neither each of nor, to the knowledge of each of the Värde Filing Persons, any of the other Värde Filing Persons or any of the executive officers or directors identified in the table immediately above (i) has been convicted in any criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

        Each of Mr. Hicks, Ms. Page, Mr. McMillan and the executive officers and directors identified in the table immediately above are U.S. citizens other than Mr. Carstairs, who is a citizen of Australia and the United Kingdom, and Mr. Haroon, who is a citizen of the U.S. and the United Kingdom.

 RIGHTS OF APPRAISAL

        If you do not vote for the adoption of the Merger Agreement at the special meeting, and otherwise comply with the applicable statutory procedures summarized herein, you will be entitled to appraisal rights under Section 262. The following discussion summarizes certain terms of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex C. The following summary does not constitute legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262.

        Under Section 262, record holders of shares of common stock of the Company who do not vote in favor of the adoption of the Merger Agreement, and who otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of the shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Court, together with interest, if any, to be paid upon the amount determined to be the fair value.

        Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was a stockholder on the record date for notice of such meeting with respect to shares for which appraisal rights are available, that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement shall constitute such notice, and the full text of Section 262 is attached to this proxy statement as Annex C.

        ANY HOLDER OF COMMON STOCK OF THE COMPANY WHO WISHES TO EXERCISE APPRAISAL RIGHTS, OR WHO WISHES TO PRESERVE SUCH HOLDER'S RIGHT TO DO SO, SHOULD CAREFULLY REVIEW THE FOLLOWING DISCUSSION AND ANNEX C BECAUSE FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE PROCEDURES SPECIFIED WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS UNDER THE DGCL. MOREOVER, BECAUSE OF THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO SEEK APPRAISAL OF SHARES OF COMMON STOCK OF THE COMPANY, THE COMPANY BELIEVES THAT, IF A STOCKHOLDER CONSIDERS EXERCISING SUCH RIGHTS, SUCH STOCKHOLDER SHOULD SEEK THE ADVICE OF LEGAL COUNSEL.

Filing Written Demand

        Any holder of common stock of the Company wishing to exercise appraisal rights must, before the vote on the adoption of the Merger Agreement, at the special meeting, deliver to the Company a written demand for the appraisal of the stockholder's shares, and not vote in favor of the adoption of the Merger Agreement. A holder of common stock wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective date of the Merger. The holder must not vote in favor of the adoption of the Merger Agreement. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, and it will constitute a waiver of the stockholder's right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the Merger Agreement, or abstain from voting on the adoption of the Merger Agreement. Neither voting against the adoption of the Merger Agreement, nor abstaining from voting, nor failing to vote on the proposal to adopt the Merger Agreement, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to, and separate from, any proxy or vote on the adoption of the Merger Agreement. The demand must reasonably inform the Company of the identity of the holder as well as the intention of the holder to demand an appraisal of the "fair value" of the shares held by the holder. A stockholder's failure to deliver the written demand to the Company prior to the taking of the vote on the adoption of the Merger Agreement at the special meeting of stockholders will constitute a waiver of appraisal rights.

        Only a holder of record of shares of common stock of the Company is entitled to demand an appraisal of the shares registered in that holder's name. A demand for appraisal in respect of shares of common stock should be executed by or on behalf of the holder of record. A stockholder wishing to exercise appraisal rights must be the holder of record of such shares of our common stock on the date the written demand for appraisal is made and must continue to hold such shares through the effective date of the Merger. Accordingly, a stockholder who is the holder of record of shares of common stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective date of the Merger, will lose any right to appraisal in respect of such shares.

        The demand should set forth, fully and correctly, the registered holder's name as it appears on the holder's stock certificates, should specify the holder's mailing address and the number of shares registered in the holder's name. The demand must state that the person intends thereby to demand appraisal of the holder's shares in connection with the Merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand must be made in that capacity on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy-in-common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. If the shares are held in "street name" by a broker, bank or nominee, the broker, bank or nominee may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising the rights with respect to the shares held for other beneficial owners; in such case, however, the written demand should set forth the number of shares as to which appraisal is sought and where no number of shares is expressly mentioned the demand will be presumed to cover all shares of common stock held in the name of the record owner. If a stockholder holds shares of the Company's common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

        All written demands for appraisal pursuant to Section 262 should be sent or delivered to the Company at:

    FirstCity Financial Corporation
    Attn: Lotte Bostick, Secretary
    P.O. Box 8216
    Waco, Texas 76714-8216

        At any time within 60 days after the effective date of the Merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to the Company, as the surviving corporation, a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective date of the Merger will require written approval of the Company as the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Court deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the Merger Consideration offered pursuant to the Merger Agreement within 60 days after the effective date of the Merger. If the Company as the surviving corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder's demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a stockholder, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration being offered pursuant to the Merger Agreement.

Notice by the Surviving Corporation

        Within ten days after the effective date of the Merger, the Company as the surviving corporation must notify each holder of common stock of the Company who has complied with Section 262, and who has not voted in favor of the adoption of the Merger Agreement, of the date that the Merger has become effective.

Filing a Petition for Appraisal

        Within 120 days after the effective date of the Merger, but not thereafter, the Company as the surviving corporation or any holder of common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all such holders. The Company as the surviving corporation is under no obligation to, and has no present intention to, file a petition and holders should not assume that the Company as the surviving corporation will file a petition. Accordingly, any holders of common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of shares of common stock within the time prescribed in Section 262. Within 120 days after the effective date of the Merger, any holder of common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Company as the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within ten days after a written request therefor has been received by the Company as the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. Notwithstanding the foregoing, a person who is the beneficial owner of shares of common stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the Company as the surviving corporation the statement described in this paragraph.

        If a petition for an appraisal is timely filed by a holder of shares of common stock of the Company and a copy thereof is served upon the Company as the surviving corporation, the Company as the surviving corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Delaware Court of Chancery, the Court will conduct a hearing on the petition and determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder.

Determination of Fair Value

        After the Delaware Court of Chancery determines the holders of common stock entitled to appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Court shall determine the "fair value" of the shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment.

        In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Supreme Court of Delaware stated that, in making this determination of fair value, the Court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Supreme Court of Delaware stated that such exclusion is a "narrow exclusion that does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the Merger, is not an opinion as to, and does not otherwise address, fair value under Section 262. Although the Company believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Parent, Merger Subsidiary and the Company do not anticipate offering more than the applicable Merger Consideration to any stockholder of the Company exercising appraisal rights, and they reserve the right to assert, in any appraisal proceeding, that for purposes of Section 262, the "fair value" of a share of common stock is less than the applicable Merger Consideration.

        If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the action (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Court and taxed upon the parties as the Court deems equitable under the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by a stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, to be charged pro rata against the value of all the shares entitled to be appraised.

        If any stockholder who demands appraisal of shares of common stock under Section 262 fails to perfect, successfully withdraws or loses such holder's right to appraisal, the stockholder's shares of common stock will be deemed to have been converted at the effective time of the Merger into the right to receive the Merger Consideration pursuant to the Merger Agreement. A stockholder will fail to perfect, or effectively lose, the holder's right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the Merger. In addition, as indicated above, a stockholder may withdraw his, her or its demand for appraisal in accordance with Section 262 and accept the Merger Consideration offered pursuant to the Merger Agreement.

        Any holder of shares of common stock who has duly demanded appraisal in compliance with Section 262 will not, after the effective date of the Merger, be entitled to vote for any purpose any shares subject to demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective date of the Merger.

CERTAIN PURCHASES AND SALES OF FIRSTCITY COMMON STOCK

        Except as set forth below, there have been no transactions in the Company's common stock during the past 60 days by (i) the Company, Parent, Merger Subsidiary or any of the Värde Filing Persons, (ii) any of the Company's directors, executive officers, associates or majority owned subsidiaries, (iii) Parent, Merger Subsidiary or any of the Värde Filing Persons or any of their respective directors, executive officers, associates or majority owned subsidiaries, or (iv) any pension, profit-sharing or similar plan of the Company, Parent, Merger Subsidiary or the Värde Filing Persons. The following table sets forth transactions in the Company's common stock by the Company's executive officers and directors during the past 60 days. The types of transactions include (i) private sales, which include the transfer of a reporting person's securities to another entity, (ii) private purchases, which include the acquisition of securities through an entity and (iii) sales in the public market, each of which are discussed in the table below.

Reporting Person	Transaction Type	Date	Number of Shares	Price per Share
James T. Sartain	Private Sale(1)	12/26/2012	560,055	$9.90
James T. Sartain	Private Purchase(2)	12/26/2012	560,055	$9.90
James T. Sartain	Private Sale(3)	12/26/2012	10,100	$9.90
James T. Sartain	Private Purchase(4)	12/26/2012	10,100	$9.90
Terrence R. DeWitt	Private Sale(5)	12/27/2012	173,827	$9.90
Terrence R. DeWitt	Private Purchase(6)	12/27/2012	173,827	$9.90
James C. Holmes	Private Sale(7)	12/27/2012	50,000	$9.90
James C. Holmes	Private Purchase(8)	12/27/2012	50,000	$9.90
Joe S. Greak	Open Market Sale	12/28/2012	31,750	$9.74

(1)
Represents the private disposition of securities owned directly by Mr. Sartain to the Sartain Family Limited Partnership, which is a family limited partnership owned as follows (James T. Sartain—42%; Debbie Sartain—42%; Ashley D. Scott—3%; Jay T. Sartain—3%; Whitney L. Lytle—3%; Kasey B. Colvin—3%; James Tyler Sartain—3%; and Sartain Family GP LLC—1%).

(2)
Represents the private acquisition of securities by the Sartain Family Limited Partnership, which were transferred thereto by Mr. Sartain. Mr. Sartain may be deemed to indirectly beneficially own these securities.

(3)
Represents the private disposition of securities owned indirectly by Mr. Sartain as custodian for his son under the Texas Uniform Transfers to Minors Act.

(4)
Represents the private acquisition of securities by the Sartain Family Limited Partnership, which were transferred thereto by Mr. Sartain as custodian for his son. Mr. Sartain may be deemed to indirectly beneficially own these securities.

(5)
Represents the private disposition of securities owned directly by Mr. DeWitt to TS DeWitt, L.L.C., which is a family limited liability company that is owned as follows (Terrence R. DeWitt—40%; Susan DeWitt—40%; Audrey DeWitt—10%; and Thomas Riley DeWitt—10%).

(6)
Represents the private acquisition of securities by TS DeWitt, L.L.C., which were transferred thereto by Mr. DeWitt. Mr. DeWitt may be deemed to indirectly beneficially own these securities.

(7)
Represents the private disposition of securities owned directly by Mr. Holmes to JJCS, L.L.C., which is a family limited liability company that is owned as follows (James C. Holmes—35%; Cindy Holmes—35%; Spencer Holmes—15%; and James Kennedy Holmes—15%).

(8)
Represents the private acquisition of securities by JJCS, L.L.C., which were transferred thereto by Mr. Holmes. Mr. Holmes may be deemed to indirectly beneficially own these securities.

        The Company has not purchased any shares of the Company's common stock during the past two years. During the past two years, none of the Company's executive officers or directors purchased at least $60,000 in shares of the Company's common stock in any transaction or series of transactions. Neither Parent, Merger Subsidiary nor the Värde Filing Persons have purchased any shares of the Company's common stock during the last two years.

 MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

        If you and one or more of the Company's other stockholders shares the same address, it is possible that only one proxy statement was delivered to your address. This is known as "householding." Any registered stockholder who wishes to receive separate copies of the Company's proxy statement at the same address now or in the future may: (i) call the Company's investor relations liaison (866) 652-1810 or (ii) mail a request to receive separate copies to: FirstCity Financial Corporation, P.O. Box 8216, Waco, Texas 76714-8216, Attention: Lotte Bostick, Secretary, and the Company will promptly deliver the proxy statement to you upon your request. Stockholders who own the Company's common stock through a broker and who wish to receive separate copies of a proxy statement should contact their brokers directly. Stockholders currently receiving multiple copies of a proxy statement at a shared address and who wish to receive only a single copy in the future may direct their request to the same telephone number or address as given above.

 SUBMISSION OF STOCKHOLDER PROPOSALS

        If the Merger is completed, the Company will have no public stockholders and there will be no public participation in any of the Company's future stockholder meetings. The Company intends to hold the annual meeting of stockholders in 2013 only if the Merger is not completed.

        As of the date of this proxy statement, the Board knows of no other matters which may be presented for consideration at the special meeting. If, however, any other matter is properly presented for consideration and action at the meeting or any adjournment or postponement thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

        Pursuant to the Exchange Act and regulations thereunder, individual stockholders have a limited right to propose for inclusion in a proxy statement proposals for action to be taken at an annual meeting of the stockholders. Proposals intended to be presented at the annual meeting to be held in 2013 must be received at the Company's principal executive offices no later than July 1, 2013. Such proposals should be addressed as follows: FirstCity Financial Corporation, P.O. Box 8216, Waco, Texas, 76714-8216, Attention: Lotte Bostick, Secretary.

        With respect to nominations of one or more persons for election as directors, written notice of the stockholder's intent to make such nomination(s), which notice must comply in all respects with the requirements set forth in the Company's bylaws, must be mailed or delivered to the attention of the Secretary at the address above and must be received by the Company no later than 30 days, and no sooner than 60 days, prior to the date of the 2013 annual meeting of stockholders or, if such annual meeting is not publicly announced at least 40 days prior to the date of such annual meeting, no later than the close of business 10 days after the date of such public announcement. The nomination must be made in accordance with the provisions in the Company's bylaws, and if the presiding officer of the annual meeting determines that the nomination does not comply with the provisions, he may cause the nomination to be disregarded. A copy of the nomination provisions is available upon request from the Secretary of the Company at the address set forth above.

 ADDITIONAL INFORMATION

        The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that the Company files at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company's public filings are available to the public from the SEC's website at www.sec.gov and from the Company's website at www.fcfc.com under the "Investors" section.

        The Company will make available a copy of its public filings, without charge, upon written request to: FirstCity Financial Corporation, P.O. Box 8216, Waco, Texas 76714-8216, Attention: Lotte Bostick, Secretary. Each such request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of common stock entitled to vote at the special meeting. In order to ensure timely delivery of such documents prior to the special meeting, any such request should be made promptly to the Company. A copy of any exhibit may be obtained upon written request by a stockholder (for a fee limited to the Company's reasonable expenses in furnishing such exhibit) to: FirstCity Financial Corporation, P.O. Box 8216, Waco, Texas 76714-8216, Attention: Lotte Bostick, Secretary.

        Because the Merger may be deemed a "going private" transaction, the Company, Parent, Merger Subsidiary and the Värde Filing Persons have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the Merger. The report, opinions or appraisals referenced in this proxy statement and the Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, are available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material change in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

        The SEC allows the Company to "incorporate by reference" into this proxy statement the documents the Company files with the SEC. This means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that the Company files with the SEC will update and supersede the information in this proxy statement. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed shall not be deemed to be incorporated by reference into this proxy statement. The Company incorporates by reference the documents listed below and, with respect to this proxy statement but not the Schedule 13E-3, any documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting (except with respect to any reference in such document to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K):

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on March 30, 2012, as amended on Form 10-K/A, filed on April 30, 2012;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, filed on May 15, 2012, June 30, 2012, filed on August 14, 2012, and September 30, 2012, filed on November 14, 2012;

  •
  Definitive Proxy Statement for the Company's 2012 Annual Meeting, filed on October 26, 2012; and

  •
  Current Reports on Form 8-K, filed on February 6, 2012, March 8, 2012, March 20, 2012, May 10, 2012, May 25, 2012, August 9, 2012, August 10, 2012, December 17, 2012, December 19, 2012, December 21, 2012, December 26, 2012 and January 7, 2013.

        The Company will amend the Schedule 13E-3 to incorporate by reference any additional documents that the Company may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the

Exchange Act after the date of this proxy statement and prior to the date of the special meeting to the extent required to fulfill the Company's obligations under the Exchange Act.

        No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any other person. This proxy statement is dated [                                    ], 2013. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

        This proxy statement does not constitute an offer to sell or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction.

* * * * *

 Annex A

AGREEMENT AND PLAN OF MERGER

Among

Hotspurs Holdings LLC,

Hotspurs Acquisition Corporation

and

FirstCity Financial Corporation

December 20, 2012

Exhibit A—Form of Second Amended and Restated Certificate of Incorporation of Surviving Corporation	A-70

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of December 20, 2012, by and among Hotspurs Holdings LLC, a Delaware limited liability company ("Parent"), Hotspurs Acquisition Corporation, a Delaware corporation ("Merger Subsidiary"), and FirstCity Financial Corporation, a Delaware corporation (the "Company").

RECITALS:

        WHEREAS, the respective Boards of Directors of Parent, Merger Subsidiary and the Company have approved the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, the respective Boards of Directors of Merger Subsidiary and the Company have (i) declared advisable and approved this Agreement and the merger of Merger Subsidiary with and into the Company in which the Company would become a wholly-owned Subsidiary of Parent, as set forth below (the "Merger"), in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and upon the terms and subject to the conditions set forth in this Agreement and (ii) deemed it in the best interests of their respective stockholders to consummate the Merger on the terms and conditions set forth in this Agreement and recommended that this Agreement be adopted by the stockholders of Merger Subsidiary and the Company, as the case may be;

        WHEREAS, Parent, Merger Subsidiary and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

        WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company's willingness to enter into this Agreement, The Värde Fund X (Master), L.P., Värde Investment Partners, L.P., Värde Investment Partners (Offshore) Master, L.P. and The Värde Fund VI-A, L.P. (together, the "Sponsors") and Parent have entered into the Equity Commitment Letter (as defined below), dated as of the date hereof;

        WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company's willingness to enter into this Agreement, certain parties (the "Guarantors") are entering into a limited guarantee in favor of the Company, dated as of the date hereof (the "Guarantee"), with respect to certain obligations of Parent and Merger Subsidiary under this Agreement; and

        WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Parent and Merger Subsidiary to enter into this Agreement, certain of the Company's stockholders have delivered to Parent a support agreement (the "Support Agreement"), dated as of the date hereof, providing that such stockholders have, among other things, agreed to support the Merger and the other transactions contemplated hereby, each on the terms and subject to the conditions set forth in the Support Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Parent, Merger Subsidiary and the Company agree as follows:

ARTICLE I.
DEFINITIONS

        1.1    Definitions.

        When used in this Agreement, the following terms in all of their tenses and cases shall have the meanings assigned to them below or elsewhere in this Agreement as indicated below:

        "ABL" means American Business Lending, Inc.

        "Acquisition Proposal" means any inquiry, contract, proposal or offer (whether or not in writing and whether or not delivered to the stockholders of the Company generally) relating to any of the following (other than the transactions contemplated by this Agreement or the Merger): (a) any merger, share exchange, tender offer for capital stock, recapitalization, consolidation or other business combination transaction directly or indirectly involving the Company or any of its Subsidiaries, (b) the acquisition in any manner, directly or indirectly, of any business segment of the Company or its Subsidiaries that generates 15% or more of the Company's consolidated net revenues or net income or assets representing 15% or more of the book value of the assets of the Company and its Subsidiaries, taken as a whole, in each case in a single transaction or a series of related transactions, (c) any proposal for the issuance or sale by the Company of 15% or more of the Shares or (d) any direct or indirect acquisition of beneficial ownership (as defined under Section 13(d) of the Exchange Act) of 15% or more of the Shares of the Company whether in a single transaction or a series of related transactions; provided, that the term "Acquisition Proposal" shall not include any of the Divestment Transactions.

        "Affiliate" means, when used with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in the definition of "Affiliate," the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Only for purposes of this Agreement and all other agreements and instruments that expressly incorporate the defined terms contained in this Agreement, the term "Affiliate" when used with respect to either Parent or Merger Subsidiary does not include the Company or any other Person directly or indirectly controlling, controlled by, or under common control with the Company. Only for purposes of this Agreement and all other agreements and instruments that expressly incorporate the defined terms contained in this Agreement, the term "Affiliate" when used with respect to the Company does not include Värde Partners, Inc. or any other Person directly or indirectly controlling, controlled by, or under common control with Värde Partners, Inc.

        "Affiliate Transaction" shall have the meaning set forth in Section 4.20.

        "Agreement" shall have the meaning set forth in the opening paragraph.

        "Authorization" shall mean any and all permits, licenses, authorizations, franchises, orders, certificates, registrations or other approvals granted by any Governmental Authority.

        "Benefit Plans" shall mean, with respect to a specified Person, any employee pension benefit plan (whether or not insured), as defined in Section 3(2) of ERISA, any employee welfare benefit plan (whether or not insured) as defined in Section 3(1) of ERISA, any plans that would be employee pension benefit plans or employee welfare benefit plans if they were subject to ERISA, such as foreign plans and plans for directors, any stock bonus or other equity compensation, stock ownership, stock option, stock purchase, stock appreciation rights, phantom stock, severance, retention, employment, vacation, holiday, sick leave, change-in-control, deferred compensation and any bonus or incentive compensation plan, agreement, program or policy (whether qualified or nonqualified, written or oral) sponsored, maintained, or contributed to by the specified Person or any of its Subsidiaries or any such plans which have been so sponsored, maintained or contributed to within six years prior to the date of this Agreement or with respect to which such Person or any of its Subsidiaries may have any liability; provided, however, that such term shall not include (a) routine employment policies and procedures developed and applied in the ordinary course of business and consistent with past practice, including wage policies, (b) workers' compensation insurance and (c) directors and officers liability insurance.

        "Board of Directors" means, with respect to any Person, the board of directors or other governing body of such Person.

        "Book-Entry Shares" shall have the meaning set forth in Section 3.2(a).

        "Business Day" means any day, other than Saturday, Sunday or a United States federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time; provided, that for purposes of Article II, "Business Day" as it relates to time periods prescribed under the Securities Act or the Exchange Act shall have the meaning given to such term in Rule 14d-1(g)(3) of the Exchange Act.

        "Bylaws" means, with respect to any Person, the bylaws of such Person in effect on the date hereof unless the context otherwise requires.

        "Certificate of Incorporation" means, with respect to any Person, the certificate of incorporation or articles of incorporation, as applicable, of such Person in effect on the date hereof unless the context otherwise requires.

        "Certificate of Merger" shall have the meaning set forth in Section 2.1(c).

        "Certificates" shall have the meaning set forth in Section 3.2(b).

        "Change of Board Recommendation" shall have the meaning set forth in Section 6.3(e).

        "Closing" shall have the meaning set forth in Section 2.1(b).

        "Closing Date" shall have the meaning set forth in Section 2.1(b).

        "COBRA" shall have the meaning set forth in Section 4.13(a).

        "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and Regulations promulgated thereunder.

        "Company" shall have the meaning set forth in the opening paragraph.

        "Company Approvals" shall have the meaning set forth in Section 4.5.

        "Company Benefit Plans" shall mean Benefit Plans with respect to the Company or any of its Subsidiaries.

        "Company Board Recommendation" shall have the meaning set forth in Section 4.4(b).

        "Company Disclosure Documents" shall have the meaning set forth in Section 4.23(a).

        "Company Intellectual Property" shall have the meaning set forth in Section 4.17.

        "Company Material Adverse Effect" shall mean any change, effect, event, circumstance or occurrence that (a) is materially adverse to the current or future business, assets, properties, liabilities or obligations, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole or (b) would materially impair the ability of the Company to consummate the transactions contemplated by this Agreement; provided, that for purposes of clause (a) none of the following shall constitute, or shall be considered in determining whether there has occurred, and no event, circumstance, change or effect resulting from or arising out of any of the following shall constitute, a Company Material Adverse Effect: (i) changes in general economic, regulatory or business conditions in the United States generally or in world capital markets, to the extent such changes or conditions do not adversely affect the Company and its Subsidiaries, taken as a whole, in a disproportionate manner relative to other similarly situated participants in the industries or markets in which they operate, (ii) changes in general economic conditions that affect the industries in which the Company and its Subsidiaries conduct their business, to the extent such changes do not adversely affect the Company and its Subsidiaries, taken as a whole, in a disproportionate manner relative to other similarly situated participants in the industries or markets in which they operate, (iii) any outbreak of hostilities or war (including acts of terrorism) or natural disasters, in each case, in the United States or elsewhere in which the Company and its Subsidiaries conduct their business, to the extent such events do not adversely affect the Company and its Subsidiaries, taken as a whole, in a disproportionate manner relative to other similarly situated participants in the industries or markets in which they operate, (iv) changes that affect the financial services industry generally (including regulatory changes affecting the financial services industry generally), to the extent such changes do not adversely affect the Company and its Subsidiaries, taken as a whole, in a disproportionate manner relative to other similarly situated participants in the financial services industry, (v) any change in the trading prices or trading volume of the Company's capital stock, in the Company's credit rating or in any analyst's recommendations with respect to the Company (provided, that the facts and circumstances giving rise to such changes shall not be excluded under this clause (v)), (vi) any failure by the Company to meet any published or internally prepared earnings or other financial projections, performance measures or operating statistics (whether such projections or predictions were made by the Company or independent third parties) (provided, that the facts and circumstances giving rise to such failure shall not be excluded under this clause (vi)), (vii) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other applicable law of or by any national, regional, state or local governmental entity in the United States or elsewhere in the world where the Company or any of its Subsidiaries operate to the extent that such adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal does not adversely affect the Company and its Subsidiaries, taken as a whole, in a disproportionate manner relative to other similarly situated participants in the industries or markets in which they operate, (viii) any changes in GAAP or accounting standards or interpretations thereof, to the extent such changes do not adversely affect the Company and its Subsidiaries, taken as a whole, in a disproportionate manner relative to other similarly situated participants in the industries or markets in which they operate, (ix) the Company's failure to maintain the listing of the Shares on the NASDAQ Global Select Market as a result of the trading price of the Shares (provided, that the facts and circumstances giving rise to such failures shall not be excluded under this clause (ix)) or (x) any change or effect from the announcement or pendency of this Agreement or the Merger.

        "Company Preferred Stock" shall mean the Optional Preferred Stock of the Company, par value $0.01 per share.

        "Company Related Parties" shall have the meaning set forth in Section 8.3(f)(ii).

        "Company Restricted Shares" shall mean each award of restricted Shares.

        "Company Stock Option" shall have the meaning set forth in Section 3.3(a).

        "Company Stock Plans" shall mean the Company's (i) 2004 Stock Option and Award Plan, (ii) 2006 Stock Option and Award Plan and (iii) 2010 Stock Option and Award Plan, each as amended through the date hereof.

        "Company's Consolidated Balance Sheet" shall mean the consolidated balance sheet of the Company as of December 31, 2011 included in the Company's Consolidated Financial Statements.

        "Company's Consolidated Financial Statements" shall mean (i) the audited consolidated balance sheets of the Company and its Subsidiaries at December 31, 2010 and 2011 and the related consolidated statements of earnings, stockholders' equity, cash flows and comprehensive income (loss) for the fiscal years ended December 31, 2009, 2010 and 2011, and (ii) the unaudited consolidated balance sheets of the Company and its Subsidiaries at September 30, 2012 and 2011 and the unaudited consolidated statements of earnings, stockholders' equity, cash flows and comprehensive income (loss) for the nine months ended September 30, 2012 and 2011, together with the notes thereto and included in the Company's Current Year's SEC Reports.

        "Company's Disclosure Letter" shall mean a letter of even date herewith delivered by the Company to Parent prior to the execution of this Agreement and certified by a duly authorized officer of the Company, which identifies (i) exceptions to the Company's representations and warranties contained in Article IV and (ii) the other matters set forth therein.

        "Confidentiality Agreement" shall mean that certain confidentiality agreement among Värde Partners, Inc., Värde Investment Partners, Inc. and the Company dated July 17, 2012, as amended on August 17, 2012.

        "Continuing Employee" shall mean the individuals who were employees of the Company or a Subsidiary of the Company immediately prior to the Effective Time and who continue employment with the Surviving Corporation, Parent, or a Subsidiary or Affiliate of the Company or Parent from and after the Effective Time.

        "Control" (including the terms "controlled," "controlled by" and "under common control with") means (except where another definition is expressly indicated) the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or other voting securities or as trustee or executor, by contract or credit arrangement or otherwise. Only for purposes of this Agreement and all other agreements and instruments that expressly incorporate the defined terms contained in this Agreement, the term "Control" (including the terms "controlled," "controlled by" and "under common control with") when used with respect to either Parent or Merger Subsidiary does not include the Company and any other Person directly or indirectly controlling, controlled by, or under common control with the Company. Only for purposes of this and all other agreements and instruments that expressly incorporate the defined terms contained in this Agreement, the term "Control" (including the terms "controlled," "controlled by" and "under common control with") when used with respect to the Company does not include Värde Partners, Inc. and any other Person directly or indirectly controlling, controlled by, or under common control with Värde Partners, Inc.

        "Court" shall mean any court or arbitration tribunal of the United States, any foreign country or any domestic or foreign state, and any political subdivision thereof.

        "Covered Matters" shall have the meaning set forth in Section 9.5(b).

        "Covered Party" shall have the meaning set forth in Section 9.5(d).

        "CSFC" means CapitalSpring Finance Company, LLC.

        "Current Company Benefit Plans" shall mean Benefit Plans that are sponsored, maintained or contributed to by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has any liability, as of the date of this Agreement.

        "Current Year's SEC Reports" of a Person shall mean SEC Reports filed or required to be filed by such Person since December 31, 2011.

        "D&O Insurance" shall have the meaning set forth in Section 6.7(b).

        "Delaware Secretary of State" shall have the meaning set forth in Section 2.1(c).

        "DGCL" shall have the meaning set forth in the recitals.

        "Disbursing Agent" shall have the meaning set forth in Section 3.2(a).

        "Disclosed Conditions" shall have the meaning set forth in Section 5.6(e).

        "Dissenting Shares" shall have the meaning set forth in Section 3.4(a).

        "Divestment Transactions" shall have the meaning set forth in Section 1.1(c) of the Company's Disclosure Letter.

        "Effective Time" shall have the meaning set forth in Section 2.1(c).

        "End Date" shall have the meaning set forth in Section 8.1(b).

        "Environmental Law or Laws" shall mean any and all laws, statutes, regulations, ordinances or rules of the United States, any state of the United States, any foreign country and any political subdivision thereof pertaining to the protection of the environment currently in effect and applicable to a specified Person and its Subsidiaries, including, without limitation, the Clean Air Act, as amended, the Clean Water Act, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), the Federal Water Pollution Control Act, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Atomic Energy Act, the National Environmental Policy Act, the Hazardous & Solid Waste Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990, as amended, the Federal Insecticide, Fungicide, and Rodenticide Act, as amended, the Emergency Planning and Community Right-to-Know Act, as amended, and any state or local Laws implementing or analogous to the foregoing federal Laws.

        "Equity Commitment Letter" shall have the meaning set forth in Section 5.6(a).

        "Equity Financing" shall have the meaning set forth in Section 5.6(a).

        "Equity Securities" shall mean, with respect to a specified Person, any shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, such Person.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the Regulations promulgated thereunder.

        "ERISA Affiliate" shall mean any entity or trade or business (whether or not incorporated), other than the Company, that together with the Company is considered under common control and is currently treated as a single employer under Sections 414(b), (c), (m) or (o) of the Code.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the Regulations promulgated thereunder.

        "Exchange Fund" shall have the meaning set forth in Section 3.2(a).

        "Existing Loan Facilities" shall mean those loan facilities of the Company and its Subsidiaries listed in Section 1.1(a) of the Company's Disclosure Letter.

        "Expenses" shall mean all reasonable out of pocket expenses (including all fees and expenses of outside counsel, investment bankers, banks, other financial institutions, accountants, financial printers, experts and consultants to a party thereto) incurred by a party or on its behalf in connection with or related to the investigation, due diligence examination, authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated herein.

        "FCBL" means FirstCity Business Lending Corporation.

        "GAAP" shall mean accounting principles generally accepted in the United States as in effect from time to time applied on a consistent basis.

        "Governmental Authority" shall mean any governmental agency or authority (including a Court) of the United States, any foreign country, or any domestic or foreign state, and any political subdivision thereof, and shall include any multinational authority having governmental or quasi-governmental powers.

        "Guarantee" shall have the meaning set forth in the recitals.

        "Guarantors" shall have the meaning set forth in the recitals.

        "Hazardous Substance" shall have the meaning specified in CERCLA for "hazardous substance"; provided, however, that, to the extent the Environmental Law of the country, state or locality in which the property is located establishes a meaning for "hazardous substance" that is broader than that specified in CERCLA, such broader meaning shall apply with respect to that country, state or locality, and the term "hazardous substance" shall include all dehydration and treating wastes, waste (or spilled) oil, and waste (or spilled) petroleum products, friable asbestos-containing materials, lead-based paint, radiation, mold and polychlorinated biphenyls.

        "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the Regulations promulgated thereunder.

        "Immaterial Entity" shall mean each Person listed in Section 1.1(b) of the Company's Disclosure Letter; provided, that if any such Person has assets with an aggregate fair market value of $100,000 or more, such Person shall cease to constitute an Immaterial Entity.

        "Indemnified Parties" shall have the meaning set forth in Section 6.7(a).

        "Intellectual Property" shall mean all intellectual property rights, whether registered or not, including: (i) inventions (whether patentable or unpatentable and whether or not reduced to practice), pending patent applications, and issued patents; (ii) trademarks, trademark registrations and applications, trade dress, packaging design, internet domain names, business or corporate names, and associated goodwill; (iii) copyrights and copyright registrations and applications; (iv) industrial design registrations and applications; and (v) trade secrets.

        "Interim Period" shall have the meaning set forth in Section 6.1.

        "Intervening Event" means a material event, fact, circumstance, development or occurrence that is unknown to or by the Board of Directors of the Company as of the date of this Agreement (or if known, the material consequences of which were not known by the Board of Directors of the Company and were not reasonably foreseeable, in each case, as of the date hereof), which material event, fact, circumstance, development or occurrence or material consequence becomes known to or by the Board of Directors of the Company prior to obtaining the Required Company Vote; provided, however, that, in no event shall the receipt, existence or terms of an Acquisition Proposal or any matter relating thereto or consequence thereof constitute an Intervening Event.

        "IRS" shall mean the Internal Revenue Service.

        "Knowledge" shall mean, with respect to either the Company or Parent, the actual knowledge of any executive officer of such party.

        "Law" shall mean all laws, statutes, ordinances and Regulations of the United States, any state of the United States, any foreign country, any foreign state and any political subdivision thereof, including all decisions of Courts having the effect of law in each such jurisdiction.

        "Legal Proceeding" shall mean any judicial, administrative, regulatory or arbitral action, suit, mediation, investigation, inquiry, proceedings or claims (including counterclaims) by or before any Governmental Authority.

        "Lien" shall mean any mortgage, pledge, security interest, adverse claim, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of or agreement to give any financing statement under the Laws of any jurisdiction.

        "Management Agreements" shall mean each of the employment contracts, dated as of the date hereof, between Parent and Terry R. Dewitt, Mark B. Horrell and James C. Holmes.

        "Material Contract" shall mean each contract, lease, indenture, agreement, arrangement or understanding to which the Company or any of its Subsidiaries is a party or to which any of the assets or operations of the Company or any of its Subsidiaries is subject that (a) is of a type that would be required to be included as an exhibit to a registration statement on Form S-1 pursuant to Paragraph (2), (4) or (10) of Item 601(b) of Regulation S-K under the Securities Act if such a registration statement were to be filed by the Company under the Securities Act on the date of determination, or (b) is described below:

          (a)   Any collective bargaining agreement or other contract with any labor union, collective bargaining representative, works council, or other form of employee representative;

          (b)   any contract, agreement or understanding limiting or restricting the freedom of the Company or any of its Subsidiaries with any Person (other than with Värde Partners, Inc., any of its controlled Affiliates, VFC Partners 5 LLC or VFC Properties 5 LLC) (A) to engage in any line of business, (B) to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any asset, (C) to compete with any Person or (D) to engage in any business or activity in any geographic region; provided, that this clause (b) shall not apply to (1) any broker agreement that contains a commission or fee arrangement providing for commissions or fees from the Company or its Subsidiaries, in each case, in amounts that do not exceed the amounts of commissions or fees for similar services customarily paid by similarly situated participants in the industries or markets in which the Company or any of its Subsidiaries operate or (2) any confidentiality agreement arising in the ordinary course of business consistent with past practice;

          (c)   any lease or similar agreement under which the Company or any of its Subsidiaries (excluding any REO Affiliate) is the lessor of, or makes available for use by any third Person, any tangible personal property owned by the Company or any of its Subsidiaries for an annual rent in excess of $50,000, in each case; provided, that this clause (c) shall not include any lease or similar agreement with respect to the assets owned by CityCap Equipment Finance LLC as of the date hereof;

          (d)   any contract, agreement, understanding or instrument relating to (A) any outstanding loan or advance by the Company or any of its Subsidiaries to employees other than a normally incurred business expenses or (B) trade receivables, other than arising in the ordinary course of business consistent with past practice;

          (e)   any partnership, joint venture or profit sharing agreement with any Person (other than with Värde Partners, Inc., any of its controlled Affiliates, VFC Partners 5 LLC or VFC Properties 5 LLC, and other than with the Company or any of its wholly-owned Subsidiaries (provided, that the Company or such wholly-owned Subsidiary is the only other party to the agreement)), which partnership, joint venture or profit sharing agreement generated revenues during its most recently completed fiscal year or is expected to generate net revenues to the Company or its Subsidiaries during the current fiscal year of $500,000 or more;

          (f)    any employment or consulting agreement, contract or commitment between the Company or any of its Subsidiaries and any employee, officer, director or consultant thereof;

          (g)   any contract, agreement, letter of intent or understanding relating to the disposition or acquisition by the Company or any of its Subsidiaries after the date of this Agreement of assets having a book value in excess of $500,000;

          (h)   contracts, agreements or understandings relating to any outstanding commitment for capital expenditures in excess of $50,000;

          (i)    contracts, agreements or understandings containing provisions applicable upon a change of control of the Company or any of its Subsidiaries;

          (j)    contracts, agreements or understandings with former or present directors or officers;

          (k)   confidentiality or standstill agreements with any Person (other than with Värde Partners, Inc., any of its controlled Affiliates, VFC Partners 5 LLC or VFC Properties 5 LLC) that restrict the Company or any of its Subsidiaries in the use of any information or the taking of any actions that were entered into in connection with the consideration by the Company or any of its Subsidiaries of any material acquisition of assets or Equity Securities; provided, that this clause (k) shall not apply to any confidentiality agreement arising in the ordinary course of business consistent with past practice related to the purchase or sale of Portfolio Assets;

          (l)    any notes, mortgages, indentures, guarantees, loan or credit agreements, security agreements, subordination agreements or other agreements or instruments relating to the borrowing by the Company or any of its Subsidiaries of money involving amounts in excess of $250,000;

          (m)  any notes, mortgages, indentures, guarantees, loan or credit agreements, security agreements, subordination agreements or other material agreements or instruments with any Person (other than with Värde Partners, Inc., any of its controlled Affiliates, VFC Partners 5 LLC or VFC Properties 5 LLC) in connection with the extension of credit with respect to any Portfolio Asset or any loan by ABL with a book value in excess of $750,000; provided, that with respect to loans by ABL, such book value shall be determined after giving effect to the sale of any guaranteed portion thereof in the ordinary course of business consistent with past practice;

          (n)   except for contracts, agreements or understandings the subject matter of which are subject to any of the clauses (a) through (m) above (which exception includes any contracts, agreements or understandings the subject matter of which is described in any of clauses (a) through (m) that fails to meet all of the requirements of such clause because of a failure to satisfy a dollar amount threshold, the identity of the counterparty to such contract, agreement or understanding, the ordinary course nature of such contract, agreement or understanding or any other qualification set forth in such clause), any contract, agreement or understanding involving payments by or to the Company or any of its Subsidiaries with any Person (other than with Värde Partners, Inc., any of its controlled Affiliates, VFC Partners 5 LLC or VFC Properties 5 LLC) in excess of $100,000 other than in the ordinary course of business consistent with past practice; and

          (o)   any other agreement which is material to the Company and its Subsidiaries taken as a whole with any Person (other than with Värde Partners, Inc., any of its controlled Affiliates, VFC Partners 5 LLC or VFC Properties 5 LLC).

        "Merger" shall have the meaning set forth in the recitals.

        "Merger Consideration" shall have the meaning set forth in Section 3.1(b).

        "Merger Subsidiary" shall have the meaning set forth in the opening paragraph.

        "New Special Preferred Stock" shall mean the New Special Preferred Stock of the Company, par value $0.01 per share.

        "Option Consideration" means the excess, if any, of the Merger Consideration over the per share exercise price of the applicable Company Stock Option immediately prior to the Effective Time.

        "Order" shall mean any judgment, order or decree of any Court or other Governmental Authority, federal, foreign, state or local, of competent jurisdiction.

        "Parent" shall have the meaning set forth in the opening paragraph.

        "Parent Approvals" shall have the meaning set forth in Section 5.3.

        "Parent Benefit Plans" shall have the meaning set forth in Section 6.16(b).

        "Parent Related Parties" shall have the meaning set forth in Section 8.3(f)(i).

        "Parent Termination Fee" shall have the meaning set forth in Section 8.3(d).

        "Payee" shall have the meaning set forth in Section 8.3(b).

        "Permitted Liens" means

          (a)   Liens reflected in the Company's Consolidated Balance Sheet or disclosed in the notes to the Company's Consolidated Financial Statements in the Company's Current Year's SEC Reports;

          (b)   Liens created pursuant to, and in accordance with, the loan documents in favor of the lenders under the Existing Loan Facilities to secure the obligations under the Existing Loan Facilities;

          (c)   zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such real property and are not violated by the current use or occupancy of such real property or the operation of the business thereon;

          (d)   easements, covenants, conditions, restrictions and other similar matters of record affecting title to real property which do not or would not materially impair the use or occupancy of such real property in the operation of the business conducted thereon;

          (e)   Liens for current Taxes or assessments not yet delinquent or are being contested in good faith by appropriate proceedings diligently pursued and for which adequate accruals or reserves have been established on the Company's Consolidated Balance Sheet in accordance with GAAP;

          (f)    any statutory landlord's, materialman's, mechanic's, repairman's, employee's, contractor's or other similar Liens or charges relating to obligations not yet delinquent incurred in the ordinary course of business of the Company or its Subsidiaries consistent with past practice;

          (g)   Liens arising under sales contracts and equipment leases with third parties entered into in the ordinary course of business of the Company or its Subsidiaries consistent with past practice; and

          (h)   Liens that do not exceed $25,000 individually or $250,000 in the aggregate and that do not materially impair the continued use and operation of the assets to which they relate.

        "Person" shall mean (a) an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity, but shall not include a Governmental Authority, or (b) any "person" for purposes of Section 13(d)(3) of the Exchange Act.

        "Portfolio Asset" shall mean an under-performing loan, non-performing loan, performing loan, unsecured loan, leases or real estate, generally acquired at a discount to the legal principal balance or appraised value and also includes real estate owned by an REO Affiliate.

        "Proxy Statement" shall have the meaning as set forth in Section 4.23(a).

        "Regulation" shall mean any rule or regulation of any Governmental Authority having the effect of Law or of any rule or regulation of any self-regulatory organization, such as the Stock Exchange.

        "Regulatory Law" shall have the meaning set forth in Section 6.11(e).

        "Release" shall have the meaning specified in CERCLA for "release."

        "REO Affiliate" shall mean a Person, which is a corporation, limited liability company or partnership, of which at least 50% of the equity interests of such Person are owned by a Subsidiary of the Company (herein the "REO Owner"), which Person has been established solely to acquire, from the REO Owner or a seller from which such REO Owner was acquiring other assets, title to (and owns no assets other than) parcels of real property (or distressed notes secured by real property for purposes of obtaining title to real property securing such loans).

        "Representatives" means, when used with respect to Parent or the Company, the directors, officers, employees, consultants, accountants, legal counsel, financing sources, investment bankers, agents, controlling persons and other representatives of Parent, its Affiliates and its Subsidiaries, or the Company, its Affiliates and its Subsidiaries.

        "Required Action" shall have the meaning set forth in Section 5.2(a).

        "Required Company Vote" shall have the meaning as set forth in Section 4.4(b).

        "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002 and the Regulations promulgated thereunder.

        "Schedule 13E-3" shall mean the Rule 13E-3 transaction statement on Schedule 13E-3 (as amended or supplemented from time to time and including any document incorporated by reference therein) relating to this Agreement and the transactions contemplated hereby, including the Merger, to be jointly filed by the parties hereto and all other filing Persons required by the rules and regulations of the SEC.

        "SEC" means the U.S. Securities and Exchange Commission.

        "SEC Reports" shall mean (1) all Annual Reports on Form 10-K, (2) all Quarterly Reports on Form 10-Q, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Current Reports on Form 8-K and (5) all other reports, schedules, registration statements or other documents required to be filed by a specified Person with the SEC pursuant to the Securities Act or the Exchange Act.

        "Securities Act" shall mean the Securities Act of 1933, as amended, and the Regulations promulgated thereunder.

        "Shares" shall mean the common stock, par value $.01 per share, of the Company.

        "Sponsors" shall have the meaning set forth in the recitals.

        "Standstill Agreement" shall have the meaning set forth in Section 6.3(b).

        "Stock Exchange" shall mean The NASDAQ Global Select Market.

        "Stockholders Meeting" shall have the meaning set forth in Section 6.9.

        "Subsidiary" of a specified Person shall be any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity or partnership interests, the holders of which are generally entitled to vote for the election of or otherwise elect a majority of the Board of Directors or other governing body of such corporation or other legal entity or of which the specified Person controls the management. Only for purposes of this Agreement and all other agreements and instruments that expressly incorporate the defined terms contained in this Agreement, the term "Subsidiary" when used with respect to the Company or any of its other Subsidiaries shall not include VFC Partners 5 LLC or VFC Properties 5 LLC.

        "Superior Proposal" means a bona fide written Acquisition Proposal that did not result from a breach of Section 6.3 made by a third party on terms which the Board of Directors of the Company determines in good faith by a vote of a majority of the entire Board of Directors of the Company (after consultation with the Company's legal and financial advisors), taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making such proposal, that such proposal (i) would, if consummated in accordance with its terms, be more favorable, from a financial point of view, to the holders of the Shares than the transactions contemplated by this Agreement (after giving effect to all adjustments to the terms thereof which may be offered by Parent, including pursuant to Section 6.3(e)(C)), (ii) contains conditions which are all reasonably capable of being satisfied in a timely manner and (iii) is not subject to any financing contingency or to the extent financing for such proposal is required, that such financing is then committed; provided, that for purposes of this definition of "Superior Proposal," the references to "15%" in the definition of "Acquisition Proposal" shall be deemed to be references to "50%."

        "Support Agreement" shall have the meaning set forth in the recitals.

        "Surviving Bylaws" shall have the meaning set forth in Section 2.3.

        "Surviving Charter" shall have the meaning set forth in Section 2.2.

        "Surviving Corporation" shall have the meaning set forth in Section 2.1(a).

        "Tax" or "Taxes" shall mean all income, ad valorem, excise, withholding, social security, stamp, value added, gross receipts, premiums, real property, personal property (tangible and intangible), environmental, production/severance, unclaimed property, windfall profits, sales, use, transfers, licensing, registration, employment, capital stock, unemployment, disability, payroll, franchise and other taxes or charges, imposts, tariffs, fees and levies of any kind whatsoever imposed by or under any Law; and such terms shall include any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any such tax or any contest or dispute thereof, and including any obligation to indemnify or otherwise assume or succeed to the tax liability of any other Person.

        "Tax Returns" shall have the meaning set forth in Section 4.14(a).

        "Termination Fee" shall have the meaning set forth in Section 8.3(b).

        "willful and material breach" shall have the meaning set forth in Section 8.2.

        1.2    Interpretation.

        In this Agreement, unless otherwise specified, the following rules of interpretation apply:

          (a)   references to Articles, Sections, Schedules, Annexes, Exhibits, Clauses and Parties are references to articles, sections or sub-sections, schedules, annexes, exhibits and clauses of, and parties to, this Agreement;

          (b)   references to any Person include references to such Person's successors and permitted assigns;

          (c)   words importing the singular include the plural and vice versa;

          (d)   words importing one gender include the other gender;

          (e)   references to the word "including" shall be deemed to be followed by the words "without limitation" in each case where such words do not follow the word "including";

          (f)    the words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

          (g)   references to "$" or "dollars" refer to U.S. dollars; and

          (h)   a defined term has its defined meaning throughout this Agreement and in each Exhibit and Schedule to this Agreement, regardless of whether it appears before or after the place where it is defined.

ARTICLE II.
THE MERGER

        2.1    The Merger.

          (a)   Upon the terms and subject to the conditions hereof, and in accordance with the provisions of the DGCL, Merger Subsidiary shall be merged with and into the Company at the Effective Time. Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall continue its corporate existence under the Laws of the State of Delaware, and the separate corporate existence of Merger Subsidiary shall cease.

          (b)   The closing of the Merger (the "Closing") shall take place at the offices of Haynes and Boone, LLP, located at 201 Main Street, Fort Worth, Texas, at 10:00 a.m. (Fort Worth, Texas time) on a date to be specified by Parent and the Company, which shall be no later than the second (2nd) Business Day after satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions at such time), unless another date, time, or place is agreed to in writing by Parent and the Company (the date on which such Closing actually occurs is referred to as the "Closing Date").

          (c)   Upon the terms and subject to the conditions set forth in Article VII, on the Closing Date, the parties to this Agreement shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") a certificate of merger (the "Certificate of Merger") in such form as is required by and executed in accordance with the DGCL. The Merger shall become effective when the Certificate of Merger has been filed with the Delaware Secretary of State or at such later time as shall be agreed upon by Parent and the Company and specified in the Certificate of Merger (the "Effective Time").

          (d)   The Merger shall have the effects specified under the DGCL. At and as of the Effective Time, the Company shall be a direct, wholly-owned Subsidiary of Parent.

        2.2    Certificate of Incorporation.

        At the Effective Time, the Certificate of Incorporation of the Company in effect immediately prior to the Effective Time shall be amended so as to read in its entirety as set forth in Exhibit A (the "Surviving Charter"), until amended as provided in the Surviving Charter or by applicable Law.

        2.3    Bylaws.

        The Company shall take all requisite action so that the Bylaws of Merger Subsidiary in effect immediately prior to the Effective Time shall be, from and after the Effective Time, the Bylaws of the Surviving Corporation, and all references therein to Merger Subsidiary shall become references to the Surviving Corporation (the "Surviving Bylaws"), until amended in accordance with the Surviving Charter, the Surviving Bylaws or by applicable Law.

        2.4    Directors and Officers.

        The directors of Merger Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

ARTICLE III.
CONVERSION OF SHARES

        3.1    Conversion of Shares.

        At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Subsidiary, the Company or the holders of any of the following securities:

          (a)   each Share held immediately prior to the Effective Time by the Company or any wholly-owned Subsidiary of the Company and each issued and outstanding Share owned by Parent or any of its wholly-owned Subsidiaries shall be canceled automatically and shall cease to exist, and no payment or consideration shall be made with respect thereto;

          (b)   each issued and outstanding Share other than (i) Shares referred to in Section 3.1(a) and (ii) Dissenting Shares, shall be converted into the right to receive $10.00 in cash, without interest (the "Merger Consideration"). At the Effective Time, all such Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate representing any such Shares or Book-Entry Shares immediately prior to the Effective Time shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest; and

          (c)   each share of capital stock of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

        3.2    Surrender and Payment.

          (a)   Prior to the Effective Time, Parent shall appoint a bank or trust company to act as disbursing agent (the "Disbursing Agent") for the payment of Merger Consideration upon (i) surrender of certificates representing the Shares or (ii) transfer of book-entry shares which immediately prior to the Effective Time represented Shares (the "Book-Entry Shares"). Parent will enter into a disbursing agent agreement with the Disbursing Agent, and, at or prior to the Effective Time, Parent shall deposit or cause to be deposited with the Disbursing Agent cash in an aggregate amount necessary to make the payments pursuant to Section 3.1(b) to holders of Shares (such amounts being hereinafter referred to as the "Exchange Fund"). For purposes of determining the amount to be so deposited, Merger Subsidiary shall assume that no stockholder of the Company will perfect any right to appraisal of his, her or its Shares. The Disbursing Agent shall invest the Exchange Fund as directed by Parent; provided, that such investments shall be (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, or (iii) commercial paper rated the highest quality by either Moody's Investors Services, Inc. or Standard & Poor's Corporation; provided further that no loss thereon or thereof shall affect the amounts payable to holders of Shares pursuant to Section 3.1(b). Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable under Section 3.1(b) shall be promptly paid to Parent. Parent shall promptly replenish the Exchange Fund to the extent of any investment losses. The Exchange Fund shall not be used for any other purpose.

          (b)   Parent shall instruct the Disbursing Agent to mail promptly after the Effective Time, but in no event later than the tenth (10th) Business Day thereafter, to each Person who was a record holder as of the Effective Time of an outstanding certificate or certificates which immediately prior to the Effective Time represented Shares (the "Certificates") or Book-Entry Shares, and whose Shares were converted into the right to receive Merger Consideration pursuant to Section 3.1(b), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Disbursing Agent) and instructions for use in effecting the surrender of the Certificates or transfer of Book-Entry Shares in exchange for payment of the Merger Consideration. Upon (i) surrender of a Certificate to the Disbursing Agent for cancellation, together with such letter of transmittal duly executed and such other documents as may be reasonably required by the Disbursing Agent, or (ii) receipt of an "agents message" by the Disbursing Agent (or such other evidence, if any, of transfer as the Disbursing Agent may reasonably request), in the case of Book-Entry Shares, the holder of such Certificate or Book-Entry Shares shall be entitled to receive in exchange therefor the Merger Consideration payable in respect of such Certificate or Book-Entry Shares, less any required withholding of Taxes, and such Certificate or Book-Entry Shares shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates or transfer of the Book-Entry Shares.

          (c)   If payment is to be made to a Person other than the Person in whose name the Certificate or Book-Entry Shares surrendered or transferred is registered, it shall be a condition of payment that the Certificate or Book-Entry Shares so surrendered or transferred be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of the Certificate or Book-Entry Shares surrendered or transferred or establish to the satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable.

          (d)   Until surrendered or transferred, as applicable, in accordance with the provisions of this Section 3.2, all Certificates and Book-Entry Shares (other than Certificates and Book-Entry Shares representing Shares owned by Parent or any of its wholly-owned Subsidiaries, Shares held by the Company or any wholly-owned subsidiary of the Company and Dissenting Shares) shall represent for all purposes, from and after the Effective Time, only the right to receive the applicable Merger Consideration.

          (e)   At and after the Effective Time, there shall be no registration or transfers of Shares which were outstanding immediately prior to the Effective Time on the stock transfer books of the Surviving Corporation. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided in this Agreement or by applicable Law. The Merger Consideration paid upon the surrender of Certificates or transfer of Book-Entry Shares in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares previously represented by such Certificates or Book-Entry Shares. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for any reason, such Certificates or Book-Entry Shares shall represent the right to receive the Merger Consideration as provided in this Article III. At the close of business on the day of the Effective Time, the stock ledger of the Company shall be closed.

          (f)    At any time more than six (6) months after the Effective Time, the Disbursing Agent shall upon demand of Parent deliver to it any funds which had been made available to the Disbursing Agent and not disbursed in exchange for Certificates or Book-Entry Shares (including all interest and other income received by the Disbursing Agent in respect of all such funds). Thereafter, holders of Certificates or Book-Entry Shares shall look only to the Surviving Corporation (subject to the terms of this Agreement, abandoned property, escheat and other similar Laws) as general creditors thereof with respect to any Merger Consideration that may be payable, without interest, upon due surrender of the Certificates or transfer of the Book-Entry Shares held by them. Any amounts remaining unclaimed immediately prior to such time when such amounts would otherwise escheat or become the property of any governmental unit or agency, shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto. Notwithstanding the preceding provisions of this Section 3.2, none of Parent, Merger Subsidiary, the Company, the Surviving Corporation or the Disbursing Agent shall be liable to any holder of a Certificate or Book-Entry Shares for any Merger Consideration delivered in respect of such Certificate or Book-Entry Shares to a public official pursuant to any abandoned property, escheat or other similar Law.

        3.3    Company Stock Options and Other Payments.

          (a)   The Company represents and warrants that each option to acquire Shares granted under any Company Stock Plan or any other agreement (each, a "Company Stock Option"), that is not fully exercisable as of the date of this Agreement will automatically become fully vested and exercisable immediately prior to the Effective Time pursuant to the terms of the applicable Company Stock Plan. On the Effective Time, each Company Stock Option, without any action on the part of the Company, Parent, Merger Subsidiary or the holder of any such Company Stock Option, shall be canceled and converted into the right to receive an amount in cash, without interest, equal to (i) the Option Consideration multiplied by (ii) the aggregate number of Shares into which the applicable Company Stock Option was exercisable immediately prior to the Effective Time; provided, that if the exercise price per Share of any such Company Stock Option is equal to or greater than the Merger Consideration, such Company Stock Option shall be canceled without any cash payment being made in respect thereof. Any payment made pursuant to this Section 3.3(a) to the holder of any Company Stock Option shall be reduced by any income or employment Tax withholding required under (A) the Code, (B) any applicable state, local or foreign Tax Laws or (C) any other applicable Laws. To the extent that any amounts are so withheld, those amounts shall be treated as having been paid to the holder of that Company Stock Option for all purposes under this Agreement. The Company, or the Surviving Corporation, as the case may be, shall make the payments in respect of the Company Stock Options as promptly as practicable following the cancellation of such Company Stock Options as contemplated by this Section 3.3(a) (but in no event later than twenty (20) Business Days following the Effective Time) by checks payable to the holders of such Company Stock Options unless the aggregate amount payable to a particular individual exceeds $10,000.00, in which event payment may be made by wire transfer of immediately available funds upon receipt by the Company of written payment instructions from the relevant option holder. Upon written notice from the Company, Parent shall cause Merger Subsidiary to pay to the Company an amount in cash sufficient to fund the Company's payment obligation under this Section 3.3(a) as such amounts are paid (such amount to be set forth in such written notice). The Company shall take all requisite action so that, immediately following such payment, each Company Stock Option shall be canceled and the applicable Company Stock Plans shall be terminated.

          (b)   Immediately prior to the Effective Time each Company Restricted Share shall vest in full. To the extent any Shares that were formerly Company Restricted Shares have not become Dissenting Shares, upon the Effective Time, they shall be converted into the right to receive the Merger Consideration in accordance with Section 3.1(b). Any payment made pursuant to this Section 3.3(b) to the holder of any Company Restricted Share shall be reduced by any income or employment Tax withholding required under (i) the Code, (ii) any applicable state, local or foreign Tax Laws or (iii) any other applicable Laws.

        3.4    Dissenting Shares.

          (a)   Notwithstanding anything in this Agreement to the contrary (but subject to the other provisions of this Section 3.4), Shares that are held by any record holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal rights with respect to such Shares in accordance with Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration but instead shall be canceled and terminated and the holder of such Dissenting Shares shall cease to have any rights with respect to Dissenting Shares other than such rights to be paid fair value of such stockholder's Dissenting Shares as are granted pursuant to Section 262 of the DGCL; provided, however, that any holder of Dissenting Shares who shall have failed to perfect or shall have withdrawn or lost his rights to appraisal of such Dissenting Shares, in each case under the DGCL, shall forfeit the right to appraisal of such Dissenting Shares, and such Dissenting Shares shall be deemed to have been converted into the right to receive, as of the Effective Time, the Merger Consideration, without interest. Notwithstanding anything to the contrary contained in this Section 3.4, if the Merger is terminated, rescinded or abandoned, then the right of any stockholder to be paid the fair value of such stockholder's Dissenting Shares shall cease. The Surviving Corporation shall comply with all of its obligations under the DGCL with respect to holders of Dissenting Shares.

          (b)   The Company shall give Parent (i) prompt written notice of any demands for appraisal received by the Company, any withdrawals of such demands received by the Company and any other related instruments served pursuant to Section 262 of the DGCL and received by the Company, and (ii) the opportunity to direct and participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or negotiate, offer to settle or settle any such demands.

        3.5    Adjustments.

        If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding Shares shall occur (other than the exercise of other Company Stock Options), including by reason of any reclassification, recapitalization, stock dividend, stock split or combination, exchange or readjustment of Shares, or any stock dividend thereon with a record date during such period, the Merger Consideration and any other amounts payable pursuant to this Agreement, as the case may be, shall be appropriately adjusted.

        3.6    Withholding Rights.

        Each of the Surviving Corporation, Parent and Merger Subsidiary shall be entitled to deduct and withhold, or cause the Disbursing Agent to deduct and withhold, from the consideration otherwise payable to any Person pursuant to this Article III such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign Tax Law. If the Surviving Corporation, Parent or Merger Subsidiary, as the case may be, so withholds such amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which the Surviving Corporation, Parent or Merger Subsidiary, as the case may be, made such deduction and withholding.

        3.7    Lost Certificates.

        If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable and customary amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such lost, stolen or destroyed Certificate, the Disbursing Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid in respect of the Shares represented by such Certificate, as contemplated by this Article III.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except (x) as set forth in the corresponding sections of the Company's Disclosure Letter, it being agreed that disclosure of any item in any section of the Company's Disclosure Letter (whether or not an explicit cross-reference appears) shall be deemed to be disclosure with respect to any other section of the Company's Disclosure Letter and any other representation or warranty made elsewhere in Article IV, in either case, to which the relevance of such item is reasonably apparent from the face of such disclosure or (y) for any item disclosed in the Company's SEC Reports filed since January 1, 2010 (other than any of the Company's SEC Reports filed on or after the date hereof and excluding any risk factor disclosures and any forward-looking statements or other statements that do not contain any specific factual information with respect to any particular item or that are cautionary, predictive or forward-looking in nature), the Company represents and warrants to Parent and Merger Subsidiary that:

        4.1    Organization and Qualification; Subsidiaries

        The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Each of the Company's Subsidiaries is duly incorporated or formed, as the case may be, validly existing and in good standing under the Laws of the jurisdiction of its organization. The Company and each of its Subsidiaries has the requisite corporate or other entity power and authority to own, lease and operate its properties and carry on its business as it is now being conducted, and is qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is currently registered, or required to be registered, as an "investment company" pursuant to the Investment Company Act of 1940, as amended.

        4.2    Certificate of Incorporation and Bylaws.

        Except as set forth in Section 4.2 of the Company's Disclosure Letter, the Company has heretofore provided or made available to Parent or Merger Subsidiary a complete and correct copy of the Certificate of Incorporation and the Bylaws of the Company and the comparable organizational documents of each of its Subsidiaries other than its Immaterial Entities, each as amended to the date hereof.

        4.3    Capitalization.

          (a)   The authorized capital stock of the Company consists of (i) 100,000,000 Shares, of which as of the close of business on December 14, 2012, (A) 10,556,197 Shares were issued and outstanding and (B) 1,500,000 Shares were issued and held in the treasury of the Company, (ii) 2,500,000 shares of New Special Preferred Stock, of which on the date hereof none are issued and outstanding and (iii) 100,000,000 shares of Company Preferred Stock, of which on the date hereof none are issued and outstanding. Since December 14, 2012, no Equity Securities of the Company have been issued by the Company, except Shares issued upon exercise of outstanding Company Stock Options as set forth in Section 4.3(a) of the Company's Disclosure Letter. The Company does not have in effect, and is not otherwise subject to, any stockholder rights agreement or "poison pill" stockholder rights plan.

          (b)   As of December 14, 2012, there were (i) outstanding Company Stock Options permitting the holders thereof to purchase 714,900 Shares and (ii) 868,277 Shares reserved in respect of the Company Stock Plans. Except as set forth in Section 4.3(b) of the Company's Disclosure Letter, each of the outstanding Equity Securities of the Company is, and each such Equity Security issuable upon the exercise of Company Stock Options will be, when issued, duly authorized, validly issued, fully paid and nonassessable, and has not been, or will not be, issued in violation of (nor are any of the authorized Equity Securities of the Company subject to) any pre-emptive or similar rights. Except as set forth in Section 4.3(a) above, this Section 4.3(b) or in Section 4.3(b) of the Company's Disclosure Letter, no Equity Securities of the Company are reserved for issuance. Except as set forth in this Section 4.3(b) or in Section 4.3(b) of the Company's Disclosure Letter, there are no (i) outstanding securities, options or warrants, agreements or commitments of any character to which the Company or any of its Subsidiaries is a party relating to the Equity Securities of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, issue, deliver or sell, or cause to be granted, issued, delivered or sold, any Equity Securities of the Company or any of its Subsidiaries or (ii) stock appreciation rights or similar derivative securities or rights of the Company or any of its Subsidiaries or any obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Equity Securities of the Company or any of its Subsidiaries. Except as set forth in Section 4.3(b) of the Company's Disclosure Letter, there are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Equity Securities of the Company or any of its Subsidiaries. Except as described in Section 4.3(b) of the Company's Disclosure Letter, none of the Company nor any of its Subsidiaries directly or indirectly owns, has agreed to purchase or otherwise acquire or holds any interest convertible into or exchangeable or exercisable for, any Equity Securities of any Person (other than the Subsidiaries of the Company).

          (c)   All the issued and outstanding shares of Equity Securities of each Subsidiary of the Company (i) have been duly authorized and are validly issued, and, with respect to capital stock, are fully paid and nonassessable, and were not issued in violation of any pre-emptive or similar rights and (ii) are owned by the Company or one of its Subsidiaries free and clear of all Liens, except for Liens granted to any lender under any of the Existing Loan Facilities.

          (d)   Except as set forth in Section 4.3(d) of the Company's Disclosure Letter, there are no voting trusts, proxies or similar agreements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any Equity Securities of the Company or any of its Subsidiaries.

          (e)   Except for Company Stock Options, neither the Company nor any of its Subsidiaries has any outstanding bonds, debentures, notes or other obligations the holder of which has the right to vote or which are convertible into, or exchangeable for, securities having the right to vote with the stockholders of the Company or any of its Subsidiaries on any matter.

          (f)    Section 4.3(f) of the Company's Disclosure Letter sets forth as of December 14, 2012, (i) the name of each holder of a Company Stock Option together with the grant date, exercise price and the number of Shares issuable upon exercise of each such Company Stock Option, and (ii) the name of each recipient of an award of shares reserved that has not vested as of the date hereof together with the remaining vesting schedule for such award in respect of the Company Stock Plans.

        4.4    Authorization.

          (a)   The Company has all requisite corporate power and authority to execute and deliver this Agreement, (assuming the accuracy of the representation and warranty in Section 5.10) to perform its obligations hereunder and, subject to any required approval of this Agreement and the Merger by the Required Company Vote (and assuming the accuracy of the representation and warranty in Section 5.10), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and (assuming the accuracy of the representation and warranty in Section 5.10) the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company or any of its Subsidiaries, as applicable, and (assuming the accuracy of the representation and warranty in Section 5.10) no other corporate proceedings on the part of the Company or any of its Subsidiaries, as applicable, are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement and the Merger by the Required Company Vote and the filing of appropriate merger documents as required by the DGCL). This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery hereof by the other parties hereto and assuming the accuracy of the representation and warranty in Section 5.10) constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency or other Laws affecting creditors' rights generally or by legal principles of general applicability governing the availability of equitable remedies.

          (b)   At a meeting duly called and held, the Board of Directors of the Company has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, and in the best interests of, the Company and its stockholders, (ii) adopted resolutions approving and declaring advisable this Agreement and the transactions contemplated hereby, including the Merger, and (iii) resolved to recommend that the stockholders of the Company adopt and approve this Agreement and the transactions contemplated hereby, including the Merger (collectively, the "Company Board Recommendation"). Assuming the accuracy of the representation and warranty in Section 5.10, the affirmative vote of the holders of at least a majority of the issued and outstanding Shares to adopt this Agreement (the "Required Company Vote") is the only vote of holders of Shares or other securities (equity or otherwise) of the Company necessary to consummate the Merger.

        4.5    Approvals.

        The execution and delivery of this Agreement does not, and (assuming the accuracy of the representation and warranty in Section 5.10) consummation of the transactions contemplated hereby will not, require the Company or any of its Subsidiaries to obtain any Authorization or other approval of or from, or to make any filing with or notification to, any Governmental Authority or third Person, except (a) for the applicable requirements, if any, of the Exchange Act, state securities or "blue sky" Laws, the HSR Act, the Stock Exchange and the filing and recordation of the Certificate of Merger as required by the DGCL, (b) as set forth in Section 4.5 of the Company's Disclosure Letter, (c) approval of this Agreement and the Merger by the Required Company Vote and (d) such other consents, approvals, authorizations, permits, actions, filings or notifications, the failure of which to be made or obtained, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect (collectively, the "Company Approvals").

        4.6    No Violation.

        Assuming that the Authorizations, approvals, filings and notifications described in Section 4.5 have been obtained or made, except as set forth in Section 4.6 of the Company's Disclosure Letter, the execution and delivery by the Company of this Agreement does not and consummation of the transactions contemplated by this Agreement will not (a) conflict with, result in any violation or breach of, or cause a default (or an event that with notice, lapse of time or otherwise would become a default) under, (i) (assuming the accuracy of the representation and warranty in Section 5.10) any Law, Regulation or Order applicable to the Company or any of its Subsidiaries, (ii) the Certificate of Incorporation or Bylaws of the Company or (iii) the organizational documents of the Company's Subsidiaries or (b) conflict with, result in any violation or breach of, or cause a default (or an event that with notice, lapse of time or otherwise would become a default) under, or give to others any right of termination, cancellation, amendment or acceleration of, or require a payment under, or result in the loss of any benefit under, or in the creation of a Lien on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, deed of trust, lease, license, permit, franchise, contract or agreement to which the Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or its or their respective properties or assets is bound, except in the case of matters described in clauses (a)(i) and (b) of this Section 4.6 that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

        4.7    Reports.

          (a)   Since January 1, 2010, the Company and its Subsidiaries have timely filed all of the Company's SEC Reports required to be filed with the SEC. The Company's SEC Reports filed on or prior to the date of this Agreement, giving effect to any amendments or supplements thereto filed prior to the date hereof, (i) complied in all material respects in accordance with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be and (ii) did not at the time they were filed (or if amended or supplemented, at the date of such amendment or supplement), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b)   The Company's Consolidated Financial Statements (i) have been prepared in accordance with GAAP and comply as to form in all material respects with the then-applicable published Regulations of the SEC and GAAP applied on a consistent basis throughout the periods involved (except (A) to the extent required by changes in GAAP, (B) as may be indicated in the notes thereto and (C) in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and (ii) fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated (subject, in the case of any unaudited interim financial statements, to normal and recurring year-end adjustments consistent with past practice).

          (c)   The Company and its Subsidiaries have no liabilities or obligations (whether absolute, accrued or contingent) that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries (including the notes thereto), except for liabilities or obligations (i) reflected or reserved against in the Company's Consolidated Balance Sheet, (ii) incurred in the ordinary course of business consistent with past practice since December 31, 2011 or pursuant to any Material Contract, (iii) arising out of this Agreement, (iv) arising out of a change of control, or (v) that individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

          (d)   The Company's principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company's auditors and the audit committee of the Company's Board of Directors (i) all significant deficiencies in the design or operation of internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its Subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and such disclosure controls and procedures are effective in alerting in a timely fashion the Company's principal executive officer and its principal financial officer to material information required to be included in the Company's periodic reports required under the Exchange Act.

          (e)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for physical assets is compared with the existing physical assets at reasonable intervals and appropriate actions are taken with respect to any differences.

          (f)    Since January 1, 2010, neither the Company nor any of its Subsidiaries nor any director, officer, employee nor, to the Company's Knowledge, any auditor, accountant or Representative of the Company or any of its Subsidiaries has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim seeking fines, penalties, damages or judicial or administrative redress, whether written or oral, regarding questionable accounting or auditing practices, procedures or methodologies of the Company or any of its Subsidiaries or their respective internal accounting controls.

          (g)   Except as set forth in Section 4.7(g) of the Company's Disclosure Letter, there are no off-balance sheet structures or transactions with respect to the Company or any of its Subsidiaries that would be required to be reported or set forth in the Company's SEC Reports.

          (h)   Except as set forth in Section 4.7(h) of the Company's Disclosure Letter, since January 1, 2010 to the date of this Agreement, neither the Company nor any of its Subsidiaries has received from the SEC or any other Governmental Authority any written comments or questions with respect to any of the Company's SEC Reports (including the financial statements included therein) or any registration statement filed by any of them with the SEC or any notice from the SEC or other Governmental Authority that such Company's SEC Reports (including the financial statements included therein) or registration statements are being reviewed or investigated, and to the Knowledge of the Company, except as set forth in Section 4.7(h) of the Company's Disclosure Letter there is not, as of the date of this Agreement, any investigation or review being conducted by the SEC or any other Governmental Authority of any of the Company's SEC Reports (including the financial statements included therein) or registration statements of the Company or any of its Subsidiaries.

        4.8    No Material Adverse Effect; Conduct.

          (a)   Since December 31, 2011, there has not been any change, effect, event, circumstance or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

          (b)   Except as set forth in Section 4.8(b) of the Company's Disclosure Letter, since September 30, 2012, (i) each of the Company and its Subsidiaries has operated its business in all material respects in the ordinary course consistent with past practices and (ii) neither the Company nor any of its Subsidiaries has taken any action that, if taken after the date hereof without Parent's consent, would constitute a breach of any of the covenants set forth in Section 6.2.

        4.9    Certain Business Practices.

        Since January 1, 2010, neither the Company nor any of its Subsidiaries nor any director, officer, employee nor, to the Knowledge of the Company, agent, Representative or Affiliate of the Company or any of its Subsidiaries has (a) while acting on behalf of the Company or any of its Subsidiaries (i) made or agreed to make any contribution, payment, gift or entertainment to, or accepted or received any contributions, payments, gifts or entertainment from, any government official or employee, political party or agent or any candidate for any federal, state, local or foreign public office, where either the contribution, payment or gift or the purpose thereof was in violation of Law or (ii) engaged in or otherwise knowingly participated in, assisted or facilitated any transaction that is prohibited by any applicable embargo or related trade restriction imposed by the United States Office of Foreign Assets Control or any other agency of the United States government or (b) made any unlawful payment to any government official or employee or to any political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

        4.10    Certain Obligations.

          (a)   Except for those filed as an exhibit to or disclosed in the Company's SEC Reports filed prior to the date hereof or as set forth in Section 4.10(a)(i) and Section 4.10(a)(ii) of the Company's Disclosure Letter, as of the date hereof, there are no Material Contracts. The Company has provided or made available to Parent a true and complete copy of each Material Contract listed in Section 4.10(a)(i) of the Company's Disclosure Letter.

          (b)   Except as set forth in Section 4.10(b) of the Company's Disclosure Letter, with respect to each Material Contract to which the Company or any of its Subsidiaries is a party, (i) such Material Contract is valid, binding and enforceable in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency or other Laws affecting creditors' rights generally or by legal principles of general applicability governing the availability of equitable remedies) and is in full force and effect, (ii) neither the Company nor any of its Subsidiaries is in material breach or default thereof as of the date of this Agreement, nor has the Company or any of its Subsidiaries received written notice that it is in material breach or default thereof and (iii) no event has occurred which, with notice, or lapse of time or both, would constitute a material breach or default thereof by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other party thereto or would permit termination, modification, or acceleration thereof by any other party thereto.

        4.11    Authorizations; Compliance.

          (a)   Except for the failure to obtain or maintain Authorizations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect (i) the Company and each of its Subsidiaries has obtained all Authorizations that are necessary to own, lease and operate its properties and to carry on its businesses as currently conducted, (ii) such Authorizations are in full force and effect and will remain in full force and effect after the consummation of the Merger and there are no existing violations thereof or defaults thereunder and (iii) there is no action, proceeding or investigation pending or, to the Knowledge of the Company, threatened regarding, and no event has occurred that has resulted in or after notice or lapse of time, or both, could reasonably be expected to result in, suspension, revocation or cancellation of any such Authorizations.

          (b)   Except as set forth in Section 4.11(b) of the Company's Disclosure Letter, the Company and its Subsidiaries are in compliance with all applicable Laws and Regulations and are not in default with respect to any Order applicable to the Company or any of its Subsidiaries, except such events of noncompliance or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 4.11(b) of the Company's Disclosure Letter, none of the Company nor any of its Subsidiaries has been notified by any Governmental Authority regarding possible non-compliance, defaults or violations of Laws or Orders, except any such possible non-compliance, defaults or violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

        4.12    Litigation.

        There are no actions, suits, investigations or proceedings (including regulatory or administrative proceedings or any proceedings in arbitration) pending against or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or against any present or former officer or director of the Company or any of its Subsidiaries or any other Person for which the Company or any Subsidiary may be liable or to which any of their respective properties, assets or rights are reasonably likely to be subject before any Governmental Authority, except actions, suits, investigations or proceedings that are disclosed in the Company's Current Year's SEC Reports filed prior to the date hereof or that, individually or in the aggregate, if adversely determined have not had and would not reasonably be expected to have a Company Material Adverse Effect.

        4.13    Employee Benefit Plans.

        Each Company Benefit Plan is listed in Section 4.13 of the Company's Disclosure Letter. True and complete copies of each of the following, to the extent applicable, have been made available to Parent with respect to each Current Company Benefit Plan: the most recent annual or other report filed with the Employee Benefits Security Administration or any other Governmental Authority; the plan document (including all amendments thereto); the trust agreement (including all amendments thereto); the most recent summary plan description; the most recent actuarial report or valuation; and the most recent determination letter or advisory opinion, issued by the IRS with respect to any Current Company Benefit Plan intended to be qualified under Section 401(a) of the Code. Except as set forth in the Company's SEC Reports filed prior to the date hereof or in Section 4.13 of the Company's Disclosure Letter:

          (a)   None of the Company Benefit Plans promises or provides retiree or post-termination medical or other retiree or post-termination welfare benefits to any Person other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). There has been no "prohibited transaction" (within the meaning of Section 406 of ERISA and Section 4975 of the Code) with respect to any Company Benefit Plan that is not exempt under Section 408 of ERISA which has not been corrected. Each Company Benefit Plan has been administered in compliance with its terms, and complies in all respects in form and operation, with all applicable requirements prescribed by statutes, rules and Regulations (including ERISA and the Code), and the Company, each Subsidiary of the Company and each ERISA Affiliate has performed all obligations required to be performed by it under, is not in default under or in violation of, and has no Knowledge of any default or violation by any other party to, any of the Company Benefit Plans except for such failures to administer, defaults or violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. All contributions required to be made by the Company, any Subsidiary of the Company or any ERISA Affiliate to any Company Benefit Plan have been made on or before their due dates and, to the extent required by GAAP, all amounts have been accrued for the current plan year. No Company Benefit Plan is subject to, and neither the Company nor any Subsidiary of the Company or ERISA Affiliate has incurred or reasonably expects to incur any liability under, Title IV of ERISA or section 412 of the Code. With respect to each Company Benefit Plan subject to ERISA as either an employee pension benefit plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, the Company has prepared in good faith and filed all requisite governmental reports, including any required audit reports, and has filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Company Benefit Plan. Except for ordinary claims for benefits submitted by participants or beneficiaries of any Company Benefit Plan, no suit, administrative proceeding, action or other litigation has been brought, or to the Knowledge of the Company or any Subsidiary of the Company, is threatened, against the Company or any Subsidiary of the Company or with respect to any such Company Benefit Plan, including, without limitation, any audit or inquiry by the IRS or United States Department of Labor.

          (b)   Neither the Company nor any Subsidiary of the Company or ERISA Affiliate is a party to, or has made any contribution to, has incurred any obligation under or has any liability (contingent or otherwise) with respect to, any "multiemployer plan" as such term is defined in Section 3(37) of ERISA or any "multiple employer plan" as such term is defined in Section 413(c) of the Code. There has been no termination or partial termination of any Company Benefit Plan within the meaning of Section 411(d)(3) of the Code in respect of which the Company or any Subsidiaries of the Company has any liability.

          (c)   Section 4.13(c) of the Company's Disclosure Letter lists each Person who the Company reasonably believes is, with respect to the Company, any Subsidiary of the Company and/or any ERISA Affiliate, a "disqualified individual" (within the meaning of Section 280G of the Code and the Regulations promulgated thereunder) determined as of the date hereof.

          (d)   Except as set forth in Section 4.13(d) of the Company's Disclosure Letter, none of the execution and delivery of this Agreement, the consummation of the Merger or any other transaction contemplated hereby or any termination of employment or service in connection therewith or subsequent thereto will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any Person other than accrued payments, (ii) materially increase or otherwise enhance any benefits otherwise payable by the Company or any Subsidiary of the Company, (iii) result in the acceleration of the time of payment or vesting of any such benefits, except as required under Section 411(d)(3) of the Code, (iv) increase the amount of compensation due to any Person, or (v) result in the forgiveness in whole or in part of any outstanding loans made by the Company or any Subsidiary of the Company to any Person.

          (e)   (i) Each of the Company and each Subsidiary of the Company is in compliance with all currently applicable Laws respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices except for such noncompliance that, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (ii) the Company and each Subsidiary of the Company has paid in full to all employees, independent contractors and consultants all wages, salaries, commissions, bonuses, benefits, and other compensation due to or on behalf of such employees, independent contractors or consultants in accordance with applicable Law, (iii) neither the Company nor any Subsidiary of the Company is liable for any payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice), and (iv) there are no controversies pending or, to the Knowledge of the Company, threatened, between the Company or any Subsidiary of the Company and any of their respective employees, which controversies, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

          (f)    Neither the Company nor any of the Subsidiaries of the Company has any obligation to pay any amount or provide any benefit to any former employee or former officer, other than as required under COBRA (i) for which the Company has established a reserve for such amount on the Company's Consolidated Balance Sheet in accordance with GAAP and (ii) pursuant to contracts entered into after December 31, 2011 and disclosed on Section 4.13(f) of the Company's Disclosure Letter. Except as set forth in Section 4.13(f) of the Company's Disclosure Letter, neither the Company nor any Subsidiary of the Company is a party to or bound by any collective bargaining agreement or other labor union contract, no collective bargaining agreement is being negotiated by the Company or any Subsidiary of the Company and neither the Company nor any Subsidiary of the Company has any duty to bargain with any labor organization. Except as set forth in Section 4.13(f) of the Company's Disclosure Letter, there is no labor dispute, strike or group, work stoppage against the Company or any Subsidiary of the Company pending or, to the Knowledge of the Company, threatened that may materially interfere with the respective business activities of the Company or any Subsidiary of the Company. Neither the Company nor any Subsidiary of the Company, nor, to the Knowledge of the Company, any of their respective Representatives or employees has been found in the past year to have committed an unfair labor practice in connection with the operation of the respective businesses of the Company or any Subsidiary of the Company, and there is no charge or complaint against the Company or any Subsidiary of the Company by the National Labor Relations Board or any comparable Governmental Authority pending or, to the Knowledge of the Company, threatened.

          (g)   Except as set forth in Section 4.13(g) of the Company's Disclosure Letter, neither the Company nor any Subsidiary of the Company (nor any officer of the Company or any Subsidiary) is a party to any agreement, contract, or arrangement that, individually or collectively, either alone or together with any other event (including the execution of and consummation of the transactions contemplated by this Agreement), could give rise to the payment of any amount (whether in cash or property, including shares of capital stock) that would not be deductible pursuant to the terms of Section 280G or 162(m) of the Code.

        4.14    Taxes.

          (a)   Except for such matters as are set forth in Section 4.14(a) of the Company's Disclosure Letter, (i) all federal income tax and other material returns and reports of or with respect to any Tax ("Tax Returns") required to be filed by or with respect to any of the Company and its Subsidiaries have been duly and timely filed, (ii) all Taxes shown on such Tax Returns and all other material Taxes owed by any of the Company and its Subsidiaries which are or have become due have been timely paid in full, (iii) all Tax withholding and deposit requirements imposed on or with respect to any of the Company and its Subsidiaries have been satisfied in full in all material respects, (iv) there are no mortgages, pledges, Liens, encumbrances, charges or other security interests on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax and (v) all material Tax liabilities, to the extent not yet due and payable, have been accrued on the Company's Consolidated Financial Statements.

          (b)   Except as set forth in Section 4.14(b) of the Company's Disclosure Letter, there is no material claim against the Company or any of its Subsidiaries for Taxes, and no material assessment, deficiency or adjustment has been asserted, proposed or, to the Knowledge of the Company, threatened with respect to any Tax Return of or with respect to any of the Company and its Subsidiaries.

          (c)   No claim has ever been made by a Governmental Authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that they are or may be subject to taxation in that jurisdiction.

          (d)   Except as set forth in Section 4.14(d) of the Company's Disclosure Letter, there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to the Company or any of its Subsidiaries or any waiver or agreement for any extension of time for the assessment or collection of any Tax of or with respect to the Company or any of its Subsidiaries.

          (e)   Except as set forth in Section 4.14(e) of the Company's Disclosure Letter, neither the Company nor any of its Subsidiaries has entered into any Tax allocation, sharing or indemnity agreement under which the Company or its Subsidiaries could become liable to another Person (other than the Company or its Subsidiaries) as a result of the imposition of Tax upon such Person, or the assessment or collection of Tax. Parent and Merger Subsidiary will be entitled to the benefits of any item listed in Section 4.14(e) of the Company's Disclosure Letter.

          (f)    Except as set forth in Section 4.14(f) of the Company's Disclosure Letter, neither the Company nor any of its Subsidiaries owns any interest in any controlled foreign corporation (as defined in Section 957 of the Code) or a passive foreign investment company (as defined in Section 1297 of the Code).

          (g)   Except as set forth in Section 4.14(g) of the Company's Disclosure Letter, neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated Tax Return (other than a group including the Company and its Subsidiaries) or (ii) has any liability for the Taxes of any Person (other than the Company and its Subsidiaries) by reason of being a member of a group of entities filing a consolidated, combined or unified Tax Return, as a transferee or successor, by contract, or otherwise.

          (h)   Neither the Company nor any of its Subsidiaries has been a party to a distribution of stock pursuant to Section 355 of the Code during the two-year period preceding the date hereof as either a distributing corporation or a controlled corporation, as those terms are defined in Section 355 of the Code.

          (i)    True and complete copies of all material Tax Returns filed by the Company and/or any of its Subsidiaries for any period that is considered open for assessment under applicable Tax Laws have been provided or made available to Parent.

          (j)    Except as set forth in Section 4.14(j) of the Company's Disclosure Letter, there are no pending Tax audits, assessments, or proceedings in respect of the business or assets of the Company or any of its Subsidiaries.

          (k)   Except as set forth in Section 4.14(k) of the Company's Disclosure Letter, neither the Company nor any of its Subsidiaries has entered into any agreement with any Governmental Authority with respect to Tax matters relating to the Company or any of its Subsidiaries or any of their assets or business operations.

          (l)    Except as set forth in Section 4.14(l) of the Company's Disclosure Letter, since January 1, 2007, neither the Company nor any of its Subsidiaries has requested or received approval to make, nor agreed to change, any Tax reporting practices, including any accounting methods.

          (m)  Except as set forth in Section 4.14(m) of the Company's Disclosure Letter, neither the Company, nor any of its Subsidiaries, has made any request for any ruling with regard to Taxes, which ruling, if issued, would be binding on the Company or any of its Subsidiaries.

          (n)   Each of the Company and its Subsidiaries has disclosed on its Tax Returns all positions taken therein that could give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code.

          (o)   Neither the Company nor any of its Subsidiaries has entered into, has any liability in respect of, or has any filing obligations with respect to, any transaction that constitutes a "reportable transaction," as defined in Section 1.6011-4(b)(1) of the Treasury Regulations.

          (p)   No Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of: (i) any change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) any closing agreement executed on or prior to the Closing Date; (iii) any installment sale or open transaction disposition made on or prior to the Closing Date; (iv) any intercompany transaction described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-United States tax law) or (v) any prepaid amount received on or prior to the Closing Date.

          (q)   No net operating losses or credits of the Company are currently limited by Section 382 or 383 of the Code and the Company has not made a covered asset acquisition under Section 901(m) of the Code that limits its use of foreign tax credits.

        4.15    Environmental Matters.

        Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect or as set forth in Section 4.15 of the Company's Disclosure Letter, (a) the properties, operations and activities of the Company and its Subsidiaries are in compliance with all applicable Environmental Laws, (b) the Company and its Subsidiaries and the properties, operations and activities of the Company and its Subsidiaries are not subject to any existing, pending or, to the Knowledge of the Company, threatened action, suit or proceeding by any third party, including any Governmental Authority, under any Environmental Law, (c) all Authorizations, if any, required to be obtained or filed by the Company or any of its Subsidiaries under any Environmental Law in connection with the business of the Company or its Subsidiaries have been obtained or filed (and all renewals thereof have been timely applied for) and are valid and currently in full force and effect and (d) there has been no Release of any Hazardous Substance into the environment by the Company or its Subsidiaries.

        The Company has made available to Parent all material environmental investigations, assessments, audits, analyses or other reports in its possession or control relating to real property owned or operated by the Company or its Subsidiaries.

        The representations and warranties made pursuant to this Section 4.15 are the exclusive representations and warranties by the Company or any of its Subsidiaries relating to environmental matters, Hazardous Substances, or compliance with or liability under Environmental Law.

        4.16    Insurance.

        The Company and its Subsidiaries own and are beneficiaries under insurance policies underwritten by reputable insurers that, as to the risks insured, provide coverages and related limits and deductibles which have not been exhausted or materially reduced and which the Company believes are reasonably adequate in all material respects for its business and operations.

        4.17    Intellectual Property.

        The Company or its Subsidiaries own, or are licensed or otherwise have the right to use, the Intellectual Property currently used in the conduct of the business of the Company and its Subsidiaries (the "Company Intellectual Property"), except where the failure to so own or otherwise have the right to use such Intellectual Property, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. No Person has notified either the Company or any of its Subsidiaries that their use of Intellectual Property infringes on the rights of any Person, subject to such claims and infringements do not, individually or in the aggregate, give rise to any liability on the part of the Company and its Subsidiaries that has not had and would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 4.17 of the Company's Disclosure Letter, to the Knowledge of the Company, no Person is infringing on any right of the Company or any of its Subsidiaries with respect to Intellectual Property owned by the Company or any of its Subsidiaries. No claims are pending or, to the Knowledge of the Company, threatened alleging that the Company or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any Person in any Company Intellectual Property, except those claims that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

        4.18    Properties.

          (a)   The Company and its Subsidiaries have good and indefeasible title to, or have a valid and enforceable right to use or a valid and enforceable leasehold interest in, all real property (including all buildings, fixtures and other improvements thereto) owned, used or held for use by them and material to the conduct of their respective businesses as such businesses are now being conducted, except for defects in title that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect and neither the Company's nor any of its Subsidiaries' ownership of or leasehold interest in any such property is subject to any Lien, except for Permitted Liens.

          (b)   The Company and its Subsidiaries have good title to, or in the case of leased property and assets, valid leasehold interests in, all of their tangible personal properties and assets, used or held for use in their respective businesses, and such properties and assets, are free and clear of any Liens, except for Permitted Liens or those Liens as are set forth in Section 4.18(b) of the Company's Disclosure Letter and except where the failure to have such title would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        4.19    Anti-Takeover Plan; State Takeover Statutes.

        Prior to the execution of this Agreement, (assuming the accuracy of the representation and warranty in Section 5.10) the Board of Directors of the Company has taken all necessary action to cause the execution of this Agreement and the transactions contemplated hereby and thereby to be exempt from or not subject to the restrictions of Section 203 of the DGCL and any other state takeover statute or state Law that purports to limit or restrict business combinations or the ability to acquire or vote shares. After giving effect to the actions of the Company's Board of Directors described above, (assuming the accuracy of the representation and warranty in Section 5.10) no "moratorium," "control share acquisition," "business combination," "fair price" or other form of anti-takeover Laws and Regulations applies or purports to apply to the Merger, this Agreement, or any of the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries has in effect any stockholder rights plan or similar device or arrangement, commonly or colloquially known as a "poison pill" or "anti-takeover" plan or any similar plan, device or arrangement and the Board of Directors of the Company has not adopted or authorized the adoption of such a plan, device or arrangement.

        4.20    Interested Party Transactions.

        Except for employment contracts filed or incorporated by reference as an exhibit to an SEC Report filed prior to the date hereof or Company Benefit Plans, Section 4.20 of the Company's Disclosure Letter sets forth a true and complete list of the contracts or arrangements that are in existence as of the date of this Agreement under which any of the Company or its Subsidiaries has any existing or future liabilities between any of the Company or its Subsidiaries, on the one hand, and, on the other hand, any (a) present or former officer or director of any of the Company or its Subsidiaries or any Person that has served as such an officer or director within the past two (2) years or any of such officer's or director's immediate family members or that remain in effect, (b) record or beneficial owner of more than 5% of the Shares as of the date hereof, or (c) to the Knowledge of the Company, any Affiliate of any such officer, director or owner (other than the Company or its Subsidiaries) (each an "Affiliate Transaction"). The Company has provided or made available to Parent true and complete copies of each such contract or other relevant documentation (including any amendments or modifications thereto) providing for each Affiliate Transaction.

        4.21    Brokers.

        No broker, finder or investment banker (other than Lazard Middle Market LLC) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. Prior to the date of this Agreement, the Company has provided to Parent true and correct copies of all agreements between the Company and such parties relating to the transactions contemplated by this Agreement.

        4.22    Opinion of Financial Advisor.

        The Board of Directors of the Company has received the opinion of Lazard Middle Market LLC to the effect that, as of the date of such opinion, the Merger Consideration to be paid to the holders of the Shares (other than Värde Partners, Inc., Parent, Merger Subsidiary and their respective affiliates and holders of Dissenting Shares) in the Merger is fair, from a financial point of view, to such holders. The Company has provided, solely for informational purposes, a true and complete written copy of such opinion to Parent.

        4.23    Proxy Statement and Schedule 13E-3.

          (a)   Each document required to be filed by the Company with the SEC or required to be distributed or otherwise disseminated to the Company's stockholders in connection with the transactions contemplated by this Agreement (the "Company Disclosure Documents"), including the proxy or information statement of the Company (the "Proxy Statement") and Schedule 13E-3 to be filed with the SEC in connection with the Merger, and any amendments or supplements thereto, when filed, distributed or disseminated, as applicable, will comply as to form in all material respects with the applicable requirements of the Exchange Act. The representations and warranties contained in this Section 4.23(a) do not apply to statements or omissions included in the Company Disclosure Documents based upon information furnished to the Company by Parent specifically for use therein.

          (b)   The Proxy Statement, as supplemented or amended, if applicable, at the time such Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time such stockholders vote on adoption of this Agreement and at the Effective Time, the Schedule 13E-3, as supplemented or amended, if applicable, at the time such Schedule 13E-3 or any supplement or amendment thereto is filed with the SEC and at the time of any distribution or dissemination thereof and any Company Disclosure Documents (other than the Proxy Statement) at the time such Company Disclosure Document or any supplement or amendment thereto is filed with the SEC and at the time of any distribution or dissemination thereof will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.23(b) do not apply to statements or omissions included in the Company Disclosure Documents based upon information furnished to the Company by Parent specifically for use therein.

        4.24    Portfolio Assets.

        Each of the Portfolio Assets on the Company's or any of its Subsidiaries' books and records has been serviced in accordance with the Company's servicing policies in the ordinary course of business and in accordance with terms of the applicable servicing agreements. The Company has previously made available to Parent and Merger Subsidiary true and complete copies of its servicing policies. The amounts representing the Portfolio Assets in the Company's SEC Reports and the financial statements filed therewith have been adjusted for impairment recognized prior to the date of such financial statements, as of their respective dates, and the allowances for loan losses for SBA Loans and Loans Receivable—Other as reflected in the Company's SEC Reports and the financial statements (and notes thereto) are adequate under GAAP. Since September 30, 2012, there has not occurred any event, circumstance, effect, change or occurrence that, individually or in the aggregate, required or would reasonably be expected to require the Company and its Subsidiaries, taken as a whole, to record impairment charges in an aggregate amount in excess of $10.0 million on their respective Portfolio Assets.

        4.25    Independent Investigation.

        In entering into this Agreement and each of the other documents and instruments relating to the Merger and the other transactions contemplated by this Agreement, the Company has relied solely upon its own investigation and analysis and the representations and warranties provided by Parent and Merger Subsidiary in Article V, and the Company acknowledges and agrees that except for the specific representations and warranties of each of Parent and Merger Subsidiary contained in this Agreement, (i) none of Parent and Merger Subsidiary, their Affiliates or any of its or their respective stockholders, controlling Persons or Representatives makes or has made and (ii) the Company has not relied upon, any representation or warranty, either express or implied, with respect to Parent, Merger Subsidiary any of their Affiliates or their respective businesses, operations, assets, liabilities, results of operations, financial condition, prospects, projections, budgets, estimates or operational metrics, or as to the accuracy or completeness of any of the information (including any statement, document or agreement delivered pursuant to this Agreement and any financial statements and any projections, estimates or other forward-looking information) provided or otherwise made available to the Company or any of its Affiliates, stockholders or Representatives.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY

        Each of Parent and Merger Subsidiary hereby represents and warrants to the Company that:

        5.1    Organization.

          (a)   Parent is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite limited liability company power and authority to own, lease and operate its properties and carry on its business as it is now being conducted and is qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failure to have such power or authority, or the failure to be so qualified, licensed or in good standing, would not materially impair the ability of Parent and Merger Subsidiary, taken as a whole, to consummate the transactions contemplated by this Agreement. Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Merger Subsidiary has not engaged and will not engage in any activities other than in connection with or as contemplated by this Agreement and the transactions contemplated hereby. Parent owns all of the outstanding Equity Securities of Merger Subsidiary. The copy of the limited liability company agreement of Parent and the copies of the Certificate of Incorporation and Bylaws of Merger Subsidiary that have been provided or made available to the Company are complete and correct and in full force and effect.

        5.2    Authorization.

          (a)   Each of Parent and Merger Subsidiary has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Merger Subsidiary and consummation by each of Parent and Merger Subsidiary of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Subsidiary, respectively, and no other corporate proceedings on the part of Parent or Merger Subsidiary are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the adoption of this Agreement by Parent as sole stockholder of Merger Subsidiary (such action, the "Required Action"). This Agreement has been duly executed and delivered by Parent and Merger Subsidiary and (assuming due authorization, execution and delivery hereof by the other party hereto) constitutes a legal, valid and binding obligation of Parent and Merger Subsidiary, enforceable against Parent and Merger Subsidiary in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency or other Laws affecting creditors' rights generally or by legal principles of general applicability governing the availability of equitable remedies.

          (b)   The Board of Directors of Parent has by unanimous approval determined that this Agreement and the Merger are advisable and in the best interest of Parent's equityholders. No vote of the holders of limited liability company interests or other securities (equity or otherwise) of Parent is necessary to consummate the Merger.

        5.3    Approvals.

        The execution and delivery of this Agreement does not, and consummation of the transactions contemplated hereby will not, require Parent or Merger Subsidiary to obtain any Authorization or other approval of or from, or to make any filing with or notification to, any Governmental Authority or third Person, except (a) for the applicable requirements, if any, of the Exchange Act, state securities or "blue sky" Laws, the HSR Act, the Stock Exchange and the filing and recordation of the Certificate of Merger as required by the DGCL, (b) the Required Action, and (c) such other consents, approvals, authorizations, permits, actions, filings or notifications, the failure of which to be made or obtained, individually or in the aggregate, would not materially impair the ability of Parent and Merger Subsidiary, taken as a whole, to consummate the transactions contemplated by this Agreement (collectively, the "Parent Approvals").

        5.4    No Violation.

        Assuming that the Authorizations, approvals, filings and notifications described in Section 5.3 have been obtained or made, the execution and delivery by Parent or Merger Subsidiary of this Agreement does not and consummation of the transactions contemplated by this Agreement will not (a) conflict with, result in any violation or breach of, or cause a default (or an event that with notice, lapse of time or otherwise would become a default) under (i) any Law, Regulation or Order applicable to Parent or

Merger Subsidiary, (ii) the Certificate of Incorporation or Bylaws of Merger Subsidiary or (iii) the organizational documents of Parent, or (b) conflict with, result in any violation or breach of, or cause a default (or an event that with notice, lapse of time or otherwise would become a default) under, or give to others any right of termination, cancellation, amendment or acceleration of, or require a payment under, or result in the loss of any benefit under, or in the creation of a Lien on any of the properties or assets of Parent or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, deed of trust, lease, license, permit, franchise, contract or agreement to which Parent or Merger Subsidiary is a party or by which it or any of its Subsidiaries or its or their respective properties or assets is bound, except in the case of matters described in clauses (a)(i) and (b) of this Section 5.4 that, individually or in the aggregate, would not materially impair the ability of Parent and its Subsidiaries, taken as a whole, to consummate the transactions contemplated by this Agreement.

        5.5    Litigation.

        There are no actions, suits, investigations or proceedings (including regulatory or administrative proceedings or any proceedings in arbitration) pending against or, to the Knowledge of Parent, threatened against Parent or Merger Subsidiary or against any present or former officer or director of Parent or Merger Subsidiary or any other Person for which Parent or any of its Subsidiaries may be liable or to which any of their respective properties, assets or rights are reasonably likely to be subject before any Governmental Authority that, individually or in the aggregate, would materially impair the ability of Parent and Merger Subsidiary, taken as a whole, to consummate the transactions contemplated by this Agreement.

        5.6    Financing.

          (a)   Parent has delivered to the Company a true and complete copy of an executed equity commitment letter from the Sponsors to provide equity financing (the "Equity Financing") to Parent and/or Merger Subsidiary to which the Company is an express third-party beneficiary pursuant to the terms and subject to the conditions and limitations thereof (the "Equity Commitment Letter").

          (b)   The Equity Commitment Letter is a legal, valid and binding obligation of Parent or Merger Subsidiary and, to the Knowledge of Parent, the other parties thereto, except as enforcement may be limited by applicable bankruptcy, insolvency or other Laws affecting creditors' rights generally or by legal principles of general applicability governing the availability of equitable remedies. The Equity Commitment Letter is in full force and effect, and has not been withdrawn, rescinded or terminated or otherwise amended or modified in any respect.

          (c)   Assuming the accuracy of the representations and warranties set forth in Article IV and the compliance by the Company with its obligations under this Agreement, neither Parent nor Merger Subsidiary is in breach of any of the terms or conditions set forth in the Equity Commitment Letter, and no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a breach, default or failure to satisfy any condition precedent set forth therein, other than any such default, breach or failure to satisfy any condition precedent set forth therein that has been waived by the Sponsors or otherwise cured in a timely manner by Parent to the satisfaction of the Sponsors.

          (d)   The net proceeds from the Equity Financing will be sufficient to consummate the Merger and the other transactions contemplated by this Agreement, including the payment by Parent and Merger Subsidiary of the Merger Consideration, amounts due under Section 3.3 and any fees and expenses of or payable by Parent, Merger Subsidiary or the Surviving Corporation.

          (e)   Other than as set forth in the Equity Commitment Letter, there are no conditions precedent or other contingencies related to the funding of the full amount of the Equity Financing (the "Disclosed Conditions"). To the Knowledge of Parent, no Person has any right to impose, and none of the Sponsors, Parent or Merger Subsidiary has any obligation to accept, any condition precedent to such funding other than the Disclosed Conditions nor any reduction to the aggregate amount available under the Equity Commitment Letter on the Closing Date (nor any term or condition which would have the effect of reducing the aggregate amount available under the Equity Commitment Letter on the Closing Date). Assuming the accuracy of the representations and warranties set forth in Article IV and the compliance by the Company with its obligations under this Agreement, as of the date hereof, neither Parent nor Merger Subsidiary has any reason to believe that it will be unable to satisfy on a timely basis any conditions to the funding of the full amount of the Equity Financing, or that the Equity Financing will not be available to Parent or Merger Subsidiary on the Closing Date. Parent or Merger Subsidiary has paid in full any and all commitment fees or other fees required to be paid pursuant to the terms of the Equity Commitment Letter that are due as of the date hereof. For the avoidance of doubt, it is not a condition to the consummation of the Merger under this Agreement, for Parent or Merger Subsidiary to obtain the Equity Financing or any alternative financing.

        5.7    Guarantee.

        Concurrently with the execution of this Agreement, Parent has delivered to the Company a duly executed guarantee of the Guarantors with respect to the Guarantee. The Guarantee is in full force and effect and is the valid, binding and enforceable obligation of the Guarantors except as enforcement may be limited by applicable bankruptcy, insolvency or other Laws affecting creditors' rights generally or by legal principles of general applicability governing the availability of equitable remedies, and no event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of the Guarantors under such Guarantee.

        5.8    Absence of Arrangements with Management.

        Other than this Agreement, the Management Agreements and the Support Agreement, as of the date hereof there are no contracts, undertakings, commitments, agreements or obligations or understandings between Parent or Merger Subsidiary or any of their respective Affiliates, on the one hand, and any member of the Company's management or the Company's Board of Directors or any of their respective Affiliates, on the other hand, relating to the transactions contemplated by this Agreement or the operations of the Company after the Effective Time. Parent has delivered to the Company true and complete copies of the Management Agreements and the Support Agreement. As of the date hereof, each Management Agreement and each Support Agreement delivered by Parent to the Company is in full force and effect, and has not been amended or modified in any respect.

        5.9    Disclosure Documents.

        None of the information with respect to Parent or Merger Subsidiary or any of their respective Subsidiaries or Affiliates that Parent or Merger Subsidiary furnishes to the Company specifically for use in the Company Disclosure Documents or in a Schedule 13E-3, at the time of the filing thereof, at the time of any distribution or dissemination thereof and at the time such stockholders vote on adoption of this Agreement, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

        5.10    Ownership.

        Other than as a result of this Agreement and the Support Agreement, none of Parent, Merger Subsidiary or any of their "affiliates" or "associates" is, or at any time during the last three years has been, an "interested stockholder" of the Company, as such terms are defined in Section 203 of the DGCL.

        5.11    Brokers.

        No broker, finder or investment banker (other than Sandler O'Neill + Partners, L.P.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Subsidiary.

        5.12    Independent Investigation.

        In entering into this Agreement and each of the other documents and instruments relating to the Merger and the other transactions contemplated by this Agreement, Parent and Merger Subsidiary have each relied solely upon its own investigation and analysis and the representations and warranties provided by the Company in Article IV, and Parent and Merger Subsidiary acknowledge and agree that except for the specific representations and warranties of the Company contained in this Agreement (including any that are subject to the Company's Disclosure Letter and the Company's SEC Reports), (i) none of the Company, its Affiliates or any of its or their respective stockholders, controlling Persons or Representatives makes or has made and (ii) neither Parent nor Merger Subsidiary has relied upon, any representation or warranty, either express or implied, with respect to the Company or its Subsidiaries or Affiliates or their business, operations, technology, assets, liabilities, results of operations, financial condition, prospects, projections, budgets, estimates or operational metrics, or as to the accuracy or completeness of any of the information (including any statement, document or agreement delivered pursuant to this Agreement and any financial statements and any projections, estimates or other forward-looking information) provided (including in any management presentations, information or descriptive memorandum, certain "data rooms" maintained by the Company, supplemental information or other materials or information with respect to any of the above) or otherwise made available to Parent and Merger Subsidiary or any of their respective Affiliates, stockholders or Representatives.

ARTICLE VI.
COVENANTS

        6.1    Affirmative Covenants.

        From and after the date hereof and until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 8.1 (such time period, the "Interim Period"), and except (i) as may be otherwise required by applicable Law, (ii) with the prior written consent of Parent (not to be unreasonably withheld, delayed or conditioned), (iii) as expressly contemplated or permitted by this Agreement or (iv) as disclosed in Section 6.1 of the Company's Disclosure Letter, the Company shall, and shall cause each of its Subsidiaries to (1) conduct its business in all material respects in the ordinary course consistent with past practices, (2) use reasonable best efforts to maintain and preserve intact its business organization, assets, insurance coverage and advantageous business relationships and to retain the services of its key officers and key employees, preserve the good will of Persons with whom it has material business relationships in each case, in all material respects in the ordinary course of business consistent with past practices and (3) take no action which would materially adversely affect or materially delay the ability of any of the parties hereto from obtaining any necessary approvals of any regulatory agency or other Governmental Authority required for the transactions contemplated hereby, performing its covenants and agreements under this Agreement or consummating the transactions contemplated hereby or otherwise materially delay or prohibit consummation of the Merger or other transactions contemplated hereby; provided, however, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 6.2 shall be deemed a breach of this sentence unless such action constitutes a breach of such provision of Section 6.2.

        6.2    Negative Covenants.

          (a)   The Company covenants and agrees that during the Interim Period, except as may be otherwise required by applicable Law, as expressly set forth in Section 6.2 of the Company's Disclosure Letter, as expressly contemplated by this Agreement or as otherwise consented to in writing by Parent (or orally by Parent's chief executive officer, chief financial officer or general counsel and confirmed in writing within one (1) Business Day by the Company to Parent) which consent shall not be unreasonably withheld, delayed or conditioned, from the date of this Agreement until the Effective Time, it shall not do, and shall not permit any of its Subsidiaries to do, any of the following:

              (i)  (A) increase the compensation payable to or to become payable to or grant any bonuses, including but not limited to year end bonuses, to any former or present director, officer, employee or consultant, except in the ordinary course of business consistent with past practice, (B) enter into or amend any employment, severance, termination or similar agreement or arrangement with any former or present director, officer, employee or consultant, (C) establish, adopt, enter into or amend or modify any Benefit Plan (or any arrangement that would, upon its establishment, adoption or other event constitute a Benefit Plan), (D) grant or increase any severance, retention or termination pay, (E) amend or take any other actions to increase the amount of, or accelerate the payment or vesting of, any benefit or amount under any Benefit Plan or other policy or arrangement (including the acceleration of vesting, waiving of performance criteria or the adjustment of awards or providing for compensation or benefits to any former or present director, officer, employee or consultant), (F) execute or amend in any material respect any consulting or indemnification agreement between the Company or any of its Subsidiaries and any of their respective directors, officers, agents, consultants or employees, or any material collective bargaining agreement or other material obligation to any labor organization or employee incurred or entered into by the Company or any of its Subsidiaries, or (G) contribute, transfer or otherwise provide any cash, securities or other property to any grantee, trust, escrow or other arrangement that has the effect of providing or setting aside assets for benefits payable pursuant to any termination, severance, retention or other change in control agreement; except in the case of (A) through (G), (1) pursuant to and in accordance with the terms of any Benefit Plan or other plan, contract, agreement or other legal obligation of the Company or any of its Subsidiaries existing at the date of this Agreement, (2) in the case of severance or termination payments, pursuant to the severance policy or plans of the Company or its Subsidiaries existing at the date of this Agreement (copies of which have been furnished to Parent) or in the ordinary course of business consistent with past practice, (3) as required by applicable Law, (4) in the case of compensation or bonuses for senior management of the Company, as previously determined by the Company's Board of Directors; provided, that such compensation or bonuses shall not in the aggregate exceed $3,750,000, and (5) any amendments or new agreements with respect to the Company's labor unions in Chile and in Mexico; provided, that any such amendments or agreements shall not result in additional liabilities of the Company or its Subsidiaries, taken as a whole, that, in the aggregate, exceed $250,000;

             (ii)  declare, set aside or pay any dividend on, or make any other distribution in respect of outstanding Equity Securities of the Company or any of its Subsidiaries, except to the extent that Company or its Subsidiaries that own such Equity Securities in the Person paying such dividends or making such distribution receives at least its proportionate share thereof (based on its relative holdings of such Equity Securities in such Person paying such dividends or making such distribution);

            (iii)  (A) directly or indirectly redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any outstanding Equity Securities of the Company or any of its Subsidiaries except for (1) any such acquisition by the Company or any of its Subsidiaries directly from any Subsidiary of the Company or (2) any repurchase, forfeiture or retirement of Shares, Company Stock Options occurring pursuant to the terms as in effect on the date of this Agreement of any Equity Securities outstanding on the date hereof, or of any Benefit Plan existing on the date hereof, or (B) effect any reorganization or recapitalization or split, combine or reclassify any of the Equity Securities in the Company or any of its Subsidiaries or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, such Equity Securities;

            (iv)  (A) issue, deliver, grant or sell, or authorize or propose the issuance, delivery, grant or sale of any Equity Securities of the Company or any of its Subsidiaries, except for issuances of Shares (1) upon the exercise of Company Stock Options outstanding at the date of this Agreement in accordance with the terms thereof as in effect on the date of this Agreement, (2) upon the expiration of any restrictions upon issuance of any grant existing at the date of this Agreement of restricted stock or bonus stock pursuant to the terms thereof as in effect on the date of this Agreement of any Current Company Benefit Plans or (3) that constitute periodic issuances of Shares required by the terms as in effect on the date of this Agreement of any Current Company Benefit Plans or other Equity Securities in connection with the formation of a Subsidiary which is to be an REO Affiliate, (B) amend or otherwise modify the terms of any outstanding Equity Securities the effect of which will be to make such terms more favorable to the holders thereof except as otherwise permitted by Section 6.2(a)(i), or (C) except as expressly contemplated in Section 6.3 or otherwise in this Agreement, enter into or announce any agreement, understanding or arrangement with respect to the sale, voting, registration or repurchase of any Equity Securities of the Company or any of its Subsidiaries;

             (v)  (A) merge, consolidate or combine with any Person or dissolve or liquidate or adopt a plan of merger, consolidation or combination with any Person or dissolution or complete or partial liquidation, (B) acquire by merging or consolidating with, purchasing substantial Equity Securities in, purchasing all or a substantial portion of the assets of, or in any other manner, any business or any Person or otherwise acquire or agree to acquire any assets of any other Person (other than the purchase of Portfolio Assets in the ordinary course of business consistent with past practice and not to exceed $3,000,000 in a single transaction and not to exceed $7,500,000 in the aggregate prior to the Effective Time and the purchase of assets from suppliers or vendors in the ordinary course of business consistent with past practice), (C) enter into any material partnership, joint venture agreement or similar agreement other than with Värde Partners, Inc., any of its controlled Affiliates, VFC Partners 5 LLC or VFC Properties 5 LLC, or (D) make any loans, advances or capital contributions to, or investments in any Person except investments in Persons with Värde Partners, Inc., any of its controlled Affiliates, VFC Partners 5 LLC or VFC Properties 5 LLC related to the acquisition of Portfolio Assets or for loans, advances and capital contributions (1) made in the ordinary course of business consistent with past practice, (2) to any entity created by Subsidiaries of Company with VFC Member LLC, Värde Partners, Inc., any of its controlled Affiliates, VFC Partners 5 LLC, VFC Properties 5 LLC or to any other Person not in excess of $1,000,000, (3) to any Subsidiary under the terms of an Existing Loan Facility or (4) pursuant to and in accordance with the terms of any Material Contract or other legal obligation, in each case existing as of the date of this Agreement;

            (vi)  sell, transfer, lease, exchange or otherwise dispose of, or grant any Lien with respect to, any of the material properties or assets of the Company or any of its Subsidiaries, except for (a) sales of Portfolio Assets in the ordinary course of business consistent with past practice, (b) pursuant to any agreements existing on the date of this Agreement, (c) sales disclosed in Section 6.2 of the Company's Disclosure Letter, (d) sales or dispositions that constitute Divestment Transactions, and (e) Permitted Liens;

           (vii)  adopt or propose any amendments to its Certificate of Incorporation or Bylaws or other organizational documents or any of the organizational documents of the Subsidiaries of the Company;

          (viii)  (A) change any of its methods or principles of accounting in effect at December 31, 2011, except to the extent required to comply with GAAP as advised by the Company's independent accountants, (B) make or rescind any material election relating to Taxes (other than any election that must be made periodically and is made consistent with past practice), (C) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, (D) change any of its material methods of reporting income or deductions for U.S. federal income tax purposes from those employed in the preparation of the U.S. federal income Tax Returns for the taxable year ended December 31, 2011, (E) request any Tax opinions or rulings, (F) authorize any Tax indemnities, (G) file with or provide to a Governmental Authority any waiver extending the statutory period for assessment or reassessment of Tax or any other waiver of restrictions on assessment or collection of any Tax, (H) enter into or amend any agreement or settlement with any Governmental Authority respecting Taxes, (I) amend or revoke any previously filed Tax Return except, in each case, as may be required by Law or (J) enter into any transaction outside the ordinary course of business if such transaction could reasonably be expected to give rise to a Tax liability in excess of $25,000, other than a Divestment Transaction;

            (ix)  incur, create, assume, modify, guarantee or otherwise become liable for any obligation for borrowed money, purchase money indebtedness or any obligation of any other Person, whether or not evidenced by a note, bond, debenture, guarantee, indemnity or similar instrument, except for (A) trade payables incurred in the ordinary course of business consistent with past practice, (B) borrowings under any Existing Loan Facility in the ordinary course of business consistent with past practice, (C) indebtedness with any wholly owned Subsidiary and (D) other obligations not exceeding $250,000 in the aggregate outstanding at any one time;

             (x)  make or commit to make any capital expenditures in excess of $250,000 in the aggregate during any fiscal quarter (net of any capital expenditures made by Regional Rail, LLC, East Penn Railroad LLC or Middletown & New Jersey Railroad, LLC or entities whose Equity Securities are owned, directly or indirectly, in whole or part by Subsidiaries of FirstCity Denver Investment Corp., in each case so long as any such capital commitments made are funded solely out of the retained earnings of such Person);

            (xi)  enter into or amend any agreement between the Company or any of its Subsidiaries and any agent, sales representative or similar Person except in the ordinary course of business consistent with the past practice;

           (xii)  transfer to any Person or entity Intellectual Property owned by the Company and necessary to carry on the Company's business in all material respects;

          (xiii)  pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) prior to the same being due in excess of $50,000 in the aggregate, other than (A) pursuant to mandatory terms of any agreement, understanding or arrangement as in effect on the date hereof, (B) in connection with the resolution of a Portfolio Asset (including the resolution of pending litigation related to such Portfolio Asset) in the ordinary course of business or (C) in connection with the resolution of pending litigation, other than resolution of pending litigation related to a Portfolio Asset pursuant to the foregoing clause (B), in the ordinary course of business with respect to any entity formed by the Subsidiaries of the Company with VFC Member LLC, Värde Partners, Inc., any of its controlled Affiliates, VFC Partners 5 LLC or VFC Properties 5 LLC;

          (xiv)  enter into any "non-compete" or similar agreement that could reasonably be expected to materially restrict the businesses of the Surviving Corporation following the Effective Time or that would in any way restrict the businesses of Parent or its Affiliates (excluding the Surviving Corporation) or take any action that may impose new or additional material regulatory requirements on any Affiliate of Parent (excluding the Surviving Corporation);

           (xv)  fail to use reasonable best efforts to maintain the Company's current insurance policies;

          (xvi)  fail to file on a timely basis all applications and other documents necessary to maintain, renew or extend any material Authorizations or any other approval required by any Governmental Authority for the continuing operation of its business;

         (xvii)  (A) enter into, renew, modify, amend or terminate any Material Contract to which the Company or any of its Subsidiaries is or is to be a party other than with Värde Partners, Inc., any of its controlled Affiliates, VFC Partners 5 LLC or VFC Properties 5 LLC, or waive, delay the exercise of, release or assign any material rights or claims thereunder except in connection with a Divestment Transaction as permitted herein or in the ordinary course of business consistent with past practice or (B) enter into or amend in any material manner any contract, agreement or commitment with any former or present director, officer or employee of the Company or any of its Subsidiaries or with any Affiliate or associate (as defined under the Exchange Act) of any of the foregoing Persons except to the extent permitted under paragraph (i) above;

        (xviii)  adopt any stockholder rights plan or similar arrangement;

          (xix)  take, cause to be taken or omit to take any action that is intended or could reasonably be expected to, individually or in the aggregate, result in any of the representations or warranties contained herein becoming untrue or inaccurate in any material respect or result in any of the conditions set forth in Article VII not being satisfied or satisfaction of those conditions being materially delayed in violation of any provision of this Agreement;

           (xx)  settle, compromise or otherwise resolve any Legal Proceeding other than a settlement, compromise or resolution that (A) involves only the payment of money in an amount no greater than $50,000, (B) is disclosed in Section 6.2 of the Company's Disclosure Letter or (C) is otherwise in the ordinary course of business consistent with past practice and, in all cases, that does not involve or result in any other obligation, admission or remedy of any kind, including any admission of liability or guilt by the Company or any of its Subsidiaries, any imposition of equitable, declaratory, injunctive or similar relief or any restrictions on the business or operations of the Company or any of its Subsidiaries; or

          (xxi)  agree in writing or otherwise to do any of the foregoing.

          Except as otherwise contemplated in connection with existing agreements between Värde Partners, Inc., any of its controlled Affiliates, VFC Partners 5 LLC or VFC Properties 5 LLC on the one hand and the Company and its Subsidiaries on the other hand, nothing contained in this

  Agreement shall give Parent, directly or indirectly, rights to control or direct the operations of the Company or any of its Subsidiaries prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations and the operations of its Subsidiaries.

          (b)   During the Interim Period and except (i) as may be otherwise required by applicable Law, or (ii) as expressly contemplated or permitted by this Agreement, Parent and Merger Subsidiary shall take no action which is intended to or which would reasonably be expected to adversely affect or delay the ability of any of the parties hereto from obtaining any necessary approvals of any regulatory agency or other Governmental Authority required for the transactions contemplated hereby, performing its covenants and agreements under this Agreement or consummating the transactions contemplated hereby or otherwise delay or prohibit consummation of the Merger or other transactions contemplated hereby.

          (c)   Parent and Merger Subsidiary acknowledge and agree that the provisions of Section 6.2 shall in no manner apply to or restrict the Company's actions with respect to the divestiture of interests in the Divestment Transactions, in each case, on substantially the same terms, as set forth or described in Section 6.2(c) of the Company's Disclosure Letter, provided, that if the consideration to be received by the Company and its Subsidiaries in any such transaction shall be less than the amount as set forth or described in Section 6.2(c) of the Company's Disclosure Letter, the Company shall promptly notify Parent in writing of such circumstances and shall not enter into any agreement with respect to or consummate such transaction without the prior written consent of Parent.

        6.3    No Solicitation.

          (a)   From and after the date hereof, except as specifically permitted in this Section 6.3, (1) the Company shall not, and shall cause each of its Subsidiaries not to, and (2) the Company shall not, and shall cause each of its Subsidiaries not to, authorize or permit any of its or their Representatives to, directly or indirectly: (i) solicit, initiate, knowingly facilitate or knowingly encourage the submission or announcement of any Acquisition Proposal or any inquiries with respect to the submission or announcement of any Acquisition Proposal; (ii) participate in discussions or negotiations regarding, or furnish any non-public information relating to, the Company or any of its Subsidiaries with respect to, or otherwise cooperate in any way with, any effort or attempt by any Person (other than Parent or its Affiliates) to make an inquiry in respect of or make any proposal or offer that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; (iii) except for confidentiality agreements entered into pursuant to and in accordance with the proviso set forth in clause (d)(iv)(A) of this Section 6.3, enter into a letter of intent, memorandum of understanding or other agreement with any Person, other than Parent or its Affiliates, relating to an Acquisition Proposal; or (iv) waive any Standstill Agreement (as defined below) or voting restriction contained in the organizational or governing documents of the Company or any of its Subsidiaries, in each case except (A) to the extent necessary to permit the Company to take an action it is otherwise permitted to take under Section 6.3(d) in full compliance with such provision or (B) to the extent that the Company has duly effected a Change of Board Recommendation in accordance with the terms hereof with respect to a proposal by the third party subject to such Standstill Agreement. The Company shall ensure that its Representatives are aware of the provisions of this Section 6.3, and any violation of the restrictions contained in this Section 6.3 by the Company's Board of Directors (including any committee thereof) or any director, officer or employee of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 6.3 by the Company; provided that for all purposes of this Agreement, the Company shall not have violated any of its covenants contained in this Section 6.3 in the event that a non-officer employee of the Company or any of its Subsidiaries violates a covenant contained in this Section 6.3 and such violation does not lead to or result in an Acquisition Proposal.

          (b)   The Company shall, and shall cause each of its Subsidiaries and instruct its Representatives to, (i) immediately cease and terminate any existing solicitations, discussions, negotiations or other activity with any Person (other than Parent or its Affiliates) being conducted with respect to any Acquisition Proposal or inquiry that may reasonably be expected to lead to, any Acquisition Proposal on the date hereof, (ii) promptly request that each Person (other than Parent or its Affiliates) that has received confidential information in connection with a possible Acquisition Proposal return to the Company or destroy all confidential information heretofore furnished to such Person by or on behalf of the Company or any of its Subsidiaries and (iii) use reasonable best efforts to enforce, and not amend, terminate, modify or grant any waiver under, any confidentiality, standstill or other agreement to which the Company is a party (such agreement, a "Standstill Agreement"), except as otherwise contemplated by Section 6.3(a)(iv)(A) or Section 6.3(a)(iv) (B).

          (c)   From and after the date hereof, the Company shall notify Parent as soon as practicable (but in any event within forty-eight (48) hours) after receipt of (i) any Acquisition Proposal or indication that any Person is considering making an Acquisition Proposal, (ii) any request for non-public information relating to the Company or any of its Subsidiaries or (iii) any request for access to the properties, assets or the books and records of the Company or its Subsidiaries that the Company reasonably believes is reasonably likely to lead to an Acquisition Proposal. The Company shall provide Parent promptly with the identity of such Person, a description of the material terms of such Acquisition Proposal, indication or request and a copy of such Acquisition Proposal, if in writing. The Company shall keep Parent informed on a reasonably current basis of the status and the material terms of any such Acquisition Proposal, indication or request and shall notify Parent promptly (but in any event within forty-eight (48) hours) of any material change in the terms of any such Acquisition Proposal, indication or request (including whether such Acquisition Proposal, indication or request has been withdrawn or rejected and of any material change to the terms thereof) and concurrently provide a copy of any document received from or on behalf of the Person making such Acquisition Proposal, indication or request relating to any such material development.

          (d)   Notwithstanding the foregoing provisions of Section 6.3(a) and Section 6.3(b), prior to the Effective Time, the Company or its Board of Directors may engage in discussions or negotiations with, or furnish or disclose any information relating to the Company or any of its Subsidiaries or give access to the properties, assets or the books and records of the Company or any of its Subsidiaries to, a Person in response to an unsolicited, bona fide, written third party proposal with respect to an Acquisition Proposal that is submitted to the Company by such Person (and not withdrawn) if (i) none of the Company, any of its Subsidiaries nor any Representatives of the Company and any of its Subsidiaries shall have breached any of the provisions set forth in this Section 6.3 in any respect, (ii) such Person is not a party to any Standstill Agreement with the Company or any of its Subsidiaries (except as otherwise contemplated by Section 6.3(a)(iv)(A) or Section 6.3(a)(iv)(B)), (iii) the Board of Directors of the Company shall have determined in good faith (after consultation with the Company's legal and financial advisors) that such Acquisition Proposal could reasonably be expected to result in a Superior Proposal and (after consultation with the Company's legal advisor) that the failure to take such action could reasonably be expected to result in a breach of the directors' fiduciary obligations to the stockholders of the Company under applicable Laws, and (iv) the Company (A) shall have entered into a confidentiality agreement on terms no more favorable to such Person than those contained in the Confidentiality Agreement and provided a copy of such agreement to Parent and (B) shall concurrently disclose or make available the same information to Parent as it makes available to such Person to the extent such information was not previously disclosed to Parent.

          (e)   Neither the Board of Directors of the Company nor any committee thereof shall, except as provided in this Section 6.3(e) or Section 6.3(f), (i) withdraw, change, amend, modify or qualify, or publicly propose to withdraw, change, amend, modify or qualify, in a manner adverse to Parent or Merger Subsidiary, the Company Board Recommendation, (ii) approve, endorse or recommend or publicly propose to approve, endorse or recommend any Acquisition Proposal (any action or failure to act described in clause (i) or clause (ii) of this Section 6.3(e), being a "Change of Board Recommendation") or (iii) approve or publicly propose to approve, endorse or recommend or cause the Company or any of its Subsidiaries to enter into, any letter of intent, agreement in principle or other agreement relating to any Acquisition Proposal (other than a confidentiality agreement permitted by Section 6.3(d)(iv)(A)). Notwithstanding the immediately preceding sentence, if, at any time prior to the date on which the Required Company Vote is obtained for the Merger, the Board of Directors of the Company determines in good faith (after consultation with the Company's legal and financial advisors) that an Acquisition Proposal constitutes a Superior Proposal, the Board of Directors of the Company may (x) effect a Change of Board Recommendation in response to the Superior Proposal and/or (y) if the Effective Time has not occurred, terminate this Agreement in accordance with Section 8.1(c)(ii) and simultaneously enter into a definitive agreement with respect to such Superior Proposal, but only if (A) the Company's Board of Directors determines in good faith (after consultation with the Company's legal advisors) that the failure to take such action would reasonably be expected to result in a breach of its fiduciary duties to the stockholders of the Company under applicable Laws, (B) the Board of Directors of the Company provides Parent with at least three (3) Business Days' advance written notice of the actions described in clauses (x) and (y) of this Section 6.3(e) that it intends to take and specifying the material events giving rise thereto and providing to Parent copies of the drafts of the relevant proposed transaction agreements with the Person making the Superior Proposal and other material documents related to such Superior Proposal (provided, that after the giving of such notice, in the event that the applicable Superior Proposal is materially amended, changed or modified (it being understood that any amendment, change or modification to the consideration offered or the conditions to the consummation of the transactions contemplated by such Acquisition Proposal would be deemed to be a material amendment, change or modification), then, upon each such occasion, the Company shall provide prompt notice to Parent describing such material amendment, change or modification (and a copy of any document from or on behalf of the Person making the Superior Proposal relating to such amendment, change or modification) and a new advance notice period of twenty-four (24) hours shall be applicable; provided further that in no event shall the initial three (3) Business Day period be shortened to a period less than three (3) Business Days) and (C) during such three (3) Business Day period (or later twenty-four (24) hour period), the Company and its Representatives shall, if requested by Parent, negotiate in good faith with Parent and its Representatives to amend this Agreement so as to enable the Board of Directors of the Company to determine that the Superior Proposal no longer constitutes a Superior Proposal (after taking into account any agreed modifications to the terms of this Agreement) and at the end of such three (3) Business Day period (or later twenty-four (24) hour period), the Board of Directors of the Company maintains its determination that the Superior Proposal constitutes a Superior Proposal (after taking into account any agreed modifications to the terms of this Agreement). The Company shall not submit to the vote of its stockholders any Acquisition Proposal or Superior Proposal prior to the termination of this Agreement.

          (f)    Notwithstanding the first sentence of Section 6.3(e), if, at any time prior to the date on which the Required Company Vote is obtained for the Merger, the Board of Directors of the Company determines in good faith (after consultation with the Company's legal advisors) that the failure to take such action would reasonably be expected to result in a breach of its fiduciary duties to the stockholders of the Company under applicable Laws, the Board of Directors of the

  Company may at any time prior to the date on which the Required Company Vote is obtained for the Merger in response to an Intervening Event effect a Change of Board Recommendation; provided, however, that the Board of Directors of the Company may not effect such a Change of Board Recommendation unless (i) the Board of Directors of the Company shall have provided Parent with at least three (3) Business Days' advance written notice of its intent to effect a Change of Board Recommendation specifying the material events giving rise thereto, (ii) during such three (3) Business Day period, the Company and its Representatives shall have, if requested by Parent, negotiated in good faith with Parent and its Representatives to amend this Agreement so as to enable the Board of Directors to determine that failure to effect such Change of Board Recommendation no longer would reasonably be expected to result in a breach of its fiduciary duties to the stockholders of the Company under applicable Laws, and (iii) Parent shall not have, during such three (3) Business Day period made an offer to amend this Agreement that would, upon the Company's acceptance, be binding on Parent and that after due consideration of such offer in good faith, and (after consultation with the Company's legal advisors) resulted in the Board of Directors of the Company concluding that failure to effect such Change of Board Recommendation would not reasonably be expected to result in a breach of its fiduciary duties to the stockholders of the Company under applicable Laws; provided, that the Board of Directors of the Company shall not be permitted to effect a Change of Board Recommendation pursuant to this Section 6.3(f) with respect to or in connection with any Acquisition Proposal (which shall be covered by and solely subject in all respects to Section 6.3(e)).

          (g)   Nothing contained in this Section 6.3 shall prohibit the Board of Directors of the Company from disclosing to the stockholders of the Company a position with respect to an Acquisition Proposal required by Rule 14e-2(a), Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the Exchange Act; provided, however, that any disclosure other than a "stop, look and listen" or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, an express rejection of any applicable Acquisition Proposal or an express reaffirmation of its recommendation to its stockholders in favor of the Merger shall be deemed to be a Change of Board Recommendation.

          (h)   Parent and Merger Subsidiary acknowledge and agree that the provisions of this Section 6.3 shall in no manner apply to or restrict the Company's actions with respect to the divestiture of interests in the Divestment Transactions, in each case, on substantially the same terms, as set forth or described in Section 6.2(c) of the Company's Disclosure Letter, provided, that if the consideration to be received by the Company and its Subsidiaries in any such transaction shall be less than the amount as set forth or described in Section 6.2(c) of the Company's Disclosure Letter, the Company shall promptly notify Parent in writing of such circumstances and shall not enter into any agreement with respect to or consummate such transaction without the prior written consent of Parent.

        6.4    Notices of Certain Events; Consultation.

          (a)   The Company shall as promptly as reasonably practicable notify Parent of: (i) any notice or other communication of which the Company has Knowledge from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement; (ii) any notice or other communication of which the Company has Knowledge from any Governmental Authority in connection with the transactions contemplated by this Agreement; (iii) any actions, suits, claims, investigations or proceedings commenced or, to the Knowledge of the Company, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.12 or which relate to the consummation of the transactions contemplated by this Agreement; and (iv) any fact or occurrence between the date of this Agreement and the Effective Time of which it has

  Knowledge which makes any of its representations contained in this Agreement untrue in any material respect or causes any material breach of its obligations under this Agreement.

          (b)   Each of Parent and Merger Subsidiary shall as promptly as reasonably practicable notify the Company of: (i) any notice or other communication of which Parent has Knowledge from any Person alleging that the consent of such Person (or other Person) is or may be required in connection with the transactions contemplated by this Agreement; (ii) any notice or other communication of which Parent has Knowledge from any Governmental Authority in connection with the transactions contemplated by this Agreement; (iii) any actions, suits, claims, investigations or proceedings commenced or, to the Knowledge of Parent, threatened against, Parent or any of its Subsidiaries which relate to the consummation of the transactions contemplated by this Agreement; and (iv) any fact or occurrence between the date of this Agreement and the Effective Time of which it becomes aware which makes any of its representations contained in this Agreement untrue in any material respect or causes any material breach of its obligations under this Agreement.

          (c)   The Company shall consult with Parent prior to making its financial results for any period publicly available after the date of this Agreement and prior to filing any of the Company's SEC Reports after the date of this Agreement.

        6.5    Financing.

          (a)   Subject to the terms and conditions of this Agreement, each of Parent and Merger Subsidiary shall use its reasonable best efforts to obtain the Equity Financing on the terms and conditions described in the Equity Commitment Letter, including using its reasonable best efforts to (i) comply with its obligations under the Equity Commitment Letter and (ii) satisfy on a timely basis all conditions applicable to Parent and Merger Subsidiary contained in the Equity Commitment Letter (or any definitive agreements related thereto) that are within its reasonable control. Notwithstanding anything to the contrary in the immediately preceding sentence, subject to the terms and conditions of this Agreement, each of Parent and Merger Subsidiary shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to take all actions necessary to maintain in effect the Equity Commitment Letter in accordance with the terms and subject to the conditions thereof. Parent shall not, without the prior written consent of the Company, amend, modify, supplement or waive any of the conditions or contingencies to funding or consummation, as applicable, contained in the Equity Commitment Letter (or any definitive agreements related thereto) or any other provision of, or remedies under, the Equity Commitment Letter (or any definitive agreements related thereto).

          (b)   In the event all conditions applicable to the Equity Commitment Letter have been satisfied and all conditions to the Merger are satisfied or waived, Parent shall use its reasonable best efforts to cause each of the Sponsors to fund the Equity Financing to the extent required to consummate the Merger and the transactions contemplated hereunder. Any reference in this Agreement to (A) "Equity Financing" shall include the financing contemplated by the Equity Commitment Letter as amended or modified in compliance with this Section 6.5 and (B) "Equity Commitment Letter" shall include such documents or parties as amended, modified, substituted or replaced in compliance with this Section 6.5.

          (c)   Parent and Merger Subsidiary acknowledge and agree that the Company and its Affiliates and their respective Representatives shall not have any responsibility for, or incur any liability to any Person under or in connection with, the arrangement of the Equity Financing or any alternative financing that Parent or Merger Subsidiary may raise in connection with the transactions contemplated by this Agreement.

        6.6    Parent Guarantee.

          (a)   Parent will take all action necessary (i) to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement and (ii) to ensure that, prior to the Effective Time, Merger Subsidiary shall not conduct any business or make any investments other than as specifically contemplated by this Agreement. Parent shall not, and shall not permit Merger Subsidiary to, take any action that would result in the breach of any representation and warranty of Parent hereunder such that the Company would have the right to terminate this Agreement pursuant to Section 8.1(c).

          (b)   Parent hereby waives diligence, presentment, demand of performance, filing of any claim, any right to require any proceeding first against Merger Subsidiary or the Surviving Corporation, as applicable, protest, notice and all demands whatsoever in connection with the performance of its obligations set forth in this Section 6.6.

        6.7    Director and Officer Liability.

          (a)   From and after the Effective Time, Parent and, when applicable, the Surviving Corporation, shall indemnify, defend and hold harmless to the fullest extent permitted by Law the current and former officers and directors of the Company and its Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, fines, penalties and liabilities in respect of acts or omissions occurring at or prior to the Effective Time, including, but not limited to, amounts paid in settlement or compromise with the approval of Parent (which approval shall not be unreasonably withheld, delayed or conditioned). Parent and Merger Subsidiary agree that all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring prior to the Effective Time now existing in favor of the Indemnified Parties as provided in the Company's Certificate of Incorporation or Bylaws or any agreement set forth in Section 6.7 of the Company's Disclosure Letter, in each case in effect as of the date hereof, shall survive the Merger and shall continue in full force and effect in accordance with their terms and without amendment thereof. If any Indemnified Party is or becomes involved in any Legal Proceeding in connection with any matter subject to indemnification hereunder, then Parent and, when applicable, the Surviving Corporation, shall advance, to the extent not prohibited by Law, any costs, expenses (including, but not limited to, reasonable attorneys' fees) and all other disbursements or expenses of the types customarily incurred by any Indemnified Party arising out of, relating to or incurred in connection with such Legal Proceeding. Such advanced expenses, however, shall be made within twenty (20) days after the receipt by Parent and, when applicable, the Surviving Corporation, of a statement or statements requesting such advances (which shall include invoices received by any Indemnified Party in connection with such expenses) and shall not include amounts paid in settlement by any Indemnified Party or the amount of judgments or fines against any Indemnified Party. Advances shall be unsecured and interest free. The Surviving Corporation shall not settle, compromise or consent to the entry of any judgment in any Legal Proceeding pending or threatened in writing to which an Indemnified Party is a party (and in respect of which indemnification could be sought by such Indemnified Party hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Legal Proceeding or the Indemnified Party otherwise consents.

          (b)   From the Effective Time through the sixth (6th) anniversary of the Effective Time, Parent will cause, including, without limitation, by providing any necessary funds to meet the obligations of this Section 6.7, Merger Subsidiary to, and Surviving Corporation will, without any lapse in coverage, provide officers' and directors' liability insurance (the "D&O Insurance") in respect of acts or omissions occurring prior to the Effective Time (including in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement) covering each Indemnified Party on terms with respect to coverage and amount no less favorable than those of the Company's officers' and directors' liability insurance policy in effect on the date hereof; provided, that Parent and the Surviving Corporation shall not be obligated to expend a total premium during such period in excess of 300% of the per annum rate of the aggregate annual premium currently paid by the Company for such insurance on the date of this Agreement (and the Company represents and warrants that such current premium amount is the amount set forth in Section 6.7 of the Company's Disclosure Letter); provided further, that if the amount of the total premium for such insurance shall exceed such 300%, Parent and the Surviving Corporation shall, jointly and severally, be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount; provided further, that in the event Parent or the Surviving Corporation shall prior to the sixth anniversary of the Effective Time, directly or indirectly, (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets or capital stock of the Surviving Corporation to any Person, then proper provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume the obligations set forth in this Section 6.7. True and complete copies of all current D&O Insurance policy(ies) have been provided or made available to Parent. The provisions of the first sentence of this Section 6.7(b) shall be deemed to have been satisfied if a prepaid (or "tail") D&O Insurance policy(ies) has been obtained by the Company at any time prior to the Effective Time, which policy(ies) provides such directors and officers with coverage for an aggregate period of six (6) years with respect to claims arising from facts or events that occurred on or before the Effective Time, including, without limitation, in respect of the transactions contemplated by this Agreement. If such prepaid (or "tail") policy(ies) has been obtained prior to the Effective Time, the Surviving Corporation shall, and Parent shall cause, including, without limitation, by providing any necessary funds to meet the obligations of this Section 6.7, the Surviving Corporation to maintain such policy(ies) in full force and effect in accordance with the terms and conditions set forth in this Section 6.7, and continue to honor the obligations thereunder. Parent shall cause the Surviving Corporation to reimburse all expenses, including reasonable attorney's fees, incurred by any Person to enforce the obligations of Parent and Surviving Corporation under this Section 6.7.

          (c)   The obligations under this Section 6.7 shall not be terminated or modified in such a manner as to materially alter the indemnification(s) provided for under this Section 6.7 of any Indemnified Party to whom this Section 6.7 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 6.7 applies shall be third party beneficiaries of this Section 6.7).

        6.8    Access and Information.

          (a)   From the date hereof until the Effective Time, each of the Company and Parent will, and will cause its Subsidiaries to, (i) afford to the other and its Representatives appropriate access, at reasonable times upon reasonable prior notice, to the officers, employees, agents, properties, offices and other facilities of the other and to its books, records, contracts and documents and (ii) furnish promptly to the other and its Representatives such information concerning its business, properties, contracts, records and personnel (including financial, operating and other data and information) as may be reasonably requested, from time to time, by or on behalf of the other party; provided however, that such access shall not include the right to do any intrusive or destructive testing including any sampling of environmental media without the prior written consent of the affected party.

          (b)   Information obtained by the Company, Parent and their respective Subsidiaries pursuant to Section 6.8(a) shall be subject to the provisions of the Confidentiality Agreement.

        6.9    Meeting of the Company's Stockholders.

        The Company shall take all action necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws to establish a record date for, duly call, give notice of, convene and hold a meeting of the Company's stockholders for the purpose of obtaining the Required Company Vote (the "Stockholders Meeting") as promptly as practicable following the date of this Agreement. At the Stockholders Meeting, all of the Shares then owned by Parent, Merger Subsidiary or any other Subsidiary of Parent shall be voted to adopt this Agreement (subject to applicable Law). Unless the Board of Directors of the Company has withdrawn or modified its recommendation in accordance with the provisions of Section 6.3, the Board of Directors of the Company shall recommend that the Company's stockholders vote to adopt this Agreement, shall use its reasonable best efforts to solicit from stockholders of the Company proxies in favor of the Merger and shall take all other action in its judgment reasonably necessary and appropriate to secure the vote of stockholders required by the DGCL to effect the Merger. Unless this Agreement is validly terminated in accordance with Article VIII, the Company shall establish a record date for, duly call, give notice of, convene and hold the Stockholders Meeting at which it shall submit this Agreement to its stockholders even if the Board of Directors of the Company shall have withdrawn, modified or qualified its recommendation thereof or otherwise effected a Change of Board Recommendation or proposed or announced any intention to do so. The Company shall in no event propose, recommend or allow to be included at such Stockholders Meeting a proposal for the stockholders to act on any Acquisition Proposal or Superior Proposal, and the Company shall not permit the stockholders to propose any business to be transacted at such Stockholders Meeting. Notwithstanding anything to the contrary contained in the provisions of this Section 6.9, the Company may not adjourn or postpone the Stockholders Meeting without the prior written consent of Parent, which shall not be unreasonably withheld or delayed, except: (i) to the extent necessary by applicable Law to ensure that any supplement or amendment to the Proxy Statement, the Schedule 13E-3 or any other Company Disclosure Document that is required by applicable Law is timely provided to the Company's stockholders; (ii) if as of the time for which the Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Stockholders Meeting; (iii) if additional time is reasonably required to solicit proxies in favor of the adoption of this Agreement; or (iv) if any notice period with respect to Section 6.3(e) or Section 6.3(f) is ongoing on the date of the Stockholders Meeting and the Company has complied, and continues to comply, with its obligations under Section 6.3; provided, that if the events described in either clause (ii) or (iii) of this Section 6.9 have occurred, then upon the written request of Parent, which shall be limited to only one occasion, the Company shall adjourn or postpone the Stockholders Meeting. The Company shall, upon the request of Parent, advise Parent at least on a daily basis on each of the last seven (7) Business Days prior to the scheduled date of the Stockholder Meeting as to the aggregate tally of affirmative proxies received by the Company.

        6.10    Proxy Statement and Schedule 13E-3.

        As soon as practicable after the date of this Agreement, the Company shall prepare the Proxy Statement and the Company and Parent shall jointly prepare the Schedule 13E-3, file them with the SEC under the Exchange Act, and use all reasonable best efforts to have the Proxy Statement and the Schedule 13E-3 cleared by the SEC. Parent and Merger Subsidiary shall promptly furnish to the Company all information concerning Parent and Merger Subsidiary that may be required or reasonably requested in connection with any action contemplated by this Section 6.10. Parent, Merger Subsidiary and the Company shall cooperate with each other in the preparation of the Proxy Statement and the Schedule 13E-3, and the Company shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement, the Schedule 13E-3 and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Parent promptly copies of all correspondence between the Company or any Representative of the Company and the

SEC. The Company shall give Parent and its counsel a reasonable opportunity to review the Proxy Statement, the Schedule 13E-3 and any other Company Disclosure Documents prior to such document being filed with the SEC and shall give Parent and its counsel a reasonable opportunity to review all amendments and supplements to the Proxy Statement, the Schedule 13E-3, or any other Company Disclosure Documents and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company, Parent and Merger Subsidiary agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC in connection with the Proxy Statement, the Schedule 13E-3 or any other Company Disclosure Documents. As promptly as practicable after the Proxy Statement, the Schedule 13E-3 and any other Company Disclosure Documents have been cleared by the SEC, the Company shall mail the Proxy Statement, the Schedule 13E-3 and any other Company Disclosure Documents to the stockholders of the Company. The Proxy Statement shall include the recommendation by the Board of Directors of the Company that the Company's stockholders vote to adopt this Agreement unless the Board of Directors of the Company has withdrawn or modified its recommendation in accordance with Section 6.3.

        6.11    Efforts.

          (a)   Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or to cause to be taken, all actions, to file, or cause to be filed, all documents and to do, or to cause to be done, and to assist and to cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, as promptly as practicable, the Merger and the other transactions contemplated hereby, including (i) the obtaining of all necessary actions or nonactions, waivers, consents, clearances, approvals, and expirations or terminations of waiting periods, including the Company Approvals, which Parent, Merger Subsidiary and the Company shall cooperate with each other in obtaining such Company Approvals, and Parent Approvals, from Governmental Authorities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval, clearance, or waiver from, or to avoid an action or proceeding by, any Governmental Authorities, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the giving of notice, if required, under real property leases, (iv) the defending of any lawsuits or other Legal Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger and the other transactions contemplated hereby and (v) the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated hereby. In furtherance of the foregoing, the Company may, but in no event shall the Company or any of its Subsidiaries be required to, pay prior to the Effective Time any fee, penalties or other consideration to any third party to obtain any consent or approval required for the consummation of the Merger. No party hereto shall take any action that would reasonably be expected to prevent or materially delay or impede the receipt of any necessary actions or nonactions, waivers, consents, clearances, approvals, and expirations or terminations of waiting periods, including the Company Approvals and Parent Approvals, from Governmental Authorities.

          (b)   Subject to the terms and conditions herein provided and without limiting the foregoing, if required under the HSR Act, the Company and Parent shall (i) promptly, but in no event later than the fifteenth (15th) Business Day after the date of this Agreement, file any and all Notification and Report Forms required under the HSR Act with respect to the Merger and the other transactions contemplated hereby, and use reasonable best efforts to cause the expiration or termination of any applicable waiting periods under the HSR Act, (ii) use reasonable best efforts to cooperate with each other in (x) determining whether any filings are required to be made with, or consents, permits, Authorizations, waivers, clearances, approvals, and expirations or terminations of waiting periods are required to be obtained from, any third parties or other Governmental

  Authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (y) timely making all such filings and timely obtaining all such consents, permits, Authorizations or approvals, (iii) supply to any Governmental Authority as promptly as practicable any additional information or documentary material that may be requested pursuant to any Regulatory Law or by such Governmental Authority and (iv) use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated hereby.

          (c)   Each of Parent and the Company shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and equityholders, and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Authority in connection with the Merger and the transactions contemplated by this Agreement. Subject to applicable legal limitations and the instructions of any Governmental Authority, the Company and Parent shall keep each other apprised of the status of matters relating to the completion of the Merger and the other transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices or other communications received by the Company or Parent, as the case may be, or any of their respective Subsidiaries or Affiliates, from any third party and/or any Governmental Authority with respect to such Merger or transactions. The Company and Parent shall provide counsel for the other party a reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any Governmental Authority. Each of the Company and Parent agrees not to participate in any substantive meeting or discussion, either in person or by telephone, with any Governmental Authority in connection with the proposed transactions unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Authority, gives the other party the opportunity to attend and participate.

          (d)   In furtherance and not in limitation of the covenants of the parties contained in this Section 6.11, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging the Merger or any other transaction contemplated by this Agreement as violative of any Regulatory Law, each of the Company and Parent shall cooperate in all respects with each other and shall use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or any other transaction contemplated hereby.

          (e)   For purposes of this Agreement, "Regulatory Law" means any and all state, federal and foreign statutes, rules, Regulations, orders, decrees, administrative and judicial doctrines and other Laws requiring notice to, filings with, or the consent, clearance or approval of, any Governmental Authority, or that otherwise may cause any restriction, in connection with the Merger and the transactions contemplated thereby, including, without limitation, (i) the Sherman Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914 and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, (ii) any Law governing the direct or indirect ownership or control of any of the operations or assets of the Company and its Subsidiaries or (iii) any Law with the purpose of protecting the national security or the national economy of any nation. Notwithstanding anything to the contrary in this Agreement, in connection with the receipt of any necessary approvals or clearances of a Governmental Entity (including under the HSR Act), neither Parent nor the

  Company (nor any of their respective Subsidiaries or Affiliates) shall be required to (and, without Parent's prior consent, the Company shall not) sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or offer or agree to sell, hold separate or otherwise dispose of or conduct their businesses in a specified manner, enter into or offer or agree to enter into a voting trust arrangement, proxy arrangement, "hold separate" agreement or arrangement or similar agreement or arrangement with respect to the assets, operations or conduct of their business in a specified manner, or permit the sale, holding separate or other disposition of, any assets of Parent, the Company or their respective Subsidiaries or Affiliates.

        6.12    Public Announcements.

        Until the Effective Time, Parent and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable Law or any listing agreement with the Stock Exchange will not issue any such press release or make any such public statement prior to such consultation except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance.

        6.13    Stock Exchange De-listing.

        Parent and the Company shall use their reasonable best efforts to cause the Shares to be de-listed from the Stock Exchange and de-registered under the Exchange Act promptly following the Effective Time.

        6.14    Defense of Litigation.

        The Company shall control, and the Company shall give Parent the opportunity to participate in the defense of any litigation brought by stockholders of the Company against the Company and/or its directors relating to the transactions contemplated by this Agreement; provided, however, that the Company shall not settle or offer to settle any claim, action, suit, charge, investigation or proceeding against the Company, any of its Subsidiaries or any of their respective directors or officers by any stockholder of the Company arising out of or relating to this Agreement or the transactions contemplated by this Agreement without the prior written consent of Parent. The Company shall not cooperate with any Person that may seek to restrain, enjoin, prohibit or otherwise oppose the transactions contemplated by this Agreement, and the Company shall cooperate with Parent and Merger Subsidiary in resisting any such effort to restrain, enjoin, prohibit or otherwise oppose such transactions.

        6.15    State Takeover Statutes.

          (a)   Each of Parent, Merger Subsidiary and the Company and their respective Boards of Directors shall take all reasonable action necessary to ensure that no restriction of any takeover statute or Law is or becomes applicable to this Agreement, the Support Agreement, the Merger or the transactions contemplated by this Agreement or therein.

          (b)   If any State takeover statute or similar Law is or becomes applicable to this Agreement, the Support Agreement, the Merger or the transactions contemplated by this Agreement or therein, each of Parent and the Company and their respective Boards of Directors shall (i) take all reasonable action to ensure that such transactions may be consummated as promptly as practicable upon the terms and subject to the conditions set forth in this Agreement and the Support Agreement, and (ii) otherwise act to eliminate or minimize the effects of such takeover statute or Law.

        6.16    Employee Matters.

          (a)   Parent shall, or shall cause the Surviving Corporation to, through the period beginning at the Effective Time and ending on the one year anniversary of the Effective Time, cause each Continuing Employee to be provided compensation (including wages and cash and equity incentive compensation opportunities) and employee benefits substantially no less favorable in the aggregate than the compensation and employee benefits, respectively, to which they were entitled immediately before the Effective Time; provided, that in no event shall Parent cause a reduction in the severance benefits to which Continuing Employees are entitled during the period ending on the one year anniversary of the Effective Time below the level of entitlement in effect immediately before the Effective Time.

          (b)   For all purposes under each Benefit Plan maintained by Parent, any Parent Subsidiary or any of their Affiliates in which Continuing Employees become eligible to participate after the Effective Time (the "Parent Benefit Plans"), the Continuing Employees shall be given credit for all service with the Company or a Company Subsidiary, as applicable, to the same extent as if such services had been rendered to Parent or any of its Affiliates for a similar purpose; provided, however, that in no event shall any Continuing Employee be given credit under this Section 6.16(b) for purposes of benefit accrual under any Parent Benefit Plan.

          (c)   As to the plan years then in place at the Effective Time under Parent Benefit Plans, Parent shall, or shall cause the Surviving Corporation to, use all reasonable best efforts to (i) waive all limitations as to pre-existing conditions, exclusions, evidence of insurability requirements and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees under any welfare or fringe benefit plan in which the Continuing Employees may be eligible to participate after the Effective Time to the extent such conditions were satisfied under a corresponding Company Benefit Plan immediately prior to the Effective Time, and (ii) provide each Continuing Employee with credit under any welfare plan or fringe benefit plan in which the Continuing Employee becomes eligible to participate after the Effective Time for any co-payments and deductibles paid by and out of pocket requirements satisfied by such Continuing Employee under the corresponding Company Benefit Plan immediately prior to the Effective Time.

          (d)   Notwithstanding the preceding provisions of this Section 6.16, this Section 6.16 is not intended to and shall not (i) create any third party rights, (ii) amend any Company Benefit Plan or Parent Benefit Plan, (iii) require Parent to continue any Company Benefit Plan beyond the time when it otherwise lawfully could be terminated or modified or (iv) provide any Continuing Employee with any rights to continued employment, severance pay or similar benefits following any termination of employment.

        6.17    Amendment of Stock Options and Stock Awards.

        As soon as practicable following the date hereof, the Company shall use its reasonable best efforts to cause each issued and outstanding Company Stock Option and Company Restricted Share granted under the Company Stock Plans to be amended to permit the acceleration and vesting of such Company Stock Option and Company Restricted Shares immediately prior to the Effective Time in a manner and consistent with the provisions of Section 3.3 hereof to the extent such Company Stock Options and Company Restricted Shares do not permit such treatment.

        6.18    Rule 16b-3.

        Parent, Merger Subsidiary and the Company shall each take all such reasonable steps as may be required to cause the transactions contemplated by Article III and any other dispositions of Equity Securities of the Company (including Company Stock Options and Company Restricted Shares) by each individual who is a director or executive officer of the Company or at the Effective Time will become a director or executive officer of Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        6.19    FIRPTA Certificate.

        Prior to the Effective Time, the Company shall use its reasonable best efforts to deliver to Parent an executed affidavit, in accordance with Treasury Regulation Section 1.897-2(h) certifying that an interest in the Company is not a United States real property interest within the meaning of Section 897(c) of the Code and that sets forth the Company's name, address, and taxpayer identification number.

        6.20    Future Transactions.

        Prior to the Effective Time, the Company shall use its reasonable best efforts to cause FCBL and ABL to enter into a definitive agreement with CSFC relating to the sale by FCBL of all of the capital stock of ABL to CSFC on terms and conditions substantially similar in all material respects to the terms and conditions for such transaction contemplated by that certain letter of intent dated October 3, 2012 by and among CSFC, ABL and FCBL (and in any event, the cash consideration to be paid to FCBL shall not be less than the amount of such consideration contemplated by such letter of intent).

ARTICLE VII.
CONDITIONS TO THE MERGER

        7.1    Conditions to the Obligations of Each Party.

        The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction or waiver of the following conditions at or prior to the Closing Date:

          (a)   the Required Company Vote shall have been obtained;

          (b)   the applicable waiting periods under the HSR Act in respect of the transactions contemplated by this Agreement shall have expired or been terminated; and

          (c)   no provision of any applicable Law or Order of any Governmental Authority of competent jurisdiction which has the effect of making the Merger illegal or shall otherwise restrain or prohibit the consummation of the Merger shall be in effect (each party agreeing to use its reasonable best efforts, including appeals to higher Courts, to have any Order vacated).

        7.2    Conditions to the Obligations of the Parent and Merger Subsidiary.

        The obligations of the Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction or waiver by Parent of the following conditions:

          (a)   The representations and warranties of the Company set forth in (i) Section 4.4, Section 4.8(a), Section 4.19 or Section 4.21 shall be true and correct in all respects as of the date of this Agreement and as of immediately prior to the Closing Date as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct in all respects only as of such time), (ii) the representations and warranties of the Company set forth in Section 4.3 or Section 4.7, without giving effect to materiality or "Company Material Adverse Effect" qualifications, shall be true and correct in all material respects as of the date of this Agreement and at and as of immediately prior to the Closing Date as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct in all material respects only as of such time), except that the representations and warranties set forth in Section 4.3 shall be true and correct other than any de minimis inaccuracies and (iii) all of the remaining representations and warranties of the Company set forth in this Agreement, without giving effect to materiality or "Company Material Adverse Effect" qualifications shall be true and correct as of the date of this Agreement and at and as of immediately prior to the Closing Date as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct only as of such time) except, with respect to this clause (iii), where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b)   The Company shall have performed in all material respects all of its covenants or obligations to be performed or complied with by it under this Agreement at or prior to the Closing Date.

          (c)   Since the date of this Agreement until the Closing Date, there shall not have occurred any fact(s), circumstance(s), event(s), change(s), effect(s) or occurrence(s) that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

          (d)   The Company shall have delivered to Parent a certificate signed by an executive officer of the Company dated as of the Closing Date certifying that the conditions specified in Sections 7.2(a) and 7.2(b) have been satisfied.

        7.3    Conditions to the Obligations of the Company.

        The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver by the Company of the following conditions:

          (a)   The representations and warranties of Parent and Merger Subsidiary set forth in (i) Section 5.2, or Section 5.11 shall be true and correct in all respects as of the date of this Agreement and as of immediately prior to the Closing Date as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct in all respects only as of such time), (ii) all of the remaining representations and warranties of Parent and Merger Subsidiary set forth in this Agreement, without giving effect to materiality qualifications shall be true and correct as of the date of this Agreement and at and as of immediately prior to the Closing Date as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct only as of such time) except, with respect to this clause (ii), where the failure of such representations and warranties to be so true and correct has not, and would not reasonably be expected to, individually or in the aggregate, materially impair the ability of Parent and Merger Subsidiary, taken as a whole, to consummate the transactions contemplated by this Agreement.

          (b)   Parent and Merger Subsidiary shall have performed in all material respects all of their covenants or obligations to be performed or complied with by them under this Agreement at or prior to the Closing Date.

          (c)   Parent shall have delivered to the Company a certificate signed by an executive officer of Parent dated as of the Closing Date certifying that the conditions specified in Sections 7.3(a) and 7.3(b) have been satisfied.

        7.4    Frustration of Closing Conditions.

        Neither the Company, Merger Subsidiary nor Parent may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Sections 7.1, 7.2 or 7.3 as the case may be, to be satisfied if such failure was caused in any material respect by such party's breach of any provision of this Agreement or failure to use such efforts to consummate the Merger and the other transactions contemplated hereby as required by Section 6.11.

ARTICLE VIII.
TERMINATION

        8.1    Termination.

        This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any adoption of this Agreement by the stockholders of the Company or by Parent as the sole stockholder of Merger Subsidiary):

          (a)   by mutual written consent of the Company and Parent;

          (b)   by either the Company or Parent if:

              (i)  the Effective Time shall not have occurred on or prior to July 31, 2013 (the "End Date"); (provided, that the right to terminate this Agreement under this clause (b)(i) shall not be available to any party whose breach or failure to fulfill any of its material obligations under this Agreement has been the cause of the failure of the Effective Time to occur by such date); or

             (ii)  if there shall be any applicable Law that makes consummation of the Merger illegal or otherwise prohibited or if any Order of a Governmental Authority of competent jurisdiction shall restrain or prohibit prior to the Effective Time, the consummation of the Merger, and such Order shall have become final and nonappealable (provided, that the right to terminate this Agreement under this clause (b)(ii) shall not be available to any party who has not used its reasonable best efforts to have such Order vacated and shall not be available to any party whose breach of any provision of this Agreement results in any applicable Law making the consummation of the Merger illegal or otherwise prohibited or the imposition of any Order of a Governmental Authority of competent jurisdiction that restrains or prohibits the consummation of the Merger);

          (c)   by the Company prior to the Effective Time if:

              (i)  Parent or Merger Subsidiary shall have (x) breached or failed to perform in any material respect any of its covenants or obligations required to be performed by it under this Agreement or (y) breached any of its representations or warranties set forth in this Agreement in any material respect, or any such representation or warranty shall have become untrue in any material respect, which breach or failure is either incurable or, if curable, is not cured by Parent and/or Merger Subsidiary by the earlier of (A) thirty (30) days following receipt by Parent of written notice of such breach or failure and (B) the End Date; provided, at the time of the delivery of such written notice, the Company shall not be in material breach of its obligations under this Agreement;

             (ii)  (x) the Company has not violated any of its covenants contained in Section 6.3, (y) the Company has received a Superior Proposal and has complied with Section 6.3(e), and (z) the Board of Directors has approved the termination of this Agreement and the Company promptly enters into a definitive agreement providing for the implementation of the Superior Proposal; provided, however, that any such termination under this Section 8.1(c)(ii) shall be null and void unless the Company shall prior to or concurrently with such termination make the payments required under Section 8.3(b); or

            (iii)  if (A) the conditions set forth in Sections 7.1 and 7.2 (other than those conditions that by their nature are to be satisfied by actions taken at the Closing and which were, at the time of termination, capable of being satisfied) shall have been satisfied or waived on or prior to the date of such termination, (B) the Company shall have given Parent at least three (3) Business Days' written notice prior to such termination stating the Company's intention to terminate this Agreement pursuant to this Section 8.1(c)(iii), and (C) Parent and Merger Subsidiary fail to effect the Merger by the earlier of (i) the close of business on the third Business Day provided in the notice pursuant to clause (B) of this Section 8.1(c)(iii), and (ii) the End Date (unless such failure was a result of the Company's failure to perform any of its obligations under this Agreement); or

          (d)   by Parent prior to the Effective Time, if:

              (i)  the Company shall have breached any representations or warranties set forth in this Agreement or any representation or warranty of the Company shall have become untrue, in either case such that the condition set forth in Section 7.2(a) would not be satisfied or would be incapable of being satisfied by the earlier of (A) thirty (30) days following receipt by the Company of written notice of such breach and (B) the End Date; provided, that at the time of the delivery of such written notice, neither Parent nor Merger Subsidiary shall be in material breach of its obligations under this Agreement;

             (ii)  the Company shall have breached its covenants or agreements hereunder and any such breaches remain uncured, or is incapable of being cured, such that the conditions set forth in Section 7.2(b) would not be satisfied or would be incapable of being satisfied by the earlier of (A) thirty (30) days following receipt by the Company of written notice of such breach and (B) the End Date; provided, that at the time of the delivery of such written notice, neither Parent nor Merger Subsidiary shall be in material breach of its obligations under this Agreement; or

            (iii)  (A) a Change of Board Recommendation shall have occurred (whether or not in compliance with Section 6.3), (B) the Company or the Board of Directors of the Company (or any committee thereof) shall approve, endorse or recommend or execute or enter into, or allow the Company or any of its Subsidiaries to enter into, any letter of intent, agreement in principle, acquisition or other agreement relating to any Acquisition Proposal (other than a confidentiality agreement permitted by Section 6.3(d)(iv)(A)), (C) any tender offer or exchange offer is commenced by any Person other than Parent, Merger Subsidiary or any Subsidiary of Parent with respect to the outstanding Shares and the Board of Directors of the Company shall not have recommended that the Company's stockholders reject such tender offer or exchange offer and not tender their Shares into such tender offer or exchange offer within ten (10) Business Days after commencement of such tender offer or exchange offer, (D) the Company shall have breached Section 6.3 in any material respect, (E) the Company shall have failed to include the Company Board Recommendation in the Company Disclosure Documents, or (F) the Company or the Board of Directors of the Company (or any committee thereof) shall authorize or publicly propose to do any of the actions specified in clause (A) , (B), (C), (D) or (E) of this Section 8.1(d)(iii).

          The right of any party hereto to terminate this Agreement pursuant to this Section 8.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers, directors, Representatives or agents, whether prior to or after the execution of this Agreement.

        8.2    Effect of Termination.

        If this Agreement is terminated pursuant to Section 8.1, the party desiring to terminate shall give written notice to the other party or parties, specifying the provisions pursuant to which termination is made and the basis therefor described in reasonable detail, and this Agreement shall become void and of no effect with no liability on the part of any party to the other party hereto immediately upon delivery of such written notice to the other party; provided, however, that no termination of this Agreement shall relieve any party from liability or damages incurred or suffered by a party, to the extent such liabilities or damages were the result of fraud or any willful and material breach of Section 6.3 in connection with this Agreement or the transactions contemplated by this Agreement; provided further, however, that notwithstanding the foregoing or anything else in this Agreement to the contrary, the provisions of the Confidentiality Agreement, this Section 8.2, Section 8.3 and Article IX shall survive any termination hereof. When used in this Agreement, the term "willful and material breach" shall mean a material breach of this Agreement that is a consequence of an act or a failure to act of a breaching party having actual knowledge that the taking of the act or failure to act would, or would reasonably be expected to, cause or constitute a breach of this Agreement.

        8.3    Termination Fees; Expenses.

          (a)   Except as otherwise provided in this Section 8.3, whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

          (b)   In the event that:

              (i)  (A) an Acquisition Proposal shall have been made known to the Company, the Board of Directors, or senior management of the Company, or shall have been made directly to the stockholders of the Company or any Person shall have publicly announced an intention (not subsequently withdrawn prior to the date of such termination) to make an Acquisition Proposal and (B) following the occurrence of an event described in the preceding clause (A), this Agreement is terminated by the Company or Parent pursuant to Section 8.1(b)(i) (Failure to close by End Date), Section 8.1(d)(i) (Company breach of representation or warranty) or Section 8.1(d)(ii) (Company breach of covenant) and (C) within twelve (12) months of the date this Agreement is terminated the Company (1) enters into a definitive agreement to engage in a transaction that constitutes an Acquisition Proposal or (2) consummates an Acquisition Proposal (provided, that for purposes of this Section 8.3(b)(i), the references to "15%" in the definition of Acquisition Proposal shall be deemed to be references to "50%"); or

             (ii)  this Agreement is terminated by the Company pursuant to Section 8.1(c)(ii) (Company receipt of Superior Proposal); or

            (iii)  this Agreement is terminated by Parent pursuant to Section 8.1(d)(iii) (Company change in recommendation);

  then, the Company shall (i) pay to Parent or an Affiliate of Parent designated in writing by Parent ("Payee") a termination fee of $2,000,000 in cash (the "Termination Fee"), it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion and (ii) reimburse Parent and Merger Subsidiary for all of their Expenses, up to a maximum of $1,000,000 (not later than two (2) Business Days after submission of statements providing reasonable evidence thereof), it being understood that in no event shall the Company be required to reimburse Parent's and Merger Subsidiary's Expenses on more than one occasion. Such payments shall be made by wire transfer of immediately available funds to an account to be designated by Parent or Merger Subsidiary.

          (c)   Any payment required to be made pursuant to clause (i) of Section 8.3(b) shall be made to Payee on the date of the first to occur of the events referred to in clauses (1) and (2) of Section 8.3(b)(i)(C); any payment required to be made pursuant to clause (ii) of Section 8.3(b) shall be made to Payee prior to or concurrently with such termination; any payment required to be made pursuant to clause (iii) of Section 8.3(b) shall be made to Payee within two (2) Business Days of notice of the occurrence thereof to the Company; and, in each case, such payment shall be made by wire transfer of immediately available funds to an account to be designated by Parent.

          (d)   In the event that the Company shall terminate this Agreement pursuant to (i) Section 8.1(c)(i) (Parent breach of representation or covenant) and the breach by Parent or Merger Subsidiary giving rise to the right of the Company to terminate this Agreement under such Section is the principal factor in the failure of the Merger to be consummated, or (ii) Section 8.1(c)(iii) (Merger Subsidiary failure to consummate the Merger), then within two (2) Business Days of notice thereof, Parent shall (i) pay to the Company a termination fee of $5,000,000 in cash (the "Parent Termination Fee"), it being understood that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion and (ii) reimburse the Company for all of its Expenses, up to a maximum of $1,000,000 (not later than two (2) Business Days after submission of statements providing reasonable evidence thereof), it being understood that in no event shall Parent be required to reimburse the Company's Expenses on more than one occasion. Such payments shall be made by wire transfer of immediately available funds to an account to be designated by the Company.

          (e)   Each of the parties hereto acknowledges that (i) the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, (ii) the damages resulting from termination of this Agreement under circumstances where a Termination Fee or a Parent Termination Fee is payable are uncertain and incapable of accurate calculation and therefore, the amounts payable pursuant to Section 8.3(b) and Section 8.3(d) are not a penalty, but rather are a reasonable amount that will compensate Parent and Merger Subsidiary, with respect to Section 8.3(b), and the Company, with respect to Section 8.3(d), for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision, and (iii) without the agreements contained in this Section 8.3, the Parties would not have entered into this Agreement. Accordingly, if the Company fails to promptly pay any amount due pursuant to Section 8.3(b) and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the amount set forth in Section 8.3(b) or any portion thereof, the Company shall pay to Parent the Expenses incurred by the prevailing Party and its Affiliates in connection with such suit, together with interest on the amount of such amount or portion thereof at a rate equal to the prime rate reported in The Wall Street Journal on the date such payment was required to be made through the date of payment. Likewise, if Parent fails to promptly pay any amount due pursuant to Section 8.3(d) and, in order to obtain such payment, the Company commences a suit that results in a judgment against Parent for the amount set forth in Section 8.3(d) or any portion thereof, Parent shall pay to the Company the Expenses incurred by the Company in connection with such suit, together with interest on the amount of such amount or portion thereof at a rate equal to the prime rate reported in The Wall Street Journal on the date such payment was required to be made through the date of payment.

          (f)    Limitation on Remedies.

              (i)  Notwithstanding anything to the contrary in this Agreement, except (a) for the remedy of specific performance to the extent permitted in Section 9.11 and (b) with respect to liabilities or damages that were the result of fraud on the part of Parent or Merger Subsidiary in connection with this Agreement or the transactions contemplated by this Agreement, the

    Company's sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) against Parent, Merger Subsidiary, the Sponsors, Värde Partners, Inc. and their respective Affiliates and any of their respective former, current and future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents or other Representatives, members, or other financing sources, managers, general or limited partners or assignees (collectively, the "Parent Related Parties") for all losses and damages that arise out of the failure of the transactions under this Agreement to be consummated or any breach or failure to perform as required hereunder or otherwise, shall be to terminate this Agreement in accordance with Section 8.1 and, to the extent and only to the extent provided in this Section 8.3, to receive payment of the Parent Termination Fee and any Expenses payable pursuant to Section 8.3(d), and upon payment in full of such amounts, neither the Company nor any other Person shall have any rights or claims against any of the Parent Related Parties under or relating to this Agreement, the Guarantee, or the Equity Commitment Letter in respect of any oral representations made or alleged to be made in connection herewith or therewith or the transactions contemplated thereby, nor shall the Company or any other Person be entitled to bring or maintain any other Legal Proceeding against any of the Parent Related Parties arising out of this Agreement, the Guarantee or the Equity Commitment Letter, in respect of any oral representations made or alleged to be made in connection herewith or therewith or the transactions contemplated thereby, nor shall any of the Parent Related Parties have any further liability or obligation relating to or arising out of this Agreement, the Guarantee, or the Equity Commitment Letter in respect of any oral representations made or alleged to be made in connection herewith or therewith or the transactions contemplated thereby. The Company acknowledges that both Parent and Merger Subsidiary are newly-formed companies and do not have any material assets except in connection with this Agreement or the Equity Commitment Letter as expressly set forth herein and therein. The provisions of this Section 8.3(f)(i) are intended to be for the benefit of, and shall be enforceable by, each of the Parent Related Parties. For the avoidance of doubt, while the Company may pursue both specific performance as permitted by Section 9.11 and the payment of the Parent Termination Fee and Expenses payable pursuant to Section 8.3(d), (i) in no event shall the Company be entitled to specific performance of this Agreement, the Guarantee or the Equity Commitment Letter from and after such time as the Company has received the Parent Termination Fee and Expenses payable pursuant to Section 8.3(d) and (ii) under no circumstances shall the Company be entitled to receive both (A) a grant of specific performance pursuant to Section 9.11 to effect the consummation of the Merger and (B) the Parent Termination Fee and any Expenses payable pursuant to Section 8.3(d) .

             (ii)  Notwithstanding anything to the contrary in this Agreement, except (a) for the remedy of specific performance to the extent permitted under Section 9.11 and (b) with respect to liabilities or damages that were the result of fraud in connection with this Agreement or the transactions contemplated by this Agreement on the part of the Company or any willful and material breach of Section 6.3 of this Agreement on the part of the Company, Parent's and Merger Subsidiary's sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) against the Company and its respective Affiliates and any of their respective former, current and future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents or other Representatives, members, or other financing sources, managers, general or limited partners or assignees (collectively, the "Company Related Parties") for all losses and damages that arise out of the failure of the transactions under this Agreement to be consummated or any breach or failure to perform as required hereunder or otherwise shall be to terminate this Agreement in accordance with Section 8.1 and, to the extent and only to the extent provided in Section 8.3, to receive payment of the Termination Fee and any Expenses payable pursuant to this Section 8.3(b), and upon payment in full of such amounts, neither Parent nor Merger Subsidiary nor any other Person shall have any rights or claims against any of the Company Related Parties under or relating to this Agreement in respect of any oral representations made or alleged to be made in connection herewith or therewith or the transactions contemplated hereby, nor shall Parent or Merger Subsidiary or any other Person be entitled to bring or maintain any other Legal Proceeding against any of the Company Related Parties arising out of this Agreement in respect of any oral representations made or alleged to be made in connection herewith or therewith or the transactions contemplated hereby, nor shall any of the Company Related Parties have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby. The Parent's and Merger Subsidiary's sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) against the Company and any of the Company Related Parties for any willful and material breach of Section 6.3 of this Agreement shall be limited to actual losses and damages reasonably incurred by Parent and Merger Subsidiary (including reasonable attorneys' fees), and the Company and the Company Related Parties shall not be liable or otherwise responsible for any other losses and damages including, but not limited to, exemplary, punitive, consequential, incidental, indirect or special damages or lost profits, loss of future revenue or loss of business reputation or opportunity that arise from any breach of any covenant or agreement in this Agreement under any and all theories of liability. For the avoidance of doubt, while Parent and Merger Subsidiary may pursue both specific performance (as permitted by Section 9.11) and the payment of the Termination Fee and Expenses payable pursuant to Section 8.3(b), (i) in no event shall Parent be entitled to specific performance of this Agreement from and after such time as Parent has received the Termination Fee and Expenses and (ii) under no circumstances shall Parent or Merger Subsidiary be entitled to receive both (A) a grant of specific performance pursuant to Section 9.11 to effect the consummation of the Merger and (B) the Termination Fee and any Expenses payable pursuant to Section 8.3(b).

ARTICLE IX.
MISCELLANEOUS

        9.1    Notices.

        All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) on the date sent by facsimile or by email of a PDF document (with written confirmation of transmission) if sent during the normal business hours of the recipient and the next Business Day if sent after the normal business hours of the recipient, or (iii) one Business Day following the day sent by nationally recognized overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision).

          (a)   if to Parent or Merger Subsidiary, to:

    Hotspurs Holdings LLC
    8500 Normandale Lake Blvd., Suite 1500
    Minneapolis, MN 55437
    Attn: Jeff Thuringer
    Phone: 952-646-2071
    Fax: 952-893-9613
    E-Mail: jthuringer@varde.com

    with a required copy (which shall not constitute notice) to:

    Mayer Brown LLP
    71 South Wacker Drive
    Chicago, IL 60606
    Attn: Andrew J. Noreuil
    Phone: 312-782-0600
    Fax: 312-701-7711
    E-Mail: anoreuil@mayerbrown.com

          (b)   if to the Company, to:

    FirstCity Financial Corporation
    6400 Imperial Drive
    Waco, TX 76712
    Attn: James Sartain
    Telephone: 254-761-2800
    Facsimile: 254-761-2950
    E-Mail: jsartain@fcfc.com

    with a required copy (which shall not constitute notice) to:

    Haynes and Boone, LLP
    201 Main Street
    Suite 2200
    Fort Worth, TX 76102-3126
    Attn: Brian D. Barnard
    Telephone: 817-347-6605
    Facsimile: 817-348-2303
    E-Mail: brian.barnard@haynesboone.com

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto.

        9.2    Survival of Representations and Warranties and Agreements.

        The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time. This Section 9.2 shall not limit any covenant or agreement of the parties to this Agreement which, by its terms, contemplates performance after the Effective Time.

        9.3    Amendments; No Waivers.

          (a)   Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Subsidiary or, in the case of a waiver, by the party against whom the waiver is to be effective; provided, that any waiver or amendment shall be effective against a party only if the Board of Directors of such party approves such waiver or amendment.

          (b)   No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

        9.4    Successors and Assigns.

        The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto (and which transfer shall not relieve Parent and Merger Subsidiary of their obligations hereunder in the event of a breach by their transferee).

        9.5    Governing Law, Jurisdiction, Etc.

          (a)   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of law hereof.

          (b)   The parties hereto, on their behalf and on behalf of their respective Affiliates, irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if such Court or the Delaware Supreme Court determines that the Court of Chancery does not have or should not exercise subject matter jurisdiction over such matter, the Superior Court of the State of Delaware) and the federal Courts of the United States of America located in the State of Delaware (and of the appropriate appellate Courts therefrom) in connection with any dispute arising out of, in connection with, in respect of, or in any way relating to:

              (i)  the negotiation, execution and performance of this Agreement and the transactions contemplated hereby;

             (ii)  the interpretation and enforcement of the provisions of this Agreement and the documents referred to in this Agreement; or

            (iii)  any actions of or omissions by any Covered Party (as defined below) in any way connected with, related to or giving rise to any of the foregoing matters (the foregoing clauses (i), (ii) and (iii) collectively, the "Covered Matters");

  and hereby waive, and agree not to assert as a defense in any Legal Proceeding with regard to or involving a Covered Matter, that such Legal Proceeding may not be brought or is not maintainable in said Courts or that venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such Courts, and the parties hereto, on their behalf and on behalf of their respective Affiliates, irrevocably agree that all claims with respect to such Legal Proceeding shall be heard and determined exclusively by such a Delaware state or federal Court. The parties hereto, on their behalf and on behalf of their respective Affiliates, hereby consent to and grant any such Court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with such Legal Proceeding in the manner provided in Section 9.1 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

          (c)   In addition, by entering into this Agreement, each party hereto, on their behalf and, to the fullest extent permissible by applicable Law, on behalf of their respective equityholders, partners, members, directors, Affiliates, officers or agents, as the case may be, covenants, agrees and acknowledges, that it shall not bring any Legal Proceeding (regardless of the legal theory or claim involved or the procedural nature of any such Legal Proceeding) with regard to any Covered Matter against any Covered Party, other than the parties hereto.

          (d)   The parties hereto acknowledge and agree that (i) the agreements contained in this Section 9.5 are an integral part of this Agreement and the transactions contemplated hereby, and that, without these agreements, the parties would not enter into this Agreement, (ii) any breach of this Section 9.5 would result in irreparable harm and that monetary damages would not be a sufficient remedy for any such breach and (iii) that any breach of this Section 9.5 will be deemed a material breach of this Agreement. Accordingly, each Covered Party shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach by a party (or any affiliate of such party) and in case of any such breach, the non-breaching party shall be excused from its performance obligations under this Agreement.

        For the purposes of this Section 9.5, "Covered Party" shall mean (i) any party hereto, (ii) any such parties' officers, directors, managers, agents, employees, or Affiliates or (iii) any officer, director, agent, or employee of any such Person, all of whom are intended third party beneficiaries of this Section 9.5.

        9.6    Counterparts; Effectiveness.

        This Agreement may be signed in any number of counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

        9.7    Entire Agreement.

        This Agreement, the Support Agreement, the Company's Disclosure Letter, the Guarantee, the Confidentiality Agreement and the Equity Commitment Letter constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder except for the provisions of Section 6.7, which are intended for the benefit of the Company's former and present officers and directors, and Section 9.5, which is intended for the benefit of the Covered Parties. Except as otherwise expressly provided in this Agreement (including pursuant to Sections 6.5, 9.5(c) and 9.11 hereof), this Agreement may be enforced only against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may be made only against the entities that are expressly identified as parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, equityholder, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby or any claim related to tort or contract theories of Law.

        9.8    Headings.

        The table of contents and headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

        9.9    Severability.

        If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other terms and provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

        9.10    Waiver of Jury Trial.

        EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        9.11    Specific Performance.

          (a)   The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof on a timely basis or were otherwise breached. It is accordingly agreed that, subject to the provisions of this Section 9.11, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in the Federal Court of the United States of America sitting in the State of Delaware), without proof of actual damages or otherwise. This right is in addition to any other remedy at law or in equity. This right shall include the right of the Company to cause Parent and Merger Subsidiary to cause the Merger and the transactions contemplated by the Merger to be consummated on the terms and subject to the conditions thereto set forth in this Agreement. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.

          (b)   By way of amplification and not limitation of the provisions of Section 8.3(f)(ii), while Parent and Merger Subsidiary may concurrently seek specific performance or other equitable relief and monetary damages under no circumstances shall Parent or Merger Subsidiary be permitted or entitled to receive both a grant of specific performance or other equitable relief to effect the consummation of the Merger and a payment of monetary damages, including the Termination Fee. By way of amplification and not limitation of the provisions of Section 8.3(f)(i), while the Company may concurrently seek specific performance or other equitable relief and monetary damage, under no circumstances shall the Company be permitted or entitled to receive both a grant of a specific performance or other equitable relief to effect the consummation of the Merger and payment of monetary damages including the Parent Termination Fee. Subject only to the possible entitlement to specific performance as set forth in this Section 9.11 or as permitted pursuant to Section 8.3(f), in no event shall any Parent Related Party have any liability under or in respect of this Agreement, the Guarantee, the Equity Commitment Letter or in respect of any oral representations made or alleged to be made in connection herewith or therewith or in respect of the transactions contemplated hereby or thereby in excess of an aggregate amount equal to the Parent Termination Fee and the maximum amount of Expenses for which Parent may be liable pursuant to Section 8.3(d)(ii).

          (c)   For the avoidance of doubt, in no event shall Parent be entitled to specific performance of this Agreement from and after such time as Parent has (i) terminated this Agreement pursuant to Section 8.3(b) and (ii) received the Termination Fee and Expenses payable pursuant to Section 8.3(b). For the avoidance of doubt, in no event shall the Company be entitled to specific performance of this Agreement from and after such time as the Company has terminated this Agreement pursuant to Section 8.3(d) and received the Parent Termination Fee and Expenses payable pursuant to Section 8.3(d).

          (d)   The right of specific enforcement is an integral part of the transactions contemplated by this Agreement and the Merger and each party hereto hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by such party when expressly available pursuant to the terms of this Agreement, and to specifically enforce the terms and provisions of this Agreement when expressly available pursuant to the terms of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 9.11. Any party hereto seeking an injunction or injunctions to prevent breaches of this Agreement when expressly available pursuant to the terms of this Agreement and to enforce specifically the terms and provisions of this Agreement when expressly available pursuant to the terms of this Agreement shall not be required to provide any bond or other security in connection with such Order or injunction all in accordance with the terms of this Section 9.11.

          (e)   Notwithstanding anything to the contrary in this Agreement (including Section 9.5(c), Section 9.7 and this Section 9.11), it is explicitly agreed that the Company shall be entitled to specific performance of Parent's obligation to cause the Equity Financing to be funded; provided, that such right shall only be available in the event that (i) all of the conditions set forth in Sections 7.1 and 7.2 (other than those conditions that by their nature are to be satisfied or waived at Closing, but subject to the satisfaction or waiver of those conditions at such time) shall have been satisfied or waived as of the time when the Closing would have occurred pursuant to Section 2.1 but for the failure of the Equity Financing to be funded, (ii) Parent and Merger Subsidiary fail to effect the Closing in accordance with Section 2.1 and (iii) the Company has irrevocably confirmed it will seek to effect the Closing so long as specific performance under this Section 9.11 is granted and the Equity Financing is funded.

        9.12    Limitations on Warranties.

          (a)   Except for the representations and warranties contained in this Agreement, the Company's Disclosure Letter and any agreements or certificates delivered pursuant to this Agreement, the Company makes no other express or implied representation or warranty to Parent or Merger Subsidiary. Parent and Merger Subsidiary each acknowledge that, in entering into this Agreement, it has not relied on any representations or warranties of the Company other than the representations and warranties of the Company set forth in this Agreement, the Company's Disclosure Letter or any agreements or certificates delivered pursuant to this Agreement.

          (b)   Except for the representations and warranties contained in this Agreement and any agreements or certificates delivered pursuant to this Agreement, Parent and Merger Subsidiary make no other express or implied representation or warranty to the Company. The Company acknowledges that, in entering into this Agreement, it has not relied on any representations or warranties of Parent and Merger Subsidiary other than the representations and warranties of Parent and Merger Subsidiary set forth in this Agreement or any agreements or certificates delivered pursuant to this Agreement.

        9.13    No Waiver.

        This Agreement shall not constitute a waiver of any right that Värde Partners, Inc., any of its Affiliates, VFC Partners 5 LLC or VFC Properties 5 LLC may have under any agreement, including the letter agreement, dated as of May 11, 2012, among the Company, FC Imperial Holdings, LLC, Värde Investment Partners, L.P., VFC Member LLC and the other limited liability companies party thereto, as amended by that certain letter agreement, dated as of June 6, 2012, and the letter agreement, dated as of June 6, 2012, among WHFC Holdings S.à r.l., HmcS Gesellschaft für Forderungsmanagement GmbH, Wert Investment Holdings S.à r.l., CVI GVF Luxembourg Thirteen S.à r.l. and FirstCity International Corporation.

        [Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HOTSPURS HOLDINGS LLC
By:	/s/ JASON R. SPAETH
	Name:	Jason R. Spaeth
	Title:	President and Chief Executive Officer
HOTSPURS ACQUISITION CORPORATION
By:	/s/ JASON R. SPAETH
	Name:	Jason R. Spaeth
	Title:	President
FIRSTCITY FINANCIAL CORPORATION
By:	/s/ JAMES T. SARTAIN
	Name:	James T. Sartain
	Title:	President and Chief Executive Officer

EXHIBIT A

FORM OF

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

FIRSTCITY FINANCIAL CORPORATION

        FIRST.    The name of the corporation is FIRSTCITY FINANCIAL CORPORATION ("Corporation").

        SECOND.    The address of the registered office of the Corporation in the state of Delaware is National Registered Agents, Inc. The name of the registered agent of the Corporation in the State of Delaware at such address is 160 Greentree Drive, Suite 101, in the City of Dover, Delaware.

        THIRD.    The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

        FOURTH.    The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock, $0.01 par value per share.

        FIFTH.    The Corporation is to have perpetual existence.

        SIXTH.    In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, adopt, alter, amend or repeal the By-laws of the corporation.

        SEVENTH.    Meetings of the stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors of the Corporation or in the By-laws of the corporation. Elections of directors of the Corporation need not be by written ballot unless the By-laws of the corporation shall so provide.

        EIGHTH.    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation.

        NINTH.    (a) A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law; (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the DGCL or any amendment thereto or successor provision thereto; or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of this Second Amended and Restated Certificate of Incorporation inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph (a) of this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

          (b)   The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt by-laws or enter into agreements with any such person for the purpose of providing for such indemnification.

          (c)   To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (b) of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          (d)   Expenses incurred by an officer or director in defending or testifying in a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation against such expenses as authorized by this Article, and the Corporation may adopt by-laws or enter into agreements with such persons for the purpose of providing for such advances.

          (e)   The indemnification permitted by this Article shall not be deemed exclusive of any other rights to which any person may be entitled, or any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

          (f)    Notwithstanding any provision in this Article to the contrary, the Corporation shall not indemnify or advance expenses to any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding if such action, suit or proceeding is based upon or arises out of or is in connection with an event, act or omission occurring prior to October 31, 1992.

          (g)   The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or otherwise.

Annex B

[LETTERHEAD OF LAZARD MIDDLE MARKET LLC]

         December 20, 2012

The Board of Directors
FirstCity Financial Corporation
6400 Imperial Drive
Waco, Texas 76712

Dear Board of Directors:

        We understand that FirstCity Financial Corporation, a Delaware corporation ("FirstCity"), Hotspurs Holdings LLC ("Parent"), a Delaware limited liability company and wholly owned subsidiary of Värde Partners, Inc., a Delaware corporation ("Värde"), and Hotspurs Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent ("Merger Subsidiary"), propose to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which Värde will acquire FirstCity (the "Transaction"). Pursuant to the Agreement, Merger Subsidiary will be merged with and into FirstCity and each outstanding share of the common stock, par value $0.01 per share, of FirstCity ("FirstCity Common Stock"), other than shares of FirstCity Common Stock held by holders who are entitled to and properly demand an appraisal of their shares of FirstCity Common Stock ("Dissenting Shares"), will be converted into the right to receive $10.00 per share in cash (the "Consideration"). The terms and conditions of the Transaction are more fully set forth in the Agreement.

        You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to holders of FirstCity Common Stock (other than Värde, Parent, Merger Subsidiary, and their respective affiliates and holders of Dissenting Shares, collectively, "Excluded Holders") of the Consideration to be paid to such holders in the Transaction.

        In connection with this opinion, we have:

  (i)
  Reviewed the financial terms and conditions of a draft, dated December 20, 2012, of the Agreement;

  (ii)
  Reviewed certain publicly available historical business and financial information relating to FirstCity;

  (iii)
  Reviewed various financial forecasts and other estimates and data provided to us by FirstCity relating to the business of FirstCity and discussed certain sensitivities to such financial forecasts and other estimates and data with senior management of FirstCity, in each case as approved for our use by the Board of Directors of FirstCity;

  (iv)
  Held discussions with members of senior management of FirstCity with respect to the business and prospects of FirstCity;

  (v)
  Reviewed public information with respect to certain other companies in lines of business we believe to be generally relevant in evaluating the business of FirstCity;

  (vi)
  Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally relevant in evaluating the business of FirstCity;

  (vii)
  Reviewed historical stock prices and trading volumes of FirstCity Common Stock; and

  (viii)
  Conducted such other financial studies, analyses and investigations as we deemed appropriate.

The Board of Directors
FirstCity Financial Corporation
December 20, 2012

        We have assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. We have not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of FirstCity or concerning the solvency or fair value of FirstCity, and we have not been furnished with any such valuation or appraisal. With respect to the financial forecasts and other estimates and data (including sensitivities thereto) utilized in our analyses, we have assumed, with the consent of FirstCity, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of FirstCity. We assume no responsibility for and express no view as to any forecasts, estimates or data or the assumptions on which they are based. In addition, we have relied, at the direction of FirstCity, on the assessments of the management of FirstCity and the Board of Directors of FirstCity as to (i) the liquidity needs of and capital resources available to FirstCity to fund its operations and potential for new investments and (ii) the planned divestitures by FirstCity or its affiliates of certain assets and the expected timing of and proceeds to be received from such divestitures. We are not experts in the evaluation of loan and lease portfolios or allowances for losses with respect thereto and we have not been requested to, and we have not, conducted a review of individual credit files or made an analysis of, nor do we express any opinion or view as to, the adequacy or sufficiency of FirstCity's or any other entity's allowances for losses or any other matters with respect thereto.

        Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We do not express any opinion as to the price at which shares of FirstCity Common Stock may trade at any time subsequent to announcement of the Transaction. Our opinion does not address the relative merits of the Transaction as compared to any other transaction or business strategy in which FirstCity might engage or the merits of the underlying decision by FirstCity to engage in the Transaction.

        In rendering our opinion, we have assumed, with the consent of FirstCity, that the Transaction will be consummated on the terms described in the Agreement, without any waiver or modification of any material terms or conditions. Representatives of FirstCity have advised us, and we have assumed, that the Agreement, when executed, will conform to the draft reviewed by us in all material respects. We also have assumed, with the consent of FirstCity, that obtaining the necessary governmental, regulatory or third party approvals and consents for the Transaction will not have an adverse effect on FirstCity or the Transaction. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that FirstCity obtained such advice as it deemed necessary from qualified professionals. We express no view or opinion as to any terms or other aspects (other than the Consideration to the extent expressly specified herein) of the Transaction, including, without limitation, the form or structure of the Transaction or any terms, aspects or implications of any support agreements or other agreements or arrangements entered into in connection with, or contemplated by, the Transaction. In addition, we express no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Transaction, or class of such persons, relative to the Consideration or otherwise.

The Board of Directors
FirstCity Financial Corporation
December 20, 2012

        Lazard Middle Market LLC ("LMM") is acting as financial advisor to FirstCity in connection with the Transaction and has received and will receive a fee for such services, portions of which were payable during the course of LMM's engagement, a portion of which is payable upon the rendering of this opinion and the principal portion of which is contingent upon the consummation of the Transaction. Certain of our affiliates, including Lazard Frères & Co. LLC, the parent of LMM ("Lazard"), in the past have provided, currently are providing and in the future may provide investment banking services to Värde and certain of its portfolio companies unrelated to the Transaction, for which services compensation has been and may be received, including acting as financial advisor to Värde in connection with the debt restructuring of and acquisition of a majority interest in Crest Nicholson plc in 2011 and as placement agent and/or financial advisor to Värde and certain of its portfolio companies for various other transactions. In addition, an executive of an affiliate of Lazard is Chairman of the Board of Directors of Crest Nicholson plc. In the ordinary course of their respective businesses, Lazard, LFCM Holdings LLC (an entity indirectly owned in large part by current and former managing directors of Lazard) and certain of their and LMM's respective affiliates may actively trade securities of FirstCity and certain of its affiliates or certain affiliates and/or portfolio companies of Värde for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities, and also may trade and hold securities on behalf of FirstCity, Värde and certain of their respective affiliates and/or portfolio companies. The issuance of this opinion was approved by the Opinion Committee of LMM.

        Our engagement and the opinion expressed herein are for the benefit of the Board of Directors of FirstCity (in its capacity as such) and our opinion is rendered to the Board of Directors of FirstCity in connection with its evaluation of the Transaction. Our opinion is not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Transaction or any matter relating thereto.

        Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid to holders of FirstCity Common Stock (other than Excluded Holders) in the Transaction is fair, from a financial point of view, to such holders.

Very truly yours,
LAZARD MIDDLE MARKET LLC
By:	/s/ NICHOLAS J. SHEUMACK Nicholas J. Sheumack Managing Director

Annex C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights.

(a)
Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)
Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)
Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)
Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.
Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.
Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.
Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.
Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

  (3)
  In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c)
Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)
Appraisal rights shall be perfected as follows:

(1)
If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)
If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)
Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

(f)
Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)
At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)
After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)
The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)
The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)
From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)
The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PRELIMINARY COPY, SUBJECT TO COMPLETION

SPECIAL MEETING OF STOCKHOLDERS OF

FIRSTCITY FINANCIAL CORPORATION

[                 ], 2013

MAIL-Sign, date and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER

-OR-	ACCOUNT NUMBER

TELEPHONE-Call toll-free 1-800-PROXIES (1-800-776-9437) in the United states or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call, and use the Company Number and Account Number shown on your proxy card. You may enter your voting instructions by telephone up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

-OR-

IN PERSON-You may vote your shares in person by attending the Special Meeting.

SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

	FOR	AGAINST	ABSTAIN

1.                          To adopt the Agreement and Plan of Merger, dated as of December 20, 2012 (as it may be amended from time to time, the “Merger Agreement”), by and among FirstCity Financial Corporation, a Delaware corporation (the “Company”), Hotspurs Holdings LLC, a Delaware limited liability company, and Hotspurs Acquisition Corporation, a Delaware corporation (“Merger Subsidiary”).

	☐	☐	☐

2.                          To approve, on an advisory (non-binding) basis, the compensation to be paid to the Company’s named executive officers in connection with the merger of Merger Subsidiary with and into the Company, with the Company continuing as the surviving corporation.

	☐	☐	☐

3.                          To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the Merger Agreement.

	☐	☐	☐

4. To consider and act upon such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Please complete, sign, date and return this card promptly in the envelope provided.

Please indicate if you plan to attend the special meeting:

☐	☐
Yes	No

PRELIMINARY COPY, SUBJECT TO COMPLETION

To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.      ☐

Signature of		Signature of
Stockholder	Date:	Stockholder	Date:

Note:                  Please sign exactly as your name or names appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PRELIMINARY COPY, SUBJECT TO COMPLETION

Important Notice Regarding the Availability of Proxy Materials for
the Special Meeting of Stockholders to be Held on [               ], 2013
The Proxy Statement is available at
[http://www.fcfc.com/proxy/2013/proxy.htm]

FIRSTCITY FINANCIAL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING TO BE HELD ON [               ], 2013

The undersigned stockholder hereby appoints [                    ] and [                    ] as proxies and attorneys-in-fact of the undersigned, each with the power to act without the other and with the power of substitution, and hereby authorizes them to represent and vote all shares of common stock of FirstCity Financial Corporation (the “Company”)  that the undersigned is entitled to vote, with all powers which the undersigned would possess if present at the Special Meeting of Stockholders of the Company to be held at [            ], on [            ], 2013 at [        ] a.m. local time, or at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is indicated, the shares will be voted FOR proposals 1, 2 and 3.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting.

(Continued and to be signed on the reverse side)